As filed with the Securities and Exchange Commission on January 27, 2000
                                            Registration No. 333-51353
---------------------------------------------------------------------------
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-1

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Amendment No. 5

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
          (Exact name of registrant as specified in its charter)

                                 DELAWARE
      (State or other jurisdiction of incorporation or organization)

                                  6355
        (Primary Standard Industrial Classification Code Number)

                               41-0991508
                 (I.R.S. Employer Identification No.)

                Golden American Life Insurance Company
                          1475 Dunwoody Drive
                West Chester, Pennsylvania  19380-1478
                            (610) 425-3400
    (Name, address, including zip code, and telephone number, ncluding area code, of registrant's principal executive offices)

Marilyn Talman, Esq.                      COPY TO:
Golden American Life Insurance Company    Stephen E. Roth, Esq.
1475 Dunwoody Drive                       Sutherland, Asbill & Brennan LLP
West Chester, Pennsylvania  19380-1478    1275 Pennsylvania Avenue, N.W.
(610) 425-3400                            Washington, D.C.  20004-2404
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ................................................ [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]..............

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]

Pursuant to Rule 429 under the Securities Act of 1933, a prospectus herein also relates to Registration Statement No. 33-87272.

-----------------------------------------------------------------------------
                      Calculation of Registration Fee

                                                                     Proposed
Title of each class                            Proposed               maximum
of securities to be    Amount to be    maximum offering price    aggregate offering      Amount of
     registered         registered        price per unit(1)          price(1)        registration fee(2)
--------------------------------------------------------------------------------------------------------
Annuity Contracts
(Interests in          N/A             N/A                       $677,965,000(2)     $200,000(2)
Fixed Account)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee.  The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
(2) Previously paid.  Amount previously registered in connection with
File No. 33-87272 was $300,000,000.
-----------------------------------------------------------------------------

                                   PART I

This Registration Statement contains two separate Profiles and Prospectuses for the GoldenSelect DVA PLUS Contract. This Amendment to the Registration Statement contains two forms (Form 1 and Form 2) of the Profile and Prospectus.

The Form 2 Profiles and Prospectus contain updated disclosure regarding the death benefit options being offered effective with this amendment to the Registration Statement and appropriate state approval. The Form 1 Profiles and Prospectuses contain disclosure regarding the death benefit options available under the current contract. Both Forms will be used until all state aprovals are received. Other than this difference, Form 1 and Form 2 are substantially similar.

The Profiles and Prospectuses filed herein do not contain all of the information permitted by Securities and Exchange Commission Regulations. Therefore, this Registration Statement on Form S-1 for Golden American Life Insurance Company ("Golden American") incorporates by reference the Statements of Additional Information for Forms One and Two, and Part C (Other Information) contained in the Registration Statement on Form N-4 (Post-Effective Amendment No. 14, File Nos. 33-59261, 811-5626, filed contemporaneously with this Amendment to the Registration Statement on Form S-1, on or about the date hereof) for Golden American Separate Account B. This information may be obtained free of charge from Golden American Life Insurance Company by calling Customer Service at 800-366-0066.

              DVA PLUS PROFILE AND PROSPECTUS
                        FORM ONE

ING VARIABLE ANNUITIES

GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

                              PROFILE OF
                         GOLDENSELECT DVA PLUS
                  FIXED AND VARIABLE ANNUITY CONTRACT
                           FEBRUARY 1, 2000

This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.

1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and Golden American Life Insurance Company. The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of 25 mutual fund investment portfolios through our Separate Account B and/or (ii) in a fixed account of Golden American with guaranteed interest periods.
The 25 mutual fund portfolios are listed on page 3 below. We currently offer guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by Golden American as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally, the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

Subject to state availability, you may elect one of three optional riders offering specified benefits featured in the prospectus for the Contract. The three optional benefit riders are listed on page [10] below. The optional benefit riders can provide protection in the event that unfavorable investment performance has lowered your contract value below certain targeted growth. These riders do not guarantee the performance of your investment portfolios. Separate charges are assessed for the optional riders. You should carefully analyze and completely evaluate each rider before you purchase any. Be aware that the benefit provided by any of the riders will be affected by certain later actions you may take-such as withdrawals and transfers. The riders are not available to Contracts issued before January 1, 2000. To find out about availability, check with our Customer Service Center.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase

                                                        DVA PLUS PROFILE
                                                        PROSPECTUS BEGINS AFTER
                                                        PAGE [9] OF THIS PROFILE
begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.



2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

                            ANNUITY OPTIONS

Option 1 Income for a Payments are made for a specified number of fixed period years to you or your beneficiary.
Option 2   Income for    Payments are made for the rest of your life
           life with a   or longer for a specified period such as 10
           period        or 20 years or until the total amount used to
           certain       buy this option has been repaid. This option
                         comes with an added guarantee that payments
                         will continue to your beneficiary for the
                         remainder of such period if you should die
                         during the period.
Option 3   Joint life    Payments are made for your life and the life
           income        of another person (usually your spouse).
Option 4   Annuity plan  Any other annuitization plan that we choose
                         to offer on the annuity start date.

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 85.
You may make additional payments of $500 or more ($250 for a qualified Contract) at any time before you turn age 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this Contract if you are looking for a short-term investment or if you cannot risk getting back less money than you put in.

                                                        DVA PLUS PROFILE
                                   2

4.   THE INVESTMENT PORTFOLIOS
You can direct your money into (1) the fixed account with guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following 25 mutual fund investment portfolios through our Separate Account B. The investment portfolios are described in the prospectuses for the GCG Trust and the PIMCO Variable Insurance Trust. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

    THE GCG TRUST
    Liquid Asset Series             Rising Dividends Series     Mid-Cap Growth Series
    Limited Maturity Bond Series    Capital Growth Series       Strategic Equity Series
    Global Fixed Income Series      Growth Series               Small Cap Series
    Total Return Series             Value Equity Series         Real Estate Series
    Fully Managed Series            Research Series             Hard Assets Series
    Equity Income Series            Managed Global Series       Developing World Series
    Investors Series                All Cap Series              Emerging Markets Series
    Large Cap Value                 Capital Appreciation Series

    THE PIMCO TRUST
    PIMCO High Yield Bond Portfolio
    PIMCO StocksPLUS Growth and Income Portfolio

5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge, an asset-based administrative charge and an annual contract administrative charge of $40. We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your contract value in the investment portfolios. The mortality and expense risk charge (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:

                                         STANDARD         ENHANCED DEATH BENEFIT
                                       DEATH BENEFIT    ANNUAL RATCHET  7% SOLUTION
    Mortality & Expense Risk Charge       1.10%              1.25%         1.40%
    Asset-Based Administrative Charge     0.15%              0.15%         0.15%
                                          -----              -----         -----
       Total                              1.25%              1.40%         1.55%

If you choose to purchase one of the optional benefit riders we offer, we will deduct a separate quarterly charge for the rider on each quarterly contract anniversary and pro rata when the rider terminates. We deduct the rider charges directly from your contract value in the investment portfolios; if the value in the investment portfolios is insufficient, rider charges will be deducted from the fixed account. The rider charges are as follows:

                                                        DVA PLUS PROFILE
                                   3

OPTIONAL BENEFIT RIDER CHARGES

    Minimum Guaranteed Accumulation Benefit (MGAB) rider
         Waiting Period     Quarterly Charge
         --------------     ----------------
         10 Year............0.125% of the MGAB Charge Base* (0.50% annually)
         20 Year............0.125% of the MGAB Charge Base  (0.50% annually)

    Minimum Guaranteed Income Benefit (MGIB) rider
         MGIB Base Rate     Quarterly Charge
         --------------     ----------------
         0% ................0.05% of the MGIB Base* (0.20% annually)
         3%.................0.08% of the MGIB Base  (0.32% annually)
         5%.................0.10% of the MGIB Base  (0.40% annually)
         6%.................0.15% of the MGIB Base  (0.60% annually)
         7%.................0.125% of the MGIB Base (0.50% annually)

    Minimum Guaranteed Withdrawal Benefit (MGWB) rider
         Quarterly Charge
         ----------------
         0.125% of the MGWB Eligible Payment Amount* (0.50% annually)

* See prospectus for a description.

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.59% to 1.83% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount in any year is 15% of your contract value on the date of the withdrawal less any prior withdrawals during that contract year. The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment withdrawn.

  COMPLETE YEARS ELAPSED     0  |  1  |  2  |  3  |  4  |  5  |  6  |  7+
    SINCE PREMIUM PAYMENT       |     |     |     |     |     |     |
  SURRENDER CHARGE           7% |  7% |  6% |  5% |  4% |  3% |  1% |  0%

                                                        DVA PLUS PROFILE
                                   4

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column is divided into two:
one part reflects the maximum mortality and expense risk charge, the asset-based administrative charge, the annual contract administrative charge as 0.06% (based on an average contract value of $65,000), and the highest optional rider charge as 0.75% in most cases, assuming the rider base is equal to the initial premium and the rider base increases by 7% each year. (Note, however, for the Liquid Asset and Limited Maturity
Bond portfolios, the rider charge is equal to 0.50% because the base for the rider accumulates at the assumed net rate, not 7%.) The second part reflects the same insurance charge, but without any rider charges. The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and are based on actual expenses as of December 31, 1998, except for
(i) portfolios that commenced operations during 1998 where the charges have been estimated, and (ii) newly formed portfolios where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading
"Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10. For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected the 7% Solution Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

                                                        DVA PLUS PROFILE
                                   5

                             Total Annual                 Total Annual       Total Charges at the End of:
                           Insurance Charges                Charges            1 Year           10 Years
                             w/ the    w/o     Total     w/ the    w/o     w/ the    w/o     w/ the    w/o
                            Highest    any   Investment Highest    any    Highest    any    Highest    any
                             Rider    Rider   Portfolio  Rider    Rider    Rider    Rider    Rider    Rider
    Investment Portfolio     Charge   Charge   Charges   Charge   Charge   Charge   Charge   Charge   Charge

    The GCG Trust
    Liquid Asset              2.11%    1.61%    0.59%    2.70%    2.20%      $99      $92     $325     $253
    Limited Maturity Bond     2.11%    1.61%    0.60%    2.71%    2.21%     $100      $92     $326     $254
    Global Fixed Income       2.36%    1.61%    1.60%    3.96%    3.21%     $110     $102     $417     $351
    Total Return              2.36%    1.61%    0.97%    3.33%    2.58%     $104      $96     $362     $291
    Fully Managed             2.36%    1.61%    0.98%    3.34%    2.59%     $104      $96     $363     $292
    Equity Income             2.36%    1.61%    0.98%    3.34%    2.59%     $104      $96     $363     $292
    Investors                 2.36%    1.61%    1.01%    3.37%    2.62%     $104      $97     $366     $295
    Large Cap Value           2.36%    1.61%    1.01%    3.37%    2.62%     $104      $97     $366     $295
    Rising Dividends          2.36%    1.61%    0.98%    3.34%    2.59%     $104      $96     $363     $292
    Capital Growth            2.36%    1.61%    1.08%    3.44%    2.69%     $105      $97     $372     $302
    Growth                    2.36%    1.61%    1.09%    3.45%    2.70%     $105      $97     $373     $303
    Value Equity              2.36%    1.61%    0.98%    3.34%    2.59%     $104      $96     $363     $292
    Research                  2.36%    1.61%    0.94%    3.30%    2.55%     $103      $96     $359     $289
    Managed Global            2.36%    1.61%    1.26%    3.62%    2.87%     $106      $99     $388     $319
    All Cap                   2.36%    1.61%    1.01%    3.37%    2.62%     $104      $97     $366     $295
    Capital Appreciation      2.36%    1.61%    0.98%    3.34%    2.59%     $104      $96     $363     $292
    Mid-Cap Growth            2.36%    1.61%    0.95%    3.31%    2.56%     $103      $96     $360     $290
    Strategic Equity          2.36%    1.61%    0.99%    3.35%    2.60%     $104      $96     $364     $293
    Small Cap                 2.36%    1.61%    0.99%    3.35%    2.60%     $104      $96     $364     $293
    Real Estate               2.36%    1.61%    0.99%    3.35%    2.60%     $104      $96     $364     $293
    Hard Assets               2.36%    1.61%    1.00%    3.36%    2.61%     $104      $96     $365     $294
    Developing World          2.36%    1.61%    1.83%    4.19%    3.44%     $112     $105     $436     $372
    Emerging Markets          2.36%    1.61%    1.83%    4.19%    3.44%     $112     $105     $436     $372

    The PIMCO Trust
    PIMCO High Yield Bond     2.36%    1.61%    0.75%    3.11%    2.36%     $101      $94     $342     $270
    PIMCO StocksPLUS
        Growth and Income     2.36%    1.61%    0.65%    3.01%    2.26%     $100      $93     $333     $260

The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios.
The 1 Year examples above include a 7% surrender charge. For more detailed information, see the "Fees and Expenses" in the prospectus for the Contract.

6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will be taxed on these earnings, but not on premiums, when you withdraw them from the Contract.

                                                        DVA PLUS PROFILE
                                  6

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request.

If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the amount withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page [11]. Withdrawals above the free withdrawal amount may be subject to a surrender charge. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to taxable earnings withdrawn.

8.   PERFORMANCE
The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total return for each portfolio that was in operation for the entire year of 1998. These numbers reflect the deduction of the mortality and expense risk charge (based on the 7% Solution
Enhanced Death Benefit), the asset-based administrative charge, the annual contract fee, and the maximum optional death benefit rider charge on a rider base that accumulates at 7%, but do not reflect deductions for any surrender charges, if any. If surrender charges were reflected, they would have the effect of reducing performance. Please keep in mind that past performance is not a guarantee of future results.

                                                        DVA PLUS PROFILE
                                   7

    Calendar Year
Investment Portfolio                             1998        1997        1996
Managed by A I M Capital Management, Inc.
    Capital Appreciation(1)                     10.33%      26.33%      17.76%
    Strategic Equity(2)                         (1.31)%     20.62%      16.92%
Managed by Alliance Capital Management L.P.
    Capital Growth(2)                            9.63%      22.58%          --
Managed by Baring International Investment Limited
    Developing World(2)                            --          --           --
    Global Fixed Income                          9.51%      (1.48)%       2.77%
    Hard Assets(2)                             (31.19)%      3.94%       30.54%
Managed by Capital Guardian Trust Company
    Large Cap Value                                --          --           --
    Managed Global(3)                           26.68%       9.85%        9.97%
    Small Cap(3)                                18.48%       8.00%       17.66%
Managed by Eagle Asset Management, Inc.
    Value Equity                               (0.61)%      24.70%        8.28%
Managed by EII Realty Securities, Inc.
    Real Estate                               (15.34)%      20.26%       32.51%
Managed by ING Investment Management, LLC
    Limited Maturity Bond                       4.63%        4.44%        2.12%
    Liquid Asset                                2.85%        2.89%        2.77%
Managed by Janus Capital Corporation
    Growth(2)                                  24.23%       13.39%          --
Managed by Kayne Anderson Investment Management, LLC
    Rising Dividends                           11.76%       27.19%       18.15%
Managed by Massachusetts Financial Services Company
    Mid-Cap Growth                             20.29%       17.18%       18.20%
    Research                                   20.52%       17.65%       20.80%
    Total Return                                9.26%       18.37%       11.30%
Managed by Salomon Brothers Asset Management, Inc.
    All Cap                                        --          --           --
    Investors                                      --          --           --
Managed by T. Rowe Price Associates, Inc.
    Equity Income(2)                            5.99%       15.01%        6.47%
    Fully Managed                               3.67%       12.95%       13.94%
Managed by Putnam Investment Management, Inc.
    Emerging Markets                          (25.82)%     (11.28)%       5.03%
Managed by Pacific Investment Management Company
    PIMCO High Yield Bond                          --          --           --
    PIMCO StocksPLUS Growth and Income             --          --           --
_______________________
    (1) Prior to April 1, 1999, a different firm managed the Portfolio.
    (2) Prior to March 1, 1999, a different firm managed the Portfolio.
    (3) Prior to February 1, 2000, a different firm managed the Portfolio.

9.     DEATH BENEFIT
You may choose (i) the Standard Death Benefit, (ii) the 7% Solution Enhanced Death Benefit or (iii) the Annual Ratchet Enhanced Death Benefit. The 7% Solution Enhanced Death Benefit is available only if the contract owner or the annuitant (if the contract owner is not an individual) is not more than 80 years old at the time of purchase.
The Annual Ratchet Enhanced Death Benefit is available only if the contract owner or the annuitant (if the contract owner is not an individual) is not more than 79 years old at the time of purchase. In addition, the 7% Solution and Annual Ratchet Enhanced Death Benefits may not be available where a Contract is held by joint owners.

                                                        DVA PLUS PROFILE
                                   8

The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be
affected.   If you die after the annuity start date and you are the
annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;
     2) the total premium payments made under the Contract after subtracting any withdrawals; or
     3)   the cash surrender value.

Under the 7% SOLUTION ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;
     2) the total premium payments made under the Contract after subtracting any withdrawals;
     3)   the cash surrender value; or
     4) the enhanced death benefit, which we determine as follows: we credit interest each business day at the 7% annual effective rate to the enhanced death benefit from the preceding day
          (which would be the initial premium added if the preceding day is the contract date), then we add additional premiums paid since the preceding day, then we adjust for any withdrawals (including any market value adjustment applied to such withdrawal and any associated surrender charges) since the preceding day. Special withdrawals are withdrawals of up to 7% per year of cumulative premiums. Special withdrawals shall reduce the 7% Solution Benefit by the amount of contract value withdrawn. For any withdrawals in excess of the amount available as a special withdrawal, a pro rata adjustment to the death benefit is made. The maximum enhanced death benefit is 3 times all premium payments added, adjusted to reflect withdrawals. Each accumulated initial or additional premium payment will continue to grow at the 7% annual effective rate until reaching the maximum enhanced death benefit or attained age 80 of the contract owner, if earlier.

          Note: The actual interest rate used for calculating the death benefit for the Liquid Asset and Limited Maturity Bond investment portfolios will be the lesser of the 7% annual effective rate or the net rate of return for such portfolios during the applicable period. The interest rate used for calculating the death benefit for your investment in the fixed account will be the lesser of the 7% annual effective rate or the interest credited to such investment during the applicable period. Thus, selecting these investments may limit the enhanced death benefit.

Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

                                                        DVA PLUS PROFILE
                                   9

     1)   the contract value;
     2) the total premium payments made under the Contract after subtracting any withdrawals;
     3)   the cash surrender value; or
     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount: On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then we subtract any withdrawals made since the preceding day, then we adjust for any market value adjustment, and then we subtract for any associated surrender charges. That amount becomes the new enhanced death benefit.

          Note:In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted. The enhanced death benefits may not be available in all states.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted. The enhanced death benefits may not be available in all states.

10.  OTHER INFORMATION
  FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a refund of the adjusted contract value. We determine your contract value the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium payment you paid.
Some states require us to return to you the amount of the paid premium, including any changes, (rather than the contract value) in which case you will not be subject to investment risk during the free look period. Also, in some states, you may be entitled to a longer free look period.

  TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw.

  NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus for the Contract.

  OPTIONAL RIDERS. Subject to state availability, you may purchase one of three optional benefit riders for an additional charge. You may not add more than one of these three riders to your Contract. There are separate charges for each rider. Once elected, the riders generally may not be cancelled. This means once added the rider may not be removed and charges will be assessed regardless of the performance of your Contract.

                                                        DVA PLUS PROFILE
                                   10

  Minimum Guaranteed Accumulation Benefit (MGAB) Rider. The MGAB is an optional benefit which offers you the ability to receive a one-time adjustment to your contract value in the event your contract value on a specified date is below the MGAB rider guarantee. When added at issue, the MGAB rider guarantees that your contract value will at least equal your initial premium payment at the end of ten years, or, at least equal two times your initial premium payment at the end of twenty years, depending on the waiting period you select reduced pro rata for withdrawls and certain transfers. The MGAB rider offers a ten-year option and a twenty-year option, of which you may purchase only one. Withdrawals and certain transfers may reduce the guarantee by more than the amount withdrawn or transferred. The MGAB rider may offer you protection in the event of a lower contract value that may result from unfavorable investment performance of your Contract. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGAB rider. You should read the prospectus for more complete information.

  Minimum Guaranteed Income Benefit (MGIB) Rider. The MGIB rider is an optional benefit which guarantees a minimum amount of income that will be available to you upon annuitization, regardless of fluctuating market conditions. Ordinarily, the amount of income that will be available to you upon annuitization is based upon your contract value, the annuity option you selected and the guaranteed or then current income factors in effect. If you purchase the MGIB rider, the minimum amount of income that will be available to you upon annuitization on the MGIB Benefit Date is the greater of the amounts that are ordinarily available to you under your Contract and the MGIB annuity benefit, which is based on your MGIB Base, the MGIB annuity option you selected and the MGIB guaranteed income factors specified in your rider. Your MGIB Base generally depends on the amount of premiums you pay during the first five contract years after you purchase the rider, when you pay them, accumulated MGIB rate, less adjustments for withdrawals and transfers. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGIB rider. You should read the prospectus for more complete information.

  Minimum Guaranteed Withdrawal Benefit (MGWB) Rider. The MGWB rider is an optional benefit which guarantees that if your contract value is reduced to zero you will receive annual periodic payments, when added together, equal to all premium payments paid during the first two contract years, less adjustments for any prior withdrawals. If your contract value is zero, your periodic payments will be 7% of your Eligible Payment Amount every year.
Of course any applicable income and penalty taxes will apply to amounts withdrawn. Your original Eligible Payment Amount is your premium payments received during the first two contract years, less adjustments for any prior withdrawals. Withdrawals that you make in excess of the above periodic payment amount may substantially reduce the guarantee. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGWB rider. You should read the prospectus for more complete information.

  ADDITIONAL FEATURES. This Contract has other features you may be interested in. These include:

  Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month. It may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with either a 6-month or 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

  Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. Within limits these withdrawals will not result in any surrender charge. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

                                                        DVA PLUS PROFILE
                                   11

  Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

  CUSTOMER SERVICE CENTER
  P.O. BOX 2700
  WEST CHESTER, PENNSYLVANIA  19380
  (800) 366-0066

or your registered representative.

                                                        DVA PLUS PROFILE
                                   12

GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

                           FEBRUARY 1, 2000
      DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS
                         GOLDENSELECT DVA PLUS

This prospectus describes GoldenSelect DVA Plus, a group and individual deferred variable annuity contract (the "Contract") offered by Golden American Life Insurance Company (the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").

The Contract provides a means for you to invest your premium payments in one or more of 25 mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are:

     AIM CAPITAL MANAGEMENT, INC.
       Capital Appreciation
       Strategic Equity
     ALLIANCE CAPITAL MANAGEMENT L.P.
       Capital Growth
     BARING INTERNATIONAL INVESTMENT LIMITED
       Developing World
       Global Fixed Income
       Hard Assets
     CAPITAL GUARDIAN TRUST COMPANY
       Large Cap Value Series
       Managed Global Series
       Small Cap
     EAGLE ASSET MANAGEMENT, INC.
       Value Equity
     EII REALTY SECURITIES, INC.
       Real Estate
     ING INVESTMENT MANAGEMENT, LLC
       Limited Maturity Bond
       Liquid Asset
     JANUS CAPITAL CORPORATION
       Growth
     KAYNE ANDERSON INVESTMENT MANAGEMENT, LLC
       Rising Dividends
     MASSACHUSETTS FINANCIAL SERVICES COMPANY
       Mid-Cap Growth
       Research
       Total Return
     SALOMON BROTHERS ASSET MANAGEMENT, INC.
       All Cap
       Investors
     T. ROWE PRICE ASSOCIATES, INC.
       Equity Income
       Fully Managed
     PUTNAM INVESTMENT MANAGEMENT, INC.
       Emerging Markets
       Managed Global
     PACIFIC INVESTMENT MANAGEMENT COMPANY
       PIMCO High yield Bond
       PIMCO StocksPLUS Growth and Income

The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 6 months, and 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. For Contracts sold in some states, not all Fixed Interest Allocations or subaccounts are available. You have a right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payments you paid), or if required by your state, the original amount of your premium payment. Longer free look periods apply in some states and in certain situations.

This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information, dated February 1, 2000, has been filed with the Securities and Exchange Commission. It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066, or access the SEC's website (http://www.sec.gov). The table of contents of the Statement of Additional Information ("SAI") is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE SUBACCOUNTS THROUGH THE GCG TRUST OR THE PIMCO TRUST
IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE GCG TRUST AND THE PIMCO TRUST.

                           TABLE OF CONTENTS

                                                                      PAGE
     Index of Special Terms
     Fees and Expenses
     Performance Information
        Accumulation Unit
        Net Investment Factor
        Condensed Financial Information
        Financial Statements
        Performance Information
     Golden American Life Insurance Company
     The Trusts
     Golden American Separate Account B
     The Investment Portfolios
        Investment Objectives
        Investment Management Fees
     The Fixed Interest Allocation
        Selecting a Guaranteed Interest Period
        Guaranteed Interest Rates
        Transfers from a Fixed Interest Allocation
        Withdrawals from a Fixed Interest Allocation
        Market Value Adjustment
     The Annuity Contract
        Contract Date and Contract Year
        Annuity Start Date
        Contract Owner
        Annuitant
        Beneficiary
        Purchase and Availability of the Contract
        Crediting of Premium Payments
        Contract Value
        Cash Surrender Value
        Surrendering to Receive the Cash Surrender Value
        Addition, Deletion or Substitution of Subaccounts and Other
     Changes
        The Fixed Account
        Optional Riders
          Rider Date
          Special Funds
          No Cancellation
          Termination
          Minimum Guaranteed Accumulation Benefit Rider
          Minimum Guaranteed Income Benefit Rider
          Minimum Guaranteed Withdrawal Benefit Rider
        Other Contracts
        Other Important Provisions
     Withdrawals
        Regular Withdrawals
        Systematic Withdrawals
        IRA Withdrawals
     Transfers Among Your Investments

        Dollar Cost Averaging
        Automatic Rebalancing
     Death Benefit Choices
        Death Benefit During the Accumulation Phase
          Standard Death Benefit
          Enhanced Death Benefits
        Death Benefit During the Income Phase
     Charges and Fees
        Charge Deduction Subaccount
        Charges Deducted from the Contract Value
          Surrender Charge
          Free Withdrawal Amount
          Surrender Charge for Excess Withdrawals
          Premium Taxes
          Administrative Charge
          Transfer Charge
        Charges Deducted from the Subaccounts
          Mortality and Expense Risk Charge
          Asset-Based Administrative Charge
        Trust Expenses
     The Annuity Options
        Annuitization of Your Contract
        Selecting the Annuity Start Date
        Frequency of Annuity Payments
        The Annuity Options
          Income for a Fixed Period
          Income for Life with a Period Certain
          Joint Life Income
          Annuity Plan
        Payment When Named Person Dies
     Other Contract Provisions
        Reports to Contract Owners
        Suspension of Payments
        In Case of Errors in Your Application
        Assigning the Contract as Collateral
        Contract Changes-Applicable Tax Law
        Free Look
        Group or Sponsored Arrangements
        Selling the Contract
     Other Information
        Voting Rights
        Year 2000 Problem
        State Regulation
        Legal Proceedings
        Legal Matters
        Experts
     Federal Tax Considerations
     More Information About Golden American Life Insurance Company Financial Statements of Golden American Life Insurance Company Unaudited Financial Statements of Golden American Life Insurance Company
     Statement of Additional Information

        Table of Contents
     Appendix A
        Condensed Financial Information                                 A1
     Appendix B
        Market Value Adjustment Examples                                B1
     Appendix C
        Surrender Charge for Excess Withdrawals Example                 C1

                        INDEX OF SPECIAL TERMS

The following special terms are used throughout this prospectus.
Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                           PAGE
Accumulation Unit                       [5]
Annual Ratchet Enhanced Death Benefit  [23]
Annuitant                              [15]
Annuity Start Date                     [14]
Cash Surrender Value                   [17]
Contract Date                          [14]
Contract Owner                         [14]
Contract Value                         [17]
Contract Year                          [14]
Fixed Interest Allocation              [11]
Free Withdrawal Amount                 [24]
Market Value Adjustment                [13]
Net Investment Factor                   [6]
7% Solution Enhanced Death Benefit     [23]
Standard Death Benefit                 [22]

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the
Contract:

TERM USED IN THIS PROSPECTUS           CORRESPONDING TERM USED IN THE
CONTRACT
Accumulation Unit Value                Index of Investment Experience
Annuity Start Date                     Annuity Commencement Date
Contract Owner                         Owner or Certificate Owner
Contract Value                         Accumulation Value
Transfer Charge                        Excess Allocation Charge
Fixed Interest Allocation              Fixed Allocation
Free Look Period                       Right to Examine Period
Guaranteed Interest Period             Guarantee Period
Subaccount(s)                          Division(s)
Net Investment Factor                  Experience Factor
Regular Withdrawals                    Conventional Partial
                                          Withdrawals
Withdrawals                            Partial Withdrawals

                           FEES AND EXPENSES

CONTRACT OWNER TRANSACTION EXPENSES*
   Surrender Charge:

  COMPLETE YEARS ELAPSED    0    1    2    3    4    5    6   7+
     SINCE PREMIUM PAYMENT
  SURRENDER CHARGE          7%   7%   6%   5%   4%   3%   1%   0%

   Transfer Charge                                          None**
   * If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.
   **We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE***
   Administrative Charge                                    $40
  (We waive this charge if the total of your premium payments is $100,000 or more or if your contract value at the end of a contract year is $100,000 or more.)

*** We deduct this charge on each contract anniversary and on surrender

SEPARATE ACCOUNT ANNUAL CHARGES****

                                         STANDARD         ENHANCED DEATH BENEFIT
                                       DEATH BENEFIT    ANNUAL RATCHET  7% SOLUTION
    Mortality & Expense Risk Charge       1.10%              1.25%         1.40%
    Asset-Based Administrative Charge     0.15%              0.15%         0.15%
                                          -----              -----         -----
       Total Separate Account Charges     1.25%              1.40%         1.55%

  ****As a percentage of average daily assets in each subaccount.
      The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

OPTIONAL RIDER CHARGES*****
  Minimum Guaranteed Accumulation Benefit rider:
       Waiting Period     Quarterly Charge
       --------------     ----------------
       10 Year............0.125% of the MGAB Charge Base(1) (0.50% annually)
       20 Year............0.125% of the MGAB Charge Base    (0.50% annually)

  Minimum Guaranteed Income Benefit rider:
       MGIB Base Rate     Quarterly Charge
       --------------     ----------------
       0% ................0.05% of the MGIB Base(2) (0.20% annually)
       3%.................0.08% of the MGIB Base    (0.32% annually)
       5%.................0.10% of the MGIB Base    (0.40% annually)
       6%.................0.15% of the MGIB Base    (0.60% annually)
       7%.................0.125% of the MGIB Base    (0.50% annually)

  Minimum Guaranteed Withdrawal Benefit rider:
       Quarterly Charge
       ----------------
       0.125% of the MGWB Eligible Payment Amount(3) (0.50% annually)

  *****We deduct optional rider charges from the subaccounts in which you are invested on each quarterly contract anniversary and pro rata on termination of the Contract; if the value in the subaccounts is insufficient, the optional rider charges will be deducted from the Fixed Interest Allocation nearest maturity.

(1) The MGAB Charge Base is the total of premiums paid during the 2-year period commencing on the rider date if you purchase the rider on the contract date, or, your contract value on the rider date plus premiums added during the 2-year period commencing on the rider date if you purchased the rider after the contract date, reduced pro rata for all withdrawals taken while the MGAB rider is in effect, and reduced pro rata for transfers made during the three year period before the MGAB Benefit Date.

(2) The MGIB Base generally depends on the amount of premiums you pay(s) during the first five contract years after you purchase the rider, when you pay them, and less a pro rata deduction for any withdrawal or transfer made while the MGIB rider is in effect.

(3) The MGWB Eligible Payment Amount is (i) the total of premiums paid during the 2-year period commencing on the rider date if you purchase the rider on the contract date; or (ii) your contract value on the rider date plus subsequent premiums received during the two-year period commencing on the rider date.

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

                                               OTHER          TOTAL
                                            EXPENSES(2)      EXPENSES
                               MANAGEMENT  AFTER EXPENSE   AFTER EXPENSE
  PORTFOLIO                     FEES(1)    REIMBURSEMENT  REIMBURSEMENT(3)
  Liquid Asset                     0.59%        0.00%          0.59%
  Limited Maturity Bond            0.60%        0.00%          0.60%
  Global Fixed Income              1.60%        0.00%          1.60%(3)
  Total Return                     0.94%        0.03%          0.97%(3)
  Fully Managed                    0.98%        0.00%          0.98%
  Equity Income                    0.98%        0.00%          0.98%
  Investors                        1.00%        0.01%          1.01%
  Large Cap Value                  1.00%        0.01%          1.01%
  Rising Dividends                 0.98%        0.00%          0.98%
  Capital Growth                   1.08%        0.00%          1.08%
  Growth                           1.08%        0.01%          1.09%
  Value Equity                     0.98%        0.00%          0.98%
  Research                         0.94%        0.00%          0.94%
  Managed Global                   1.25%        0.01%          1.26%
  All Cap                          1.00%        0.01%          1.01%
  Capital Appreciation             0.98%        0.00%          0.98%
  Mid-Cap Growth                   0.94%        0.01%          0.95%
  Strategic Equity                 0.98%        0.01%          0.99%
  Small Cap                        0.98%        0.01%          0.99%
  Real Estate                      0.98%        0.01%          0.99%
  Hard Assets                      0.98%        0.02%          1.00%
  Developing World                 1.75%        0.08%          1.83%
  Emerging Markets                 1.75%        0.08%          1.83%
 _______________________
 (1)Fees decline as the total assets of certain combined portfolios increase. See the prospectus for the GCG Trust for more information.
 (2)Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 1998, except for portfolios that commenced operations in 1998 where the charges have been estimated.
 (3)Total expenses are based on actual expenses for the fiscal year ended December 31, 1998. Directed Services, Inc. is currently reimbursing expenses to maintain total expenses at 0.97% for the Total Return portfolio and 1.60% for the Global Fixed Income portfolio as shown. Without this reimbursement, and based on current estimates, total expenses would be 0.98% for the Total
    Return portfolio and 1.74% for the Global Fixed Income portfolio.
    This agreement will remain in place through August 14, 2000 after which it may be terminated at any time.

THE PIMCO TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

                                               OTHER          TOTAL
                                              EXPENSES       EXPENSES
                               MANAGEMENT  AFTER EXPENSE  AFTER EXPENSE
   PORTFOLIO                      FEES     REIMBURSEMENT  REIMBURSEMENT(1)
   PIMCO High Yield Bond         0.50%          0.25%(2)       0.75%
   PIMCO StocksPLUS Growth
     and Income                  0.40%          0.25%          0.65%
 _______________________
 (1) PIMCO has agreed to waive some or all of its other expenses, subject to potential future reimbursement, to the extent that total expenses for the PIMCO High Yield Bond Portfolio and PIMCO StocksPLUS Growth and Income portfolio would exceed 0.75% and 0.65%, respectively, due to payment by the portfolios of their pro rata portion of Trustees' fees. Without this agreement and, based on current estimates, total expenses would be 0.81% for the PIMCO High Yield Bond portfolio and 0.72% for the PIMCO StocksPLUS
     Growth and Income portfolio.
 (2) Since the PIMCO High Yield Bond portfolio commenced operations on April 30, 1998, other expenses as shown has been annualized for the year ended December 31, 1998.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of the GCG Trust and the PIMCO Trust for additional information on portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EXAMPLES:
The following four examples are designed to show you the expenses you would pay on $1,000 investment that earns 5% annually. Each example assumes election of the 7% Solution Enhanced Death Benefit.
The examples reflect deduction of a mortality and expense risk charge, an asset-based administrative charge,and the annual contract administrative charge as an annual charge of 0.06% of assets (based on an average contract value of $65,000). In addition, Examples 1 and 2 assume you elected an optional benefit rider with the highest charge (0.75% annually where the rider base is equal to the initial premium and increases by 7% annually, except for the Liquid Asset and Limited Maturity Bond portfolios, where the charge is 0.50% annually) and assume the rider charge is assessed each quarter on a base equal to the hypothetical $1,000 premium increasing at 7% per year (the assumed net rate for Liquid Asset and Limited Maturity Bond portfolios). The annual charge of 0.75% results from the assumption of a 7% annual increase in the rider base but only a 5% earnings increase in the contract value before expenses. Thus, 0.75% represents an annual charge over the 10-year period which is equivalent to an increasing charge of 0.125% per quarter over the same period. If the Standard Death Benefit, or the Annual Ratchet Enhanced Death Benefit is elected instead of the 7% Solution Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples. Note that surrender charges may apply if you choose to annuitize your Contract within the first 3 contract years, and under certain circumstances, within the first 7 contract years. Thus, in the event you annuitize your Contract under circumstances which require a surrender charge, you should refer to Example 1 and 3 below which assume applicable surrender charges.

    The GCG Trust         1 Year      3 Years     5 Years     10 Years
Liquid Asset                 $99        $150        $194        $325
Limited Maturity Bond       $100        $151        $194        $326
Global Fixed Income         $110        $181        $243        $417
Total Return                $104        $162        $214        $362
Fully Managed               $104        $163        $214        $363
Equity Income               $104        $163        $214        $363
Investors                   $104        $164        $216        $366
Large Cap Value             $104        $164        $216        $366
Rising Dividends            $104        $163        $214        $363
Capital Growth              $105        $166        $219        $372
Growth                      $105        $166        $219        $373
Value Equity                $104        $163        $214        $363
Research                    $103        $162        $212        $359
Managed Global              $106        $171        $227        $388
All Cap                     $104        $164        $216        $366
Capital Appreciation        $104        $163        $214        $363
Mid-Cap Growth              $103        $162        $213        $360
Strategic Equity            $104        $163        $215        $364
Small Cap                   $104        $163        $215        $364
Real Estate                 $104        $163        $215        $364
Hard Assets                 $104        $163        $215        $365
Developing World            $112        $187        $254        $436
Emerging Markets            $112        $187        $254        $436

    The PIMCO Trust
PIMCO High Yield Bond       $101        $156        $203        $342
PIMCO StocksPLUS
    Growth and Income       $100        $153        $198        $333

Example 2:

If you do not surrender your Contract at the end of the applicable time period and elected an optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested:

    The GCG Trust         1 Year      3 Years     5 Years     10 Years
Liquid Asset                $29          $90        $154        $325
Limited Maturity Bond       $30          $91        $154        $326
Global Fixed Income         $40         $121        $203        $417
Total Return                $34         $102        $174        $362
Fully Managed               $34         $103        $174        $363
Equity Income               $34         $103        $174        $363
Investors                   $34         $104        $176        $366
Large Cap Value             $34         $104        $176        $366
Rising Dividends            $34         $103        $174        $363
Capital Growth              $35         $106        $179        $372
Growth                      $35         $106        $179        $373
Value Equity                $34         $103        $174        $363
Research                    $33         $102        $172        $359
Managed Global              $36         $111        $187        $388
All Cap                     $34         $104        $176        $366
Capital Appreciation        $34         $103        $174        $363
Mid-Cap Growth              $33         $102        $173        $360
Strategic Equity            $34         $103        $175        $364
Small Cap                   $34         $103        $175        $364
Real Estate                 $34         $103        $175        $364
Hard Assets                 $34         $103        $175        $365
Developing World            $42         $127        $214        $436
Emerging Markets            $42         $127        $214        $436

The PIMCO Trust
PIMCO High Yield Bond       $31          $96        $163        $342
PIMCO StocksPLUS
    Growth and Income       $30          $93        $158        $333

Example 3:

If you surrender your Contract at the end of the applicable time period and did not elect any optional benefit rider, you would pay the following expenses for each $1,000 invested:

    The GCG Trust         1 Year      3 Years     5 Years     10 Years
Liquid Asset                $92         $129        $158        $253
Limited Maturity Bond       $92         $129        $158        $254
Global Fixed Income        $102         $159        $208        $351
Total Return                $96         $140        $177        $291
Fully Managed               $96         $141        $178        $292
Equity Income               $96         $141        $178        $292
Investors                   $97         $141        $179        $295
Large Cap Value             $97         $141        $179        $295
Rising Dividends            $96         $141        $178        $292
Capital Growth              $97         $144        $182        $302
Growth                      $97         $144        $183        $303
Value Equity                $96         $141        $178        $292
Research                    $96         $139        $176        $289
Managed Global              $99         $149        $191        $319
All Cap                     $97         $141        $179        $295
Capital Appreciation        $96         $141        $178        $292
Mid-Cap Growth              $96         $140        $176        $290
Strategic Equity            $96         $141        $178        $293
Small Cap                   $96         $141        $178        $293
Real Estate                 $96         $141        $178        $293
Hard Assets                 $96         $141        $179        $294
Developing World           $105         $166        $219        $372
Emerging Markets           $105         $166        $219        $372

The PIMCO Trust
PIMCO High Yield Bond       $94         $134        $166        $270
PIMCO StocksPLUS
    Growth and Income       $93         $131        $161        $260

Example 4:
If you do not surrender your Contract at the end of the applicable time period and did not elect any optional benefit rider, you would pay the following expenses for each $1,000 invested:

    The GCG Trust         1 Year    3 Years     5 Years     10 Years
Liquid Asset                $22       $69         $118        $253
Limited Maturity Bond       $22       $69         $118        $254
Global Fixed Income         $32       $99         $168        $351
Total Return                $26       $80         $137        $291
Fully Managed               $26       $81         $138        $292
Equity Income               $26       $81         $138        $292
Investors                   $27       $81         $139        $295
Large Cap Value             $27       $81         $139        $295
Rising Dividends            $26       $81         $138        $292
Capital Growth              $27       $84         $142        $302
Growth                      $27       $84         $143        $303
Value Equity                $26       $81         $138        $292
Research                    $26       $79         $136        $289
Managed Global              $29       $89         $151        $319
All Cap                     $27       $81         $139        $295
Capital Appreciation        $26       $81         $138        $292
Mid-Cap Growth              $26       $80         $136        $290
Strategic Equity            $26       $81         $138        $293
Small Cap                   $26       $81         $138        $293
Real Estate                 $26       $81         $138        $293
Hard Assets                 $26       $81         $139        $294
Developing World            $35      $106         $179        $372
Emerging Markets            $35      $106         $179        $372

    The PIMCO Trust
PIMCO High Yield Bond       $24       $74         $126        $270
PIMCO StocksPLUS
    Growth and Income       $23       $71         $121        $260

THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

                        PERFORMANCE INFORMATION

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account B has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock
Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects certain charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:


     (1) We take the net asset value of the subaccount at the end of each business day.
     (2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.
     (3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.
     (4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Golden American Separate Account B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A - Condensed Financial
Information.


FINANCIAL STATEMENTS
The audited financial statements of Separate Account B for the years ended December 31, 1998 and 1997 are included in the Statement of Additional Information. The unaudited condensed consolidated financial statements of Golden American for the nine months ended September 30, 1999 and the audited consolidated financial statements of Golden American for the years ended December 31, 1998, 1997 and 1996 are included in this prospectus.

PERFORMANCE INFORMATION
From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long Separate Account B has been investing in the portfolio. We may show other total returns for periods less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account B, assuming an investment at the beginning of the period, when the Separate Account first invested in the portfolio, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and current contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period.
Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges, but will not reflect the surrender charge. Quotations of average annual return for the Managed Global subaccount take into account the period before September 3, 1996, during which it was maintained as a subaccount of Golden American Separate Account D. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the Separate Account began investing in the portfolios.

Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period; assuming no surrender and the selection of the 7% Solution Enhanced Death Benefit and the MGIB optional benefit rider.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and (iii) the Consumer Price Index (measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.


                GOLDEN AMERICAN LIFE INSURANCE COMPANY
Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company . Golden American is authorized to sell insurance and sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware.
Golden American's consolidated financial statements appear in this prospectus.

Equitable of Iowa is the holding company for Golden American, Directed Services, Inc., the investment manager of the GCG Trust and the distributor of the Contracts, and other interests. Equitable of Iowa and another ING affiliate own ING Investment Management, LLC, one of the portfolio managers of the GCG Trust. ING also owns Baring International Investment Limited, another portfolio manager of The GCG Trust.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.


                              THE TRUSTS
The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by Golden American and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with Golden American. Pending SEC approval, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The address of the GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The PIMCO Trust is also a mutual fund whose shares are available to separate accounts of insurance companies, including Golden American, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The address of the PIMCO Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of the GCG Trust and the PIMCO Trust, Directed Services, Inc., Pacific Investment Management Company and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND COMPLETE INFORMATION ABOUT THE GCG TRUST AND THE PIMCO TRUST IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.


                  GOLDEN AMERICAN SEPARATE ACCOUNT B

Golden American Separate Account B ("Account B") was established as a separate account of the Company on July 14, 1988. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. Account B is a separate investment account used for our variable annuity contracts. We own all the assets in Account B but such assets are kept separate from our other accounts.

Account B is divided into subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of The GCG Trust and the PIMCO Trust. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Account B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Account B. If the assets in Account B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

We currently offer other variable annuity contracts that invest in Account B but are not discussed in this prospectus. Account B may also invest in other investment portfolios which are not available under your Contract.


                       THE INVESTMENT PORTFOLIOS
During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO THE INVESTMENT PORTFOLIOS, AND YOU MAY LOSE YOUR
PRINCIPAL.

INVESTMENT OBJECTIVES
The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS IN THE PROSPECTUSES FOR THE GCG TRUST AND THE PIMCO TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

INVESTMENT                       INVESTMENT OBJECTIVE
PORTFOLIO

THE GCG TRUST
Liquid Asset        Seeks high level of current income
                    consistent with the preservation of capital
                    and liquidity.
                    Invests primarily in obligations of the U.S.
                    Government and its agencies and instrumentali-
                    ties, bank obligations, commercial paper and
                    short-term corporate debt securities.  All
                    securities will mature in less than one year.
                    ----------------------------------------------------

Limited Maturity    Seeks highest current income consistent with
 Bond               low risk to principal and liquidity.
                    Also seeks to enhance its total return through
                    capital appreciation when market factors, such
                    as falling interest rates and rising bond
                    prices, indicate that capital appreciation may
                    be available without significant risk to
                    principal.
                    Invests primarily in diversified limited
                    maturity debt securities with average maturity
                    dates of five years or shorter and in no cases
                    more than seven years.
                    ----------------------------------------------------

Global Fixed        Seeks high total return.
 Income             Invests primarily in high-grade fixed income
                    securities, both foreign and domestic.
                    ----------------------------------------------------

Total Return        Seeks above-average income (compared to a
                    portfolio entirely invested in equity
                    securities) consistent with the prudent
                    employment of capital.
                    Invests primarily in a combination of equity
                    and fixed income securities.
                    ----------------------------------------------------

Fully Managed       Seeks, over the long term, a high total
                    investment return consistent with the
                    preservation of capital and with prudent
                    investment risk.
                    Invests primarily in the common stocks of
                    established companies believed by the
                    portfolio manager to have above-average
                    potential for capital growth.
                    ----------------------------------------------------

Equity Income       Seeks substantial dividend income as well
                    as long-term growth of capital.
                    Invests primarily in common stocks of well-
                    established companies paying above-average
                    dividends.
                    ----------------------------------------------------

Investors           Seeks long-term growth of capital.  Current
                    income is a secondary objective.
                    Invests primarily in equity securities of
                    U.S. Companies and to a lesser degree, debt
                    securities.
                    ----------------------------------------------------

Large Cap Value     Seeks long-term growth of capital and income.
                    Invests primarily in equity and equity-related
                    securities of companies with market
                    capitalization greater than $1 billion.
                    ----------------------------------------------------

Rising Dividends    Seeks capital appreciation.  A secondary
                    objective is dividend income.
                    Invests in equity securities that meet the
                    following quality criteria: regular
                    dividend increases; 35% of earnings
                    reinvested annually; and a credit rating of
                    "A" to "AAA".
                    ----------------------------------------------------

Capital Growth      Seeks long-term total return.
                    Invests primarily in common stocks of
                    companies where the potential for change
                    (earnings acceleration) is significant.
                    ----------------------------------------------------

Growth              Seeks capital appreciation.
                    Invests primarily in common stocks of growth
                    companies that have favorable relationships
                    between price/earnings ratios and growth rates
                    in sectors offering the potential for above-
                    average returns.
                    ----------------------------------------------------

Value Equity        Seeks capital appreciation.  Dividend
                    income is a secondary objective.
                    Invests primarily in common stocks of domestic
                    and foreign issuers which meet quantitative
                    standards relating to financial soundness and
                    high intrinsic value relative to price.
                    ----------------------------------------------------

Research            Seeks long-term growth of capital and
                    future income.
                    Invests primarily in common stocks or
                    securities convertible into common stocks
                    of companies believed to have better than
                    average prospects for long-term growth.
                    ----------------------------------------------------

Managed Global      Seeks capital appreciation.  Current income
                    is only an incidental consideration.
                    Invests primarily in common stocks traded
                    in securities markets throughout the world.
                    ----------------------------------------------------

All Cap             Seeks capital appreciation through investment
                    in securities which the portfolio manager
                    believes have above-average capital
                    appreciation potential.
                    Invests primarily in equity securities of U.S. companies of any size.
                    ----------------------------------------------------

Capital             Seeks long-term capital growth.
 Appreciation       Invests primarily in equity securities
                    believed by the portfolio manager to be
                    undervalued.
                    ----------------------------------------------------

Mid-Cap Growth      Seeks long-term growth of capital.
                    Invests primarily in equity securities of
                    companies with medium market capitalization
                    which the portfolio manager believes have
                    above-average growth potential.
                    ----------------------------------------------------

Strategic Equity    Seeks capital appreciation.
                    Invests primarily in common stocks of
                    medium- and small-sized companies.
                    ----------------------------------------------------

Small Cap           Seeks long-term capital appreciation.
                    Invests primarily in equity securities of
                    companies that have a total market
                    capitalization within the range of
                    companies in the Russell 2000 Growth Index
                    or the Standard & Poor's Small-Cap 600
                    Index.
                    ----------------------------------------------------

Real Estate         Seeks capital appreciation.  Current income is
                    a secondary objective.
                    Invests primarily in publicly-traded real
                    estate equity securities.
                    ----------------------------------------------------

Hard Assets         Seeks long-term capital appreciation.
                    Invests primarily in hard asset securities.
                    Hard asset companies produce a commodity which
                    the portfolio manager is able to price on a
                    daily or weekly  basis.
                    ----------------------------------------------------

Developing World    Seeks capital appreciation.
                    Invests primarily in equity securities of
                    companies in developing or emerging countries.
                    ----------------------------------------------------

Emerging Markets    Seeks long-term capital appreciation.
                    Invests primarily in equity securities of
                    companies in at least six different
                    emerging market countries.
                    ----------------------------------------------------

THE PIMCO TRUST
PIMCO High Yield    Seeks to maximize total return, consistent
 Bond               with preservation of capital and prudent
                    investment management.
                    Invests in at least 65% of its assets in a
                    diversified portfolio of junk bonds rated at
                    least B by Moody's Investor Services, Inc. or
                    Standard & Poor's or, if unrated, determined
                    by the portfolio manager to be of comparable
                    quality.
                    ----------------------------------------------------

PIMCO StocksPLUS    Seeks to achieve a total return which exceeds
 Growth and Income  the total return performance of the S&P 500.
                    Invests primarily in common stocks, options,
                    futures, options on futures and swaps.
                    ----------------------------------------------------

INVESTMENT MANAGEMENT FEES
Directed Services, Inc. serves as the overall manager of the GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios.
Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolios. Directed Services (and not the GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

Pacific Investment Management Company ("PIMCO") serves as investment advisor to the PIMCO Trust. The PIMCO Trust pays PIMCO a monthly advisory fee and a monthly administrative fee of 0.25% based on the average daily net assets of each of the investment portfolios for managing the assets of the portfolios and for administering the PIMCO Trust.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.


                     THE FIXED INTEREST ALLOCATION
You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. YOU BEAR THE RISK THAT YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL IF WE APPLY A MARKET VALUE ADJUSTMENT.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customer, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments--Dollar Cost Averaging."

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Account B. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program,, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer is subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

Please be aware that the benefit we pay under certain optional benefit riders will be adjusted by any transfers you make to and from the Fixed Interest Allocations during specified periods while the rider is in effect. See "Optional Riders."

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and, in some cases, a surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

Please be aware that the benefit we pay any certain optional riders will be reduced on a pro rata basis by any withdrawals you make from the Fixed Interest Allocation during the period while the rider is in effect. See "Optional Riders."

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                    (   1+I   )N/365
                    (---------)         -1
                    (1+J+.0025)

Where,

    o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

    o   "J" is equal to the following:

        (1) If calculated for a Fixed Interest Allocation of 1 year or more, then "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year except in Pennsylvania) in the guaranteed interest period;

        (2) If calculated for a Fixed Interest Allocation of 6 months, then "J" is the lesser of the Index Rate for a new Fixed Interest Allocation with (i) a 6 month guaranteed interest period, or (ii) a 1 year guaranteed interest period, at the time of calculation; and

    o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently.
The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested.
If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.


                         THE ANNUITY CONTRACT
The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of the GCG Trust and the PIMCO Trust through Account B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.


ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the Trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.

  JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner. The age of the older owner will determine the applicable death benefit if Enhanced Death Benefits are available for multiple owners.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

  CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit and the guaranteed death benefit. You may also change the beneficiary. All requests for changes must be in writing and submitted to our Customer Service Center in good order. The change will be effective as of the day you sign the request. The change will not affect any payment made or action taken by us before recording the change.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 85.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of at least $500 or more ($250 for qualified Contracts) at any time after the free look period before you turn age 85. Under certain circumstances, we may waive the minimum premium payment requirement. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

CREDITING OF PREMIUM PAYMENTS
We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if all information necessary is received. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed. For initial premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccount and/or Fixed Interest Allocation specified by you within 2 business days. We will make inquiry to discover any missing information related to subsequent payments. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Account B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

     (1) If either your state or broker-dealer do not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

     (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request
          (e.g., signature guarantee).

In some states, we may require that an initial premium designated for a subaccount of Account B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

  CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocation is the sum of premium payments allocated to the Fixed Interest Allocation under the Contract, plus contract value transferred to the Fixed Interest Allocation, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees (including, in some cases, fees for optional benefit riders), and premium taxes..

  CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation may be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals and any related charges, and then subtract any contract fees (including any rider charges) and premium taxes.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we deduct any surrender charge, any charge for premium taxes, the annual contract and administrative fee (unless waived), any optional benefit rider charge, and any other charges incurred but not yet deducted. Finally, we adjust for any Market Value Adjustment.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender.
Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax
Considerations" for more details.

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.

We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute a portfolio subject to those instructions, we will execute your instructions using the substituted portfolio, unless you request otherwise.

We also reserve the right to: (i) deregister Account B under the 1940 Act; (ii) operate Account B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Account B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Account B; and (v) combine Account B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OPTIONAL RIDERS
Subject to state availability, you may elect one of three optional benefit riders discussed below. You may not add more than one of these three riders to your Contract. There are separate charges for each rider. Once elected, the riders generally may not be cancelled. This means once you add the rider, you may not remove it, and charges will be assessed regardless of the performance of your Contract. Please see "Charges and Fees - Optional Rider Charges" for information on rider charges.

THE OPTIONAL RIDERS MAY NOT BE AVAILABLE FOR ALL INVESTORS. THEY SHOULD BE ANALYZED THOROUGHLY AND UNDERSTOOD COMPLETELY BEFORE BEING ELECTED. THE OPTIONAL RIDERS DO NOT GUARANTEE ANY RETURN OF PRINCIPAL OR
PREMIUM PAYMENTS AND DO NOT GUARANTEE PERFORMANCE OF ANY SPECIFIC
INVESTMENT PORTFOLIO UNDER THE CONTRACT.  YOU SHOULD CONSULT A
QUALIFIED FINANCIAL ADVISER IN EVALUATING THE RIDERS.

THE OPTIONAL RIDERS MAY NOT BE APPROVED IN ALL STATES. CHECK WITH OUR CUSTOMER SERVICE CENTER FOR AVAILABILITY IN YOUR STATE. THE TELEPHONE NUMBER IS (800)366-0066.

RIDER DATE
We use the term rider date in the discussion of the optional benefit riders below. The rider date is the date an optional benefit rider becomes effective. The rider date is also the contract date if the rider was purchased at the time the Contract is issued.

SPECIAL FUNDS
We use the term Special Funds in the discussion of the Minimum Guaranteed Accumulation Benefit rider (with the 20-year waiting period) and the Minimum Guaranteed Income Benefit rider. The Special Funds refer to the Liquid Asset subaccount, Limited Maturity Bond subaccount and the Fixed Interest Allocations. The Company may designate new and/or existing subaccounts as a Special Fund with 30 days notice at any time, including during the life of a rider.

NO CANCELLATION
Once you purchase a rider, the rider may not be cancelled, unless you cancel the Contract during the Contract's free look period, surrender, annuitize or otherwise terminate the Contract which automatically cancels any attached rider. Once the Contract continues beyond the free look period, you may not at any time cancel the rider, except with respect to a one-time right to cancel the twenty-year option of the Minimum Guaranteed Accumulation Benefit rider under specified conditions. The Company may, at its discretion, cancel and/or replace a rider at your request in order to renew or reset a rider.

TERMINATION
The optional riders are "living benefits". This means that the guaranteed benefits offered by the riders are intended to be available to you while you are living and while your Contract is in the accumulation phase. The optional riders automatically terminate (and all benefits under the rider will cease) if you annuitize, surrender or otherwise terminate your Contract or die
(first owner to die if there are multiple contract owners, or at death of annuitant if contract owner is not a natural person), unless your spouse beneficiary elects to continue the Contract, during the accumulation phase. The optional rider will also terminate if there is a change in contract ownership (other than a spousal beneficiary continuation on your death). Other circumstances which may cause a particular optional rider to terminate automatically are discussed below with the applicable rider.

MINIMUM GUARANTEED ACCUMULATION BENEFIT (MGAB) RIDER
The MGAB rider is an optional benefit which provides you with an MGAB benefit intended to guarantee a minimum contract value at the end of a specified waiting period. The MGAB is a one-time adjustment to your contract value in the event your contract value on the MGAB Benefit Date is less than the MGAB Base. The MGAB rider may offer you protection in the event your contract value loses value during the MGAB waiting period. For a discussion of the charges we deduct under the MGAB rider, see "Optional Rider Charges."

The MGAB rider offers a ten-year option and a twenty-year option, of which you may purchase only one. The ten-year option has a waiting period of ten years and guarantees that your contract value at the end of ten years will at least equal your initial premium payment, reduced pro rata for withdrawals. Transfers made within 3 years prior to the MGAB Benefit
Date will also reduce the benefit pro rata. The twenty-year option has a waiting period of twenty years and guarantees that your contract value at the end of twenty years will at least equal two times your initial premium payment, reduced pro rata for withdrawals, and reduced for transfers made within 3 years prior to the MGAB Benefit Date. On the MGAB Benefit
Date, which is the next business day after the applicable waiting period, we calculate your Minimum Guaranteed Accumulation Benefit.

  CALCULATING THE MGAB.  We calculate your MGAB as follows:

     1. WE FIRST DETERMINE YOUR MGAB BASE. The MGAB Base is only a calculation used to determine the MGAB. It does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the amount of your annuity income, cash surrender value and death benefits.

       If you purchased the MGAB rider on the contract date, and

            (i) elected the ten-year option, your MGAB Base is equal to your initial premium plus any additional premium added to your Contract during the 2-year period after your rider date, reduced pro rata for any withdrawals and reduced for any transfers made within 3 years; or

            (ii) elected the twenty-year option, except for the Special Funds which require special calculations, your MGAB Base is equal to your initial premium, plus any additional premium added to your Contract during the 2-year period after your contract date, accumulated at the MGAB Base Rate reduced pro rata for any withdrawals and reduced for any transfers made within 3 years. The MGAB Base Rate for all allocations other than allocations to the Special Funds is the annual effective rate of 3.5265%. Accumulation of eligible additional premiums starts on the date the premium was received.

       ONLY PREMIUMS ADDED TO YOUR CONTRACT DURING THE 2-YEAR PERIOD AFTER YOUR RIDER DATE ARE INCLUDED IN THE MGAB BASE. ANY ADDITIONAL PREMIUM PAYMENTS YOU ADDED TO YOUR CONTRACT AFTER THE SECOND RIDER ANNIVERSARY ARE NOT INCLUDED IN THE MGAB BASE. Thus, the MGAB rider may not be appropriate for you if you plan to add substantial premium payments after your second rider anniversary.

       If you purchased the MGAB rider after the contract date, your MGAB Base is equal to your contract value on the rider date, plus premiums added during the 2-year period after your rider date. Withdrawals taken while MGAB rider is in effect, as well as, and transfers made within 3 years prior to the MGAB Benefit Date will reduce the value of your MGAB Base pro rata. This means that the MGAB (and the MGAB Charges Base) will be reduced by the same percent as the percent of contract value that was withdrawn (or transferred). We will look to your contract value immediately before the withdrawal or transfer when we determine this percent.

       For any Special Fund under the twenty-year option, if the actual interest credited to and/or the investment earnings of the contract value allocated to the Special Fund over the calculation period is less than the amount calculated under the formula above, that lesser amount becomes the increase in your MGAB Base for the Special Fund for that period. THE MGAB BASE
       RATE FOR EACH SPECIAL FUND MAY BE POSITIVE OR NEGATIVE. Thus, investing in the Special Funds may limit the MGAB benefit.

       Under the 20-year option, adding the rider after the contract date, payment of premiums after the rider date, and or investments in the Special Funds may prevent the MGAB Base from doubling over the waiting period.

         2. WE THEN SUBTRACT YOUR CONTRACT VALUE ON THE MGAB BENEFIT DATE FROM YOUR MGAB BASE. The contract value that we subtract includes both the contract value in the subaccounts in which you are invested and the contract value in your Fixed Interest Allocations, if any.

         3. ANY POSITIVE DIFFERENCE IS YOUR MGAB. If there is a MGAB, we will automatically credit it to the subaccounts in which you are invested pro rata based on the proportions of your then contract value in the subaccounts on that date, unless you have previously given us other allocation instructions. If you do not have an investment in any subaccount on the MGAB Benefit Date, we will allocate the MGAB to the Liquid Asset subaccount on your behalf. After the crediting of the MGAB, the amount of your annuity income, cash surrender value and death benefits will reflect the crediting of the MGAB to your contract value to the extent the contract value is used to determine such value.

  WITHDRAWALS AND TRANSFERS.  We will reduce your MGAB Base and the
MGAB Charge Base pro rata to the percentage of contract value of any withdrawals you make after the rider date but prior to the MGAB Benefit Date. Any transfers you make within three years prior to the MGAB
Benefit Date will reduce the MGAB Base and the MGAB Charge Base pro rata to the percentage of contract value transferred. Transfers you make before this date will have no immediate impact on the MGAB Base. Any transfers to and from the subaccounts and Special Funds in which you are invested will cause your MGAB Base to be reallocated pro rata based on the percentage of contract value. Transfers to one or more Special Funds could reduce your MGAB benefit.

  PURCHASE. To purchase the MGAB rider, you must be age 80 or younger on the rider date if you choose the ten-year option and age 65 or younger on the rider date if you choose the twenty-year option. The waiting period must end at or before your annuity start date. The MGAB rider may be purchased (i) on the contract date, and (ii) within 30 days following the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later.

  THE MGAB BENEFIT DATE. If you purchased the MGAB rider on the contract date or added the MGAB rider within 30 days following the contract date, the MGAB Benefit Date is your 10th contract anniversary for the ten-year option or 20th contract anniversary for the twenty-year option. If you added the MGAB rider during the 30-day period preceding your first contract anniversary after the date of this prospectus, your MGAB Benefit Date will be the first contract anniversary occurring after 10 years (for the ten-year option) or 20 years (for the twenty-year option) after the rider date. The MGAB rider is not available if the MGAB Benefit Date would fall beyond the latest annuity start date.

  CANCELLATION. If you elected the twenty-year option, you have a one-time right to cancel the MGAB rider on your first contract anniversary that is at least 10 years after the rider date. If you purchased the MGAB rider during the 30-day period following the contract date, your one-time right to cancel the rider occurs on the tenth anniversary of your contract date. To cancel, you need to send written notice to our Customer Service Center at least 30 days before such anniversary date. If the MGAB rider is terminated before the MGAB Benefit Date, you will not be credited with the MGAB and we will assess the pro rata portion of the MGAB rider charge for the current quarter.

  NOTIFICATION. Any crediting of the MGAB will be reported in your first quarterly statement following the MGAB Benefit Date.

MINIMUM GUARANTEED INCOME BENEFIT (MGIB) RIDER
The MGIB rider is an optional benefit which guarantees that a minimum amount of annuity income will be available to you if you annuitize on the MGIB Benefit Date, regardless of fluctuating market conditions.
The amount of the Minimum Guaranteed Income Benefit will depend on the amount of premiums you pay, during the five contract years after you purchase the rider, the amount of contract value you allocate or transfer to the Special Funds, the MGIB Rate (7% for all portfolios except the Special Funds), the adjustment for Special Fund transfers, and the dollar amount of any withdrawals you take while the rider is in effect. For a discussion of the charges we deduct under the MGIB rider, see "Optional Rider Charges." Ordinarily, the amount of income that will be available to you on the annuity start date is based on your contract value, the annuity option you selected and the guaranteed or the then current income factors in effect on the date you annuitize. If you purchase the MGIB rider, the minimum amount of income that will be available to you upon annuitization on the MGIB Benefit Date is the greatest of:

       (i) your annuity income based on your contract value adjusted for any Market Value Adjustment on the MGIB Benefit Date applied to the guaranteed income factors specified in your Contract for the annuity option you selected;

       (ii) your annuity income based on your contract value adjusted for any Market Value Adjustment on the MGIB Benefit Date applied to the then current income factors in effect for the annuity option you selected; and

       (iii) the MGIB annuity income based on your MGIB Base on the MGIB Benefit Date applied to the MGIB income factors specified in your rider for the MGIB annuity option you selected. Prior to applying the MGIB income factors, we will adjust the MGIB Base for any surrender charges, premium tax recovery and Market Value Adjustments that would otherwise apply at annuitization.

Prior to your latest annuity start date, you may choose to exercise your right to receive payments under the MGIB rider on the MGIB Benefit Date. Payments under the rider begin on the MGIB Benefit Date. We require a 10-year waiting period before you can annuitize under the MGIB rider benefit. The MGIB must be exercised in the 30-day period prior to the end of the waiting period or any subsequent contract anniversary. At your request, the Company may in its discretion extend the latest contract annuity start date without extending the MGIB Benefit Date.

  DETERMINING THE MGIB ANNUITY INCOME. On the MGIB Benefit Date, we calculate your MGIB annuity income as follows:

    1. WE FIRST DETERMINE YOUR MGIB BASE. The MGIB Base is only a calculation used to determine the MGIB. The MGIB does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the amount of your cash surrender value and death benefits. Any reset of contract value under provisions of the Contract or other riders will not increase the MGIB Base or MGIB Base Maximum.

            (i) If you purchased the MGIB rider on the contract date, except for the Special Funds which require special calculations, the MGIB Base is equal to your initial premium, plus any additional premiums added to your Contract during the 5-year period after your contract date, accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds). Premiums paid after the 5th contract anniversary are excluded from the MGIB Base.

            (ii) If you purchased the MGIB rider after the contract date, except for the Special Funds which require special calculations, your MGIB Base is equal to your contract value on the rider date plus any additional premiums added to your Contract during the 5-year period after your rider date, accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds), reduced pro rata by all withdrawals taken while the MGIB rider is in effect. Such additional premium payments added more than 5 years before the earliest MGIB Benefit Date are included in the MGIB Base. Premiums paid after the 5th rider anniversary are excluded from the MGIB Base.

            (iii)For any Special Fund, if the actual earnings and/or the interest credited to the contract value allocated to the Special Fund over the calculation period is less than the amount determined under the formula above, that lesser amount becomes the change in your MGIB Base for the Special Fund. THE MGIB BASE RATE FOR EACH
                 SPECIAL FUND MAY BE POSITIVE OR NEGATIVE. Thus, investing in the Special Funds may significantly limit the MGIB benefit.

            Of course, regardless of when purchased or how you invest, withdrawals will reduce the value of your MGIB Base pro rata to the percentage of the contract value withdrawn.

            We offer a 7% MGIB Base Rate, except for the Special Funds. The Company may at its discretion discontinue offering this rate. The MGIB Base Rate is an annual effective rate.

            The MGIB Base is subject to the MGIB Base Maximum. The MGIB Base Maximum is the amount calculated above until the earlier of: (i) the date the oldest contract owner reaches age 80, or (ii) the date the MGIB Base reaches two times the MGIB Eligible Premiums, adjusted for any withdrawals. MGIB Eligible Premiums is the total of premiums paid during the first 5 years after the rider date.

    2. THEN WE DETERMINE THE MGIB ANNUITY INCOME BY MULTIPLYING YOUR MGIB BASE (ADJUSTED FOR ANY MARKET VALUE ADJUSTMENT, SURRENDER CHARGE AND PREMIUM TAXES) BY THE INCOME FACTOR, AND THEN DIVIDE BY $1,000.

       Two MGIB Income Options are available under the MGIB Rider:

            (i) Income for Life (Single Life or Joint with 100% Survivor) and 10-30 Year Certain;

            (ii)  Income for a 20-30 Year Period Certain; or

            (iii) Any other income plan offered by the Company in connection with the MGIB rider on the MGIB Benefit Date.

On the MGIB Benefit Date, we would apply the MGIB Base using the Table of Income Factors specified in the MGIB rider for the Income Option you selected. The guaranteed factors contained in the MGIB rider generally provide lower payout per $1,000 of value applied than the guaranteed factors found in your Contract.

Then we compare the MGIB annuity income under the rider guarantee for the option selected with the annuity income under your Contract guarantee for the same option. The greater amount of income will be available to you on the MGIB Benefit Date.

  WITHDRAWALS AND TRANSFERS. We will reduce the MGIB Base and the MGIB Base Maximum pro rata to the percentage of contract value of any withdrawals you make. Any transfers to and from the subaccounts and Special Funds in which you are invested will cause your MGIB Base to be reallocated pro rata based on the percentage of contract value you transfer. This could reduce the MGIB benefit.

  PURCHASE. To purchase the MGIB rider, you must be age 79 or younger on the rider date and the ten-year waiting period must end at or prior to the latest annuity start date. The MGIB rider must be purchased (i) on the contract date, or (ii) within thirty days after the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later. There is a ten year waiting period before you can annuitize under the MGIB rider.

   THE MGIB BENEFIT DATE. If you purchased the MGIB rider on the contract date or added the MGIB rider within 30 days following the contract date, the MGIB Benefit Date is the contract anniversary on or after the tenth contract anniversary when you decide to exercise your right to annuitize under the MGIB rider. If you added the MGIB rider during the 30-day period preceding your first contract anniversary after the date of this prospectus, your MGIB Benefit Date is any contract anniversary on or after the tenth contract anniversary from the rider date when you decide to exercise your right to annuitize under the MGIB rider.

  NO CHANGE OF ANNUITANT. Once the MGIB rider is purchased, the annuitant may not be changed except for the following exception. If an annuitant who is not a contract owner dies prior to annuitization, a new annuitant may be named in accordance with the provisions of your Contract. The MGIB Base is unaffected and continues to accumulate.

  NOTIFICATION. On or about 30 days prior to the MGIB Benefit Date, we will provide you with notification which will include an estimate of the amount of MGIB annuity benefit available if you choose to exercise. The actual amount of the MGIB annuity benefit will be determined as of the MGIB Benefit Date.

THE MGIB RIDER DOES NOT RESTRICT OR LIMITS YOUR RIGHT TO ANNUITIZE THE CONTRACT AT ANY TIME PERMITTED UNDER THE CONTRACT. THE MGIB RIDER DOES NOT RESTRICT YOUR RIGHT TO ANNUITIZE THE CONTRACT USING CONTRACT VALUES THAT MAY BE HIGHER THAN THE MGIB ANNUITY BENEFIT.

THE BENEFITS ASSOCIATED WITH THE MGIB RIDER ARE AVAILABLE ONLY IF YOU ANNUITIZE YOUR CONTRACT UNDER THE RIDER AND IN ACCORDANCE WITH THE
PROVISIONS SET FORTH ABOVE.   ANNUITIZING USING THE MGIB MAY RESULT IN
THE MORE FAVORABLE STREAM OF INCOME PAYMENTS UNDER YOUR CONTRACT. BECAUSE THE MGIB RIDER IS BASED ON CONSERVATIVE ACTUARIAL FACTORS, THE LEVEL OF LIFETIME INCOME THAT IT GUARANTEES MAY BE LESS THAN THE LEVEL THAT MIGHT BE PROVIDED BY THE APPLICATION OF YOUR CONTRACT VALUE TO THE CONTRACT'S APPLICABLE ANNUITY FACTORS. YOU SHOULD CONSIDER ALL OF YOUR OPTIONS AT THE TIME YOU BEGIN THE INCOME PHASE OF YOUR CONTRACT.

MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB) RIDER
The MGWB rider is an optional benefit which guarantees that if your contract value is reduced to zero, you will receive periodic payments equal to all premium payments paid during the first two contract years (Eligible Payment Amount) adjusted for any prior withdrawals. To maintain this guarantee, withdrawals in any contract year may not exceed 7% of Eligible Payment Amount. If your contract value is redeemed to zero, your periodic payments will be 7% of your Eligible Payment Amount every year. Payments continue until your MGWB Withdrawal Account is reduced to zero. For a discussion of the charges, we deduct under the MGWB rider, see "Optional Rider Changes." Each payment you receive under the MGWB rider will be taxed as a withdrawal and may be subject to a penalty tax. See "Withdrawals" and "Federal Tax Considerations" for more information. Your original Eligible Payment Amount depends on when you purchase the MGWB rider and is:

       (i) if you purchased the MGWB rider on the contract date, your premium payments, received during the first two contract years; or
       (ii) if you purchased the MGWB rider after the contract date, your contract value on the rider date, including any premiums received that day, and any subsequent premium payments received during the two-year period commencing on the rider date.

  THE MGWB WITHDRAWAL ACCOUNT. The MGWB Withdrawal Account is only a calculation which represents the remaining amount available for periodic payments under the MGWB rider. It does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It will not affect your annuitization, surrender and death benefits. The MGWB Withdrawal Account is equal to the Eligible Payment Amount adjusted for any withdrawals. Withdrawals of up to 7% per year of the Eligible Payment Amount. Such withdrawals will reduce the value of your MGWB Withdrawal Account by the dollar amount of the withdrawal. Any withdrawals greater than 7% per year of the Eligible Payment Amount will cause a reduction in both the MGWB Withdrawal Account and the Eligible Payment Amount by the proportion that the withdrawal bears to the Contract Value at the time of the withdrawal. The MGWB Withdrawal Account is also reduced by the amount of any periodic payments paid under the MGWB rider once your contract value is zero.

  GUARANTEED WITHDRAWAL STATUS. You may continue to make withdrawals in any amount permitted under your Contract so long as your contract value is greater than zero. See "Withdrawals." Making any withdrawals in any year greater than 7% per year of the Eligible Payment Amount in any year will reduce the Eligible Payment Amount for future withdrawals and payments under the MGWB rider by the proportion that the withdrawal bears to the contract value at the time of the withdrawal. The MGWB rider, will remain in force, and you may continue to make withdrawals so long as:

       (i)  your contract value is greater than zero;
       (ii) your MGWB Withdrawal Account is greater than zero;
       (iii)your latest allowable annuity start date has not been reached;
       (iv) you have not elected to annuitize your Contract; and
       (v) you have not died (unless your spouse has elected to continue the contract), changed the ownership of the Contract or surrendered the Contract.

The standard Contract provision limiting withdrawals to no more than 90% of the cash surrender value is not applicable under the MGWB rider.

  WITHDRAWAL ADJUSTMENTS. We will reduce the MGWB Withdrawal Account by the dollar amount of any withdrawal taken up to 7% per year of the Eligible Payment Amount. Any withdrawal taken in excess of 7% per year of the Eligible Payment Amount will reduce both the MGWB Withdrawal Account and the Eligible
Payment Amount, pro rata in proportion to the percentage of contract value withdrawn. If a withdrawal reduces the MGWB Withdrawal Account to zero, the MGWB rider terminates and no further benefits are payable under the rider.

  AUTOMATIC PERIODIC BENEFIT STATUS. Under the MGWB rider, in the event your contract value is reduced to zero and if the following conditions exist, your Contract is given what we refer to as Automatic Periodic Benefit Status:

       (i)  your MGWB Withdrawal Account is greater than zero;
       (ii) your latest allowable annuity start date has not been reached;
       (iii)you have not elected to annuitize your Contract; and
       (iv) you have not died, changed the ownership of the Contract or surrendered the Contract.

Once your Contract is given Automatic Periodic Benefit Status, we will pay you MGWB periodic payments; beginning on the next contract anniversary equal to the lesser of the remaining MGWB Withdrawal Account or 7% annually of your Eligible Payment Amount until the earliest of (i) your contract's annuity start date, (ii) the death of the owner; or (iii) until your MGWB Withdrawal Account is exhausted. We will reduce the MGWB Withdrawal Account by the amount of each payment. Once your Contract is given Automatic Periodic Benefit Status, we will not accept any additional premium payments in your Contract, and the Contract will not provide any benefits except those provided by the MGWB rider. Any other rider terminates. Your Contract will remain in Automatic Periodic Benefit Status until the earliest of (i) payment of all MGWB periodic payments, and (ii) payment of the Commuted Value (defined below), or (iii) the owner's death has occurred.

On the contract's latest annuity start date, in lieu of making the remaining MGWB periodic payments, we will pay you the Commuted Value of your MGWB periodic payments remaining. We may, at our option, extend your annuity start date in order to continue the MGWB periodic payments. The Commuted Value is the present value of any then remaining MGWB periodic payments at the current interest rate plus 0.50%. The current interest rate will be determined by the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for periods applicable to the remaining payments. Once the last MGWB periodic payment is made or we pay you the Commuted Value, your Contract and the MGWB rider terminate.

  DEATH BENEFIT DURING AUTOMATIC PERIODIC BENEFIT STATUS. If you have never withdrawn more than 7% per year of the Eligible Payment Amount and you elected the 7% Solution Enhanced Death Benefit in your Contract, the death benefit otherwise payable under the terms of your Contract will remain in force during any Automatic Periodic Benefit
Status. In determining the amount of the death benefit during the Automatic Periodic Benefit Status, we deem your contract value to be zero and treat the MGWB periodic payments as withdrawals. In all cases, the death benefit payable during Automatic Periodic Benefit Status is your MGWB Withdrawal Account which equals the sum of the remaining MGWB periodic payments.

  PURCHASE. To purchase the MGWB rider, your must be age 80 or younger on the rider date. The MGWB rider must be purchased (i) on the contract date, or (ii) within 30 days after the contract date.
For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same portfolios of the Trusts. These contracts have different charges that could effect their performance, and may offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other
Contract Provisions" in this prospectus for information on other important provisions in your Contract.


                              WITHDRAWALS
Any time during the accumulation phase and before the death of the annuitant, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract. If any single withdrawal or the sum of withdrawals exceeds the Free Withdrawal Amount, you will incur a surrender charge. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of the withdrawal less any withdrawals during that contract year.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation
taken more than 30 days before its maturity date.   We will determine
the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not effect the withdrawal amount you receive.

Please be aware that the benefit we pay under certain optional benefit riders will be reduced by any withdrawals you take while the rider is in effect. See "Optional Riders."

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $1,000. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may choose to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it is at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

                                MAXIMUM PERCENTAGE
                  FREQUENCY     OF CONTRACT VALUE
                  Monthly              1.25%
                  Quarterly            3.75%
                  Annually            15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular fixed dollar systematic withdrawal program.

If your withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

  FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to a maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a surrender charge on the withdrawal date if the withdrawal exceeds the maximum limit as calculated on the withdrawal date. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply the surrender charge and any Market Value adjustment directly to your contract value (rather than to the withdrawal) so that the amount of each systematic withdrawal remains fixed.

  Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the maximum. Such withdrawals are subject to surrender charges and Market Value Adjustments when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

                   TRANSFERS AMONG YOUR INVESTMENTS

You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgement or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program.

Please be aware that the benefit we pay under an optional benefit rider may be effected by certain transfers you make while the rider is in effect. Transfers may also affect your optional rider base. See "Optional Riders."

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest
Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day.
Account B and the Company will not be liable for following instructions communicated by telephone or over the internet that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone or internet.

DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with either a 6-month or a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you. We also may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively for use with the dollar cost averaging program. The DCA Fixed Interest Allocations require a minimum premium payment of $1,200 directed into a DCA Fixed Interest Allocation.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

Unless you have a DCA Fixed Interest Allocation, you elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. If your source account is a 6-month Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 6. You may change the transfer amount once each contract year. If you have a DCA Fixed Interest Allocation, there is no minimum or maximum transfer amount; we will transfer all your money allocated to that source account into the subaccount(s) in equal payments over the selected 6-month or 1-year period. The last payment will include earnings accrued over the course of the selected period. If you make an additional premium into a Fixed Interest Allocation subject to dollar cost averaging, the amount of your transfers under the dollar cost averaging program remains the same, unless you instruct us to increase the transfer amount.

Transfers from a Fixed Interest Allocation or a DCA Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment. However, if you terminate the dollar cost averaging program for a DCA Fixed Interest Allocation and there is money remaining in the DCA Fixed Interest Allocation, we will transfer the remaining money to the Liquid Asset subaccount. Such transfer will trigger a Market Value Adjustment if the transfer is made more than 30 days before the maturity date of the DCA Fixed Interest Allocation.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis.
The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation or DCA Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program, stop offering DCA Fixed Interest Allocations or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Account B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

                         DEATH BENEFIT CHOICES

DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either the annuitant (when a contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment.

You may choose from the following 3 death benefit choices: (1) the Standard Death Benefit Option; (2) the 7% Solution Enhanced Death Benefit Option; and (3) the Annual Ratchet Enhanced Death Benefit Option. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the guaranteed death benefit. The MGWB rider may affect the death benefit. See "Minimum Guaranteed Withdrawal Benefit (MGWB) Rider--Death Benefits during Automatic Periodic Benefit Status."

  STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you elect one of the enhanced death benefits.
The Standard Death Benefit under the Contract is the greatest of (i) your contract value; (ii) total premium payments less any withdrawals; and (iii) the cash surrender value.

  ENHANCED DEATH BENEFITS. If the 7% Solution Enhanced Death Benefit or the Annual Ratchet Enhanced Death Benefit is elected, the death benefit under the Contract is the greatest of (i) the contract value;
(ii) total premium payments less any withdrawals; (iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.

             HOW THE ENHANCED DEATH BENEFIT IS CALCULATED

         7% SOLUTION                            ANNUAL RATCHET
   We credit interest each              On each contract anniversary
   business day at the 7% annual        that occurs on or before the
   effective rate* to the enhanced      contract owner turns age 80,
   death benefit from the               we compare the prior enhanced
   preceding day (which would be        death benefit to the contract
   the initial premium if the           value and select the larger
   preceding day is the contract        amount as the new enhanced
   date), then we add additional        death benefit.
   premiums paid since the              On all other days, the
   preceding day, then we subtract      enhanced death benefit is the
   any withdrawals made (including      amount determined below.  We
   any Market Value Adjustment          first take the enhanced death
   applied to such withdrawals)         benefit from the preceding day
   since the preceding day and          (which would be the initial
   then we subtract any associated      premium if the valuation date
   surrender charges.**                 is the contract date) and then
   The maximum enhanced death           we add additional premiums
   benefit is 2 times all premium       paid since the preceding day,
   payments, as reduced by              then we subtract any
   withdrawals.***                      withdrawals made (including
                                        any Market Value Adjustment
                                        applied to such withdrawals)
                                        since the preceding day, and
                                        then we subtract any
                                        associated surrender charges.
                                        That amount becomes the new
                                        enhanced death benefit.

   * The interest rate used for calculating the death benefit for the Liquid Asset and Limited Maturity Bond subaccounts will be the lesser of the 7% annual effective rate or the net rate of return for such subaccounts during the applicable period. The interest rate used for calculating the death benefit for your Fixed Interest Allocation will be the lesser of the 7% annual effective rate or the interest credited to such investment during the applicable period. Thus, selecting these investments may limit the enhanced death benefit. If we offer additional subaccounts in the future, we may restrict those new subaccounts from participating in the 7% Solution Enhanced Death Benefit.
   ** Each premium payment reduced by any withdrawals and any associated surrender charges incurred will continue to grow at the 7% annual effective rate.
   ***Each withdrawal reduces the maximum enhanced death benefit as follows: first, the maximum enhanced death benefit is reduced by the amount of any withdrawal of earnings; then, it is reduced in proportion to the reduction in the contract value for any withdrawal of premium (in each case, including any associated surrender charges) and as adjusted for any Market Value Adjustment. If those withdrawals in a contract year do not exceed 7% of cumulative premiums and did not exceed 7% of cumulative premiums in any prior contract year, such withdrawals will be treated as withdrawals of earnings for the purpose of calculating the maximum enhanced death benefit. Once withdrawals in any contract year exceed 7% of cumulative premiums, withdrawals will reduce the maximum enhanced death benefit in proportion to the reduction in contract value pro rata.

The 7% Solution Enhanced Death Benefit is available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is not more than 80 years old at the time of purchase. The Annual Ratchet Enhanced Death Benefit is available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is not more than 79 years old at the time of purchase. The 7% Solution and Annual Ratchet Enhanced Death Benefits may not be available where a Contract is held by joint owners.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

                           CHARGES AND FEES
We deduct the charges described below to cover our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a charge will not always correspond to the actual costs associated. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of contracts.

CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company.
Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

  SURRENDER CHARGE.  We will deduct a contingent deferred sales charge
(a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the Free Withdrawal Amount during the 7-year period from the date we receive and accept a premium payment. The surrender charge is based on a percentage of each premium payment withdrawn. This charge is intended to cover sales expenses that we have incurred.
We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage of premium payments deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment withdrawn as follows:

  COMPLETE YEARS ELAPSED     0  |  1  |  2  |  3  |  4  |  5  |  6  |  7+
     SINCE PREMIUM PAYMENT      |     |     |     |     |     |     |
  SURRENDER CHARGE           7% |  7% |  6% |  5% |  4% |  3% |  1% |  0%

  WAIVER OF SURRENDER CHARGE FOR EXTENDED MEDICAL CARE. We will waive the surrender charge in most states in the following events: (i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least 45 days during a 60-day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within 90 days after the last day of your care; or (ii) you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us satisfactory written proof of illness. See your Contract for more information. The waiver of surrender charge may not be available in all states.

  FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

  SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the Free Withdrawal Amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. We will deduct such charges from the contract value in proportion to the contract value in each subaccount or Fixed Interest Allocation from which the excess withdrawal was taken. In instances where the excess withdrawal equals the entire contract value in such subaccounts or Fixed Interest Allocations, we will deduct charges proportionately from all other subaccounts and Fixed Interest Allocations in which you are invested. Any withdrawal from a Fixed Interest Allocation more than 30 days before its maturity date will trigger a Market Value Adjustment.

For the purpose of calculating the surrender charge for an excess withdrawal: a) we treat premiums as being withdrawn on a first-in, first-out basis; and b) amounts withdrawn which are not considered an excess withdrawal are not considered a withdrawal of any premium payments. We have included an example of how this works in Appendix
C. Although we treat premium payments as being withdrawn before earnings for purpose of calculating the surrender charge for excess withdrawals, the federal tax law treats earnings as withdrawn first.

  PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value (or from the MGIB Base, if exercised) on the annuity start date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal or on the annuity start date.

  ADMINISTRATIVE CHARGE. We deduct an annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $40 per Contract. This charge is waived if you have a contract value of $100,000 or more at the end of a contract year or the sum of the premiums paid equals or exceeds $100,000. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in these subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

  TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, automatic rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS
  MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense risk charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the charge, on an annual basis, is equal to 1.10% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .003030% for each day since the previous business day. If you have elected an enhanced death benefit, the charge, on an annual basis, is equal to 1.25% for the Annual Ratchet Enhanced Death Benefit, or 1.40% for the 7% Solution Enhanced Death Benefit, of the assets you have in each subaccount. The charge is deducted each business day at the rate of
 .003446% or .003863%, respectively, for each day since the previous business day.

  ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. This charge is deducted daily from your assets in each subaccount.

OPTIONAL RIDER CHARGES
Subject to state availability, you may purchase one of three optional benefit riders that you may elect at issue. So long as the rider is in effect, we will deduct a separate quarterly charge for each optional benefit rider through a pro rata reduction of the contract value of the subaccounts in which you are invested. If there is insufficient contract value in the subaccount, we will deduct the charges from your Fixed Interest Allocations nearest their maturity date. We deduct each rider charge on each quarterly contract anniversary in arrears, meaning the first charge will be deducted on the first quarterly anniversary following the rider date. For a description of the riders and the defined terms used in connection with the riders, see "The Annuity Contract - Optional Riders."

     MINIMUM GUARANTEED ACCUMULATION BENEFIT (MGAB). The quarterly charge for the MGAB rider is as follows:

       Waiting Period     Quarterly Charge
       --------------     ----------------
       10 Year............0.125% of the MGAB Charge Base (0.50% annually)
       20 Year............0.125% of the MGAB Charge Base (0.50% annually)

The MGAB Charge Base is the total of (i) the MGAB Base on the rider date and
(ii) premiums during the 2-year period commencing on the rider date, reduced pro rata for withdrawals and reduced for transfers made within the last
3 years prior to the MGAB Benefit Date. We will deduct charges only during your ten-year or twenty-year waiting period, as applicable. If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and MGAB Charge Base immediately prior to the surrender or annuitization.

     MINIMUM GUARANTEED INCOME BENEFIT (MGIB). The quarterly charge for the MGIB rider is as follows:
       MGIB Base Rate     Quarterly Charge
       --------------     ----------------
       0% ................0.05% of the MGIB Base* (0.20% annually)
       3%.................0.08% of the MGIB Base  (0.32% annually)
       5%.................0.10% of the MGIB Base  (0.40% annually)
       6%.................0.15% of the MGIB Base  (0.60% annually)
       7%.................0.125% of the MGIB Base (0.50% annually)

The MGIB Base during the 5-year period after the rider date, reduced pro rata for all withdrawls taken while the MGIB rider is in effect, and accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds). If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and your MGIB Base immediately prior to the surrender or annuitization.

     MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB). The quarterly charge for the MGWB rider is 0.125% (0.50% annually) of the original
MGWB Eligible Premiums. The original MGWB Eligible Payment Amount is equal to all premiums paid during the first two contract years following the rider date. When we calculate the MGWB rider charge, we do not reduce the Eligible Payment Amount by the amount of any withdrawals taken while the MGWB rider is in effect. We will deduct charges only during the period before your Contract's Automatic Periodic Benefit Status. If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and your original MGWB Eligible Payment Amount immediately prior to the surrender or annuitization.



TRUST EXPENSES
There are fees and charges deducted from each investment portfolio of the Trusts. Please read the respective Trust prospectus for details.


                          THE ANNUITY OPTIONS
ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option chosen. You may change annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value adjusted for any applicable Market Value Adjustment on the annuity start date in accordance with the annuity option you chose. The MGIB annuity benefit may be available if you have purchased the MGIB rider, provided the waiting period and other specified conditions have been met.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate) under applicable law, the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2) The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 3 years from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 3 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. See "Federal Tax Considerations" and the Statement of Additional Information. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age
70 1/2 or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult your tax adviser for tax advice.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

  OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

  OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Payment is made for the life of the annuitant in equal monthly installments and guaranteed for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

  OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

  OPTION 4. ANNUITY PLAN. The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and Golden American. The amounts we will pay are determined as follows:

     (1)For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and 3.50% for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

     (2)For Option 3, no amounts are payable after both named persons have died.

     (3)For Option 4, the annuity option agreement will state the amount we will pay, if any.


                       OTHER CONTRACT PROVISIONS

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report.
We will also send you copies of any shareholder reports of the investment portfolios in which Account B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Account B may not reasonably occur or so that the Company may not reasonably determine the value of Account B's net assets; or (4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES--APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. In these states, your premiums designated for investment in the subaccounts will be allocated during the free look period to a subaccount specially designated by the Company for this purpose (currently, the Liquid Asset subaccount). We may, in our discretion, require that premiums designated for investment in the subaccounts from all other states as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request. If you keep your Contract after the free look period, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any surrender, administration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.

SELLING THE CONTRACT
Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Account B and other separate accounts of Golden American. We pay Directed Services for acting as principal underwriter under a distribution agreement which in turn pays the writing agent. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

Directed Services enters into sales agreements with broker-dealers to sell the Contracts through registered representatives who are licensed to sell securities and variable insurance products. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. Directed Services receives a maximum of 6.5% commission, and passes through 100% of the commission to the broker-dealer whose registered representative sold the Contract.

                       UNDERWRITER COMPENSATION
         -----------------------------------------------------------
         |     NAME OF     |     AMOUNT OF     |      OTHER        |
         |    PRINCIPAL    |  COMMISSION TO BE |   COMPENSATION    |
         |   UNDERWRITER   |        PAID       | Reimbursement of  |
         |                 |  Maximum of 6.5%  |       any         |
         |     Directed    |   of any initial  | covered expenses  |
         |  Services, Inc. |   or additional   |     incurred      |
         |                 |  premium payments |  by registered    |
         |                 |    except when    | representatives   |
         |                 |      combined     |        in         |
         |                 |  with some annual | connection with   |
         |                 |       trail       | the distribution  |
         |                 |    commissions.   |      of the       |
         |                 |                   |    Contracts.     |
         -----------------------------------------------------------

Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale and an annual trail commission (which when combined could exceed 6.5% of total premium payments).

We do not pay any additional commissions on the sale or exercise of any of the optional benefit riders offered in this prospectus.


                           OTHER INFORMATION
VOTING RIGHTS
We will vote the shares of a Trust owned by Account B according to your instructions. However, if the Investment Company Act of 1940 or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust's meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Account B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company or Account B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Secretary of Golden American. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS
The audited financial statements of Golden American Life Insurance Company and Account B appearing in this prospectus or in the Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the Statement of Additional Information and in the Registration Statement and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                      FEDERAL TAX CONSIDERATIONS
The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS:  NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
  DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Account B, through the subaccounts, will satisfy these diversification requirements.

In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Account B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Account B assets supporting the Contract.

  REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued.
We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
  IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
  NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any non-taxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

  WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs (including amounts paid to you under the MGWB rider), the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the Contract at that time. Credits constitute earnings (not premiums) for federal tax purposes and are not included in the owner's investment in the Contract. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

Penalty Tax on Certain Withdrawals. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

   o  made on or after the taxpayer reaches age 59 1/2;

   o  made on or after the death of a contract owner;

   o  attributable to the taxpayer's becoming disabled; or

   o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

  ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

  TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

  TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT.
A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

  WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability.
Recipients can generally elect, however, not to have tax withheld from distributions.

  MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and contributions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

  DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in
Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

  WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code or distributions in a specified annuity form. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified Contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and
(3) all rights and privileges granted by the Contract or allowed by Golden American will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRAS
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limitations, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (social security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

ENHANCED DEATH BENEFIT
The Contract includes an Enhanced Death Benefit that in some cases may exceed the greater of the premium payments or the contract value. The Internal Revenue Service has not ruled whether an Enhanced Death Benefit could be characterized as an incidental benefit, the amount of which is limited in any Code section 401(a) pension or profit-sharing plan or Code section 403(b) tax sheltered annuity. Employers using the Contract may want to consult their tax adviser regarding such limitation. Further, the Internal Revenue Service has not addressed in a ruling of general applicability whether a death benefit provision such as the Enhanced Death Benefit provision in the Contract comports with IRA or Roth IRA qualification requirements.

OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). A tax adviser should be consulted with respect to legislative developments and their effect on the Contract.

[Shaded Section Header]
--------------------------------------------------------------------------
      MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------

SELECTED FINANCIAL DATA

The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden
American should be read in conjunction with the financial statements and notes thereto included in this prospectus.

On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable of Iowa"), according to a merger agreement among Equitable of Iowa, PFHI, and ING Groep N.V. (the "ING acquisition"). On August 13, 1996, Equitable of Iowa acquired all of the outstanding capital stock of BT Variable, Inc., then the parent of Golden American (the "Equitable acquisition"). For financial statement purposes, the ING acquisition was accounted for as a purchase effective October 25, 1997 and the Equitable acquisition was accounted for as a purchase effective August 14, 1996. As a result, the financial data presented below for periods after October 24, 1997, are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997, are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.




                                       SELECTED GAAP BASIS FINANCIAL DATA
                                              (IN THOUSANDS)
                                  Post-Merger                       |       Post-Acquisition
                        --------------------------------------------|---------------------------------
                        For the Period     For       For the Period | For the Period  For the Period
                       January 1, 1999   the Year      October 25,  |   January 1,    August 14, 1996
                           through        Ended       1997 through  |  1997 through    1996 through
                        September 30,  December 31,   December 31,  |   October 24,    December 31,
                            1999           1998           1997      |      1997            1996
                        ------------   ------------  -------------- | --------------  ---------------
                                                                    |
Annuity and Interest                                                |
  Sensitive Life                                                    |
  Product Charges.......  $   55,195    $   39,119     $    3,834   |     $18,288        $    8,768
Net Income before                                                   |
  Federal Income Tax....  $    7,269    $   10,353     $     (279)  |     $  (608)       $      570
Net Income (Loss).......  $    3,551    $    5,074     $     (425)  |     $   729        $      350
Total Assets............  $7,312,027    $4,752,533     $2,446,395   |       N/A          $1,677,899
Total Liabilities.......  $6,858,151    $4,398,639     $2,219,082   |       N/A          $1,537,415
Total Stockholder's                                                 |
  Equity................  $  453,876    $  353,894     $  227,313   |       N/A          $  140,484



                                    (IN THOUSANDS)
                                   Pre-Acquisition
                         ---------------------------------------
                          For the Period
                           January 1,         For the Years
                          1996 through      Ended December 31,
                           August 13,     ----------------------
                              1996           1995        1994
                         --------------   ----------  ----------
Annuity and Interest
  Sensitive Life
  Product Charges.......     $12,259      $  18,388   $   17,519
Net Income before
  Federal Income Tax....     $ 1,736      $    3,364  $    2,222
Net Income (Loss).......     $ 3,199      $    3,364  $    2,222
Total Assets............        N/A       $1,203,057  $1,044,760
Total Liabilities.......        N/A       $1,104,932  $  955,254
Total Stockholder's
  Equity................        N/A       $   98,125  $   89,506


BUSINESS ENVIRONMENT

The current business and regulatory environment remains challenging for the insurance industry. The variable annuity competitive environment is intense and is dominated by a number of large variable product companies with strong distribution, name recognition and wholesaling capabilities. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offer consumers many choices. However, overall demand for variable products remains strong for several reasons including: strong stock market performance over the last five years; relatively low interest rates; an aging U. S. population that is increasingly concerned about retirement and estate planning, as well as maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement as well as lower public confidence in the adequacy of those benefits.

In October of 1997, Golden American introduced three new variable annuity products (GoldenSelect Access, GoldenSelect ES II and
GoldenSelect Premium Plus) which have contributed significantly to sales.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze Golden
American Life Insurance Company's ("Golden American") consolidated results of operations. In addition, some analysis and information regarding financial condition and liquidity and capital resources has also been provided. This analysis should be read jointly with the consolidated financial statements, related notes and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in the financial report. Golden American reports financial results on a consolidated basis. The consolidated financial statements include the accounts of Golden American and its wholly owned subsidiary, First Golden American Life Insurance Company of
New York ("First Golden," and collectively with Golden American, the "Companies").

                       RESULTS OF OPERATIONS

MERGER. On October 23, 1997, Equitable of Iowa Companies' ("Equitable") shareholders approved an Agreement and Plan of Merger ("Merger Agreement") dated July 7, 1997 among Equitable, PFHI Holdings, Inc. ("PFHI") and ING Groep N.V. ("ING"). On October 24, 1997, PFHI, a Delaware corporation, acquired all of the outstanding capital stock of Equitable according to the Merger Agreement. PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. Equitable, an Iowa corporation, in turn owned all the outstanding capital stock of Equitable Life Insurance Company of Iowa ("Equitable Life") and Golden American and their wholly owned subsidiaries. In addition, Equitable owned all the outstanding capital stock of Locust Street Securities, Inc., Equitable Investment Services, Inc. (subsequently dissolved), Directed Services, Inc. ("DSI"), Equitable of Iowa Companies Capital Trust, Equitable of Iowa Companies Capital Trust II and Equitable of Iowa Securities Network, Inc. (subsequently renamed ING Funds Distributor, Inc.). In exchange for the outstanding capital stock of Equitable, ING paid total consideration of approximately $2.1 billion in cash and stock and assumed approximately $400 million in debt. As a result of this transaction, Equitable of Iowa Companies was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or "Parent"), a Delaware corporation.

For financial statement purposes, the change in control of the Companies through the ING merger was accounted for as a purchase effective October 25, 1997. This merger resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at the merger date. As a result, the Companies' financial statements for periods after October 24, 1997 are presented on the Post-Merger new basis of accounting.

The purchase price was allocated to EIC and its subsidiaries with $227.6 million allocated to the Companies. Goodwill of $1.4 billion was established for the excess of the merger cost over the fair value of the assets and liabilities of EIC with $151.1 million attributed to the Companies. Goodwill resulting from the merger is being amortized over 40 years on a straight-line basis. The carrying value will be reviewed periodically for any indication of impairment in value.

CHANGE IN CONTROL--ACQUISITION. On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable, Inc. ("BT Variable") and its wholly owned subsidiaries, Golden American and DSI. After the acquisition, the BT Variable, Inc. name was changed to EIC Variable, Inc. On April 30, 1997, EIC Variable, Inc. was liquidated and its investments in Golden American and DSI were transferred to Equitable, while the remainder of its net assets were contributed to Golden American. On December 30, 1997, EIC Variable, Inc. was dissolved.

For financial statement purposes, the change in control of Golden American through the acquisition of BT Variable was accounted for as a purchase effective August 14, 1996. This acquisition resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at the acquisition date. As a result, the Companies' financial statements for the period August 14, 1996 through October 24, 1997 are presented on the Post-Acquisition basis of accounting and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

The purchase price was allocated to the three companies purchased
- BT Variable, DSI, and Golden American. The allocation of the purchase price to Golden American was approximately $139.9 million. Goodwill of $41.1 million was established for the excess of the acquisition cost over the fair value of the assets and liabilities and attributed to Golden American. At June 30, 1997, goodwill was increased by $1.8 million due to the adjustment of the value of a receivable existing at the acquisition date. Before the ING merger, goodwill resulting from the acquisition was being amortized over 25 years on a straight-line basis.


THE FIRST NINE MONTHS OF 1999 COMPARED TO THE SAME PERIOD OF 1998

PREMIUMS.
                                                   PERCENTAGE       DOLLAR
NINE MONTHS ENDED SEPTEMBER 30          1999         CHANGE         CHANGE        1998
                                        ----       ----------       ------        ----
                                                    (Dollars in millions)
Variable annuity premiums:
  Separate account................    $1,783.5        64.9%         $702.1     $1,081.4
  Fixed account...................       539.4        55.6           192.8        346.6
                                      --------        ----          ------     --------
Total variable annuity premiums...     2,322.9        62.7           894.9      1,428.0
Variable life premiums............        7.0        (38.9)           (4.4)        11.4
                                      --------        ----          ------     --------
Total premiums....................    $2,329.9        61.9%         $890.5     $1,439.4
                                      ========        ====          ======     ========

For the Companies' variable contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment income and product charges.

Variable annuity separate account premiums increased 64.9% during the first nine months of 1999. The fixed account portion of the Companies' variable annuity premiums increased 55.6% during the first nine months of 1999. These increases resulted from increased sales of the Premium Plus variable annuity product.

Premiums, net of reinsurance, for variable products from two significant broker/dealers each having at least ten percent of total sales for the nine months ended September 30, 1999 totaled $664.2 million, or 29% of total premiums ($142.6 million, or 10%, from the one significant broker/dealer for the nine months ended September 30,
1998).

REVENUES.
                                                   PERCENTAGE       DOLLAR
NINE MONTHS ENDED JUNE 30                1999         CHANGE         CHANGE        1998
                                        ----       ----------       ------        ----
                                                    (Dollars in millions)
Annuity and interest sensitive
  life product charges............    $  55.2        104.5%        $ 28.2       $ 27.0
Management fee revenue............        6.8        107.4            3.5          3.3
Net investment income.............       42.7         45.7           13.4         29.3
Realized gains(losses) on
  investments.....................       (2.2)      (607.5)          (2.6)         0.4
Other income......................        7.4         55.0            2.6          4.8
                                      -------       ------         ------       ------
Total premiums....................    $ 109.9         69.6%        $ 45.1       $ 64.8
                                      =======       ======         ======       ======


Total revenues increased 69.6% in the first nine months of 1999 from the same period in 1998. Annuity and interest sensitive life product charges increased 104.5% in the first nine months of 1999 due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"). The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $6.8 million and $3.3 million for the first nine months of 1999 and 1998, respectively.

Net investment income increased 45.7% in the first nine months of 1999 due to growth in invested assets from September 30, 1998. The Companies had $2.2 million of realized losses resulting from the writedown of two fixed maturities in the second quarter of 1999 and from the sale of investments in the first nine months of 1999, compared to gains of $0.4 million in the same period of 1998. Other income increased $2.6 million to $7.4 million in the first nine months of 1999 due primarily to income received due to a modified coinsurance agreement with an unaffiliated reinsurer, which was offset by a reduction in the Companies' deferred policy acquisition costs.

EXPENSES. Total insurance benefits and expenses increased $44.5 million, or 84.6%, to $97.0 million in the first nine months of 1999. Interest credited to account balances increased $61.3 million, or 95.6%, to $125.4 million in the first nine months of 1999. The extra credit bonus on the Premium Plus variable annuity product increased $49.9 million to $85.7 million at September 30, 1999 resulting in an increase in interest credited during the first nine months of 1999 compared to the same period in 1998. The bonus interest on the fixed account increased $2.6 million to $7.6 million at September 30, 1999 resulting in an increase in interest credited during the first nine months of 1999 compared to the same period in 1998. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account option within the variable products.

Commissions increased $49.6 million, or 58.4%, to $134.6 million in the first nine months of 1999. Insurance taxes, state licenses, and fees increased $0.9 million, or 32.3%, to $3.5 million in the first nine months of 1999. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses and expenses for the triennial insurance department examination of Golden American. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased $24.1 million, or 102.5%, to $47.6 million in the first nine months of 1999. Management expects general expenses to continue to increase in 1999 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI and Equitable Life, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of deferred policy acquisition costs ("DPAC"), value of purchased insurance in force ("VPIF"), and unearned revenue reserve were eliminated and an asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During the first nine months of 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of estimated gross profits. During the first nine months of 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs. Amortization of DPAC increased $15.7 million, or 390.7%, in the first nine months of 1999. This increase resulted from growth in policy acquisition costs deferred from $133.6 million at September 30, 1998 to $244.8 million at September 30, 1999, which was generated by expenses associated with the large sales volume experienced since September 30, 1998. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of September 30, 1999 is $1.1 million for the remainder of 1999, $4.3 million in 2000, $4.0 million in 2001, $3.6 million in 2002, $3.2 million in 2003, and $2.4 million in 2004. Actual amortization may vary based upon changes in assumptions and experience.

Amortization of goodwill during the first nine months of 1999 totaled $2.8 million, unchanged from the first nine months of 1998. Goodwill resulting from the merger is being amortized on a straight-line basis over 40 years.

Interest expense on the $25 million surplus note issued in December 1996 and expiring December 2026 was $1.5 million in the first nine months of 1999, unchanged from the same period of 1998. Interest expense on the $60 million surplus note issued in December 1998 and expiring December 2028 was $3.3 million in the first nine months of 1999. Golden American also paid $0.7 million in the first nine months of 1999 compared to $1.3 million in the same period of 1998 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on the reciprocal loan agreement. Interest expense on the revolving note payable with SunTrust Bank, Atlanta was $0.1 million for the first nine months of 1999. In addition, Golden American paid interest of $0.2 million during the first quarter of 1998 on the line of credit with Equitable, which was repaid with a capital contribution from the Parent and with funds borrowed from ING AIH.

INCOME. Net income for the first nine months of 1999 was $3.6 million, a decrease of $1.3 million from net income of $4.9 million in the same period of 1998.

Comprehensive loss for the first nine months of 1999 was $18,000, a decrease of $5.5 million from comprehensive income of $5.5 million in the same period of 1998.

1998 COMPARED TO 1997

The following analysis combines Post-Merger and Post-Acquisition activity for 1997.

PREMIUMS.

                          POST-MERGER         COMBINED         POST-MERGER     | POST-ACQUISITION
                                                              For the Period   |  For the Period
                          For the Year      For the Year     October 25, 1997  |  January 1, 1997
                             ended              ended            through       |      through
                       December 31, 1998  December 31, 1997  December 31, 1997 | October 24, 1997
                       -----------------  -----------------  ----------------- | ----------------
                                                    (Dollars in millions)      |
                                                                               |
Variable annuity                                                               |
  premiums:                                                                    |
  Separate account....      $1,513.3            $291.2             $111.0      |      $180.2
  Fixed account.......         588.7             318.0               60.9      |       257.1
                            --------            ------             ------      |      ------
                             2,102.0             609.2              171.9      |       437.3
Variable life                                                                  |
  premiums............          13.8              15.6                1.2      |        14.4
                            --------            ------             ------      |      ------
Total premiums........      $2,115.8            $624.8             $173.1      |      $451.7
                            ========            ======             ======      |      ======


For the Companies' variable contracts, premiums collected are not reported as revenues, but are reported as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment income and product charges.

Variable annuity separate account premiums increased 419.7% in 1998 primarily due to increased sales of the Premium Plus product introduced in October of 1997 and the increased sales levels of the Companies' other products. The fixed account portion of the Companies' variable annuity premiums increased 85.1% in 1998. Variable life premiums decreased 11.4% in 1998. Total premiums increased 238.7% in 1998.

During 1998, the Companies' sales were further diversified among broker/dealers. Premiums, net of reinsurance, for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 1998 totaled $580.7 million, or 27% of premiums ($328.2 million, or 53% from two significant broker/dealers for the year ended December 31, 1997).

REVENUES.

                           POST-MERGER         COMBINED         POST-MERGER     | POST-ACQUISITION
                                                               For the Period   |  For the Period
                           For the Year      For the Year     October 25, 1997  |  January 1, 1997
                              ended              ended            through       |      through
                        December 31, 1998  December 31, 1997  December 31, 1997 | October 24, 1997
                        -----------------  -----------------  ----------------- | ----------------
                                                     (Dollars in millions)      |
                                                                                |
Annuity and interest                                                            |
  sensitive life                                                                |
  product charges......       $39.1              $22.1              $3.8        |      $18.3
Management fee                                                                  |
  revenue..............         4.8                2.8               0.5        |        2.3
Net investment                                                                  |
  income...............        42.5               26.8               5.1        |       21.7
Realized gains (losses)                                                         |
  on investments.......        (1.5)               0.1                --        |        0.1
Other income...........         5.6                0.7               0.3        |        0.4
                              -----              -----              ----        |      -----
                              $90.5              $52.5              $9.7        |      $42.8
                              =====              =====              ====        |      =====


Total revenues increased 72.3%, or $38.0 million, to $90.5 million in 1998. Annuity and interest sensitive life product charges increased 76.8%, or $17.0 million, to $39.1 million in 1998 due to additional fees earned from the increasing block of business under management in the separate accounts and an increase in surrender charge revenues. This increase was partially offset by the elimination of the unearned revenue reserve related to in force acquired business at the merger date, which resulted in lower annuity and interest sensitive life product charges compared to Post-Acquisition levels.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $4.8 million for 1998 and $2.8 million for 1997.

Net investment income increased 58.6%, or $15.7 million, to $42.5 million in 1998 from $26.8 million in 1997 due to growth in invested assets. During 1998, the Company had net realized losses on investments of $1.5 million, which included a $1.0 million write down of two impaired bonds, compared to gains of $0.1 million in 1997. Other income increased $4.9 million to $5.6 million in 1998 due primarily to income received under a modified coinsurance agreement with an unaffiliated reinsurer as a result of increased sales.

EXPENSES.

                          POST-MERGER         COMBINED         POST-MERGER     | POST-ACQUISITION
                                                              For the Period   |  For the Period
                          For the Year      For the Year     October 25, 1997  |  January 1, 1997
                             ended              ended            through       |      through
                       December 31, 1998  December 31, 1997  December 31, 1997 | October 24, 1997
                       -----------------  -----------------  ----------------- | ----------------
                                                    (Dollars in millions)      |
                                                                               |
Insurance benefits                                                             |
  and expenses:                                                                |
Annuity and interest                                                           |
  sensitive life                                                               |
  benefits:                                                                    |
  Interest credited to                                                         |
    account balances..      $94.9               $26.7              $7.4        |      $19.3
  Benefit claims                                                               |
    incurred in excess                                                         |
    of account                                                                 |
    balances..........        2.1                 0.1                --        |        0.1
Underwriting,                                                                  |
  acquisition, and                                                             |
  insurance expense:                                                           |
  Commission..........      121.2                36.3               9.4        |       26.9
  General Expenses....       37.6                17.3               3.4        |       13.9
  Insurance taxes.....        4.1                 2.3               0.5        |        1.8
  Policy acquisition                                                           |
  costs deferred           (197.8)              (42.7)            (13.7)       |      (29.0)
  Amortization:                                                                |
    Deferred policy                                                            |
      acquisition                                                              |
      costs...........        5.1                 2.6               0.9        |        1.7
    Value of purchased                                                         |
      insurance in                                                             |
      force...........        4.7                 6.1               0.9        |        5.2
    Goodwill............      3.8                 2.0               0.6        |        1.4
                           ------               -----             -----        |      -----
                           $ 75.7               $50.7             $ 9.4        |      $41.3
                           ======               =====             =====        |      =====


Total insurance benefits and expenses increased 49.2%, or $25.0 million, in 1998 from $50.7 million in 1997. Interest credited to account balances increased 255.4%, or $68.2 million, in 1998 from $26.7 in 1997. The extra credit bonus on the Premium Plus product introduced in October of 1997 generated a $51.6 million increase in interest credited during 1998 compared to 1997. The remaining increase in interest credited related to higher account balances associated with the Companies' fixed account option within its variable products.

Commissions increased 234.2%, or $84.9 million, in 1998 from $36.3 million in 1997. Insurance taxes increased 77.0%, or $1.8 million, in 1998 from $2.3 million in 1997. Changes in commissions and insurance taxes are generally related to changes in the level of variable product sales. Insurance taxes are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses. Most costs incurred as the result of new sales including the extra credit bonus were deferred, thus having very little impact on current earnings.

General expenses increased 117.7%, or $20.3 million, in 1998 from $17.3 million in 1997. Management expects general expenses to continue to increase in 1999 as a result of the emphasis on expanding the salaried wholesaler distribution network. The Companies use a network of wholesalers to distribute products and the salaries of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from Equitable Life, an affiliate, for certain advisory, computer and other resources and services provided by Golden American.

At the merger date, the Companies' deferred policy acquisition costs ("DPAC"), previous balance of value of purchased insurance in force ("VPIF") and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1998, VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. VPIF decreased $2.6 million in the second quarter of 1998 to adjust the value of other receivables recorded at the time of merger and increased $0.2 million in the first quarter of 1998 as the result of an adjustment to the merger costs. The amortization of VPIF and DPAC increased $1.1 million, or 13.0%, in 1998. During the second quarter of 1997, VPIF was adjusted by $2.3 million to reflect narrower spreads than the gross profit model assumed.

Amortization of goodwill for the year ended December 31, 1998 totaled $3.8 million compared to $2.0 million for the year ended December 31, 1997.

Interest expense on the $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1998, unchanged from the same period of 1997. In addition, Golden American incurred interest expense of $0.2 million in 1998 compared to $0.5 million in 1997 on the line of credit with Equitable which was repaid with a capital contribution. Golden American also paid $1.8 million in 1998 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on the reciprocal loan agreement. Interest expense on the revolving note payable with SunTrust Bank, Atlanta was $0.3 million for the year ended December 31, 1998.

INCOME. Net income for 1998 was $5.1 million, an increase of $4.8 million from $0.3 million in 1997.

Comprehensive income for 1998 was $3.9 million, an increase of $1.8 million from $2.1 million in 1997.

1997 COMPARED TO 1996

The following analysis combines Post-Merger and Post-Acquisition activity for 1997 and Post-Acquisition and Pre-Acquisition activity for 1996 for comparison purposes. Such a comparison does not recognize the impact of the purchase accounting and goodwill amortization except for the periods after August 13, 1996.

PREMIUMS.


                                    POST-MERGER    |     COMBINED      | POST-ACQUISITION
                                -------------------|-------------------|-----------------
                                  For the Period   |                   |  For the Period
                                 October 25, 1997  |   For the Year    |  January 1, 1997
                                     through       |      ended        |      through
                                December 31, 1997  | December 31, 1997 | October 24, 1997
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Variable annuity                                   |                   |
  premiums:                                        |                   |
  Separate account.............       $111.0       |       $291.2      |      $180.2
  Fixed account................         60.9       |        318.0      |       257.1
                                      ------       |       ------      |      ------
                                       171.9       |        609.2      |       437.3
Variable life premiums.........          1.2       |        15.6       |        14.4
                                      ------       |       ------      |      ------
Total premiums.................       $173.1       |       $624.8      |      $451.7
                                      ======       |       ======      |      ======





                                 POST-ACQUISITION  |      COMBINED     | PRE-ACQUISITION
                                -------------------|-------------------|-----------------
                                 For the Period    |                   | For the Period
                                 August 14, 1996   |   For the Year    | January 1, 1996
                                     through       |      ended        |     through
                                 December 31, 1996 | December 31, 1996 | August 13, 1996
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Variable annuity                                   |                   |
  premiums:                                        |                   |
  Separate account.............       $ 51.0       |       $182.4      |      $131.4
  Fixed account................        118.3       |        245.3      |       127.0
                                      ------       |       ------      |      ------
                                       169.3       |        427.7      |       258.4
Variable life premiums.........          3.6       |         14.1      |        10.5
                                      ------       |       ------      |      ------
Total premiums.................       $172.9       |       $441.8      |      $268.9
                                      ======       |       ======      |      ======


Variable annuity separate account and variable life premiums increased 59.6% and 10.1%, respectively in 1997. During 1997, stock market returns, a relatively low interest rate environment and flat yield curve have made returns provided by variable annuities and mutual funds more attractive than fixed rate products such as certificates of deposits and fixed annuities. The fixed account portion of the Companies' variable annuity premiums increased 29.7% in 1997 due to the Companies' marketing emphasis on fixed rates during the second and third quarters. Premiums, net of reinsurance, for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 1997, totaled $328.2 million, or 53% of premiums ($298.0 million or 67% from two significant broker/dealers for the year ended December 31, 1996).

REVENUES.


                                    POST-MERGER    |     COMBINED      | POST-ACQUISITION
                                -------------------|-------------------|-----------------
                                  For the Period   |                   |  For the Period
                                 October 25, 1997  |   For the Year    |  January 1, 1997
                                     through       |      ended        |      through
                                December 31, 1997  | December 31, 1997 | October 24, 1997
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Annuity and interest sensitive                     |                   |
  life product charges.........        $3.8        |       $22.1       |      $18.3
Management fee revenue.........         0.5        |         2.8       |        2.3
Net investment income..........         5.1        |        26.8       |       21.7
Realized gains (losses) on                         |                   |
  investments..................          --        |         0.1       |        0.1
Other Income...................         0.3        |         0.7       |        0.4
                                       ----        |       -----       |      -----
                                       $9.7        |       $52.5       |      $42.8
                                       ====        |       =====       |      =====

                                 POST-ACQUISITION  |      COMBINED     | PRE-ACQUISITION
                                -------------------|-------------------|-----------------
                                 For the Period    |                   | For the Period
                                 August 14, 1996   |   For the Year    | January 1, 1996
                                     through       |      ended        |     through
                                 December 31, 1996 | December 31, 1996 | August 13, 1996
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Annuity and interest sensitive                     |                   |
  life product charges.........       $ 8.8        |       $21.0       |      $12.2
Management fee revenue.........         0.9        |         2.3       |        1.4
Net investment income..........         5.8        |        10.8       |        5.0
Realized gains (losses) on                         |                   |
  investments..................          --        |        (0.4)      |       (0.4)
Other income                            0.5        |         0.6       |        0.1
                                      -----        |       -----       |      -----
                                      $16.0        |       $34.3       |      $18.3
                                      =====        |       =====       |      =====


Total revenues increased 53.3%, or $18.2 million, to $52.5 million in 1997. Annuity and interest sensitive life product charges increased 5.2%, or $1.1 million in 1997 due to additional fees earned from the increasing block of business under management in the Separate Accounts and an increase in the collection of surrender charges.

Golden American provides certain managerial and supervisory services to DSI. This fee, calculated as a percentage of average assets in the variable separate accounts, was $2.8 million for 1997 and $2.3 million for 1996.

Net investment income increased 148.3%, or $16.0 million, to $26.8 million in 1997 from $10.8 million in 1996 due to growth in invested assets. During 1997, the Company had net realized gains on the disposal of investments, which were the result of voluntary sales, of $0.1 million compared to net realized losses of $0.4 million in 1996.

EXPENSES.


                                    POST-MERGER    |     COMBINED      | POST-ACQUISITION
                                -------------------|-------------------|-----------------
                                  For the Period   |                   |  For the Period
                                 October 25, 1997  |   For the Year    |  January 1, 1997
                                     through       |      ended        |      through
                                December 31, 1997  | December 31, 1997 | October 24, 1997
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Insurance benefits and                             |                   |
  expenses:                                        |                   |
  Annuity and interest                             |                   |
    sensitive life benefits:                       |                   |
  Interest credited to account                     |                   |
    balances...................       $  7.4       |       $ 26.7      |      $ 19.3
  Benefit claims incurred in                       |                   |
    excess of account balances.           --       |          0.1      |         0.1
Underwriting, acquisition and                      |                   |
  insurance expenses:                              |                   |
  Commissions..................          9.4       |         36.3      |        26.9
  General expenses.............          3.4       |         17.3      |        13.9
  Insurance taxes..............          0.5       |          2.3      |         1.8
  Policy acquisition costs                         |                   |
    deferred...................        (13.7)      |        (42.7)     |       (29.0)
Amortization:                                      |                   |
  Deferred policy acquisition                      |                   |
    costs......................          0.9       |          2.6      |         1.7
  Present value of in force                        |                   |
    acquired...................          0.9       |          6.1      |         5.2
  Goodwill.....................          0.6       |          2.0      |         1.4
                                      ------       |       ------      |      ------
                                      $  9.4       |       $ 50.7      |      $ 41.3
                                      ======       |       ======      |      ======




                                 POST-ACQUISITION  |      COMBINED     | PRE-ACQUISITION
                                -------------------|-------------------|-----------------
                                 For the Period    |                   | For the Period
                                 August 14, 1996   |   For the Year    | January 1, 1996
                                     through       |      ended        |     through
                                 December 31, 1996 | December 31, 1996 | August 13, 1996
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Insurance benefits and                             |                   |
    expenses:                                      |                   |
  Annuity and interest sensitive                   |                   |
    life benefits:                                 |                   |
    Interest credited to account                   |                   |
      balances..................      $  5.7       |       $ 10.1      |      $  4.4
    Benefit claims incurred in                     |                   |
      excess of account                            |                   |
      balances..................         1.3       |          2.2      |         0.9
  Underwriting, acquisition and                    |                   |
    insurance expenses:                            |                   |
    Commissions.................         9.9       |         26.5      |        16.6
    General expenses............         5.9       |         15.3      |         9.4
    Insurance taxes.............         0.7       |          1.9      |         1.2
    Policy acquisition costs....                   |                   |
      deferred                         (11.7)      |        (31.0)     |       (19.3)
  Amortization:                                    |                   |
    Deferred policy acquisition                    |                   |
      costs.....................         0.2       |          2.6      |         2.4
    Present value of in force                      |                   |
      acquired..................         2.7       |          3.7      |         1.0
    Goodwill....................         0.6       |          0.6      |          --
                                      ------       |       ------      |      ------
                                      $ 15.3       |       $ 31.9      |      $ 16.6
                                      ======       |       ======      |      ======


Total insurance benefits and expenses increased 59.3%, or $18.8 million, in 1997 from $31.9 million in 1996. Interest credited to account balances increased 164.4%, or $16.6 million, in 1997 as a result of higher account balances associated with the Company's fixed account option within its variable products.

Commissions increased 37.3%, or $9.8 million, in 1997 from $26.5 million in 1996. Insurance taxes increased 23.3%, or $0.4 million, in 1997 from $1.9 million in 1996. Increases and decreases in commissions and insurance taxes are generally related to changes in the level of variable product sales.

Insurance taxes are also impacted by several other factors which include an increase in FICA taxes primarily due to bonuses and an increase in state licenses and fees. Most costs incurred as the result of new sales were deferred, thus having very little impact on earnings.

General expenses increased 12.6%, or $2.0 million, in 1997 from $15.3 million in 1996 due in part to certain expenses associated with the merger occurring on October 24, 1997. In addition, the Company uses a network of wholesalers to distribute its products and the salaries of these wholesalers are included in general expenses. The portion of these salaries and related expenses which vary with sales production levels are deferred, thus having little impact on earnings. This increase in general expenses was partially offset by reimbursements received from Equitable Life, an affiliate, for certain advisory, computer and other resources and services provided by Golden American.

During the second quarter of 1997, present value of in force acquired ("PVIF") was unlocked by $2.3 million to reflect narrower current spreads than the gross profit model assumed. The Company's deferred policy acquisition costs ("DPAC"), previous balance of PVIF and unearned revenue reserve, as of the merger date, were eliminated and an asset of $44.3 million representing PVIF was established for all policies in force at the merger date. The amortization of PVIF and DPAC increased $2.4 million, or 37.1%, in 1997. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization for the next five years, relating to the PVIF as of December 31, 1997, is $6.2 million in 1998, $6.0 million in 1999, $5.6 million in 2000, $5.0 million in 2001 and $4.2 million in 2002.

Amortization of goodwill for the year ended December 31, 1997 totaled $2.0 million compared to $0.6 million for the year ended December 31, 1996.

Interest expense on the $25 million surplus note issued December 1996 was $2.0 million for the year ended December 31, 1997. Interest on any line of credit borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. During 1997, the Company paid $0.6 million to Equitable for interest on the line of credit.

INCOME. Net income on a combined basis for 1997 was $0.3 million, a decrease of $3.2 million, or 91.4%, from 1996.

                          FINANCIAL CONDITION
RATINGS. During 1998, the Companies' ratings were upgraded by Standard & Poor's Rating Services ("Standard & Poor's") from AA to AA+. During the first quarter of 1999, the Companies' ratings were upgraded by Duff & Phelps Credit Rating Company from AA+ to AAA.

INVESTMENTS. The financial statement carrying value and amortized cost basis of the Companies' total investment portfolio grew 8.7% and 10.5%, respectively, during the first nine months of 1999. All of the Companies' investments, other than mortgage loans on real estate, are carried at fair value in the Companies' financial statements. As such, growth in the carrying value of the Companies' investment portfolio included changes in unrealized appreciation and depreciation of fixed maturities as well as growth in the cost basis of these securities. Growth in the cost basis of the Companies' investment portfolio resulted from the investment of premiums from the sale of the Companies' fixed account options. The Companies manage the growth of insurance operations in order to maintain adequate capital ratios. To support the fixed account options of the Companies' variable insurance products, cash flow was invested primarily in fixed maturities and short-term investments.

At September 30, 1999 and December 31, 1998, the Companies had no investments in default. At September 30, 1999 and December 31, 1998, the Companies' investment portfolio had a yield of 6.6% and 6.4%, respectively.

The Companies estimate the total investment portfolio, excluding policy loans, had a fair value approximately equal to 98.0% of amortized cost value at September 30, 1999 (100.2% at December
31, 1998).

Fixed Maturities: At September 30, 1999, the Companies had fixed maturities with an amortized cost of $815.0 million and an estimated fair value of $798.7 million. At December 31, 1998, the Companies had fixed maturities with an amortized cost of $739.8 million and an estimated fair value of $742.0 million.

The Companies classify 100% of securities as available for sale. At September 30, 1999, net unrealized depreciation on fixed maturities of $16.3 million was comprised of gross appreciation of $0.8 million and gross depreciation of $17.1 million. Net unrealized holding losses on these securities, net of adjustments to VPIF, DPAC, and deferred income taxes of $4.0 million, was included in stockholder's equity at September 30, 1999. At December 31, 1998 net unrealized appreciation of fixed maturities of $2.2 million was comprised of gross appreciation of $6.7 million and gross depreciation of $4.5 million. Net unrealized holding gains on these securities, net of adjustments to VPIF, DPAC, and deferred income taxes of $1.0 million was included in stockholder's equity at December 31, 1998.

The individual securities in the Companies' fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U.S. government, its agencies, and corporations, that are rated at least A- by Standard & Poor's ($528.0 million or 64.8% at September 30, 1999 and $477.4 million or 64.5% at December 31, 1998), that are rated BBB+ to BBB- by Standard & Poor's ($138.0 million or 16.9% at September 30, 1999 and $124.0 million or 16.8% at December 31, 1998) and below investment grade securities which are securities issued by corporations that are rated BB+ to CCC-by Standard & Poor's ($72.3 million or 8.9% at September 30, 1999 and $51.6 million or 7.0% at December 31, 1998). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1, 2, 3 or 4 ($76.7 million or 9.4% at September 30, 1999 and $86.8 million or 11.7% at December 31,
1998). The Companies' fixed maturity investment portfolio had a combined yield at amortized cost of 6.6% at September 30, 1999 and 6.5% at December 31, 1998.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

At September 30, 1999, the amortized cost value of the Companies' total investment in below investment grade securities, excluding mortgage-backed securities, was $73.7 million, or 7.4%, of the Companies' investment portfolio ($52.7 million, or 5.9%, at December 31, 1998). The Companies intend to purchase additional below investment grade securities but do not expect the percentage of the portfolio invested in such securities to exceed 10% of the investment portfolio. At September 30, 1999, the yield at amortized cost on the Companies' below investment grade portfolio was 7.8% compared to 6.6% for the Companies' investment grade corporate bond portfolio. AAt December 31, 1998, the yield at amortized cost on the Companies' below investment grade portfolio was 7.9% compared to 6.4% for the Companies' investment grade corporate bond portfolio. The Companies estimate the fair value of the below investment grade portfolio was $70.5 million, or 95.6% of amortized cost value, at September 30, 1999 ($51.7 million, or 98.1% of amortized cost value, at December 31, 1998).

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are investment grade issuers. The Companies attempt to reduce the overall risk in the below investment grade portfolio, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Companies analyze the investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Companies' ability to realize the carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than temporary (i.e. if it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Companies' portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Companies' net income in future periods.

During the nine months ended September 30, 1999 and Ifor the year ended December 31, 1998, fixed maturities designated as available for sale with a combined amortized cost of $170.6 million and $145.3 million, respectively, were called or repaid by their issuers. In total, net pre-tax losses from sales, calls, and repayments of fixed maturities amounted to $2.2 million and $0.5 million, for the first nine months of 1999 and for the year ended December 31, 1998, respectively.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of approximately $1.0 million to reduce the carrying value of the bonds to their combined net realizable value of $2.9 million. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizeable value. As a result, at June 30, 1999 Golden American recognized a total pre-tax loss of approximately $1.6 million to further reduce the carrying value of the bonds to their combined net realizeable value of $1.1 million.

Equity Securities: At September 30, 1999 and December 31, 1998, Eequity securities represented 1.5% and 1.6%, respectively, of the Companies' investment portfolio. At September 30, 1999 and December 31, 1998, the Companies owned equity securities with a cost of $14.4 million and an estimated fair value of $13.7 million and $11.5 million, respectively. At September 30, 1999, net unrealized depreciation of equity securities of $0.7 million was comprised of gross appreciation of $0.3 million and gross depreciation of $1.0 million at December 31, 1998 net unrealized depreciation of equity securities was comprised entirely of gross depreciation of $2.9 million . Equity securities are primarily comprised of investments in shares of the mutual funds underlying the Companies' registered separate accounts.

Mortgage Loans on Real Estate: Mortgage loans on real estate represented 9.5% and 10.9% of the Companies' investment portfolio at September 30, 1999 and at December 31, 1998, respectively. Mortgages outstanding at amortized cost were $93.9 million September 30, 1999 with an estimated fair value of $91.2 million. Mortgages outstanding were $97.3 million at December 31, 1998 with an estimated fair value of $99.8 million. At September 30, 1999, the Companies' mortgage loan portfolio included 57 loans with an average size of $1.6 million and average seasoning of 0.8 years if weighted by the number of loans. At December 31, 1998, Tthe Companies' mortgage loan portfolio includeds 57 loans with an average size of $1.7 million and average seasoning of
0.9 years if weighted by the number of loans. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location.

Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (12% in 1998 and 1997), Utah (11% in 1998, 13% in 1997) and Georgia (10% in
1998, 11% in 1997). There are no other concentrations of mortgage loans in any state exceeding ten percent at December 31, 1998 and 1997. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (36% in 1998, 43% in 1997), industrial buildings (32% in 1998, 33% in 1997) and retail facilities (20% in 1998, 15% in 1997).
As of September 30, 1999, there have been no significant changes to the concentrations of mortgage loans on real estate compared to December 31, 1998. At September 30, 1999 and December 31, 1998, the yield on the Companies' mortgage loan portfolio was 7.3%.

At September 30, 1999 and December 31, 1998, no mortgage loan on real estate was delinquent by 90 days or more. The Companies' loan investment strategy is consistent with other life insurance subsidiaries of ING in the U.S. The insurance subsidiaries of EIC have experienced a historically low default rate in their mortgage loan portfolios.

OTHER ASSETS. Accrued investment income increased $2.3 million during the first nine months of 1999 due to an increase in the overall size of the portfolio resulting from the investment of premiums allocated to the fixed account options of the Companies' variable products.

DPAC represents certain deferred costs of acquiring insurance business, principally first year commissions and interest bonuses, extra credit bonuses and other expenses related to the production of new business after the merger. The Companies' previous balances of DPAC and VPIF were eliminated as of the merger date, and an asset representing VPIF was established for all policies in force at the merger date. VPIF is amortized into income in proportion to the expected gross profits of in force acquired business in a manner similar to DPAC amortization. Any expenses which vary directly with the sales of the Companies' products are deferred and amortized. At September 30, 1999, the Companies had DPAC and VPIF balances of $439.2 million and $33.0 million ($205.0 million and $36.0 million, respectively at December 31, 1998). During the first nine months of 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs.

Property and equipment increased $5.7 million, or 77.1%, during the first nine months of 1999, due to the purchase of furniture and other equipment for Golden American's new offices in West Chester, Pennsylvania. Property and equipment increased $5.8 million during 1998, due to installation of a new policy administration system, introduction of an imaging system as well as the growth in the business.

Goodwill totaling $151.1 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established at the merger date. Accumulated amortization of goodwill as of September 30, 1999 and December 31, 1998 was $7.2 million and $4.4 million, respectively.

Other assets increased $35.8 million during the first nine months of 1999 due mainly to an increase in a receivable from the separate account. Other assets increased $5.5 million during 1998 due mainly to an increase in amounts due from an unaffiliated reinsurer under a modified coinsurance agreement.

At September 30, 1999, the Companies had $5.6 billion of separate account assets compared to $3.4 billion at December 31, 1998. The increase in separate account assets resulted from market appreciation, increased transfer activity, and sales of the Companies' variable annuity products, net of redemptions. At December 31, 1998, the Companies had $3.4 billion of separate account assets compared to $1.6 billion at December 31, 1997. The increase in separate account assets resulted from market appreciation and growth in sales of the Companies' variable annuity products, net of redemptions.

At September 30, 1999, the Companies had total assets of $7.3 billion, a 53.9% increase from December 31, 1998. At December 31, 1998, the Companies had total assets of $4.8 billion, an increase of 94.3% from December 31, 1997.

LIABILITIES. In conjunction with the volume of variable annuity sales, the Companies' total liabilities increased $2.5 billion, or 55.9%, during the first nine months of 1999 and totaled $6.9 billion at September 30, 1999. At September 30, 1999, future policy benefits for annuity and interest sensitive life products increased $128.3 million, or 14.6%, to $1.0 billion reflecting premium growth in the Companies' fixed account options of its variable products, net of transfers to the separate accounts. Market appreciation, increased transfer activity, and premiums, net of redemptions, accounted for the $2.2 billion, or 64.9%, increase in separate account liabilities to $5.6 billion at September 30, 1999.

In conjunction with the volume of variable annuity sales, the Companies' total liabilities increased $2.2 billion, or 98.2%, during 1998 and totaled $4.4 billion at December 31, 1998. Future policy benefits for annuity and interest sensitive life products increased $375.8 million, or 74.4%, to $881.1 million reflecting premium growth in the Companies' fixed account option of its variable products. Market appreciation and premium growth, net of redemptions, accounted for the $1.7 billion, or 106.3%, increase in separate account liabilities to $3.4 billion at December 31, 1998.

On September 30, 1999, Golden American issued a $75 million, 7.75% surplus note to ING AIH, which matures on September 29, 2029.

On December 30, 1998, Golden American issued a $60 million, 7.25% surplus note to Equitable Life, which matures on December 29, 2028.

On December 17, 1996, Golden American issued a $25 million, 8.25% surplus note to Equitable which matures on December 17, 2026. As a result of the merger, the surplus note is now payable to EIC.

At September 30, 1999, other liabilities increased $47.5 million from $32.6 million at December 31, 1998, due primarily to increases in securities payables and remittances to be applied.

At December 31, 1998, other liabilities increased $15.3 million from $17.3 million at December 31, 1997, due primarily to increases in accounts payable, outstanding checks, guaranty fund assessment liability, and pension liability.

The effects of inflation and changing prices on the Companies' financial position are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in stockholder's equity when monetary assets exceed monetary liabilities.

STOCKHOLDER'S EQUITY. Additional paid-in capital increased $100.0 million, or 28.8%, from December 31, 1998 to $447.6 million at September 30, 1999 due to capital contributions from the Parent. Additional paid-in capital increased $122.6 million, or 54.5%, from December 31, 1997 to $347.6 million at December 31, 1998 primarily due to capital contributions from the Parent.


                    LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Companies to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Companies' principal sources of cash are variable annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions made by the Parent. Primary uses of these funds are payments of commissions and operating expenses, interest and extra premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

Net cash used in operating activities was $60.0 million in the first nine months of 1999 compared to $22.7 million in the same period of 1998. Net cash used in operating activities was $63.9 million in 1998 compared to $4.8 million in 1997. The Companies have predominantly had negative cash flows from operating activities since Golden American started issuing variable insurance products in 1989. These negative operating cash flows result primarily from the funding of commissions and other deferrable expenses related to the continued growth in the variable annuity products. The 1998 increase in net cash used in operating activities resulted principally from the introduction of Golden American's extra premium credit product in October 1997. In 1998, $54.4 million in extra premium credits was added to contract holders' account values versus $2.8 million in 1997.

Net cash used in investing activities was $111.3 million during the first nine months of 1999 as compared to $224.5 million in the same period of 1998. This decrease is primarily due to greater net purchases of fixed maturities, equity securities, and mortgage loans on real estate during the first nine months of 1998 than in the same period of 1999. Net purchases of fixed maturities reached $79.7 million during the first nine months of 1999 versus $199.0 million in the same period of 1998. Net sales of mortgage loans on real estate were $3.2 million during the first nine months of 1999 compared to net purchases of $13.2 million during the first nine months of 1998.

Net cash used in investing activities was $390.0 million during 1998 as compared to $198.5 million in 1997. This increase is primarily due to greater net purchases of fixed maturities resulting from an increase in funds available from net fixed account deposits. Net purchases of fixed maturities reached

$331.3 million in 1998 versus $135.3 million in 1997. Net purchases of mortgage loans on real estate, on the other hand, declined to $12.6 million from $51.2 at December 31, 1997in the prior year. In 1998, net purchases of short-term investments were unusually high due to the investment of the remaining proceeds of Golden American's $60.0 million surplus note issued on December 30, 1998.

Net cash provided by financing activities was $177.5 million during the first nine months of 1999 compared to $245.1 million during the same period of 1998. In the first nine months of 1999, net cash provided by financing activities was positively impacted by net fixed account deposits of $441.7 million compared to $300.0 million in the same period of 1998. This increase was offset by net reallocations to the Companies' separate accounts, which increased to $439.2 million from $163.5 million during the prior year, and by a decrease in net borrowings of $54.8 million in the first nine months of 1999 compared to the first nine months of 1998. In the first nine months of 1999, another important source of cash provided by financing activities was $100.0 million in capital contributions from the Parent compared to $53.8 million in the first nine months of 1998. In addition, another source of cash provided by financing activities during the third quarter of 1999 was $75.0 million in proceeds from a surplus note with ING AIH.

Net cash provided by financing activities was $439.5 million during 1998 as compared to $218.6 million during the prior year. In 1998, net cash provided by financing activities was positively impacted by net fixed account deposits of $520.8 million compared to $303.6 million in 1997. This increase was partially offset by net reallocations to the Companies' separate accounts, which increased to $239.7 million from $110.1 million during the prior year. In 1998, other important sources of cash provided by financing activities were $98.4 million of capital contributions from the Parent and $60.0 million of proceeds from the issuance of a surplus note on December 30, 1998. The Companies have used part of the proceeds of the surplus note to repay outstanding short-term debt.

The Companies' liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. Golden American maintains a $65.0 million reciprocal loan agreement with ING AIH, which expires on December 31, 2007. In addition, the Companies have an $85.0 million revolving note facility with SunTrust Bank, Atlanta, which expires on July 31, 2000. Management believes that these sources of liquidity are adequate to meet the Companies' short-term cash obligations.

Based on current trends, the Companies expect to continue to use net cash in operating activities, given the continued growth of the variable annuity products. It is anticipated that a continuation of capital contributions from the Parent and the issuance of additional surplus notes will cover these net cash outflows. ING is committed to the sustained growth of Golden American. During 1999, ING will maintain Golden American's statutory capital and surplus at the end of each quarter at a level such that: 1) the ratio of Total Adjusted Capital divided by Company Action Level Risk Based Capital exceeds 300%; 2) the ratio of Total Adjusted Capital (excluding surplus notes) divided by Company Action Level Risk Based Capital exceeds 200%; and
3) Golden American's statutory capital and surplus exceeds the "Amounts Accrued for Expense Allowances Recognized in Reserves" as disclosed on page 3, Line 13A of Golden American's Statutory Statement.

During the first quarter of 1999, Golden American's operations were moved to a new site in West Chester, Pennsylvania. During the third quarter of 1999, Golden American occupied an additional 20,000 square feet and currently occupies 85,000 square feet of leased space, its affiliate occupies 20,000 square feet, and it has made commitments for an additional 20,000 square feet to be occupied by itself or its affiliates during the fourth quarter of 1999. Previously, Golden American's home office operations were housed in leased locations in Wilmington, Delaware and various locations in Pennsylvania, which were leased on a short-term basis for use in the transition to the new office building. Golden American's New York subsidiary is housed in leased space in New York, New York. The Companies intend to spend approximately $1.0 million on capital needs during the remainder of 1999.

The ability of Golden American to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual
                                    55
limit. During 1999, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing. The management of First Golden does not anticipate paying any dividends to Golden American during 1999.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure and other factors. The Companies have complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate the Companies have total adjusted capital well above all required capital levels.

Reinsurance: At September 30, 1999 and at December 31, 1998, Golden American had reinsurance treaties with four unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

                  MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Companies' operations, including investment decisions, product development and crediting rates determination. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables include contractholder behavior and the variable separate accounts' performance.

Contractholders bear the majority of the investment risks related to the variable products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contractholders, not by the Companies (subject to, among other things, certain minimum guarantees). The Companies' products also provide certain minimum death benefits that depend on the performance of the variable separate accounts. Currently the majority of death benefit risks are reinsured, which protects the Companies from adverse mortality experience and prolonged capital market decline.

A surrender, partial withdrawal, transfer or annuitization made prior to the end of a guarantee period from the fixed account may be subject to a market value adjustment. As the majority of the liabilities in the fixed account are subject to market value adjustment, the Companies do not face a material amount of market risk volatility. The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Companies to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks as well as other risks. The Companies' asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is no material solvency risk to the Companies. With respect to a 10% drop in equity values from year-end 1998 levels, variable separate account funds, which represent 85% of the in force as of September 30, 1999, pass the risk in underlying fund performance to the contract holder (except for certain minimum guarantees that are mostly reinsured). With respect to interest rate movements up or down 100 basis points from year-end 1998 levels, the remaining 15% of the in force as of September 30, 1999 are fixed account funds and almost all of these have market value adjustments which provide significant protection against changes in interest rates.


     CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the Companies or any of their officers, directors or employees is qualified by the fact that actual results of the Companies may differ materially from such statement, among other risks and uncertainties inherent in the Companies' business, due to the following important factors:

 1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Companies to sell their products, the market value and liquidity of the Companies' investments and the lapse rate of the Companies' policies, notwithstanding product design features intended to enhance persistency of the Companies' products.

 2. Changes in the federal income tax laws and regulations which may affect the tax status of the Companies'products.

 3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Companies' products.

 4. Increasing competition in the sale of the Companies' products.

 5. Other factors that could affect the performance of the Companies, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design and sales volume by significant sellers of the Companies' variable products.

 6. To the extent third parties are unable to transact business in the Year 2000 and thereafter, the Companies' operations could be adversely affected.


                         OTHER INFORMATION

SEGMENT INFORMATION. During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of annuity and life insurance products. Golden American and its affiliate DSI are party to in excess of 140 sales agreements with broker-dealers, three of whom, Locust Street Securities, Inc., Vestax Securities Corporation, and Multi-Financial Securities Corporation, are affiliates of Golden American. As of September 30, 1999, two broker-dealers produce 10% or more of Golden American's product sales.

REINSURANCE. Golden American reinsures its mortality risk associated with the Contract's guaranteed death benefit with one or more appropriately licensed insurance companies. Golden American also, effective June 1, 1994, entered into a reinsurance agreement on a modified coinsurance basis with an affiliate of a broker-dealer which distributes Golden American's products with respect to 25% of the business produced by that broker-dealer.

RESERVES. In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding Contracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, make adequate provision according to presently accepted actuarial standards of practice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION. Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are approximately 2,350 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

SERVICE AGREEMENTS.  Beginning in 1994 and continuing until August
13, 1996, Bankers Trust (Delaware), a subsidiary of Bankers Trust
New York Corporation, and Golden American became parties to a service agreement pursuant to which Bankers Trust (Delaware) agreed to provide certain accounting, actuarial, tax, underwriting, sales, management and other services to Golden American. Expenses incurred by Bankers Trust (Delaware)in relation to this service agreement were reimbursed by Golden American on an allocated cost basis. Charges billed to Golden American by Bankers Trust (Delaware) pursuant to the service agreement for 1996 through its termination as of August 13, 1996 were $0.5 million.

Pursuant to a service agreement between Golden American and Equitable Life, Equitable Life provides certain administrative, financial and other services to Golden American. Equitable Life billed Golden

American and its subsidiary First Golden American Life Insurance Company of New York ("First Golden"), $0.9 million, $1.1 million, and $29,000 for the first nine months of 1999 and the years ended December 31, 1998 and 1997, respectively, under this service agreement.

Golden American provides to DSI certain of its personnel to perform management, administrative and clerical services and the use of certain facilities. Golden American charges DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. In the opinion of management, this method of cost allocation is reasonable. In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for managerial and supervisory services provided by Golden American. This fee, calculated as a percentage of average assets in the variable separate accounts, was $6.8 million, $4.8 million, $2.8 million and $2.3 million for the first nine months of 1999, and the years of 1998, 1997 and 1996, respectively.

Since January 1, 1998, Golden American and First Golden have had an asset management agreement with ING Investment Management LLC ("ING
IM"), an affiliate, in which ING IM provides asset management and accounting services for a fee, payable quarterly. For the first nine months of 1999 and for the year ended December 31, 1998, Golden
American and First Golden incurred fees of $1.6 million and $1.5 million, respectively, under this agreement. Prior to 1998, Golden American and First Golden had a service agreement with Equitable Investment Services, Inc. ("EISI"), an affiliate, in which EISI provided investment management services. Golden American and First Golden paid fees of $1.0 million for 1997 and $72,000 for the period from August 14, 1996 through December 31, 1996, respectively.

Since 1997, Golden American has provided certain advisory, computer and other resources and services to Equitable Life. Revenues for these services totaled $0.9 million for the first nine months of 1999, $5.8 million for 1998 and $4.3 million for 1997.

The Companies provide resources and services to DSI. Revenues for these services totaled $0.8 million for the first nine months of 1999.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services totaled $0.4 million for the first nine months of 1999 and $2.1 million for 1998.

DISTRIBUTION AGREEMENT. Under a distribution agreement, DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American which as of September 30, 1999 and December 31, 1998, are sold primarily through two broker/dealer institutions. For the nine months ended September 30, 1999 and the years 1998, 1997 and 1996, commissions paid by Golden American to DSI (including commissions paid by First Golden) aggregated $130.4 million, $117.5 million, $36.4 million and $27.1 million, respectively.

EMPLOYEES. Golden American, as a result of its Service Agreement with Bankers Trust (Delaware) and EIC Variable, had very few direct employees. Instead, various management services were provided by Bankers Trust (Delaware), EIC Variable and Bankers Trust New York Corporation, as described above under "Service Agreement." The cost of these services were allocated to Golden American. Since August 14, 1996, Golden American has hired individuals to perform various management services and has looked to Equitable of Iowa and its affiliates for certain other management services.

Certain officers of Golden American are also officers of DSI, and their salaries are allocated among both companies. Certain officers of Golden American are also officers of other Equitable of Iowa subsidiaries. See "Directors and Executive Officers."

PROPERTIES. Golden American's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, where all of
Golden American's records are maintained. This office space is leased.

STATE REGULATION. Golden American is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance
Department each year covering Golden American's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. Golden American's books and accounts are subject to review by the Insurance Department at all times. A full examination of Golden American's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, Golden American is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Golden American is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon Golden American. For additional information about the Risk-Based Capital adequacy monitoring system and Golden American, see "Management's Discussion and Analysis Results of Operations"

In addition, many states regulate affiliated groups of insurers, such as Golden American, and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies which have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength. For information regarding Golden American's estimated liability for future guaranty fund assessments, see Note 11 of Notes to Financial Statements.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of Golden American are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND OFFICERS

NAME (AGE)                    POSITION(S) WITH THE COMPANY
----------                    ----------------------------
Barnett Chernow (50)          President and Director
Myles R. Tashman (57)         Director, Executive Vice President,
                              General Counsel and Secretary
Michael W. Cunningham (50)    Director
Mark A. Tullis (44)           Director
Phillip R. Lowery (46)        Director
James R. McInnis (51)         Executive Vice President and
                              Chief Marketing Officer
Stephen J. Preston (42)       Executive Vice President and Chief
                              Actuary
E. Robert Koster (41)         Senior Vice President and Chief Financial
                              Officer
Patricia M. Corbett (34)      Treasurer and Assistant V.P.
David L. Jacobson (50)        Senior Vice President and Assistant
                              Secretary
William L. Lowe (35)          Senior Vice President, Sales and Marketing
Ronald R. Blasdell (46)       Senior Vice President, Project Implementation
Steven G. Mandel (40)         Senior Vice President and
                              Chief Information Officer
Gary F. Haynes (54)           Senior Vice President, Operations

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. The principal positions of Golden American's directors and senior executive officers for the past five years are listed below:

Mr. Barnett Chernow became President and Director of Golden American and President of First Golden in April 1998. From 1993 to 1998, Mr. Chernow served as Executive Vice President of Golden American. He was elected to serve as Executive Vice President and Director of First Golden in September 1996.

Mr. Myles R. Tashman joined Golden American in August 1994 as Senior Vice President and was named Executive Vice President, General Counsel and Secretary effective January 1, 1996. He was elected to serve as a Director of Golden American in January 1998. He also serves as a Director, Executive Vice President, General Counsel and Secretary of First Golden.

Mr. Michael W. Cunningham became a Director of Golden American and First Golden in April 1999. Also, he has served as a Director of Life of Georgia and Security Life of Denver since 1995.
Currently, he serves as Executive Vice President and Chief
Financial Officer of ING North America Insurance Corporation, and has worked for them since 1991.

Mr. Mark A. Tullis became a Director of Golden American in January 2000. He has served as Executive Vice President, Strategy and
Operations for ING Americas Region since September 1999.

Mr. Phillip R. Lowery became a Director of Golden American in
April 1999.  He has served as Executive Vice President and Chief
Actuary for ING Americas Region since 1990.

Mr. James R. McInnis joined Golden American in December, 1997 as
Executive Vice President. From 1982 through November 1997, he held several positions with the Endeavor Group and was President upon his departure.

Mr. E. Robert Koster was elected Senior Vice President and Chief
Financial Officer of Golden American in September 1998.  From
August, 1984 to September, 1998 he has held various positions with ING companies in The Netherlands.

Ms. Patricia M. Corbett was elected Treasurer of Golden American in December 1998. She joined Equitable Life Insurance Company of Iowa in 1987 and is currently Treasurer and Assistant Vice President of Equitable Life and USG Annuity & Life Company.

Mr. David L. Jacobson joined Golden American in November 1993 as
Senior Vice President and Assistant Secretary.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He became an
Executive Vice President and Chief Actuary in June 1998.

Mr. William L. Lowe joined Equitable Life as Vice President, Sales & Marketing in January 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August 1997. He was also President of Equitable of Iowa Securities Network, Inc. until October 1998.

Mr. Steven G. Mandel joined Golden American in October 1988 and became Senior Vice President and Chief Information Officer in
June 1998.

Mr. Ronald R. Blasdell joined Golden American in February 1994 and became Senior Vice President, Project Implementation in June 1998.

Mr. Gary Haynes joined Golden American in April 1999 and became
Senior Vice President, Operations in April 1999.


COMPENSATION TABLES AND OTHER INFORMATION

The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal year ended December 31, 1998. Certain executive officers of Golden American are also officers of DSI. The salaries of such individuals are allocated between Golden American and DSI. Executive officers of Golden American are also officers of DSI. The salaries of such individuals are allocated between Golden American and DSI pursuant to an arrangement among these companies. Throughout 1995 and until August 13, 1996, Terry L. Kendall served as a Managing Director at Bankers Trust New York Corporation. Compensation amounts for Terry L. Kendall which are reflected throughout these tables prior to August 14, 1996 were not charged to Golden American, but were instead absorbed by Bankers Trust New York Corporation.

EXECUTIVE COMPENSATION TABLE

The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officers and the five other most highly compensated executive officers for the fiscal year ended December 31, 1998. As of the date of this prospectus 1999 data was not yet available.

                                                            LONG-TERM            ALL OTHER
                              ANNUAL COMPENSATION         COMPENSATION         COMPENSATION
                              -------------------   ------------------------   ------------
                                                     RESTRICTED   SECURITIES
NAME AND                                            STOCK AWARDS  UNDERLYING
PRINCIPAL POSITION   YEAR     SALARY     BONUS(1)    OPTIONS(2)   OPTIONS(3)
------------------   ----     ------     --------   ------------  ----------
Barnett Chernow,     1998    $284,171    $105,375                   8,000
 President           1997    $234,167    $ 31,859     $277,576      4,000
                     1996    $207,526    $150,000                               $ 7,755(4)

James R. McInnis,    1998    $250,004    $626,245                   2,000
 Executive Vice
 President

Keith Glover,        1998    $250,000    $145,120                  3,900
 Executive Vice
 President

Myles R. Tashman,    1998    $189,337    $ 54,425                  3,500
 Executive Vice      1997    $181,417    $ 25,000     $165,512     5,000
 President,          1996    $176,138    $ 90,000                              $  5,127(4)
 General Counsel
 and Secretary

Stephen J. Preston,  1998    $173,870    $ 32,152                 3,500
 Executive Vice      1997    $160,758    $ 16,470
 President           1996    $156,937    $ 58,326
 and Chief Actuary

Paul R. Schlaack,    1998    $406,730    $210,600
 Former Chairman     1997    $351,000    $249,185    $1,274,518     19,000       $15,000
 and Vice President  1996    $327,875    $249,185    $  245,875     19,000       $15,000

Terry L. Kendall,    1998    $145,237    $181,417
 Former President    1997    $362,833    $ 80,365    $  644,844     16,000
 and CEO             1996    $288,298    $400,000                                $11,535(4)


 (1) The amount shown relates to bonuses paid in 1998, 1997 and 1996.
 (2) Restricted stock awards granted to executive officers vested on October 24, 1997 with the change in control of Equitable of Iowa.
 (3) Awards comprised of qualified and non-qualified stock options. All options were granted with an exercise price equal to the then fair market value of the underlying stock. All options vested with the change in control of Equitable of Iowa and were cashed out for the difference between $68.00 and the exercise price.
 (4) In 1996, Contributions were made by the Company on behalf of the employee to PartnerShare, the deferred compensation plan sponsored by Bankers Trust New York Corporation and its affiliates for the benefit of all Bankers Trust employees, in February of 1996 to employees on record as of December 31, 1996, after an employee completed one year of service with the company. This contribution could be in the form of deferred compensation and/or a cash payment. In 1996, Mr. Kendall received $9,000 of deferred compensation and $2,535 of cash payment from the plan; Mr. Chernow received $6,000 of deferred compensation and $1,755 of cash payment from the plan; Mr. Tashman received $4,000 of deferred compensation and $1,127 of cash payment from the plan.

OPTION GRANTS IN LAST FISCAL YEAR (1998)

                                                                                   POTENTIAL
                                                                       REALIZABLE VALUE AT
                                                                         ASSUMED ANNUAL
                              % OF TOTAL                                RATES OF STOCK
                  NUMBER OF     OPTIONS                                PRICE APPRECIATION
                  SECURITIES  GRANTED TO                                   FOR OPTION
                  UNDERLYING  EMPLOYEES      EXERCISE                       TERM (3)
                   OPTIONS    IN FISCAL       OR BASE   EXPIRATION     ------------------
NAME              GRANTED(1)    YEAR         PRICE (2)     DATE           5%        10%
----              ----------    -----        ---------     ----           --        ---
Barnett Chernow     8,000       11.99         $60.518    5/26/2003     $164,016  $362,433
James R. McInnis    2,000        3.00         $60.518    5/26/2003     $ 41,004  $ 90,608
Keith Glover        3,900        5.85         $60.518    5/26/2003     $ 79,958  $176,686
Myles R. Tashman    3,500        5.25         $60.518    5/26/2003     $ 71,758  $158,564
Stephen J. Preston  3,500        5.25         $60.518    5/26/2003     $ 71,758  $158,564


 (1) Stock appreciation rights granted on May 26, 1998 to the officers of Golden American have a three-year vesting period and an expiration date as shown.
 (2) The base price was equal to the fair market value of ING's stock on on the date of grant.
 (3) Total dollar gains based on indicated rates of appreciation of share price over a the five year term of the rights.

Directors of Golden American receive no additional compensation for serving as a director.

[Shaded Section Header]
--------------------------------------------------------------------------
  UNAUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------
For the Nine Months Ended September 30, 1999

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                       (Dollars in thousands, except per share data)

                                            September 30, 1999  December 31, 1998
                                            ------------------  -----------------
ASSETS
Investments:
 Fixed maturities, available for sale, at
  fair value (cost:  1999 -- $815,027;
  1998 -- $739,772)                           $  798,708          $  741,985
 Equity securities, at fair value (cost:          13,679              11,514
  1999 -- $14,437; 1998 -- $14,437)
 Mortgage loans on real estate                    93,884              97,322
 Policy loans                                     13,454              11,772
 Short-term investments                           66,519              41,152
                                              ----------          ----------
Total investments                                986,244             903,745

Cash and cash equivalents                         12,908               6,679
Due from affiliates                                1,460               2,983
Accrued investment income                         11,896               9,645
Deferred policy acquisition costs                439,176             204,979
Value of purchased insurance in force             32,984              35,977
Current income taxes recoverable                     204                 628
Deferred income tax asset                         29,690              31,477
Property and equipment, less allowances
 for depreciation of $2,807 in 1999
 and $801 in 1998                                 13,017               7,348
Goodwill, less accumulated amortization
 of $7,242 in 1999 and $4,408 in 1998            143,886             146,719
Other assets                                      42,072               6,239
Separate account assets                        5,598,490           3,396,114
                                              ----------          ----------
Total assets                                  $7,312,027          $4,752,533
                                              ==========          ==========


LIABILITIES  AND  STOCKHOLDER'S  EQUITY
Policy liabilities and accruals:
 Future policy benefits:
  Annuity and interest sensitive life
    products                                  $1,009,382            $881,112
  Unearned revenue reserve                         5,855               3,840
 Other policy claims and benefits                     15                  --
                                              ----------          ----------
                                               1,015,252             884,952

Surplus notes                                    160,000              85,000
Due to affiliates                                  4,328                  --
Other liabilities                                 80,081              32,573
Separate account liabilities                   5,598,490           3,396,114
                                              ----------          ----------
                                               6,858,151           4,398,639

Commitments and contingencies

Stockholder's equity:
 Common stock, par value $10 per share,
  authorized, issued,                              2,500               2,500
  and outstanding  250,000 shares
 Additional paid-in capital                      447,640             347,640
 Accumulated other comprehensive loss             (4,464)               (895)
 Retained earnings                                 8,200               4,649
                                              ----------          ----------
Total stockholder's equity                       453,876             353,894
                                              ----------          ----------
Total liabilities and stockholder's
 equity                                       $7,312,027          $4,752,533
                                              ==========          ==========


                                  See accompanying notes.


                                          67

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                               (Dollars in thousands)


                                                For the Nine       For the Nine
                                                Months ended       Months ended
                                             September 30, 1999  September 30, 1998
                                             ------------------  ------------------
Revenues:
 Annuity and interest sensitive
  life product charges                           $  55,195           $ 26,984
 Management fee revenue                              6,755              3,257
 Net investment income                              42,671             29,296
 Realized gains (losses) on
  investments                                       (2,215)               436
 Other income                                        7,448              4,805
                                                 ---------           --------
                                                   109,854             64,778
Insurance benefits and expenses:
 Annuity and interest sensitive
  life benefits:
  Interest credited to account                     125,404             64,110
   balances
  Benefit claims incurred in                         3,452                862
   excess of account balances
 Underwriting, acquisition, and
  insurance expenses:
  Commissions                                      134,585             84,958
  General expenses                                  47,551             23,480
  Insurance taxes, state                             3,545              2,680
   licenses, and fees
  Policy acquisition costs                        (244,840)          (133,616)
   deferred
  Amortization:
   Deferred policy acquisition                      19,699              4,014
    costs
   Value of purchased insurance                      4,803              3,252
    in force
   Goodwill                                          2,834              2,834
                                                 ---------           --------
                                                    97,033             52,574
 Interest expense                                    5,552              3,033
                                                 ---------           --------
                                                   102,585             55,607
                                                 ---------           --------
 Income before income taxes                          7,269              9,171

 Income taxes                                        3,718              4,294
                                                 ---------           --------
 Net income                                      $   3,551           $  4,877
                                                 =========           ========


                                 See accompanying notes.


                                          68

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                               (Dollars in thousands)


                                                For the Nine       For the Nine
                                                Months ended       Months ended
                                             September 30, 1999  September 30, 1998
                                             ------------------  ------------------
NET CASH USED IN OPERATING ACTIVITIES            $ (60,026)          $ (22,666)

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
 Fixed maturities -- available for sale             170,548              92,707
 Mortgage loans on real estate                        4,241               3,145
 Short-term investments  -- net                          --               2,575
                                                 ----------          ----------

                                                    174,789              98,427

Acquisition of investments:
 Fixed maturities -- available for sale            (250,277)           (291,687)
 Equity securities                                       --             (10,000)
 Mortgage loans on real estate                       (1,034)            (16,390)
 Policy loans -- net                                 (1,682)             (1,385)
 Short term investments -- net                      (25,367)                 --
                                                 ----------          ----------
                                                   (278,360)           (319,462)
Net purchase of property and equipment               (7,700)             (3,470)
                                                 ----------          ----------
Net cash used in investing activities              (111,271)           (224,505)

FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement             488,950             242,847
 borrowings
Repayment of reciprocal loan agreement             (488,950)           (202,847)
 borrowings
Proceeds from revolving note payable                131,595              20,082
Repayment of revolving note payable                (131,595)                 --
Proceeds from surplus note                           75,000                  --
Repayment of line of credit borrowings                   --              (5,309)
Receipts from annuity and interest
 sensitive life policies credited
 to account balances                                540,464             350,385
Return of account balances on annuity
 and interest sensitive life policies               (98,715)            (50,370)
Net reallocations to Separate Accounts             (439,223)           (163,455)
Contributions from parent                           100,000              53,750
                                                 ----------          ----------
Net cash provided by financing                      177,526             245,083
 activities
                                                 ----------          ----------

Increase (decrease) in cash and cash
 equivalents                                          6,229             (2,088)

Cash and cash equivalents at beginning
 of period                                            6,679             21,039
                                                 ----------          ----------
Cash and cash equivalents at end of
 period                                          $   12,908          $   18,951
                                                 ==========          ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
Cash paid during the period for:
 Interest                                        $    5,078          $   3,493
 Taxes                                                   10                 80
Non-cash financing activities:
 Non-cash adjustment to additional paid
  in capital for adjusted merger costs                   --                143
 Non-cash contribution of capital from
  parent to repay line of credit
  borrowings                                             --             18,750


                                  See accompanying notes.


                                           69

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                September 30, 1999


1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in Management's Discussion and Analysis and the Notes to Financial Statements. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. These financial statements should be read in conjunction with the financial statements and related notes included in the Golden American Life Insurance Company's annual report on Form 10-K for the year ended December 31, 1998.

CONSOLIDATION
The condensed consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and with Golden American, collectively, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"). On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger dated July 7, 1997 among Equitable, PFHI, and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc., a Delaware corporation.

FAIR VALUES
Estimated fair values of publicly traded fixed maturities for 1999 are as reported by an independent pricing service.

STATUTORY
Net loss for Golden American as determined in accordance with statutory accounting practices was $75,508,000 and $32,198,000 for the nine months ended September 30, 1999 and 1998, respectively. Total statutory capital and surplus was $285,674,000 at September 30, 1999 and $183,045,000 at
December 31, 1998.

RECLASSIFICATIONS
Certain amounts in the September 30, 1998 and December 31, 1998 financial statements have been reclassified to conform to the September 30, 1999 financial statement presentation.

2.  COMPREHENSIVE INCOME

As of January 1, 1998, the Companies adopted the Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement had no impact on the Companies' net income or stockholder's equity. SFAS No. 130 requires unrealized gains or losses on the

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                September 30, 1999


2.  COMPREHENSIVE INCOME (continued)

Companies' available for sale securities (net of adjustments for value of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC"), and deferred income taxes) to be included in other comprehensive income.

During the third quarter and first nine months of 1999, other comprehensive income (loss) for the Companies amounted to $2,059,000 and $(18,000), respectively ($2,426,000 and $5,478,000, respectively, for the same periods of 1998). Included in these amounts are other comprehensive income (loss) for First Golden of $(14,000) and $(258,000) for the third quarter and first nine months of 1999, respectively ($601,000 and $1,174,000, respectively, for the same periods of 1998). Other comprehensive income (loss) excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $(460,000) and $(2,512,000) during the third quarter and first nine months of 1999, respectively ($263,000 and $388,000, respectively, for the same periods of 1998). Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments for VPIF and DPAC totaling $(38,000) and $297,000 for the third quarter and first nine months of 1999, respectively ($40,000 and $48,000, respectively, for the same periods of 1998).

3.  INVESTMENTS

INVESTMENT VALUATION ANALYSIS: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of $973,000 to reduce the carrying value of the bonds to their combined net realizable value of $2,919,000. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to further reduce the carrying value of the bonds to their combined net realizable value of $1,137,000.

4.  RELATED PARTY TRANSACTIONS

OPERATING AGREEMENTS: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. The Companies paid commissions and expenses to DSI totaling $50,131,000 in the third quarter and $130,419,000 for the first nine months of 1999 ($32,104,000 and $82,548,000, respectively, for the same periods of 1998).

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the third quarter and first nine months of 1999, the fee was $2,659,000 and $6,755,000, respectively ($1,234,000 and $3,257,000, respectively, for the same periods of 1998).

The Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the third quarter and first nine months of 1999, the Companies incurred fees of $523,000 and

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                September 30, 1999

4.  RELATED PARTY TRANSACTIONS (continued)

$1,637,000, respectively, under this agreement ($341,000 and $1,013,000, respectively, for the same periods of 1998).

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. As Golden American's risk based capital level was above required amounts, no annual fee was payable at June 30, 1999 or 1998.

Golden American provides certain advisory, computer and other resources and services to Equitable Life. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $237,000 in the third quarter of 1999 and $898,000 for the first nine months of 1999 ($1,524,000 and $5,091,000, respectively, for the same periods of 1998).

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $50,000 in the third quarter of 1999 and $855,000 for the first nine months of 1999 ($261,000 and $575,000, respectively, for the same periods of 1998).

The Companies provide resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $276,000 in the third quarter of 1999 and $759,000 for the first nine months of 1999 ($19,000 and $57,000, respectively, for the same periods of 1998).

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $159,000 in the third quarter of 1999 and $376,000 for the first nine months of 1999.

For the third quarter of 1999, the Companies received 7.8% of total premiums (9.7% in the same period of 1998), net of reinsurance, for variable products sold through four affiliates, Locust Street Securities, Inc. ("LSSI"), Vestax Securities Corporation ("Vestax"), DSI, and Multi-Financial Securities Corporation ("Multi-Financial") of $46,600,000, $12,900,000, $0, and $11,000,000, respectively ($34,600,000, $14,200,000,
$1,800,000, and $4,100,000, respectively, for the same period of 1998). For the first nine months of 1999, the Companies received 9.5% of total premiums (10.0% in the same period of 1998), net of reinsurance, from LSSI, Vestax, DSI, and Multi-Financial of $121,900,000, $72,000,000, $2,300,000, and $24,400,000, respectively ($92,700,000, $30,000,000,
$10,700,000, and $10,000,000, respectively, for the same period of 1998).

RECIPROCAL LOAN AGREEMENT: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain approval from the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                September 30, 1999

4.  RELATED PARTY TRANSACTIONS (continued)

$397,000 in the third quarter of 1999 and $633,000 for the first nine months of 1999 ($505,000 and $1,269,000, respectively, for the same periods of 1998). At September 30, 1999, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

LINE OF CREDIT: Golden American maintained a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective December 1, 1996 and expired December 31, 1997, Golden American could borrow up to $25,000,000. Interest on any borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. Under this agreement, Golden American incurred interest expense of $211,000 for the first quarter of 1998. The outstanding balance was paid by a capital contribution from the Parent and with funds borrowed from ING AIH.

SURPLUS NOTES: On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred no interest expense in the third quarter of 1999.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,088,000 in the third quarter of 1999 and $3,263,000 for the first nine months of 1999.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $516,000 in the third quarter of 1999 and $1,547,000 for the first nine months of 1999, unchanged from the same periods of 1998. As a result of the merger, the surplus note is now payable to EIC.

STOCKHOLDER'S EQUITY: During the third quarter of 1999 and the first nine months of 1999, Golden American received capital contributions from its Parent of $20,000,000 and $100,000,000, respectively ($0 and $72,500,000, respectively, for the same periods of 1998).

5.  COMMITMENTS AND CONTINGENCIES

REINSURANCE: At September 30, 1999, Golden American had reinsurance treaties with four unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements. At September 30, 1999 and 1998, the Companies had a net receivable of $14,041,000 and $6,539,000, respectively, for reserve credits, reinsurance claims, or other receivables from these reinsurers comprised of $2,268,000 and $257,000, respectively, for claims recoverable from reinsurers, $918,000 and $451,000, respectively, for a payable for reinsurance premiums and $12,691,000 and $6,733,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $2,638,000 in the third quarter of 1999 and $6,656,000 for the first nine months of 1999 compared to $1,293,000 and $3,259,000, respectively, for the same periods in 1998. Also included in the accompanying financial statements are net policy benefits of

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                September 30, 1999

5.  COMMITMENTS AND CONTINGENCIES (continued)

$2,569,000 in the third quarter of 1999 and $4,008,000 for the first nine months of 1999 compared to $1,272,000 and $2,096,000, respectively, for the same periods in 1998.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty.

GUARANTY FUND ASSESSMENTS: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $208,000 and $598,000 in the third quarter and first nine months of 1998, respectively. At September 30, 1999, the Companies have an undiscounted reserve of $2,444,000 to cover estimated future assessments (net of related anticipated premium tax credits) and have established an asset totaling $586,000 for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.


LITIGATION: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

VULNERABILITY FROM CONCENTRATIONS: The Companies have various concentrations in the investment portfolio. The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact on the Companies' financial condition. Two broker/dealers, each having at least ten percent of total sales, generated 29% of the Companies' sales during the first nine months of 1999 (10% by one broker/dealer in the same period of 1998). The Premium Plus variable annuity product generated 78% of the Companies' sales during the first nine months of 1999 (59% in the same period of 1998).

REVOLVING NOTE PAYABLE: To enhance short-term liquidity, the Companies established a revolving note payable effective July 27, 1998 and expiring July 31, 1999 with SunTrust Bank, Atlanta (the "Bank"). The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. As of July 31, 1999, the SunTrust Bank, Atlanta revolving note facility was extended to July 31, 2000. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.25% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the quarter and nine months ended September 30, 1999, the Companies paid interest expense of $55,000 and $109,000, respectively ($6,000 for the same periods of 1998). At September 30, 1999, the Companies did not have any borrowings under this agreement.

[Shaded Section Header]
--------------------------------------------------------------------------
      FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Golden American Life Insurance Company

We have audited the accompanying consolidated balance sheets of Golden American Life Insurance Company as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the year ended December 31, 1998 and for the periods from October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997, August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996. These financials are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden American Life Insurance Company at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the year ended December 31, 1998 and for the periods from October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997, August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996 in conformity with generally accepted accounting principles.


                                             /s/Ernst & Young LLP




Des Moines, Iowa
February 12, 1999

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except per share data)


                                                  POST-MERGER
                                     ------------------------------------
                                     December 31, 1998  December 31, 1997
                                     -----------------  -----------------
ASSETS
Investments:
  Fixed maturities, available for
    sale, at fair value (cost:
    1998 - $739,772; 1997 -
    $413,288)......................     $  741,985        $  414,401
  Equity securities, at fair value
    (cost: 1998 - $14,437; 1997 -
    $4,437)........................         11,514             3,904
  Mortgage loans on real estate....         97,322            85,093
  Policy loans.....................         11,772             8,832
  Short-term investments...........         41,152            14,460
                                        ----------        ----------
Total investments..................        903,745           526,690
Cash and cash equivalents..........          6,679            21,039
Due from affiliates................          2,983               827
Accrued investment income..........          9,645             6,423
Deferred policy acquisition costs..        204,979            12,752
Value of purchased insurance in
  force............................         35,977            43,174
Current income taxes recoverable...            628               272
Deferred income tax asset..........         31,477            36,230
Property and equipment, less
  allowances for depreciation
  of $801 in 1998 and $97 in 1997..          7,348             1,567
Goodwill, less accumulated
  amortization of $4,408 in 1998
  and $630 in 1997.................        146,719           150,497
Other assets.......................          6,239               755
Separate account assets............      3,396,114         1,646,169
                                        ----------        ----------
Total assets.......................     $4,752,533        $2,446,395
                                        ==========        ==========


                      See accompanying notes.

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)
                (Dollars in thousands, except per share data)

                                                  POST-MERGER
                                     ------------------------------------
                                     December 31, 1998  December 31, 1997
                                     -----------------  -----------------
LIABILITIES AND STOCKHOLDER'S EQUITY
Policy liabilities and accruals:
 Future policy benefits:
 Annuity and interest sensitive life
   products.........................     $  881,112        $  505,304
 Unearned revenue reserve...........          3,840             1,189
 Other policy claims and benefits...             --                10
                                         ----------        ----------
                                            884,952           506,503

Line of credit with affiliate.......             --            24,059
Surplus notes.......................         85,000            25,000
Due to affiliates...................             --                80
Other liabilities...................         32,573            17,271
Separate account liabilities........      3,396,114         1,646,169
                                         ----------        ----------
                                          4,398,639         2,219,082

Commitments and contingencies

Stockholder's equity:
 Common stock, par value $10 per share,
   authorized,issued and outstanding
   250,000 shares...................          2,500            2,500
 Additional paid-in capital.........        347,640          224,997
 Accumulated other comprehensive
   income (loss)....................           (895)             241
 Retained earnings (deficit)........          4,649             (425)
                                         ----------       ----------
Total stockholder's equity..........        353,894          227,313
                                         ----------       ----------
Total liabilities and stockholder's
  equity............................     $4,752,533       $2,446,395
                                         ==========       ==========


                      See accompanying notes.

                   GOLDEN AMERICAN LIFE INSURANCE COMPANY
               CONSOLIDATED STATEMENTS OF OPERATIONS
                      (Dollars in thousands)


                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |                                     |
REVENUES:                                                          |                                     |
 Annuity and interest sensitive                                    |                                     |
  life product charges........    $  39,119           $  3,834     |     $ 18,288           $ 8,768      |     $12,259
 Management fee revenue.......        4,771                508     |        2,262               877      |       1,390
 Net investment income........       42,485              5,127     |       21,656             5,795      |       4,990
 Realized gains (losses) on                                        |                                     |
  investments.................       (1,491)                15     |          151                42      |        (420)
 Other income.................        5,569                236     |          426               486      |          70
                                  ---------           --------     |     --------           -------      |     -------
                                     90,453              9,720     |       42,783            15,968      |      18,289
                                                                   |                                     |
                                                                   |                                     |
INSURANCE BENEFITS AND EXPENSES:                                   |                                     |
 Annuity and interest sensitive                                     |                                     |
 life benefits:                                                    |                                     |
 Interest credited to account                                      |                                     |
  balances.....................      94,845              7,413     |       19,276             5,741      |       4,355
 Benefit claims incurred in                                        |                                     |
  excess of account balances...       2,123                 --     |          125             1,262      |         915
 Underwriting, acquisition                                         |                                     |
  and insurance expenses:                                          |                                     |
  Commissions..................     121,171              9,437     |       26,818             9,866      |      16,549
  General expenses.............      37,577              3,350     |       13,907             5,906      |       9,422
  Insurance taxes..............       4,140                450     |        1,889               672      |       1,225
  Policy acquisition costs                                         |                                     |
    deferred...................    (197,796)           (13,678)    |      (29,003)          (11,712)     |     (19,300)
  Amortization:                                                    |                                     |
   Deferred policy acquisition                                     |                                     |
     costs.....................       5,148                892     |        1,674               244      |       2,436
   Value of purchased insurance                                    |                                     |
     in force..................       4,724                948     |        5,225             2,745      |         951
   Goodwill....................       3,778                630     |        1,398               589      |          --
                                  ---------          ---------     |     --------            ------      |     -------
                                     75,710              9,442     |       41,309            15,313      |      16,553
                                                                   |                                     |
Interest expense...............       4,390                557     |        2,082                85      |          --
                                  ---------          ---------     |     --------            ------      |     -------
                                     80,100              9,999     |       43,391            15,398      |      16,553
                                  ---------          ---------     |     --------            ------      |     -------
Income (loss) before income                                        |                                     |
  taxes........................      10,353               (279)    |         (608)              570      |       1,736
                                                                   |                                     |
Income taxes...................       5,279                146     |       (1,337)              220      |      (1,463)
                                  ---------          ---------     |     --------            ------      |     -------
Net income (loss)..............   $   5,074          $    (425)    |     $    729           $   350      |    $  3,199
                                  =========          =========     |     ========           =======      |    ========


                      See accompanying notes.

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                      (Dollars in thousands)


                                                                       Accumulated
                                             Redeemable   Additional      Other       Retained          Total
                                   Common    Preferred      Paid-in   Comprehensive   Earnings      Stockholder's
                                   Stock       Stock        Capital   Income (Loss)   (Deficit)        Equity
                                   ------------------------------------------------------------------------------
                                                                   PRE-ACQUISITION
                                   ------------------------------------------------------------------------------
Balance at January 1, 1996........ $2,500     $50,000     $  45,030     $   658         $  (63)      $  98,125
 Comprehensive income:
  Net income......................     --          --            --          --          3,199           3,199
  Change in net unrealized
   investment gains  (losses).....     --          --            --      (1,175)            --          (1,175)
                                                                                                     ---------
 Comprehensive income.............                                                                       2,024
 Preferred stock dividends........     --          --            --          --           (719)           (719)
                                    ------    -------      --------     -------         ------       ---------
Balance at August 13, 1996........ $2,500     $50,000     $  45,030    $   (517)        $2,417       $  99,430
                                   ======     =======      ========    ========         ======       =========

                                   ------------------------------------------------------------------------------
                                                                  POST-ACQUISITION
                                   ------------------------------------------------------------------------------
Balance at August 14, 1996........ $2,500     $50,000     $  87,372          --             --        $139,872
 Comprehensive income:
  Net income......................     --          --            --          --         $  350             350
  Change in net unrealized
   investment gains (losses)......     --          --            --     $   262             --             262
                                                                                                      --------
 Comprehensive income.............                                          612
 Contribution of preferred stock
  to additional paid-in capital...     --     (50,000)       50,000          --             --              --
                                    ------    -------      --------     -------         ------        --------
Balance at December 31, 1996......   2,500         --       137,372         262            350         140,484
 Comprehensive income:
  Net income......................      --         --            --          --            729             729
  Change in net unrealized
   investment gains (losses)......      --         --            --       1,543             --           1,543
                                                                                                      --------
 Comprehensive income.............                                        2,272
 Contribution of capital..........      --         --         1,121          --             --           1,121
                                    ------    -------      --------     -------         ------        --------
Balance at October 24, 1997         $2,500         --      $138,493      $1,805         $1,079        $143,877
                                    ======    =======      ========      ======         ======        ========


                                   ------------------------------------------------------------------------------
                                                                     POST-MERGER
                                   ------------------------------------------------------------------------------
Balance at October 25, 1997.......  $2,500         --      $224,997          --             --      $227,497
 Comprehensive loss:
   Net loss.......................      --         --            --          --         $ (425)         (425)
  Change in net unrealized
   investment gains (losses)......      --         --            --     $   241             --           241
                                                                                                    --------
 Comprehensive loss...............                                                                      (184)
                                    ------    -------      --------     -------         ------      --------
Balance at December 31, 1997......   2,500         --       224,997         241           (425)      227,313
 Comprehensive income:
  Net income......................      --         --            --          --          5,074         5,074
  Change in net unrealized
   investment gains (losses)......      --         --            --      (1,136)            --        (1,136)
                                                                                                    --------
 Comprehensive income.............                                                                     3,938
 Contribution of capital..........      --         --       122,500          --             --       122,500
 Other............................      --         --           143          --             --           143
                                    ------    -------      --------     -------         ------      --------
Balance at December 31, 1998......  $2,500         --      $347,640     $  (895)        $4,649      $353,894
                                    ======    =======      ========     =======         ======      ========

                      See accompanying notes.

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Dollars in thousands)



                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |                                     |
OPERATING ACTIVITIES                                               |                                     |
Net income (loss)............     $   5,074           $   (425)    |     $    729           $    350     |     $   3,199
Adjustments to reconcile net                                       |                                     |
 income (loss) to net cash                                         |                                     |
 provided by (used in)                                             |                                     |
 operations:                                                       |                                     |
 Adjustments related to annuity                                    |                                     |
  and interest sensitive life                                      |                                     |
  products:                                                        |                                     |
  Interest credited and other                                      |                                     |
   charges on interest                                             |                                     |
   sensitive products........         94,690             7,361     |       19,177              5,106     |         4,472
  Change in unearned                                               |                                     |
   revenues..................          2,651             1,189     |        3,292              2,063     |         2,084
 Decrease (increase) in                                            |                                     |
  accrued investment income..         (3,222)            1,205     |       (3,489)              (877)    |        (2,494)
 Policy acquisition costs                                          |                                     |
  deferred...................       (197,796)          (13,678)    |      (29,003)           (11,712)    |       (19,300)
 Amortization of deferred                                          |                                     |
  policy acquisition costs...          5,148               892     |        1,674                244     |         2,436
 Amortization of value of                                          |                                     |
  purchased insurance in                                           |                                     |
  force......................          4,724               948     |        5,225              2,745     |           951
 Change in other assets,                                           |                                     |
  other liabilities and                                            |                                     |
  accrued income taxes.......          9,891             4,205     |       (8,944)               (96)    |         4,672
 Provision for depreciation                                        |                                     |
  and amortization...........          8,147             1,299     |        3,203              1,242     |           703
 Provision for deferred                                            |                                     |
  income taxes...............          5,279               146     |          316                220     |        (1,463)
 Realized (gains) losses on                                        |                                     |
  investments................          1,491               (15)    |         (151)               (42)    |           420
                                   ---------          --------     |      --------           --------    |     ---------
Net cash provided by (used                                         |                                     |
 in)operating activities.....        (63,923)            3,127     |       (7,971)              (757)    |        (4,320)
                                                                   |                                     |
INVESTING ACTIVITIES                                               |                                     |
Sale, maturity or repayment                                        |                                     |
 of investments:                                                    |                                     |
 Fixed maturities - available                                      |                                     |
  for sale                           145,253             9,871     |       39,622             47,453     |        55,091
 Mortgage loans on real                                            |                                     |
  estate.....................          3,791             1,644     |        5,828                 40     |            --
 Short-term investments-net..             --                --     |       11,415              2,629     |           354
                                   ---------          --------     |     --------           --------     |     ---------
                                     149,044            11,515     |       56,865             50,122     |        55,445
Acquisition of investments:                                        |                                     |
 Fixed maturities - available                                      |                                     |
  for sale...................       (476,523)          (29,596)    |     (155,173)          (147,170)    |      (184,589)
 Equity securities...........        (10,000)               (1)    |       (4,865)                (5)    |            --
 Mortgage loans on real                                            |                                     |
  estate.....................        (16,390)          (14,209)    |      (44,481)           (31,499)    |            --
 Policy loans - net..........         (2,940)             (328)    |       (3,870)              (637)    |        (1,977)
 Short-term investments-net..        (26,692)          (13,244)    |           --                 --     |            --
                                   ---------          --------     |     --------           --------     |     ---------
                                    (532,545)          (57,378)    |     (208,389)          (179,311)    |      (186,566)
Purchase of property and                                           |                                     |
 equipment...................         (6,485)             (252)    |         (875)              (137)    |            --
                                   ---------          --------     |     --------           --------     |     ---------
Net cash used in investing                                         |                                     |
 activities..................       (389,986)          (46,115)    |     (152,399)          (129,326)    |      (131,121)


                      See accompanying notes.

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
         CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                      (Dollars in thousands)



                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |                                     |
FINANCING ACTIVITIES                                               |                                     |
Proceeds from issuance of                                          |                                     |
 surplus note................     $  60,000                --      |           --           $ 25,000     |            --
Proceeds from reciprocal loan                                      |                                     |
 agreement borrowings........       500,722                --      |           --                 --     |            --
Repayment of reciprocal loan                                       |                                     |
 agreement borrowings........      (500,722)               --      |           --                 --     |            --
Proceeds from revolving                                            |                                     |
 note payable................       108,495                --      |           --                 --     |            --
Repayment of revolving note                                        |                                     |
 payable.....................      (108,495)               --      |           --                 --     |            --
Proceeds from line of credit                                       |                                     |
 borrowings..................            --           $10,119      |    $  97,124                 --     |            --
Repayment of line of credit                                        |                                     |
borrowings...................            --            (2,207)     |      (80,977)                --     |            --
Receipts from annuity and                                          |                                     |
 interest sensitive life                                           |                                     |
 policies credited to                                              |                                     |
 account balances............       593,428            62,306      |      261,549            116,819     |      $149,750
Return of account balances                                         |                                     |
 on annuity and interest                                           |                                     |
 sensitive life policies.....       (72,649)           (6,350)     |      (13,931)            (3,315)    |        (2,695)
Net reallocations to Separate                                      |                                     |
 Accounts                          (239,671)          (17,017)     |      (93,069)           (10,237)    |        (8,286)
Contributions of capital by                                        |                                     |
 parent......................        98,441                --      |        1,011                 --     |            --
Dividends paid on preferred                                        |                                     |
 stock.......................            --                --      |           --                 --     |          (719)
Net cash provided by                                               |                                     |
 financing activities........       439,549            46,851      |      171,707            128,267     |       138,050
                                                                   |                                     |
Increase (decrease) in cash                                        |                                     |
 and cash equivalents........       (14,360)            3,863      |       11,337             (1,816)    |         2,609
Cash and cash equivalents at                                       |                                     |
 beginning of period.........        21,039            17,176      |        5,839              7,655     |         5,046
Cash and cash equivalents at                                       |                                     |
 end of period...............     $   6,679           $21,039      |    $  17,176           $  5,839     |      $  7,655
                                                                   |                                     |
SUPPLEMENTAL DISCLOSURE                                            |                                     |
  OF CASH FLOW INFORMATION                                         |                                     |
Cash paid during the period                                        |                                     |
 for:                                                              |                                     |
 Interest....................     $   4,305           $   295      |    $   1,912                 --     |            --
 Income taxes................            99                --      |          283                 --     |            --
Non-cash financing activities:                                     |                                     |
 Non-cash adjustment to                                            |                                     |
  additional paid-in capital                                       |                                     |
  for adjusted merger costs..           143                --      |           --                 --     |            --
Contribution of property and                                       |                                     |
  equipment from EIC Variable,                                     |                                     |
  Inc. net of $353 of                                              |                                     |
  accumulated depreciation...            --                --      |          110                 --     |            --
Contribution of capital from                                       |                                     |
  parent to repay line of                                          |                                     |
  credit borrowings..........        24,059                --      |           --                 --     |            --


                     See accompanying notes.

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         December 31, 1998


1.   SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New
York ("First Golden," and with Golden American, collectively, the
"Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION

Golden American, a wholly owned subsidiary of Equitable of Iowa Companies, Inc., offers variable insurance products and is licensed as a life insurance company in the District of Columbia and all states except New York. On January 2, 1997 and December 23, 1997, First Golden became licensed to sell insurance products in New York and Delaware, respectively. The Companies' products are marketed by broker/dealers, financial institutions and insurance agents. The Companies' primary customers are consumers and corporations.

On October 24, 1997, PFHI Holding, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger ("Merger Agreement") dated July 7, 1997 among Equitable, PFHI and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation. See Note 6 for additional information regarding the merger.

On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable, Inc. (subsequently known as EIC Variable, Inc.) and its wholly owned subsidiaries, Golden American and Directed Services, Inc. ("DSI") from Whitewood Properties Corporation ("Whitewood"). See Note 7 for additional information regarding the acquisition.

For financial statement purposes, the ING merger was accounted for as a purchase effective October 25, 1997 and the change in control of Golden American through the acquisition of BT Variable, Inc. was accounted for as a purchase effective August 14, 1996. The merger and acquisition resulted in new bases of accounting reflecting estimated fair values of assets and liabilities at their respective dates. As a result, the Companies' financial statements for the periods after October 24, 1997 are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997 are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

INVESTMENTS

Fixed Maturities: The Companies account for their investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires fixed maturities to be designated as either "available for sale," "held for investment" or "trading." Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity, after adjustment for related changes in value

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


1.   SIGNIFICANT ACCOUNTING POLICIES (continued)


of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC") and deferred income taxes. At December 31, 1998 and 1997, all of the Companies' fixed maturities are designated as available for sale, although the Companies are not precluded from designating fixed maturities as held for investment or trading at some future date.

Securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations. Premiums and discounts are amortized/accrued utilizing a method which results in a constant yield over the securities' expected lives. Amortization/accrual of premiums and discounts on mortgage and other asset-backed securities incorporates a prepayment assumption to estimate the securities' expected lives.

Equity Securities: Equity securities are reported at estimated fair value if readily marketable. The change in unrealized appreciation and depreciation of marketable equity securities (net of related deferred income taxes, if any) is included directly in stockholder's equity. Equity securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which then becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations.

Mortgage Loans: Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of impaired loans is reduced by the establishment of a valuation allowance which is adjusted at each reporting date for significant changes in the calculated value of the loan. Changes in this valuation allowance are charged or credited to income.

Other Investments: Policy loans are reported at unpaid principal.
Short-term investments are reported at cost, adjusted for amortization of premiums and accrual of discounts.

Realized Gains and Losses: Realized gains and losses are determined on the basis of specific identification and average cost methods for manager initiated and issuer initiated disposals, respectively.

Fair Values: Estimated fair values, as reported herein, of conventional mortgage-backed securities not actively traded in a liquid market and publicly traded fixed maturities are estimated using a third party pricing system. This pricing system uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Fair values of private placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Estimated fair values of equity securities which consist of the Companies' investment in its registered separate accounts are based upon the quoted fair value of the securities comprising the individual portfolios underlying the separate accounts.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

CASH AND CASH EQUIVALENTS

For purposes of the accompanying Statements of Cash Flows, the Companies consider all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED POLICY ACQUISITION COSTS

Certain costs of acquiring new insurance business, principally first year commissions and interest bonuses, extra credit bonuses and other expenses related to the production of new business, have been deferred. Acquisition costs for variable annuity and variable life products are being amortized generally in proportion to the present value (using the assumed crediting rate) of expected future gross profits. This amortization is adjusted retrospectively when the Companies revise their estimate of current or future gross profits to be realized from a group of products. DPAC is adjusted to reflect the pro forma impact of unrealized gains and losses on fixed maturities the Companies have designated as "available for sale" under SFAS No. 115.

VALUE OF PURCHASED INSURANCE IN FORCE

As a result of the merger and the acquisition, a portion of the purchase price related to each transaction was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Amortization of VPIF is charged to expense in proportion to expected gross profits of the underlying business. This amortization is adjusted retrospectively when the Companies revise the estimate of current or future gross profits to be realized from the insurance contracts acquired. VPIF is adjusted to reflect the pro forma impact of unrealized gains and losses on available for sale fixed maturities. See Notes 6 and 7 for additional information on VPIF resulting from the merger and acquisition.

PROPERTY AND EQUIPMENT

Property and equipment primarily represent leasehold improvements, office furniture, certain other equipment and capitalized computer software and are not considered to be significant to the Companies' overall operations. Property and equipment are reported at cost less allowances for depreciation. Depreciation expense is computed primarily on the basis of the straight-line method over the estimated useful lives of the assets.

GOODWILL

Goodwill was established as a result of the merger and is being amortized over 40 years on a straight-line basis. Goodwill established as a result of the acquisition was being amortized over 25 years on a straight-line basis. See Notes 6 and 7 for additional information on the merger and acquisition.

FUTURE POLICY BENEFITS

Future policy benefits for divisions with fixed interest guarantees of the variable products are established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accumulated interest, less mortality and administration charges. Interest credited to these policies ranged from 3.00% to 10.00% during 1998, 3.30% to 8.25% during 1997 and 4.00% to 7.25% during 1996. The unearned revenue reserve represents unearned distribution fees. These distribution fees have been deferred and are amortized over the life of the contracts in proportion to expected gross profits.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

SEPARATE ACCOUNTS

Assets and liabilities of the separate accounts reported in the accompanying Balance Sheets represent funds separately administered principally for variable annuity and variable life contracts. Contractholders, rather than the Companies, bear the investment risk for the variable products. At the direction of the contractholders, the separate accounts invest the premiums from the sale of variable products in shares of specified mutual funds. The assets and liabilities of the separate accounts are clearly identified and segregated from other assets and liabilities of the Companies. The portion of the separate account assets equal to the reserves and other liabilities of variable annuity and variable life contracts cannot be charged with liabilities arising out of any other business the Companies may conduct.

Variable separate account assets are carried at fair value of the underlying investments and generally represent contractholder investment values maintained in the accounts. Variable separate account liabilities represent account balances for the variable annuity and variable life contracts invested in the separate accounts; the fair value of these liabilities is equal to their carrying amount. Net investment income and realized and unrealized capital gains and losses related to separate account assets are not reflected in the accompanying Statements of Operations.

Product charges recorded by the Companies from variable products consist of charges applicable to each contract for mortality and expense risk, cost of insurance, contract administration and surrender charges. In addition, some variable annuity and all variable life contracts provide for a distribution fee collected for a limited number of years after each premium deposit. Revenue recognition of collected distribution fees is amortized over the life of the contract in proportion to its expected gross profits. The balance of unrecognized revenue related to the distribution fees is reported as an unearned revenue reserve.

DEFERRED INCOME TAXES

Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro forma impact of unrealized gains and losses on equity securities and fixed maturities the Companies have designated as available for sale under SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Companies' Statements of Operations are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

DIVIDEND RESTRICTIONS
Golden American's ability to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 1999, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder unless a notice of its intent to declare a dividend and the amount of the dividend has been filed at least thirty days in advance of the proposed declaration. If the Superintendent finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing.
                                    85

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

SEGMENT REPORTING

As of December 31, 1998, the Companies adopted the SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 superseded SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires enterprises to report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers.

The Companies manage their business as one segment, the sale of variable products designed to meet customer needs for tax-advantaged methods of saving for retirement and protection from unexpected death. Variable products are sold to consumers and corporations throughout the United States. The adoption of SFAS No. 131 did not affect the results of operations or financial position of the Companies.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management is required to utilize historical experience and assumptions about future events and circumstances in order to develop estimates of material reported amounts and disclosures. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates and assumptions are (1) estimates of fair values of investments in securities and other financial instruments, as well as fair values of policyholder liabilities, (2) policyholder liabilities, (3) deferred policy acquisition costs and value of purchased insurance in force, (4) fair values of assets and liabilities recorded as a result of merger and acquisition transactions, (5) asset valuation allowances, (6) guaranty fund assessment accruals, (7) deferred tax benefits (liabilities) and (8) estimates for commitments and contingencies including legal matters, if a liability is anticipated and can be reasonably estimated. Estimates and assumptions regarding all of the proceeding are inherently subject to change and are reassessed periodically. Changes in estimates and assumptions could materially impact the financial statements.

RECLASSIFICATIONS

Certain amounts in the financial statements for the periods ended within the years ended December 31, 1997 and 1996 have been reclassified to conform to the December 31, 1998 financial statement presentation.

2.   BASIS OF FINANCIAL REPORTING

The financial statements of the Companies differ from related statutory-basis financial statements principally as follows: (1) acquisition costs of acquiring new business are deferred and amortized over the life of the policies rather than charged to operations as incurred; (2) an asset representing the present value of future cash flows from insurance contracts acquired was established as a result of the merger/acquisition and is amortized and charged to expense; (3) future policy benefit reserves for divisions with fixed interest guarantees of the variable products are based on full account values, rather than the greater of cash surrender value or amounts derived from discounting methodologies utilizing statutory interest rates; (4) reserves are reported before reduction for reserve credits related to

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


2.   BASIS OF FINANCIAL REPORTING (continued)

reinsurance ceded and a receivable is established, net of an allowance for uncollectible amounts, for these credits rather than presented net of these credits; (5) fixed maturity investments are designated as "available for sale" and valued at fair value with unrealized appreciation/depreciation, net of adjustments to value of purchased insurance in force, deferred policy acquisition costs and deferred income taxes (if applicable), credited/charged directly to stockholder's equity rather than valued at amortized cost; (6) the carrying value of fixed maturities is reduced to fair value by a charge to realized losses in the Statements of Operations when declines in carrying value are judged to be other than temporary, rather than through the establishment of a formula-determined statutory investment reserve (carried as a liability), changes in which are charged directly to surplus; (7) deferred income taxes are provided for the difference between the financial statement and income tax bases of assets and liabilities; (8) net realized gains or losses attributed to changes in the level of interest rates in the market are recognized when the sale is completed rather than deferred and amortized over the remaining life of the fixed maturity security; (9) a liability is established for anticipated guaranty fund assessments, net of related anticipated premium tax credits, rather than capitalized when assessed and amortized in accordance with procedures permitted by insurance regulatory authorities; (10) revenues for variable products consist of policy charges applicable to each contract for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed rather than premiums received; (11) the financial statements of Golden American's wholly owned subsidiary are consolidated rather than recorded at the equity in net assets;
(12) surplus notes are reported as liabilities rather than as surplus; and (13) assets and liabilities are restated to fair values when a change in ownership occurs, with provisions for goodwill and other intangible assets, rather than continuing to be presented at historical cost.

The net loss for Golden American as determined in accordance with statutory accounting practices was $68,002,000 in 1998, $428,000 in 1997 and $9,188,000 in 1996. Total statutory capital and surplus was $183,045,000 at December 31, 1998 and $76,914,000 at
December 31, 1997.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998

3.   INVESTMENT OPERATIONS

INVESTMENT RESULTS

Major categories of net investment income are summarized below:



                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |       (Dollars in thousands)        |
                                                                   |                                     |
Fixed maturities.............     $35,224             $4,443       |     $18,488            $5,083       |     $4,507
Equity securities............          --                  3       |          --               103       |         --
Mortgage loans on                                                  |                                     |
 real estate.................       6,616                879       |       3,070               203       |         --
Policy loans.................         619                 59       |         482                78       |         73
Short-term                                                         |                                     |
 investments.................       1,311                129       |         443               441       |        341
Other, net...................         246               (154)      |          24                 2       |         22
Funds held in                                                      |                                     |
 escrow......................          --                 --       |          --                --       |        145
                                  -------             ------       |     -------            ------       |     ------
Gross investment                                                   |                                     |
 income......................      44,016              5,359       |      22,507             5,910       |      5,088
Less investment                                                    |                                     |
 expenses....................      (1,531)              (232)      |        (851)             (115)      |        (98)
                                  -------             ------       |     -------            ------       |     ------
Net investment                                                     |                                     |
 income......................     $42,485             $5,127       |     $21,656            $5,795       |     $4,990
                                  =======             ======       |     =======            ======       |     ======


Realized gains (losses) on investments are as follows:



                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |        (Dollars in thousands)       |
                                                                   |                                     |
Fixed maturities:                                                  |                                     |
 available for sale..........     $(1,428)            $25          |     $151               $42          |     $(420)
Mortgage loans...............         (63)            (10)         |       --                --          |        --
                                  -------             ---          |     ----               ---          |     -----
Realized gains (losses)                                            |                                     |
 on investments..............     $(1,491)            $15          |     $151               $42          |     $(420)
                                  =======             ===          |     ====               ===          |     =====

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


3.   INVESTMENT OPERATIONS (continued)

The change in unrealized appreciation (depreciation) of securities at fair value is as follows:


                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |       (Dollars in thousands)        |
                                                                   |                                     |
Fixed maturities:                                                  |                                     |
 Available for sale..........     $1,100              $(3,494)     |     $4,197             $2,497       |      $(3,045)
 Held for investment.........         --                   --      |         --                 --       |          (90)
Equity securities............     (2,390)                 (68)     |       (462)                (4)      |           (2)
                                  ------              -------      |     ------             ------       |      -------
Unrealized appreciation                                            |                                     |
 (depreciation) of                                                 |                                     |
 securities..................    $(1,290)             $(3,562)     |     $3,735             $2,493       |      $(3,137)
                                 =======              =======      |     ======             ======       |      =======


At December 31, 1998 and December 31, 1997, amortized cost, gross unrealized gains and losses and estimated fair values of fixed maturities, all of which are designated as available for sale, are as follows:

                                                               POST-MERGER
                                       ---------------------------------------------------------
                                                         Gross            Gross        Estimated
                                       Amortized       Unrealized      Unrealized        Fair
                                          Cost           Gains            Losses         Value
                                       ---------       ----------      ----------      ---------
                                                          (Dollars in thousands)
DECEMBER 31, 1998
U.S. government and governmental
 agencies and authorities............. $ 13,568          $  182          $   (8)       $ 13,742
Foreign governments...................    2,028               8              --           2,036
Public utilities......................   67,710             546            (447)         67,809
Corporate securities..................  365,569           4,578          (2,658)        367,489
Other asset-backed securities.........   99,877             281          (1,046)         99,112
Mortgage-backed securities............  191,020           1,147            (370)        191,797
                                       --------          ------         -------        --------
Total................................. $739,772          $6,742         $(4,529)       $741,985
                                       ========          ======         =======        ========

DECEMBER 31, 1997
U.S. government and governmental
  agencies and authorities............ $  5,705          $    5         $    (1)       $  5,709
Foreign governments...................    2,062              --              (9)          2,053
Public utilities......................   26,983              55              (4)         27,034
Corporate securities..................  259,798           1,105            (242)        260,661
Other asset-backed securities.........    3,155              32              --           3,187
Mortgage-backed securities............  115,585             202             (30)        115,757
                                       --------          ------         -------        --------
Total................................. $413,288          $1,399         $  (286)       $414,401
                                       ========          ======         =======        ========


                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


3.   INVESTMENT OPERATIONS (continued)

At December 31, 1998, net unrealized investment gains on fixed maturities designated as available for sale totaled $2,213,000. Appreciation of $1,005,000 was included in stockholder's equity at December 31, 1998 (net of an adjustment of $203,000 to VPIF, an adjustment of $455,000 to DPAC and deferred income taxes of $550,000). Short-term investments with maturities of 30 days or less have been excluded from the above schedules. Amortized cost approximates fair value for these securities.

Amortized cost and estimated fair value of fixed maturities designated as available for sale, by contractual maturity, at December 31, 1998 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                   POST-MERGER
                                           ---------------------------
                                           Amortized        Estimated
December 31, 1998                             Cost          Fair Value
----------------------------------------------------------------------
                                              (Dollars in thousands)
Due within one year......................  $ 50,208          $ 50,361
Due after one year through five years....   310,291           311,943
Due after five years through ten years...    78,264            78,541
Due after ten years......................    10,112            10,231
                                            448,875           451,076
Other asset-backed securities............    99,877            99,112
Mortgage-backed securities...............   191,020           191,797
                                           --------          --------
Total....................................  $739,772          $741,985
                                           ========          ========


An analysis of sales, maturities and principal repayments of the Companies' fixed maturities portfolio is as follows:



                                                        Gross       Gross      Proceeds
                                          Amortized    Realized    Realized      from
                                             Cost       Gains       Losses       Sale
                                          ---------    --------    --------    --------
                                                      (Dollars in thousands)
POST-MERGER
For the year ended December 31, 1998:
Scheduled principal repayments,
 calls and tenders......................  $102,504       $ 60      $    (3)    $102,561
Sales...................................    43,204        518       (1,030)      42,692
                                          --------       ----      -------     --------
Total...................................  $145,708       $578      $(1,033)    $145,253
                                          ========       ====      =======     ========

For the period October 25, 1997 through
 December 31, 1997:
Scheduled principal repayments,
 calls and tenders.....................   $  6,708      $  2            --     $  6,710
Sales..................................      3,138        23            --        3,161
                                          --------      ----       -------     --------
Total..................................   $  9,846      $ 25            --     $  9,871
                                          ========      ====       =======     ========


                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


3.   INVESTMENT OPERATIONS (continued)



                                                        Gross       Gross      Proceeds
                                          Amortized    Realized    Realized      from
                                             Cost       Gains       Losses       Sale
                                          ---------    --------    --------    --------
                                                      (Dollars in thousands)
POST- ACQUISITION
For the period January 1, 1997 through
 October 24, 1997:
Scheduled principal repayments,
 calls and tenders.....................    $25,419         --         --       $25,419
Sales..................................     14,052       $153       $ (2)       14,203
                                           -------       ----       ----       -------
Total..................................    $39,471       $153       $ (2)      $39,622
                                           =======       ====       ====       =======
For the period August 14, 1996 through
 December 31, 1996:
Scheduled principal repayments,
 calls and tenders....................     $ 1,612         --         --       $ 1,612
Sales.................................      45,799       $115       $(73)       45,841
                                           -------       ----       ----       -------
Total.................................     $47,411       $115       $(73)      $47,453
                                           =======       ====       ====       =======

PRE-ACQUISITION
For the period January 1, 1996 through
 August 13, 1996:
Scheduled principal repayments,
 calls and tenders....................     $ 1,801         --         --       $ 1,801
Sales.................................      53,710       $152      $(572)       53,290
                                           -------       ----      -----       -------
Total.................................     $55,511       $152      $(572)      $55,091
                                           =======       ====      =====       =======


Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary. During the year ended December 31, 1998, Golden American recognized a loss on two fixed maturity investments of $973,000. During 1997 and 1996, no investments were identified as having an other than temporary impairment.

Investments on Deposit: At December 31, 1998 and 1997, affidavits of deposits covering bonds with a par value of $6,470,000 and $6,605,000, respectively, were on deposit with regulatory authorities pursuant to certain statutory requirements.

Investment Diversifications: The Companies' investment policies related to the investment portfolio require diversification by asset type, company and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regulatory authorities. The following percentages relate to holdings at December 31, 1998 and December 31, 1997. Fixed maturities included investments in basic industrials (26% in 1998, 30% in 1997), conventional mortgage-backed securities (25% in 1998, 13% in 1997), financial companies (19% in 1998, 24% in 1997), other asset-backed securities (11% in 1998) and various government bonds and government or agency mortgage-backed securities (5% in 1998, 17% in 1997). Mortgage loans on real estate have been analyzed

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


3.   INVESTMENT OPERATIONS (continued)


by geographical location with concentrations by state identified as California (12% in 1998 and 1997), Utah (11% in 1998, 13% in 1997)
and Georgia (10% in 1998, 11% in 1997). There are no other concentrations of mortgage loans in any state exceeding ten percent at December 31, 1998 and 1997. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (36% in 1998, 43% in 1997), industrial buildings (32% in 1998, 33% in 1997) and retail facilities (20% in 1998, 15% in 1997). Equity securities are not significant to the Companies' overall investment portfolio.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 1998.

4.   COMPREHENSIVE INCOME

As of January 1, 1998, the Companies adopted the SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement had no impact on the Companies' net income or stockholder's equity. SFAS No. 130 requires unrealized gains or losses on the Companies' available for sale securities (net of VPIF, DPAC and deferred income taxes) to be included in other comprehensive income. Prior to the adoption of SFAS No. 130, unrealized gains (losses) were reported separately in stockholder's equity. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

Total comprehensive income (loss) for the Companies includes $1,015,000 for the year ended December 31, 1998 for First Golden ($159,000, $536,000 and $(57,000), respectively, for the periods
October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997 and December 17, 1996 through December 31, 1996). Other comprehensive income excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts total $(2,133,000) in 1998. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments to VPIF and DPAC totaling $705,000 in 1998.

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments, including both assets and liabilities recognized and not recognized in a company's balance sheet, unless specifically exempted. SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," requires additional disclosures about derivative financial instruments. Most of the Companies' investments, investment contracts and debt fall within the standards' definition of a financial instrument. Fair values for the Companies' insurance contracts other than investment contracts are not required to be disclosed. In cases where quoted market prices are not available, estimated fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accounting, actuarial and regulatory bodies are continuing to study the methodologies to be used in developing fair value information, particularly as it relates to such things as liabilities for insurance contracts. Accordingly, care should be exercised in deriving conclusions about the Companies' business or financial condition based on the information presented herein.

The Companies closely monitor the composition and yield of
invested assets, the duration and interest credited on insurance liabilities and resulting interest spreads and timing of cash flows. These amounts
                                    92

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


5.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

are taken into consideration in the Companies' overall management of interest rate risk, which attempts to minimize exposure to changing interest rates through the matching of investment cash flows with amounts expected to be due under insurance contracts. These assumptions may not result in values consistent with those obtained through an actuarial appraisal of the Companies' business or values that might arise in a negotiated transaction.

The following compares carrying values as shown for financial reporting purposes with estimated fair values:

                                                   POST-MERGER
                                 -----------------------------------------------
                                    December 31, 1998       December 31, 1997
                                 ----------------------  -----------------------
                                              Estimated              Estimated
                                   Carrying     Fair      Carrying     Fair
                                    Value       Value      Value       Value
                                 -----------  ---------  ----------  -----------
                                             (Dollars in thousands)
ASSETS
Fixed maturities, available
 for sale......................  $  741,985  $  741,985  $  414,401   $  414,401
Equity securities..............      11,514      11,514       3,904        3,904
Mortgage loans on real estate..      97,322      99,762      85,093       86,348
Policy loans...................      11,772      11,772       8,832        8,832
Short-term investments.........      41,152      41,152      14,460       14,460
Cash and cash equivalents......       6,679       6,679      21,039       21,039
Separate account assets........  $3,396,114  $3,396,114  $1,646,169   $1,646,169

LIABILITIES
Annuity products...............     869,009     827,597     493,181      469,714
Surplus notes..................      85,000      90,654      25,000       28,837
Line of credit with affiliate..          --          --      24,059       24,059
Separate account liabilities...   3,396,114   3,396,114   1,646,169    1,646,169




The following methods and assumptions were used by the Companies in estimating fair values.

Fixed Maturities: Estimated fair values of conventional mortgage-backed securities not actively traded in a liquid market and publicly traded securities are estimated using a third party pricing system. This pricing system uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities.

Equity Securities: Estimated fair values of equity securities, which consist of the Companies' investment in the portfolios underlying its separate accounts, are based upon the quoted fair value of individual securities comprising the individual portfolios. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable returns and quality.

Mortgage Loans on Real Estate: Fair values are estimated by discounting expected cash flows, using interest rates currently offered for similar loans.

Policy Loans: Carrying values approximate the estimated fair value for policy loans.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


5.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

Short-Term Investments and Cash and Cash Equivalents: Carrying values reported in the Companies' historical cost basis balance sheet approximate estimated fair value for these instruments due to their short-term nature.

Separate Account Assets: Separate account assets are reported at the quoted fair values of the individual securities in the separate accounts.

Annuity Products: Estimated fair values of the Companies' liabilities for future policy benefits for the divisions of the variable annuity products with fixed interest guarantees and for supplemental contracts without life contingencies are stated at cash surrender value, the cost the Companies would incur to extinguish the liability.

Surplus Notes: Estimated fair value of the Companies' surplus notes were based upon discounted future cash flows using a discount rate approximating the Companies' return on invested assets.

Line Of Credit With Affiliate: Carrying value reported in the
Companies' historical cost basis balance sheet approximates estimated fair value for this instrument.

Separate Account Liabilities: Separate account liabilities are reported at full account value in the Companies' historical cost balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

6.   MERGER

Transaction: On October 23, 1997, Equitable's shareholders approved the Merger Agreement dated July 7, 1997 among Equitable, PFHI and ING. On October 24, 1997, PFHI, a Delaware corporation, acquired all of the outstanding capital stock of Equitable according to the Merger Agreement. PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. Equitable, an Iowa corporation, in turn, owned all the outstanding capital stock of Equitable Life Insurance Company of Iowa ("Equitable Life") and Golden American and their wholly owned subsidiaries. In addition, Equitable owned all the outstanding capital stock of Locust Street Securities, Inc. ("LSSI"), Equitable Investment Services, Inc. (subsequently dissolved), DSI, Equitable of Iowa Companies Capital Trust, Equitable of Iowa Companies Capital Trust II and Equitable of Iowa Securities Network, Inc. (subsequently renamed ING Funds Distributor, Inc.). In exchange for the outstanding capital stock of Equitable, ING paid total consideration of approximately $2.1 billion in cash and stock and assumed approximately $400 million in debt. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation. All costs of the merger, including expenses to terminate certain benefit plans, were paid by the Parent.

Accounting Treatment: The merger was accounted for as a purchase resulting in a new basis of accounting, reflecting estimated fair values for assets and liabilities at October 24, 1997. The purchase price was allocated to EIC and its subsidiaries with $227,497,000 allocated to the Companies. Goodwill was established for the excess of the merger cost over the fair value of the net assets and attributed to EIC and its subsidiaries including Golden American and First Golden. The amount of goodwill allocated to the Companies relating to the merger was $151,127,000 at the merger date and is being amortized over 40 years on a straight-line basis. The carrying value of goodwill will be reviewed periodically for any indication of impairment in value. The Companies' DPAC, previous balance of VPIF and unearned revenue reserve, as of the merger date, were eliminated and a new asset of $44,297,000 representing VPIF was established for all policies in force at the merger date.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


6.   Merger (continued)

Value of Purchased Insurance In Force: As part of the merger, a portion of the acquisition cost was allocated to the right to receive future cash flows from insurance contracts existing with the Companies at the merger date. This allocated cost represents VPIF reflecting the value of those purchased policies calculated by discounting the actuarially determined expected future cash flow at the discount rate determined by ING.

An analysis of the VPIF asset is as follows:


                                                POST-MERGER
                                   -------------------------------------
                                                        For the period
                                      For the year     October 25, 1997
                                         ended              through
                                   December 31, 1998   December 31, 1997
                                   -----------------   -----------------
                                           (Dollars in thousands)

Beginning balance.................      $43,174              $44,297
                                        --------             --------
Imputed interest..................        2,802                1,004
Amortization......................       (7,753)              (1,952)
Changes in assumptions of
 timing of gross profits..........          227                   --
                                        --------             --------
Net amortization..................       (4,724)                (948)
Adjustment for unrealized gains
 on available for sale
 securities.......................          (28)                (175)
Adjustment for other receivables
 and merger costs.................       (2,445)                  --
                                        --------             --------
Ending balance....................      $35,977              $43,174
                                        =======              =======
Interest is imputed on the unamortized balance of VPIF at a rate of 7.38% for the year ended December 31, 1998 and 7.03% for the period October 25, 1997 through December 31, 1997. The amortization of VPIF, net of imputed interest, is charged to expense. VPIF decreased $2,664,000 in the second quarter of 1998 to adjust the value of other receivables at merger date and increased $219,000 in the first quarter of 1998 as a result of an adjustment to the merger costs. VPIF is adjusted for the unrealized gains (losses) on available for sale securities; such changes are included directly in stockholder's equity. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1998 is $4,300,000 in 1999, $4,000,000 in 2000, $3,900,000 in 2001,
$3,700,000 in 2002 and $3,300,000 in 2003. Actual amortization may vary based upon changes in assumptions and experience.

7.   ACQUISITION

Transaction: On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable from Whitewood, a wholly owned subsidiary of Bankers Trust Company ("Bankers Trust"), according to the terms of the Purchase Agreement dated May 3, 1996 between Equitable and Whitewood. In exchange for the outstanding capital stock of BT Variable, Equitable paid the sum of $93,000,000 in cash to Whitewood in accordance with the terms of the Purchase Agreement. Equitable also paid the sum of $51,000,000 in cash to Bankers Trust to retire certain debt owed by BT
Variable to Bankers Trust pursuant to a revolving credit arrangement. After the acquisition, the BT Variable, Inc. name was changed to EIC Variable, Inc. On April 30, 1997, EIC Variable, Inc. was liquidated and its investments in

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


7.   Acquisition (continued)

Golden American and DSI were transferred to Equitable, while the remainder of its net assets were contributed to Golden American.
On December 30, 1997, EIC Variable, Inc. was dissolved.

Accounting Treatment: The acquisition was accounted for as a purchase resulting in a new basis of accounting, which reflected estimated fair values for assets and liabilities at August 13, 1996. The purchase price was allocated to the three companies purchased - BT Variable, DSI and Golden American. The allocation of the purchase price to Golden American was approximately $139,872,000. Goodwill was established for the excess of the purchase price over the fair value of the net assets acquired and attributed to Golden American. The amount of goodwill relating to the acquisition was $41,113,000 and was amortized over 25 years on a straight-line basis until the October 24, 1997 merger with ING. Golden American's DPAC, previous balance of VPIF and unearned revenue reserve, as of the acquisition date, were eliminated and an asset of $85,796,000 representing VPIF was established for all policies in force at the acquisition date.

Value of Purchased Insurance In Force: As part of the acquisition, a portion of the acquisition cost was allocated to the right to receive future cash flows from the insurance contracts existing with Golden American at the date of acquisition. This allocated cost represents VPIF reflecting the value of those purchased policies calculated by discounting the actuarially determined expected future cash flows at the discount rate determined by Equitable.

An analysis of the VPIF asset is as follows:



                                           POST-ACQUISITION           | PRE-ACQUISITION
                                  ------------------------------------|----------------
                                  For the period     For the period   | For the period
                                  January 1, 1997    August 14,1996   | January 1, 1996
                                      through           through       |     through
                                  October 24, 1997  December 31, 1996 | August 13, 1996
                                  ----------------  ----------------- | ---------------
                                                (Dollars in thousands)
                                                                      |
Beginning balance................      $83,051           $85,796      |      $6,057
                                       -------           -------      |      ------
Imputed interest.................        5,138             2,465      |         273
Amortization.....................      (12,656)           (5,210)     |      (1,224)
Changes in assumption of                                              |      ------
 timing of gross profits.........        2,293                --      |          --
                                       -------           -------      |
Net amortization.................       (5,225)           (2,745)     |        (951)
Adjustment for unrealized gains                                       |
 (losses) on available for sale                                       |
 securities......................         (373)               --      |          11
                                       -------           -------      |      ------
Ending balance                         $77,453           $83,051      |      $5,117
                                       =======           =======      |      ======

Pre-Acquisition VPIF represents the remaining value assigned to in force contracts when Bankers Trust purchased Golden American from Mutual Benefit Life Insurance Company in Rehabilitation ("Mutual
Benefit") on September 30, 1992.

Interest was imputed on the unamortized balance of VPIF at rates of 7.70% to 7.80% for the period August 14, 1996 through October 24, 1997. The amortization of VPIF net of imputed interest was charged to expense. VPIF was also adjusted for the unrealized gains (losses) on available for sale securities; such changes were included directly in stockholder's equity.


8.   INCOME TAXES

Golden American files a consolidated federal income tax return.
Under the Internal Revenue Code, a newly acquired insurance company cannot file as part of its parent's consolidated tax return for 5 years.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


8.   INCOME TAXES(continued)

At December 31, 1998, the Companies have net operating loss
("NOL") carryforwards for federal income tax purposes of approximately $50,917,000. Approximately $5,094,000, $3,354,000
and $42,469,000 of these NOL carryforwards are available to offset future taxable income of the Companies through the years 2011, 2012 and 2013, respectively.

INCOME TAX EXPENSE

Income tax expense (benefit) included in the consolidated financial statements is as follows:



                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |        (Dollars in thousands)       |
                                                                   |                                     |
Current.....................          --                --         |     $    12              --         |          --
Deferred....................      $5,279              $146         |     (1,349)            $220         |     $(1,463)
                                  ------              ----         |                                     |
                                  $5,279              $146         |     $(1,337)           $220         |     $(1,463)
                                  ======              ====         |     =======            ====         |     =======


The effective tax rate on income (loss) before income taxes is different from the prevailing federal income tax rate. A reconciliation of this difference is as follows:

                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |        (Dollars in thousands)       |
                                                                   |                                     |
                                                                   |                                     |
Income (loss) before                                               |                                     |
 income taxes..............       $10,353             $(279)       |     $ ( 608)           $570         |     $1,736
                                  =======             =====        |     =======            ====         |     ======
Income tax (benefit) at                                            |                                     |
 federal statutory rate....       $ 3,624             $ (98)       |     $  (213)           $200         |     $  607
Tax effect (decrease) of:                                          |                                     |
 Realization of NOL                                                |                                     |
   carryforwards...........            --                --        |         --               --         |     (1,214)
 Goodwill amortization.....         1,322               220        |         --               --         |         --
 Compensatory stock                                                |                                     |
  option and restricted                                            |                                     |
  stock expense............            --                --        |     (1,011)              --         |         --
 Meals and                                                         |                                     |
  entertainment............           157                23        |         53               20         |         --
 Other items...............           176                 1        |       (166)              --         |         --
Change in valuation                                                |                                     |
 allowance.................            --                --        |         --               --         |       (856)
                                  =------             -----        |    -------             ----         |    -------
Income tax expense                                                 |                                     |
 (benefit).................       $ 5,279             $ 146        |    $(1,337)            $220         |    $(1,463)
                                  =======             =====        |    =======             ====         |    =======

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


8.   INCOME TAXES (continued)

DEFERRED INCOME TAXES

The tax effect of temporary differences giving rise to the Companies' deferred income tax assets and liabilities at December
31, 1998 and 1997 is as follows:


                                                  POST-MERGER
                                       ------------------------------------
                                       December 31, 1998  December 31, 1997
                                       -----------------  -----------------
                                              (Dollars in thousands)
Deferred tax assets:
 Net unrealized depreciation of
  securities at fair value..........     $    691                    --
 Future policy benefits.............       66,273               $27,399
 Deferred policy acquisition costs..           --                 4,558
 Goodwill...........................       16,323                17,620
 Net operating loss carryforwards...       17,821                 3,044
 Other..............................        1,272                 1,548
                                         --------               -------
                                          102,380                54,169


Deferred tax liabilities:
 Net unrealized appreciation of
  securities at fair value..........             --               (130)
 Fixed maturity securities..........         (1,034)            (1,665)
 Deferred policy acquisition costs..        (55,520)                --
 Mortgage loans on real estate......           (845)              (845)
 Value of purchased insurance in
  force.............................        (12,592)           (15,172)
 Other..............................           (912)              (127)
                                           --------           --------
                                            (70,903)           (17,939)
                                           --------           --------
Deferred income tax asset...........       $ 31,477           $ 36,230
                                           ========           ========

The Companies are required to establish a "valuation allowance" for any portion of the deferred tax assets management believes will not be realized. In the opinion of management, it is more likely than not the Companies will realize the benefit of the deferred tax assets; therefore, no such valuation allowance has been established.

9.   RETIREMENT PLANS

Defined Benefit Plans: In 1998 and 1997, the Companies were allocated their share of the pension liability associated with their employees. The Companies' employees are covered by the employee retirement plan of an affiliate, Equitable Life. Further, Equitable Life sponsors a defined contribution plan that is qualified under Internal Revenue Code Section 401(k). The following tables summarize the benefit obligations and the funded status for pension benefits over the two-year period ended December 31, 1998:

                       GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


9.   RETIREMENT PLANS (continued)


                                               1998           1997
                                             --------        ------
                                             (Dollars in thousands)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at January 1............   $  956          $192
Service cost...............................    1,138           682
Interest cost..............................       97            25
Actuarial loss.............................    2,266            57
Benefit payments...........................      (3)           --
                                              ------          ----
Benefit obligation at December 31..........   $4,454          $956
                                              ======          ====

                                               1998           1997
                                             --------        ------
                                             (Dollars in thousands)
FUNDED STATUS
Funded status at December 31...............  $(4,454)        $(956)
Unrecognized net loss......................    2,266            --
                                             -------         -----
Net amount recognized......................  $(2,188)        $(956)
                                             =======         =====

During 1998 and 1997, the Companies' plan assets were held by Equitable Life, an affiliate.

The weighted-average assumptions used in the measurement of the Companies' benefit obligation are as follows:

                                                1998          1997
                                               ------        ------
DECEMBER 31
Discount rate................................   6.75%         7.25%
Expected return on plan assets...............   9.50          9.00
Rate of compensation increase................   4.00          5.00


The following table provides the net periodic benefit cost for the fiscal years 1998 and 1997:

                                        POST-MERGER               | POST-ACQUISITION
                             ------------------------------------ | ----------------
                                                For the period    |  For the period
                                For the year     October 25,1997  |  January 1,1997
                                   ended             through      |      through
                             December 31, 1998  December 31, 1997 | October 24, 1997
                             -----------------  ----------------- | ----------------
                                                  (Dollars in thousands)
                                                                  |
Service cost................      $1,138               $114       |        $568
Interest cost...............          97                 10       |          15
Amortization of net loss....          --                 --       |           1
                                  ------               ----       |        ----
Net periodic benefit cost...      $1,235               $124       |        $584
                                  ======               ====       |        ====

There were no gains or losses resulting from curtailments or settlements during 1998 or 1997.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


9.   RETIREMENT PLANS (continued)

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $4,454,000, $3,142,000 and $0, respectively, as of December 31, 1998 and $956,000, $579,000 and $0, respectively, as of December 31, 1997.

10.  RELATED PARTY TRANSACTIONS

Operating Agreements: DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. For the year ended December 31, 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, the Companies paid commissions to DSI totaling $117,470,000, $9,931,000 and $26,419,000, respectively ($9,995,000 for the period August 14, 1996 through December 31, 1996 and $17,070,000 for the period January 1, 1996 through August 13, 1996).

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the year ended December 31, 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, the fee was $4,771,000, $508,000 and $2,262,000, respectively. For the periods August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996 the fee was $877,000 and $1,390,000, respectively.

Effective January 1, 1998, the Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the year ended December 31, 1998, the Companies incurred fees of $1,504,000 under this agreement.

Prior to 1998, the Companies had a service agreement with Equitable Investment Services, Inc. ("EISI"), an affiliate, in which EISI provided investment management services. Payments for these services totaled $200,000, $768,000 and $72,000 for the periods October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997 and August 14, 1996 through December 31, 1996, respectively.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. As Golden American's risk based capital level was above required amounts, no annual fee was payable in 1998 or in 1997.

Golden American provides certain advisory, computer and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $5,833,000 for the year ended December 31, 1998 ($1,338,000 and $2,992,000 for the periods October 25,

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998

10.  RELATED PARTY TRANSACTIONS (continued)

1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively). No services were provided by Golden American in 1996.

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $1,058,000 for the year ended December 31, 1998 ($13,000 and $16,000 for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively).

First Golden provides resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $75,000 in 1998.

For the year ended December 31, 1998, the Companies had premiums, net of reinsurance, for variable products from four affiliates, Locust Street Securities, Inc., Vestax Securities Corporation, DSI and Multi-Financial Securities Corporation of $122,900,000, $44,900,000, $13,600,000 and $13,400,000, respectively. The
Companies had premiums, net reinsurance, for variable products from three affiliates, Locust Street Securities, Inc., Vestax Securities Corporation and DSI of $9,300,000, $1,900,000 and $2,100,000 respectively, for the period October 25, 1997 through December 31, 1997 ($16,900,000, $1,200,000 and $400,000 for the
period January 1, 1997 through October 24, 1997, respectively).

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval of the State of Delaware Department of Insurance. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $1,765,000 in 1998. At December 31, 1998, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

Line of Credit: Golden American maintained a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement which became effective December 1, 1996 and expired December 31, 1997, Golden American could borrow up to $25,000,000. Interest on any borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. Under this agreement, Golden American incurred interest expense of $211,000 for the year ended December 31, 1998 ($213,000 for the period October 25, 1997 through December 31, 1997, $362,000 for the period January 1, 1997 through October 24, 1997 and $85,000 for the period August 14, 1996 through December 31, 1996). The outstanding balance was paid by a capital contribution.

Surplus Notes: On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. The note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred no interest in 1998.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


10.  RELATED PARTY TRANSACTIONS (continued)
On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. The note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $2,063,000 in 1998 ($344,000 and $1,720,000 for the periods
October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively). On December 17, 1996, Golden American contributed the $25,000,000 to First Golden acquiring 200,000 shares of common stock (100% of outstanding stock) of First Golden.

Stockholder's Equity:  On September 23, 1996, EIC Variable, Inc.
contributed $50,000,000 of Preferred Stock to the Companies' additional paid-in capital. During 1998, Golden American received
$122,500,000 of capital contributions from its Parent.

11.  COMMITMENTS AND CONTINGENCIES

Contingent Liability: In a transaction that closed on September 30, 1992, Bankers Trust acquired from Mutual Benefit, in accordance with the terms of an Exchange Agreement, all of the issued and outstanding capital stock of Golden American and DSI and certain related assets for consideration with an aggregate value of $13,200,000 and contributed them to BT Variable. The transaction involved settlement of pre-existing claims of Bankers Trust against Mutual Benefit. The ultimate value of these claims has not yet been determined by the Superior Court of New Jersey and, prior to August 13, 1996, was contingently supported by a $5,000,000 note payable from Golden American and a $6,000,000 letter of credit from Bankers Trust. Bankers Trust estimated the contingent liability due from Golden American amounted to $439,000 at August 13, 1996. At August 13, 1996, the balance of the escrow account established to fund the contingent liability was $4,293,000.

On August 13, 1996, Bankers Trust made a cash payment to Golden American in an amount equal to the balance of the escrow account less the $439,000 contingent liability discussed above. In exchange, Golden American irrevocably assigned to Bankers Trust all of Golden American's rights to receive any amounts to be disbursed from the escrow account in accordance with the terms of the Exchange Agreement. Bankers Trust also irrevocably agreed to make all payments becoming due under the Golden American note and to indemnify Golden American for any liability arising from the note.

Reinsurance: At December 31, 1998, the Companies had reinsurance treaties with four unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks under variable contracts. The Companies remain liable to the extent reinsurers do not meet their obligations under the reinsurance agreements. Reinsurance ceded in force for life mortality risks were $111,552,000 and $96,686,000 at December 31, 1998 and 1997, respectively. At December 31, 1998, the Companies have a net receivable of $7,470,000 for reserve credits, reinsurance claims or other receivables from these reinsurers comprised of $439,000 for claims recoverable from reinsurers, $543,000 for a payable for reinsurance premiums and $7,574,000 for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $4,797,000, $326,000, $1,871,000, $875,000 and
$600,000 and net policy benefits recoveries of $2,170,000, $461,000, $1,021,000, $654,000 and $1,267,000 for the year ended
December 31, 1998 and for the periods October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997, August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996, respectively.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


11.  COMMITMENTS AND CONTINGENCIES (continued)

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty which increased income by $1,022,000, $265,000, $335,000, $10,000 and $56,000 for the year ended December 31, 1998 and for the periods October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997, August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996, respectively.

Guaranty Fund Assessments: Assessments are levied against the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments and regularly reviews information regarding known failures and revises its estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $1,123,000 for the year ended December 31, 1998, $141,000 for the period October 25, 1997 through December 31, 1997, $446,000 for the period January 1, 1997 through October 24, 1997, $291,000 for the period August 14, 1996 through December 31, 1996 and $480,000 for the period January 1, 1996 through August 13, 1996. At December 31, 1998, the Companies have an undiscounted reserve of $2,446,000 to cover estimated future assessments (net of related anticipated premium tax credits) and has established an asset totaling $586,000 for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments, based upon previous premiums, and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. The Companies currently believe no pending or threatened lawsuits exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in its investment portfolio (see Note 3 for further information). The Companies' asset growth, net investment income and cash flow are primarily generated from the sale of variable products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns which may result in higher lapse experience than assumed could cause a severe impact to the Companies' financial condition. Two broker/dealers generated 27% of the Companies' sales (53% by two broker/dealers during 1997).

Leases: The Companies lease their home office space, certain other equipment and capitalized computer software under operating leases which expire through 2018. During the year ended December 31, 1998 and for the periods October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997, August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996, rent expense totaled $1,241,000, $39,000, $331,000, $147,000 and $247,000, respectively. At December 31, 1998, minimum rental payments due under all non-cancelable operating leases with initial terms of one

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998

11.  COMMITMENTS AND CONTINGENCIES (continued)

year or more are: 1999 - $1,528,000; 2000 - $1,429,000; 2001 - $1,240,000;
2002 - $1,007,000; 2003 - $991,000 and 2004 and thereafter - $5,363,000.

Revolving Note Payable: To enhance short-term liquidity, the Companies have established a revolving note payable effective July 27, 1998 and expiring July 31, 1999 with SunTrust Bank, Atlanta (the "Bank"). The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.25% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the year ended December 31, 1998, the Companies incurred interest expense of $352,000. At December 31, 1998, the Companies did not have any borrowings under this agreement.

                  STATEMENT OF ADDITIONAL INFORMATION


TABLE OF CONTENTS

      ITEM                                                PAGE
      Introduction                                           1
      Description of Golden American Life Insurance Company  1
      Safekeeping of Assets                                  1
      The Administrator                                      1
      Independent Auditors                                   1
      Distribution of Contracts                              2
      Performance Information                                2
      IRA Withdrawal Option                                  6
      Other Information                                      6
      Financial Statements of Separate Account B             6
      Appendix  Description of Bond Ratings                A-1



PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. SEND THE FORM TO OUR CUSTOMER SERVICE CENTER AT THE ADDRESS SHOWN ON THE PROSPECTUS COVER.
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT B.

Please Print or Type:

               __________________________________________________
               NAME

               __________________________________________________
               SOCIAL SECURITY NUMBER

               __________________________________________________
               STREET ADDRESS

               __________________________________________________
               CITY, STATE, ZIP

106297 DVA Plus 02/01/00

                  This page intentionally left blank.

                              APPENDIX A
                    CONDENSED FINANCIAL INFORMATION

Except for the Investors, Large Cap Value and All Cap subaccounts which did not commenced operations as of December 31, 1998, the following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of Golden American Separate Account B available under the Contract for the indicated periods. The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table. The Managed Global subaccount commenced operations initially as a subaccount of another separate account, the Managed Global Account of Separate Account D of Golden American; however, at the time of conversion the value of an accumulation unit did not change.

LIQUID ASSET
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $14.54              489,531          $7,118       |
| 1997       14.02              227,427           3,188       |
| 1996       13.51               76,505           1,033       |
| 1995       13.03               37,887             494       |
| 10/2/95    12.89                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $14.33              334,799          $4,796       |
        | 1997       13.83              116,454           1,611       |
        | 1996       13.35               84,960           1,134       |
        | 1995       12.89               62,084             801       |
        | 10/2/95    12.76                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $14.11            2,069,093         $29,200       |
                | 1997       13.65            1,070,045          14,601       |
                | 1996       13.19              383,231           5,054       |
                | 1995       12.76               93,239           1,190       |
                | 10/2/95    12.63                   --              --       |
                |-------------------------------------------------------------|


LIMITED MATURITY BOND
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $17.02              263,074          $4,478       |
| 1997       16.13              139,323           2,247       |
| 1996       15.31               83,927           1,285       |
| 1995       14.86               26,976             401       |
| 10/2/95    14.49                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $16.77              143,896          $2,413       |
        | 1997       15.91               78,553           1,250       |
        | 1996       15.13               46,293             701       |
        | 1995       14.71               11,834             174       |
        | 10/2/95    14.35                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $16.52              762,668         $12,599       |
                | 1997       15.70              452,478           7,105       |
                | 1996       14.95              349,417           5,224       |
                | 1995       14.56              136,553           1,988       |
                | 10/2/95    14.20                   --             --        |
                |-------------------------------------------------------------|


GLOBAL FIXED INCOME
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $13.17                6,337             $83       |
| 5/1/98     12.17                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $13.09                6,154             $81       |
        | 5/1/98     12.11                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $13.00               38,751            $504       |
                | 5/1/98     12.04                   --              --       |
                |-------------------------------------------------------------|


                                     A1

TOTAL RETURN
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $17.83              676,433         $10,989       |
| 1997       16.18              224,763           3,636       |
| 1/20/97    13.76                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $17.72              422,146          $7,479       |
        | 1997       16.10              140,222           2,258       |
        | 1/20/97    13.76                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $17.60            2,547,293         $44,830       |
                | 1997       16.02              720,866          11,548       |
                | 1/20/97    13.76                   --              --       |
                |-------------------------------------------------------------|


FULLY MANAGED
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $20.84              544,623         $11,351       |
| 1997       19.93              418,686           8,345       |
| 1996       17.50              203,891           3,568       |
| 1995       15.23               49,153             748       |
| 10/2/95    14.77                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $20.53              441,532          $9,066       |
        | 1997       19.66              341,016           6,706       |
        | 1996       17.29              173,475           2,999       |
        | 1995       15.07               13,988             211       |
        | 10/2/95    14.62                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $20.23            2,262,811         $45,711       |
                | 1997       19.40            1,737,950          33,720       |
                | 1996       17.08              952,517          16,273       |
                | 1995       14.91              184,364           2,750       |
                | 10/2/95    14.47                   --              --       |
                |-------------------------------------------------------------|


EQUITY INCOME
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $22.27              395,764          $8,812       |
| 1997       20.83              328,740           6,847       |
| 1996       17.96              289,954           5,207       |
| 1995       16.72              104,463           1,747       |
| 10/2/95    16.10                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $21.94              299,456          $6,569       |
        | 1997       20.55              223,101           4,585       |
        | 1996       17.75              150,732           2,675       |
        | 1995       16.55               21,073             348       |
        | 10/2/95    15.94                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $21.61            1,762,451         $38,088       |
                | 1997       20.28            1,472,723          29,860       |
                | 1996       17.54            1,117,238          19,593       |
                | 1995       16.38              370,515           6,068       |
                | 10/2/95    15.78                   --              --       |
                |-------------------------------------------------------------|


RISING DIVIDENDS
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $22.79            1,199,087         $27,323       |
| 1997       20.22              795,203          16,079       |
| 1996       15.77              297,973           4,699       |
| 1995       13.24               22,934             304       |
| 10/2/95    12.16                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $22.61            1,050,285         $23,747       |
        | 1997       20.09              739,017          14,847       |
        | 1996       15.69              355,191           5,575       |
        | 1995       13.19               36,100             476       |
        | 10/2/95    12.12                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $22.43            5,893,538        $132,211       |
                | 1997       19.96            3,670,022          73,267       |
                | 1996       15.62            1,663,079          25,976       |
                | 1995       13.15              300,820           3,956       |
                | 10/2/95    12.09                   --              --       |
                |-------------------------------------------------------------|


                                     A2

CAPITAL GROWTH
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $17.08              537,480          $9,180       |
| 1997       15.45              325,440           5,027       |
| 1996       12.50               50,199             627       |
| 9/3/96     10.94                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $17.01              444,973          $7,569       |
        | 1997       15.41              226,587           3,491       |
        | 1996       12.49               38,037             475       |
        | 9/3/96     10.94                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $16.94            2,202,441         $37,304       |
                | 1997       15.36            1,127,105          17,318       |
                | 1996       12.47              173,758           2,167       |
                | 9/3/96     10.94                   --              --       |
                |-------------------------------------------------------------|


GROWTH
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $16.36              362,210          $5,926       |
| 1997       13.06              161,235           2,106       |
| 1/20/97    11.99                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $16.29              284,480          $4,636       |
        | 1997       13.03              132,596           1,728       |
        | 1/20/97    11.99                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998     $16.22             1,635,638         $26,538       |
                | 1997      12.99               718,807           9,340       |
                | 1/20/97   11.99                    --              --       |
                |-------------------------------------------------------------|


VALUE EQUITY
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $18.41              454,942          $8,377       |
| 1997       18.36              372,681           6,843       |
| 1996       14.61              181,354           2,649       |
| 1995       13.37               34,272             458       |
| 10/2/95    12.43                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $18.31              500,101          $9,155       |
        | 1997       18.28              410,757           7,509       |
        | 1996       14.57              249,994           3,642       |
        | 1995       13.36               23,394             313       |
        | 10/2/95    12.41                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $18.20            2,253,141         $41,004       |
                | 1997       18.20            1,749,956          31,853       |
                | 1996       14.53            1,052,064          15,282       |
                | 1995       13.34              179,453           2,394       |
                | 10/2/95    12.40                   --              --       |
                |-------------------------------------------------------------|


RESEARCH
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $23.03              437,189         $10,068       |
| 1997       18.95              223,067           4,227       |
| 1/20/97    16.43                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $22.89              335,512          $7,680       |
        | 1997       18.87              142,676           2,692       |
        | 1/20/97    16.43                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $22.73            2,179,744         $49,533       |
                | 1997       18.77              786,122          14,752       |
                | 1/20/97    16.43                   --              --       |
                |-------------------------------------------------------------|


                                     A3

MANAGED GLOBAL
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $15.02              649,216          $9,753       |
| 1997       11.76              525,356           6,180       |
| 1996       10.62              226,224           2,402       |
| 1995        9.58               26,722             256       |
| 10/2/95     9.32                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $14.88              512,728          $7,631       |
        | 1997       11.67              438,611           5,120       |
        | 1996       10.55              231,774           2,446       |
        | 1995        9.53               27,492             262       |
        | 10/2/95     9.28                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $14.75            3,338,928         $49,237       |
                | 1997       11.58            2,719,073          31,494       |
                | 1996       10.49            1,375,023          14,422       |
                | 1995        9.49              208,957           1,983       |
                | 10/2/95     9.24                   --              --       |
                |-------------------------------------------------------------|

CAPITAL APPRECIATION
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $24.75              413,115         $10,233       |
| 1997       22.24              353,774           7,868       |
| 1996       17.46              162,558           2,839       |
| 1995       14.71               24,117             355       |
| 10/2/95    14.31                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $24.50              370,619          $9,080       |
        | 1997       22.05              286,892           6,326       |
        | 1996       17.34              174,592           3,028       |
        | 1995       14.63               16,369             239       |
        | 10/2/95    14.23                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $24.26            2,345,157         $56,884       |
                | 1997       21.87            1,751,491          38,297       |
                | 1996       17.22            1,106,359          19,054       |
                | 1995       14.55              326,610           4,752       |
                | 10/2/95    14.16                   --              --       |
                |-------------------------------------------------------------|

MID-CAP GROWTH
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $22.60              173,070          $3,912       |
| 1997       18.64               85,870           1,600       |
| 1996       15.77               29,878             471       |
| 9/3/96     14.64                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $22.43              183,243          $4,109       |
        | 1997       18.52              112,382           2,081       |
        | 1996       15.70               28,223             443       |
        | 9/3/96     14.64                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $22.31              992,373         $22,143       |
                | 1997       18.45              503,083           9,284       |
                | 1996       15.66               56,163             880       |
                | 9/3/96     14.64                   --              --       |
                |-------------------------------------------------------------|

STRATEGIC EQUITY
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $14.30              508,588          $7,272       |
| 1997       14.36              406,747           5,840       |
| 1996       11.81              370,536           4,374       |
| 1995       10.01               76,095             762       |
| 10/2/95    10.00                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $14.23              589,815          $8,393       |
        | 1997       14.31              534,105           7,643       |
        | 1996       11.78              231,567           2,729       |
        | 1995       10.01               47,478             475       |
        | 10/2/95    10.00                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $14.16            1,566,193         $22,178       |
                | 1997       14.26            1,345,085          19,186       |
                | 1996       11.76              968,694          11,396       |
                | 1995       10.01              152,633           1,528       |
                | 10/2/95    10.00                   --               --      |
                |-------------------------------------------------------------|

SMALL CAP
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $15.44              446,934          $6,900       |
| 1997       12.92              401,090           5,183       |
| 1996       11.86              198,338           2,352       |
| 1/2/96     10.00                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $15.37              525,379          $8,074       |
        | 1997       12.88              445,138           5,735       |
        | 1996       11.84              227,347           2,692       |
        | 1/2/96     10.00                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $15.30            2,474,802         $37,859       |
                | 1997       12.84            2,029,658          26,068       |
                | 1996       11.82            1,316,663          15,569       |
                | 1/2/96     10.00                   --              --       |
                |-------------------------------------------------------------|


                                     A4

REAL ESTATE
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $22.07              170,494          $3,763       |
| 1997       25.82              173,241           4,473       |
| 1996       21.30               54,229           1,155       |
| 1995       15.94                2,716              43       |
| 10/2/95    15.06                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $21.74              125,630          $2,731       |
        | 1997       25.48              113,110           2,882       |
        | 1996       21.04               42,710             899       |
        | 1995       15.78                2,910              46       |
        | 10/2/95    14.91                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $21.42              797,901         $17,090       |
                | 1997       25.14              888,507          22,334       |
                | 1996       20.79              384,928           8,004       |
                | 1995       15.61               61,143             955       |
                | 10/2/95    14.76                   --              --       |
                |-------------------------------------------------------------|

HARD ASSETS
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $14.50              146,678          $2,126       |
| 1997       20.85              154,417           3,219       |
| 1996       19.89               94,213           1,873       |
| 1995       15.11               24,828             375       |
| 10/2/95    14.86                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $14.28               74,676          $1,067       |
        | 1997       20.57               81,681           1,680       |
        | 1996       19.65               43,232             850       |
        | 1995       14.96                2,847              42       |
        | 10/2/95    14.71                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $14.07              574,275          $8,080       |
                | 1997       20.29              632,371          12,834       |
                | 1996       19.42              341,711           6,635       |
                | 1995       14.80               26,605             394       |
                | 10/2/95    14.57                   --              --       |
                |-------------------------------------------------------------|





                                     A5

DEVELOPING WORLD
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $ 7.29                  617              $5       |
| 5/1/98     10.42                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $ 7.28               12,180             $89       |
        | 5/1/98     10.42                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $ 7.27               49,393            $359       |
                | 5/1/98     10.42                   --              --       |
                |-------------------------------------------------------------|


EMERGING MARKETS
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998       $6.56              266,800          $1,751       |
| 1997        8.75              249,197           2,182       |
| 1996        9.78               97,857             957       |
| 1995        9.23               15,670             145       |
| 10/2/95     9.50                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998       $6.51              249,607          $1,625       |
        | 1997        8.70              215,512           1,875       |
        | 1996        9.74              102,267             995       |
        | 1995        9.20               12,465             115       |
        | 10/2/95     9.47                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998       $6.46            1,170,656          $7,563       |
                | 1997        8.64            1,131,253           9,779       |
                | 1996        9.69              679,247           6,581       |
                | 1995        9.17              160,820           1,475       |
                | 10/2/95     9.44                   --              --       |
                |-------------------------------------------------------------|


PIMCO HIGH YIELD BOND
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $10.09              213,774          $2,157       |
| 5/1/98     10.00                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $10.08              118,295          $1,192       |
        | 5/1/98     10.00                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $10.07              630,858          $6,353       |
                | 5/1/98     10.00                   --              --       |
                |-------------------------------------------------------------|


PIMCO STOCKSPLUS GROWTH AND INCOME
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $11.12              112,706          $1,253       |
| 5/1/98     10.00                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $11.11               53,016            $192       |
        | 5/1/98     10.00                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $11.10              474,542          $5,268       |
                | 5/1/98     10.00                   --              --       |
                |-------------------------------------------------------------|



                                     A6

                                 APPENDIX B

                  MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

   Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested
3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

   1. The contract value of the Fixed Interest Allocation on the date of surrender is $124,230
      ( $100,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0825 ) ^  2,555 / 365  - 1 ) = $9,700

   Therefore, the amount paid to you on full surrender ignoring any surrender charge is $114,530 ( $124,230 - $9,700 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

   Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested
3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

   1. The contract value of the Fixed Interest Allocation on the date of surrender is $124,230
      ( $100,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0625 ) ^  2,555 / 365  - 1 ) = $6,270

   Therefore, the amount paid to you on full surrender ignoring any surrender charge is $130,500 ( $124,230 + $6,270 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

   Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $114,530 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%;
and that no prior transfers or withdrawals affecting this Fixed
Interest Allocation have been made.

                                  B1

   First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

   1. The contract value of the Fixed Interest Allocation on the date of withdrawal is $248,459
      ( $200,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Amount that must be withdrawn =
      ( $114,530 / ( 1.07 / 1.0825 ) ^  2,555 / 365  - 1 ) = $124,230

   Then calculate the Market Value Adjustment on that amount

   4. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0825 ) ^  2,555 / 365  - 1 ) = $9,700

   Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $114,530 as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

   Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $130,530 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

   First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

   1. The contract value of Fixed Interest Allocation on the date of surrender is $248,459 ( $200,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Amount that must be withdrawn =
      ( $130,500 / ( 1.07 / 1.0625 ) ^  2,555 / 365 ) = $124,230

   Then calculate the Market Value Adjustment on that amount

   4. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0625 ) ^  2,555 / 365  - 1 ) = $6,270

   Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $130,500, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Interest Allocation of $124,230.

                                  B2

                              APPENDIX C

            SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLE

The following assumes you made an initial premium payment of $25,000 and additional premium payments of $25,000 in each of the second and third contract years, for total premium payments under the Contract of $75,000. It also assumes a withdrawal at the beginning of the fifth contract year of 30% of the contract value of $90,000.

In this example, $13,500 (15% of $90,000) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total withdrawal would be $27,000 ($90,000 x .30). Therefore, $13,500 ($27,000 - $13,500) is considered an excess withdrawal and would be subject to a 4% surrender charge of $540 ($13,500 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.

                                  C1

                        ING VARIABLE ANNUITIES


                GOLDEN AMERICAN LIFE INSURANCE COMPANY
Golden American Life Insurance Company is a stock company domiciled in
                               Delaware


106297 DVA PLUS 02/01/00

              DVA PLUS PROFILE AND PROSPECTUS
                        FORM TWO

ING VARIABLE ANNUITIES
GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

                               PROFILE OF
                          GOLDENSELECT DVA PLUS
                   FIXED AND VARIABLE ANNUITY CONTRACT
                            FEBRUARY 1, 2000

This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.

1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and Golden American Life Insurance Company. The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of 25 mutual fund investment portfolios through our Separate Account B and/or (ii) in a fixed account of Golden American with guaranteed interest periods. The 25 mutual fund portfolios are listed on page [3] below. We currently offer guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by Golden American as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally, the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

Subject to state availability, you may elect one of three optional riders offering specified benefits featured in the prospectus for the Contract. The three optional benefit riders are listed on page [10] below. The optional benefit riders can provide protection in the event that unfavorable investment performance has lowered your contract value below certain targeted growth. These riders do not guarantee the performance of your investment portfolios. Separate charges are assessed for the optional riders. You should carefully analyze and completely evaluate each rider before you purchase any. Be aware that the benefit provided by any of the riders will be affected by certain later actions you may take - such as withdrawals and transfers. The riders are not available to Contracts issued before January 1, 2000. To find out about availability, check with our Customer Service Center.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase

                                                        DVA PLUS PROFILE
                                                        PROSPECTUS BEGINS AFTER
                                                        PAGE [9] OF THIS PROFILE
begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death benefit, and (7) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

                             ANNUITY OPTIONS

Option 1 Income for a Payments are made for a specified number of fixed period years to you or your beneficiary.
Option 2   Income for    Payments are made for the rest of your life
           life with a   or longer for a specified period such as 10
           period        or 20 years or until the total amount used to
           certain       buy this option has been repaid. This option
                         comes with an added guarantee that payments
                         will continue to your beneficiary for the
                         remainder of such period if you should die
                         during the period.
Option 3   Joint life    Payments are made for your life and the life
           income        of another person (usually your spouse).
Option 4   Annuity plan  Any other annuitization plan that we choose
                         to offer on the annuity start date.

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 85. You may make additional payments of $500 or more ($250 for a qualified Contract) at any time before you turn age 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. You should not buy this Contract if you are looking for a short-term investment or if you cannot risk getting back less money than you put in.

                                                        DVA PLUS PROFILE
                                   2

4.   THE INVESTMENT PORTFOLIOS
You can direct your money into (1) the fixed account with guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following 25 mutual fund investment portfolios through our Separate Account B. The investment portfolios are described in the prospectuses for the GCG Trust and the PIMCO Variable Insurance Trust. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

    THE GCG TRUST
    Liquid Asset Series             Rising Dividends Series     Mid-Cap Growth Series
    Limited Maturity Bond Series    Capital Growth Series       Strategic Equity Series
    Global Fixed Income Series      Growth Series               Small Cap Series
    Total Return Series             Value Equity Series         Real Estate Series
    Fully Managed Series            Research Series             Hard Assets Series
    Equity Income Series            Managed Global Series       Developing World Series
    Investors Series                All Cap Series              Emerging Markets Series
    Large Cap Value                 Capital Appreciation Series

    THE PIMCO TRUST
    PIMCO High Yield Bond Portfolio
    PIMCO StocksPLUS Growth and Income Portfolio

5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge, an asset-based administrative charge and an annual contract administrative charge of $40. We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your contract value in the investment portfolios. The mortality and expense risk charge (depending on the death benefit you choose) and the asset-based administrative charge, on an annual basis, are as follows:

                                         STANDARD                 ENHANCED DEATH BENEFIT
                                       DEATH BENEFIT    ANNUAL RATCHET   7% SOLUTION      MAX 7
    Mortality & Expense Risk Charge       1.15%              1.30%          1.50%         1.60%
    Asset-Based Administrative Charge     0.15%              0.15%          0.15%         0.15%
                                          -----              -----          -----         -----
       Total                              1.30%              1.45%          1.65%         1.75%

If you choose to purchase one of the optional benefit riders we offer, we will deduct a separate quarterly charge for the rider on each quarterly contract anniversary and pro rata when the rider terminates. We deduct the rider charges directly from your contract value in the investment portfolios; if the value in the investment portfolios is insufficient, rider charges will be deducted from the fixed account and a market value adjustment may apply. The rider charges are as follows:

                                                        DVA PLUS PROFILE
                                   3

OPTIONAL BENEFIT RIDER CHARGES

    Minimum Guaranteed Accumulation Benefit (MGAB) rider
         Waiting Period     Quarterly Charge
         --------------     ----------------
         10 Year............0.125% of the MGAB Charge Base* (0.50% annually)
         20 Year............0.125% of the MGAB Charge Base (0.50% annually)

    Minimum Guaranteed Income Benefit (MGIB) rider
         MGIB Base Rate     Quarterly Charge
         --------------     ----------------
         0% ................0.05% of the MGIB Base* (0.20% annually)
         3%.................0.08% of the MGIB Base  (0.32% annually)
         5%.................0.10% of the MGIB Base  (0.40% annually)
         6%.................0.15% of the MGIB Base  (0.60% annually)
         7%.................0.125% of the MGIB Base  (0.50% annually)

    Minimum Guaranteed Withdrawal Benefit (MGWB) rider
         Quarterly Charge
         ----------------
         0.125% of the MGWB Eligible Payment Amount* (0.50% annually)

* See prospectus for a description.

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.59% to 1.83% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.

We deduct a surrender charge if you surrender your Contract or withdraw an amount exceeding the free withdrawal amount. The free withdrawal amount in any year is 15% of your contract value on the date of the withdrawal less any prior withdrawals during that contract year. The following table shows the schedule of the surrender charge that will apply. The surrender charge is a percent of each premium payment withdrawn.

  COMPLETE YEARS ELAPSED     0  |  1  |  2  |  3  |  4  |  5  |  6  | 7+
     SINCE PREMIUM PAYMENT      |     |     |     |     |     |     |
  SURRENDER CHARGE           7% |  7% |  6% |  5% |  4% |  3% |  1% |  0%

                                                        DVA PLUS PROFILE
                                   4

The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column is divided into two: one part reflects the maximum mortality and expense risk charge, the asset-based administrative charge, the annual contract administrative charge as 0.06% (based on an average contract value of $65,000), and the highest optional rider charge as 0.75% in most cases, assuming the rider base is equal to the initial premium and the rider base increases by 7% each year. (Note, however, for the Liquid Asset and Limited Maturity Bond portfolios, the rider charge is equal to 0.50% because the base for the rider accumulates at the assumed net rate, not 7%.) The second part reflects the same insurance charge, but without any rider charges. The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and are based on actual expenses as of December 31, 1998, except for (i) portfolios that commenced operations during 1998 where the charges have been estimated, and (ii) newly formed portfolios where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year
10. For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you have elected the Max 7 Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

                                                        DVA PLUS PROFILE
                                   5

                                                                                  Examples:
                          Total Annual                 Total Annual       Total Charges at the end of:
                        Insurance Charges                Charges            1 Year           10 Years
                        -----------------             -------------     --------------    --------------
                        w/the     w/o     Total       w/the    w/o      w/the    w/o      w/the    w/o
                        Highest   any     Investment  Highest  any      Highest  any      Highest  any
                        Rider     Rider   Portfolio   Rider    Rider    Rider    Rider    Rider    Rider
Investment Portfolio    Charge    Charge  Charges     Charge   Charge   Charge   Charge   Charge   Charge
--------------------    ------    ------  ----------  ------   ------   ------   ------   ------   ------
THE GCG TRUST
Liquid Asset            2.61%     1.81%   0.59%       3.20%    2.40%   $103      $94      $356     $274
Limited Maturity Bond   2.61%     1.81%   0.60%       3.21%    2.41%   $103      $94      $357     $275
Global Fixed Income     2.99%     1.81%   1.60%       4.59%    3.41%   $116     $104      $469     $369
Total Return            2.99%     1.81%   0.97%       3.96%    2.78%   $110      $98      $417     $311
Fully Managed           2.99%     1.81%   0.98%       3.97%    2.79%   $110      $98      $418     $312
Equity Income           2.99%     1.81%   0.98%       3.97%    2.79%   $110      $98      $418     $312
Investors               2.99%     1.81%   1.01%       4.00%    2.82%   $110      $99      $421     $315
Large Cap Value         2.99%     1.81%   1.01%       4.00%    2.82%   $110      $99      $421     $315
Rising Dividends        2.99%     1.81%   0.98%       3.97%    2.79%   $110      $98      $418     $312
Capital Growth          2.99%     1.81%   1.08%       4.07%    2.89%   $111      $99      $426     $321
Growth                  2.99%     1.81%   1.09%       4.08%    2.90%   $111      $99      $427     $322
Value Equity            2.99%     1.81%   0.98%       3.97%    2.79%   $110      $98      $418     $312
Research                2.99%     1.81%   0.94%       3.93%    2.75%   $110      $98      $415     $308
Managed Global          2.99%     1.81%   1.26%       4.25%    3.07%   $113     $101      $441     $338
All Cap                 2.99%     1.81%   1.01%       4.00%    2.82%   $110      $99      $421     $315
Capital Appreciation    2.99%     1.81%   0.98%       3.97%    2.79%   $110      $98      $418     $312
Mid-Cap Growth          2.99%     1.81%   0.95%       3.94%    2.76%   $110      $98      $416     $309
Strategic Equity        2.99%     1.81%   0.99%       3.98%    2.80%   $110      $98      $419     $313
Small Cap               2.99%     1.81%   0.99%       3.98%    2.80%   $110      $98      $419     $313
Real Estate             2.99%     1.81%   0.99%       3.98%    2.80%   $110      $98      $419     $313
Hard Assets             2.99%     1.81%   1.00%       3.99%    2.81%   $110      $98      $420     $314
Developing World        2.99%     1.81%   1.83%       4.82%    3.64%   $118     $107      $486     $390
Emerging Markets        2.99%     1.81%   1.83%       4.82%    3.64%   $118     $107      $486     $390

THE PIMCO TRUST
PIMCO High Yield Bond   2.99%     1.81%   0.75%       3.74%    2.56%   $108      $96      $398     $290
PIMCO StocksPLUS
  Growth and Income     2.99%     1.81%   0.65%       3.64%    2.46%   $107      $95      $390     $280

The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. The
1 Year examples above include a 7% surrender charge. For more detailed information, see the "Fees and Expenses" in the prospectus for the Contract.

6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will be taxed on these earnings, but not on premiums, when you withdraw them from the Contract.

                                                        DVA PLUS PROFILE
                                  6


For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request.

If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable earnings withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase.
You may elect in advance to take systematic withdrawals which are described on page [12]. Withdrawals above the free withdrawal amount may be subject to a surrender charge. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.

8.   PERFORMANCE
The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. The following chart shows average annual total return for each portfolio that was in operation for the entire year of 1998. These numbers reflect the deduction of the mortality and expense risk charge (based on the Max 7 Enhanced
Death Benefit), the asset-based administrative charge and the annual contract fee and the maximum optional death benefit rider charge on a rider base that accumulates at 7%, but do not reflect deductions for any surrender charges, if any. If surrender charges were reflected, they would have the effect of reducing performance. Please keep in mind that past performance is not a guarantee of future results.

                                                        DVA PLUS PROFILE
                                  7


    Calendar Year
Investment Portfolio                             1998        1997        1996
Managed by A I M Capital Management, Inc.
    Capital Appreciation(1)                     10.10%      26.08%       17.52%
    Strategic Equity(2)                         (1.50)%     20.38%       16.69%
Managed by Alliance Capital Management L.P.
    Capital Growth(2)                            9.41%      22.33%          --
Managed by Baring International Investment Limited
    Developing World(2)                            --          --           --
    Global Fixed Income                          9.30%      (1.68)%       2.56%
    Hard Assets(2)                             (31.33)%      3.73%       30.28%
Managed by Capital Guardian Trust Company
    Large Cap Value                                --          --           --
    Managed Global(3)                           26.42%       9.63%        9.75%
    Small Cap(3)                                18.24%       7.78%       17.42%
Managed by Eagle Asset Management, Inc.
    Value Equity                               (0.82)%      24.45%        8.06%
Managed by EII Realty Securities, Inc.
    Real Estate                               (15.51)%      20.02%       32.24%
Managed by ING Investment Management, LLC
    Limited Maturity Bond                       4.42%        4.23%        1.92%
    Liquid Asset                                2.64%        2.68%        2.56%
Managed by Janus Capital Corporation
    Growth(2)                                  23.98%       13.16%          --
Managed by Kayne Anderson Investment Management, LLC
    Rising Dividends                           11.53%       26.94%       17.91%
Managed by Massachusetts Financial Services Company
    Mid-Cap Growth                             20.04%       16.95%       17.96%
    Research                                   20.28%       17.41%       20.56%
    Total Return                                9.05%       18.13%       11.08%
Managed by Salomon Brothers Asset Management, Inc.
    All Cap                                       --          --            --
    Investors                                     --          --            --
Managed by T. Rowe Price Associates, Inc.
    Equity Income(2)                            5.77%      14.78%         6.26%
    Fully Managed                               3.46%      12.72%        13.71%
Managed by Putnam Investment Management, Inc.
    Emerging Markets                          (25.97)%    (11.46)%        4.82%
Managed by Pacific Investment Management Company
    PIMCO High Yield Bond                         --          --            --

    PIMCO StocksPLUS Growth and Income            --          --            --
_______________________
    (1)Prior to April 1, 1999, a different firm managed the Portfolio.
    (2)Prior to March 1, 1999, a different firm managed the Portfolio.
    (3)Prior to February 1, 2000, a different firm managed the Portfolio.

9.     DEATH BENEFIT
You may choose (i) the Standard Death Benefit, (ii) the 7% Solution
Enhanced Death Benefit, (iii) the Annual Ratchet Enhanced Death Benefit or (iv) the Max 7 Enhanced Death Benefit. The 7% Solution Enhanced
Death Benefit, the Annual Ratchet Enhanced Death Benefit and the
Max 7 Enhanced Death Benefit are available only if the contract owner or the annuitant (if the contract owner is not an individual) is not more than 79 years old at the time of purchase. The 7% Solution, Annual Ratchet and Max 7 Enhanced Death Benefits may not be available where a Contract is held by joint owners.

The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die

                                                        DVA PLUS PROFILE
                                   8


during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service
Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)the contract value;
     2)the total premium payments made under the Contract reduced by a pro rata adjustment for any withdrawals; or
     3)the cash surrender value.

Under the 7% SOLUTION ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;
     2) the total premium payments made under the Contract reduced by a pro rata adjustment for any withdrawals;
     3)   the cash surrender value; or
     4) the enhanced death benefit, which we determine as follows: we credit interest each business day at the 7% annual effective rate to the enhanced death benefit from the preceding day
          (which would be the initial premium added if the preceding day is the contract date), then we add additional premiums paid since the preceding day, then we adjust for any withdrawals
          (including any market value adjustment applied to such withdrawal and any associated surrender charges) since the preceding day. Special withdrawals are withdrawals of up to 7% per year of cumulative premiums. Special withdrawals shall reduce the 7% Solution Benefit by the amount of contract value withdrawn. For any withdrawals in excess of the amount available as a special withdrawal, a pro rata adjustment to the death benefit is made. The maximum enhanced death benefit is 3 times all premium payments added, adjusted to reflect withdrawals. Each accumulated initial or additional premium payment will continue to grow at the 7% annual effective rate until reaching the maximum enhanced death benefit or attained age 80 of the Owner, if earlier.

          Note for current Special Funds: The actual interest rate used for calculating the 7% Solution Enhanced Death Benefit for the Liquid Asset and Limited Maturity Bond investment portfolios and the Fixed Account, will be the lesser of
               (1) 7% and (2) the interest rate, positive or negative, providing a yield on the Guaranteed Death Benefit equal to the net return for the current valuation period on the contract value allocated to Special Funds. We may, with 30 days notice to you, designate any fund as a Special Fund

                                                        DVA PLUS PROFILE
                                   9


               on existing contracts
               with respect to new premiums added to such fund and also with respect to new transfers to such funds.

Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greatest of:

     1)   the contract value;
     2) the total premium payments made under the Contract reduced by a pro rata adjustment for any withdrawal;
     3)   the cash surrender value; or
     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount: On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day, and then we adjust for any withdrawals on a pro rata basis, (including any market value adjustment applied to such withdrawal and any associated surrender charges) since the preceding day. That amount becomes the new enhanced death benefit.

Under the MAX 7 ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greater of the 7% Solution and the Annual Ratchet Enhanced Death Benefit.

Under this benefit option, the 7% Solution Enhanced Death Benefit and the Annual Ratchet Benefit are calculated in the same manner as if each were the elected benefit.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted.
       The enhanced death benefits may not be available in all states.

10.  OTHER INFORMATION
  FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a refund of the adjusted contract value. We determine your contract value at the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium, excluding any charges, (rather than the contract value) in which case you will not be subject to investment risk during the free look period. Also, in some states, you may be entitled to a longer free look period.

  TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment.

                                                        DVA PLUS PROFILE
                                   10


A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw. Transfers between Special Funds and other investment portfolios will result in a transfer of the Guaranteed Death Benefit in proportion to the account value transferred. In cases where more than one Guaranteed Death Benefit exists because of such transfers, each death benefit will be combined to calculate the total death benefit.

  NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate.
See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus for the Contract.

  OPTIONAL RIDERS. Subject to state availability, you may purchase one of three optional benefit riders for an additional charge. You may not add more than one of these three riders to your Contract. There are separate charges for each rider. Once elected, the riders generally may not be cancelled. This means once added the rider may not be removed and charges will be assessed regardless of the performance of your Contract.

  Minimum Guaranteed Accumulation Benefit (MGAB) Rider. The MGAB is an optional benefit which offers you the ability to receive a one-time adjustment to your contract value in the event your contract value on a specified date is below the MGAB rider guarantee. When added at issue, the MGAB rider guarantees that your contract value will at least equal your initial premium payment at the end of ten years, or, at least equal two times your initial premium payment at the end of twenty years, depending on the waiting period you select, reduced pro rata for withdrawls and certain transfers. The MGAB rider offers a ten-year option and a twenty-year option, of which you may purchase only one. Withdrawals and certain transfers may reduce the guarantee by more than the amount withdrawn or transferred. The MGAB rider may offer you protection in the event of a lower contract value that may result from unfavorable investment performance of your Contract. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGAB rider. You should read the prospectus for more complete information.

  Minimum Guaranteed Income Benefit (MGIB) Rider.  The MGIB rider is an optional benefit which guarantees a minimum amount of income that will be available to you upon annuitization, regardless of fluctuating market conditions.  Ordinarily, the amount of income that will be available to you upon annuitization is based upon your contract value, the annuity option you selected and the guaranteed or then current income factors in effect.  If you purchase the MGIB rider, the minimum amount of income that will be available to you upon annuitization on the MGIB Benefit Date is the greater of the amounts that are ordinarily available to you under your Contract and the MGIB annuity benefit, which is based on your MGIB Base, the MGIB annuity option you selected and the MGIB guaranteed income factors specified in your rider.  Your MGIB Base generally depends on the amount of premiums you pay during the first five contract years after you purchase the rider, when you pay the premiums, and accumulated at the MGIB rate, less adjustments for withdrawals and transfers.  There are exceptions, conditions, eligibility requirements, and important considerations associated with the
MGIB rider.   You should read the prospectus for more complete information.

  Minimum Guaranteed Withdrawal Benefit (MGWB) Rider. The MGWB rider is an optional benefit which guarantees that if your contract value is reduced to zero you will receive annual periodic payments when added together, equal to all premium payments paid during the first two contract years.
If your contract value is zero, your periodic payments will be 7% of your Eligible Payment Amount every year. (Of course, any applicable income and penalty taxes will apply to amounts withdrawn). Your original Eligible
Payment Amount is your premium payments received during the first two contract years, less adjustments for any prior withdrawals. Withdrawals that you make in excess of the above periodic payment amount may substantially reduce the guarantee. There are exceptions, conditions, eligibility requirements, and important considerations associated with the MGWB rider. You should read the prospectus for more complete information.

                                                        DVA PLUS PROFILE
                                   11


  ADDITIONAL FEATURES. This Contract has other features you may be interested in. These include:

  Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month. It may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with either a 6-month or 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

  Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year.
Within limits these withdrawals will not result in any surrender charge.
Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

  Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select.
Investments in the fixed account are not eligible for automatic rebalancing.

11.INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

  CUSTOMER SERVICE CENTER
  P.O. BOX 2700
  WEST CHESTER, PENNSYLVANIA  19380
  (800) 366-0066

or your registered representative.

                                                        DVA PLUS PROFILE
                                   12


GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

                            FEBRUARY 1, 2000
       DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS
                          GOLDENSELECT DVA PLUS

This prospectus describes GoldenSelect DVA Plus, a group and individual deferred variable annuity contract (the "Contract") offered by Golden
American Life Insurance Company (the "Company," "we" or "our").  The
Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified
Contracts").

The Contract provides a means for you to invest your premium payments in one or more of 25 mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are:

  A I M CAPITAL MANAGEMENT, INC.
    Capital Appreciation Series
    Strategic Equity Series
  ALLIANCE CAPITAL MANAGEMENT L. P.
    Capital Growth Series
  BARING INTERNATIONAL INVESTMENT
    LIMITED (AN AFFILIATE)
    Developing World Series
    Global Fixed Income Series
    Hard Assets Series
  CAPITAL GUARDIAN TRUST COMPANY
   Large Cap Value Series
   Managed Global Series
   Small Cap Series
  EAGLE ASSET MANAGEMENT, INC.
    Value Equity Series
  EII REALTY SECURITIES, INC.
    Real Estate Series
  ING  INVESTMENT MANAGEMENT, LLC
   (AN AFFILIATE)
    Limited Maturity Bond Series
    Liquid Asset Series
  JANUS CAPITAL CORPORATION
    Growth Series
  KAYNE ANDERSON INVESTMENT
    MANAGEMENT, LLC
    Rising Dividends Series
  MASSACHUSETTS FINANCIAL SERVICES
   COMPANY
    Mid-Cap Growth Series
    Research Series
    Total Return Series
  SALOMON BROTHERS ASSET
    MANAGEMENT, INC.
    All Cap Series
    Investors Series
  T. ROWE PRICE ASSOCIATES, INC.
    Equity Income Series
    Fully Managed Series
  PUTNAM INVESTMENT MANAGEMENT, INC.
    Emerging Markets Series
  PACIFIC INVESTMENT MANAGEMENT
    COMPANY
    PIMCO High Yield Bond Portfolio
    PIMCO StocksPLUS Growth and
      Income Portfolio


The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 6 months, and 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment
("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. For Contracts sold in some states, not all Fixed Interest Allocations or subaccounts are available. You have a right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payments you paid), or if required by your state, the original amount of your premium payment. Longer free look periods apply in some states and in certain situations.

This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information, dated February 1, 2000, has been filed with the Securities and Exchange Commission. It is available without charge upon request. To obtain a copy of this document, write to our Customer
Service Center at P.O. Box 2700, West Chester, Pennsylvania 19380 or call
(800) 366-0066, or access the SEC's website (http://www.sec.gov). The table of contents of the Statement of Additional Information ("SAI") is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED
THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE SUBACCOUNTS THROUGH THE GCG TRUST OR THE PIMCO TRUST
IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE
GCG TRUST AND THE PIMCO TRUST.




                            TABLE OF CONTENTS

                                                                        PAGE
     Index of Special Terms
     Fees and Expenses
     Performance Information
        Accumulation Unit
        Net Investment Factor
        Condensed Financial Information
        Financial Statements
        Performance Information
     Golden American Life Insurance Company
     The Trusts
     Golden American Separate Account B
     The Investment Portfolios
        Investment Objectives
        Investment Management Fees
     The Fixed Interest Allocation
        Selecting a Guaranteed Interest Period
        Guaranteed Interest Rates
        Transfers from a Fixed Interest Allocation
        Withdrawals from a Fixed Interest Allocation
        Market Value Adjustment
     The Annuity Contract
        Contract Date and Contract Year
        Annuity Start Date
        Contract Owner
        Annuitant
        Beneficiary
        Purchase and Availability of the Contract
        Crediting of Premium Payments
        Contract Value
        Cash Surrender Value
        Surrendering to Receive the Cash Surrender Value
        Addition, Deletion or Substitution of Subaccounts and Other
     Changes
        The Fixed Account
        Optional Riders
          Rider Date
          Special Funds
          No Cancellation
          Termination
          Minimum Guaranteed Accumulation Benefit Rider
          Minimum Guaranteed Income Benefit Rider
          Minimum Guaranteed Withdrawal Benefit Rider
        Other Contracts
        Other Important Provisions
     Withdrawals
        Regular Withdrawals
        Systematic Withdrawals
        IRA Withdrawals
     Transfers Among Your Investments

                                   i


        Dollar Cost Averaging
        Automatic Rebalancing
     Death Benefit Choices
        Death Benefit During the Accumulation Phase
          Standard Death Benefit
          Enhanced Death Benefits
        Death Benefit During the Income Phase
     Charges and Fees
        Charge Deduction Subaccount
        Charges Deducted from the Contract Value
          Surrender Charge
          Free Withdrawal Amount
          Surrender Charge for Excess Withdrawals
          Premium Taxes
          Administrative Charge
          Transfer Charge
        Charges Deducted from the Subaccounts
          Mortality and Expense Risk Charge
          Asset-Based Administrative Charge
        Trust Expenses
     The Annuity Options
        Annuitization of Your Contract
        Selecting the Annuity Start Date
        Frequency of Annuity Payments
        The Annuity Options
          Income for a Fixed Period
          Income for Life with a Period Certain
          Joint Life Income
          Annuity Plan
        Payment When Named Person Dies
     Other Contract Provisions
        Reports to Contract Owners
        Suspension of Payments
        In Case of Errors in Your Application
        Assigning the Contract as Collateral
        Contract Changes-Applicable Tax Law
        Free Look
        Group or Sponsored Arrangements
        Selling the Contract
     Other Information
        Voting Rights
        Year 2000 Problem
        State Regulation
        Legal Proceedings
        Legal Matters
        Experts
     Federal Tax Considerations
     More Information About Golden American Life Insurance Company
     Financial Statements of Golden American Life Insurance Company
     Unaudited Financial Statements of Golden American Life Insurance
     Company
     Statement of Additional Information

                                   ii


        Table of Contents
     Appendix A
        Condensed Financial Information                        A1
     Appendix B
        Market Value Adjustment Examples                       B1
     Appendix C
        Surrender Charge for Excess Withdrawals Example        C1

                                   iii


                         INDEX OF SPECIAL TERMS

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                           PAGE
Accumulation Unit                       [5]
Annual Ratchet Enhanced Death Benefit  [23]
Annuitant                              [15]
Annuity Start Date                     [14]
Cash Surrender Value                   [17]
Max 7 Enhanced Death Benefit           [  ]
Contract Date                          [14]
Contract Owner                         [14]
Contract Value                         [17]
Contract Year                          [14]
Fixed Interest Allocation              [11]
Free Withdrawal Amount                 [24]
Market Value Adjustment                [13]
Net Investment Factor                   [6]
7% Solution Enhanced Death Benefit     [23]
Standard Death Benefit                 [22]

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the
Contract:

TERM USED IN THIS PROSPECTUS           CORRESPONDING TERM USED IN THE
                                          CONTRACT
Accumulation Unit Value                Index of Investment Experience
Annuity Start Date                     Annuity Commencement Date
Contract Owner                         Owner or Certificate Owner
Contract Value                         Accumulation Value
Transfer Charge                        Excess Allocation Charge
Fixed Interest Allocation              Fixed Allocation
Free Look Period                       Right to Examine Period
Guaranteed Interest Period             Guarantee Period
Subaccount(s)                          Division(s)
Net Investment Factor                  Experience Factor
Regular Withdrawals                    Conventional Partial Withdrawals
Withdrawals                            Partial Withdrawals

                                   1


                            FEES AND EXPENSES

CONTRACT OWNER TRANSACTION EXPENSES*

   Surrender Charge:

  COMPLETE YEARS ELAPSED        0    1    2    3    4    5    6   7+
     SINCE PREMIUM PAYMENT
  SURRENDER CHARGE              7%   7%   6%   5%   4%   3%   1%   0%

   Transfer Charge                                          None**
   *If you invested in a Fixed Interest Allocation, a Market Value
     Adjustment may apply to certain transactions.  This may increase or decrease your contract value and/or your transfer or surrender amount.
   **We may in the future charge $25 per transfer if you make more than
    12 transfers in a contract year.

ANNUAL CONTRACT ADMINISTRATIVE CHARGE***
   Administrative Charge                                    $40
    (We waive this charge if the total of your premium payments is $100,000 or more or if your contract value at the end of a contract year is $100,000 or more.)

     ***We deduct this charge on each contract anniversary and on surrender.

SEPARATE ACCOUNT ANNUAL CHARGES****


                                         STANDARD
                                       DEATH BENEFIT            ENHANCED DEATH BENEFIT
                                       COMBINATION      ANNUAL RATCHET   7% SOLUTION    MAX 7
                                       ------------     --------------   -----------    ------
    Mortality & Expense Risk Charge       1.15%              1.30%           1.50%       1.60%
    Asset-Based Administrative Charge     0.15%              0.15%           0.15%       0.15%
                                          -----              -----           -----       -----
       Total Separate Account Charges     1.30%              1.45%           1.65%       1.75%

   ****As a percentage of average daily assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

OPTIONAL RIDER CHARGES*****
   Minimum Guaranteed Accumulation Benefit rider:
       Waiting Period     Quarterly Charge
       --------------     ----------------
       10 Year............0.125% of the MGAB Charge Base(1) (0.50% annually)
       20 Year............0.125% of the MGAB Charge Base    (0.50% annually)

  Minimum Guaranteed Income Benefit rider:
       MGIB Base Rate     Quarterly Charge
       --------------     ----------------
       0% ................0.05% of the MGIB Base(2) (0.20% annually)
       3%.................0.08% of the MGIB Base    (0.32% annually)
       5%.................0.10% of the MGIB Base    (0.40% annually)
       6%.................0.15% of the MGIB Base    (0.60% annually)
       7%.................0.125% of the MGIB Base   (0.50% annually)

  Minimum Guaranteed Withdrawal Benefit rider:
       Quarterly Charge
       ----------------
       0.125% of the MGWB Eligible Payment Amount(3) (0.50% annually)

*****We deduct optional rider charges from the subaccounts in which you are invested on each quarterly contract anniversary and pro rata on termination of the Contract; if the value in the subaccounts is insufficient, the optional rider charges will be deducted from the Fixed Interest Allocation nearest maturity.

(1) The MGAB Charge Base is the total of premiums paid during the 2-year period commencing on the rider date if you purchase the rider on the contract date, or, your contract value on the rider date plus premiums added during the 2-year period commencing on the rider date if you purchased the rider after the contract date, reduced pro rata for all withdrawals taken while the MGAB rider is in effect, and reduced pro rata for transfers made during the three year period before the MGAB Benefit Date.

(2) The MGIB Base generally depends on the amount of premiums you pay(s) during the first five contract years after you purchase the rider, when you pay them, and less a pro rata deduction for any withdrawal or transfer made while the MGIB rider is in effect.

(3) The MGWB Eligible Payment Amount is (i) the total of premiums paid during the 2-year period commencing on the rider date if you purchase the rider on the contract date; or (ii) your contract value on the rider date plus subsequent premiums received during the two-year period commencing on the rider date.


THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

                                                OTHER          TOTAL
                                             EXPENSES(2)      EXPENSES
                                MANAGEMENT  AFTER EXPENSE   AFTER EXPENSE
  PORTFOLIO                       FEES(1)   REIMBURSEMENT  REIMBURSEMENT(3)
  Liquid Asset                     0.59%        0.00%          0.59%
  Limited Maturity Bond            0.60%        0.00%          0.60%
  Global Fixed Income              1.60%        0.00%          1.60%(3)
  Total Return                     0.94%        0.03%          0.97%(3)
  Fully Managed                    0.98%        0.00%          0.98%
  Equity Income                    0.98%        0.00%          0.98%
  Investors                        1.00%        0.01%          1.01%
  Large Cap Value                  1.00%        0.01%          1.01%
  Rising Dividends                 0.98%        0.00%          0.98%
  Capital Growth                   1.08%        0.00%          1.08%
  Growth                           1.08%        0.01%          1.09%
  Value Equity                     0.98%        0.00%          0.98%
  Research                         0.94%        0.00%          0.94%
  Managed Global                   1.25%        0.01%          1.26%
  All Cap                          1.00%        0.01%          1.01%
  Capital Appreciation             0.98%        0.00%          0.98%
  Mid-Cap Growth                   0.94%        0.01%          0.95%
  Strategic Equity                 0.98%        0.01%          0.99%
  Small Cap                        0.98%        0.01%          0.99%
  Real Estate                      0.98%        0.01%          0.99%
  Hard Assets                      0.98%        0.02%          1.00%
  Developing World                 1.75%        0.08%          1.83%
  Emerging Markets                 1.75%        0.08%          1.83%
 _______________________
 (1)Fees decline as the total assets of certain combined portfolios increase. See the prospectus for the GCG Trust for more information.
 (2)Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets.
    Other expenses are based on actual expenses for the year ended
    December 31, 1998, except for portfolios that commenced operations in 1998 where the charges have been estimated.
 (3)Total expenses are based on actual expenses for the fiscal year ended December 31, 1998. Directed Services, Inc. is currently reimbursing expenses to maintain total expenses at 0.97% for the Total Return portfolio and 1.60% for the Global Fixed Income portfolio as shown.
    Without this reimbursement, and based on current estimates, total expenses would be 0.98% for the Total Return portfolio and 1.74% for the Global Fixed Income portfolio. This agreement will remain in place through August 14, 2000 after which it may be terminated at any time.

THE PIMCO TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

                                               OTHER          TOTAL
                                              EXPENSES       EXPENSES
                               MANAGEMENT  AFTER EXPENSE  AFTER EXPENSE
   PORTFOLIO                      FEES     REIMBURSEMENT  REIMBURSEMENT(1)
   PIMCO High Yield Bond          0.50%       0.25%(2)         0.75%
   PIMCO StocksPLUS Growth
      and Income                  0.40%       0.25%            0.65%
 _______________________
 (1)PIMCO has agreed to waive some or all of its other expenses, subject to potential future reimbursement, to the extent that total expenses for the PIMCO High Yield Bond Portfolio and PIMCO StocksPLUS Growth and Income portfolio would exceed 0.75% and 0.65%, respectively, due to payment by the portfolios of their pro rata portion of Trustees' fees. Without this agreement and, based on current estimates, total expenses would be 0.81% for the PIMCO High Yield Bond portfolio and 0.72% for the PIMCO StocksPLUS Growth and Income portfolio.
 (2)Since the PIMCO High Yield Bond portfolio commenced operations on April 30, 1998, other expenses as shown has been annualized for the year ended December 31, 1998.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of the GCG Trust and the PIMCO Trust for additional information on portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EXAMPLES:
The following four examples are designed to show you the expenses you would pay on $1,000 investment that earns 5% annually. Each example assumes election of the Combination Enhanced Death Benefit. The examples reflect the deduction of a mortality and expense risk charge, an asset-based administrative charge, and the annual contract administrative charge as an annual charge of 0.06% of assets (based on an average contract value of $65,000). In addition, Examples 1 and 2 assume you elected an optional benefit rider with the highest charge (0.75% annually where the rider base is equal to the initial premium and increases by 7% annually , except for the Liquid Asset and Limited Maturity Bond portfolios, where the charge is 0.50% annually) and assume the rider charge is assessed each quarter on a base equal to the hypothetical $1,000 premium increasing at 7% per year (the assumed net rate for Liquid Asset and Limited Maturity Bond). The annual charge of 0.75% results from the assumption of a 7% annual increase in the rider base but only a 5% earnings increase in the contract value before expenses. Thus 0.75% represetns an annual charge over the 10-year period which is equivalent to an increasing charge of 0.125% per quarter over the same period. If the Standard Death Benefit, the Annual Ratchet Enhanced Death Benefit or 7% Solution Enhanced Death Benefit is elected instead of the Max 7 Enhanced Death Benefit used in the examples, the actual expenses will be less than those represented in the examples. Note that surrender charges may apply if you choose to annuitize your contract within the firts 3 contract years, and under certain circumstances, with the first 7 contract years. Thus, in the event you annuitize your contract under circumstances which require a surrender charge, you should refer to Examples
1 and 3 below which assume applicable surrender charges.

Example 1:
If you surrender your Contract at the end of the applicable time period and elected an optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested:

    THE GCG TRUST              1 YEAR     3 YEARS     5 YEARS     10 YEARS
    Liquid Asset                $103        $160        $209        $356
    Limited Maturity Bond       $103        $160        $210        $357
    Global Fixed Income         $116        $199        $272        $469
    Total Return                $110        $181        $243        $417
    Fully Managed               $110        $181        $244        $418
    Equity Income               $110        $181        $244        $418
    Investors                   $110        $182        $245        $421
    Large Cap Value             $110        $182        $245        $421
    Rising Dividends            $110        $181        $244        $418
    Capital Growth              $111        $184        $248        $426
    Growth                      $111        $184        $249        $427
    Value Equity                $110        $181        $244        $418
    Research                    $110        $180        $242        $415
    Managed Global              $113        $189        $257        $441
    All Cap                     $110        $182        $245        $421
    Capital Appreciation        $110        $181        $244        $418
    Mid-Cap Growth              $110        $180        $242        $416
    Strategic Equity            $110        $181        $244        $419
    Small Cap                   $110        $181        $244        $419
    Real Estate                 $110        $181        $244        $419
    Hard Assets                 $110        $182        $245        $420
    Developing World            $118        $205        $282        $486
    Emerging Markets            $118        $205        $282        $486

    THE PIMCO TRUST
    PIMCO High Yield Bond       $108        $174        $233        $398
    PIMCO StocksPLUS
      Growth and Income         $107        $171        $228        $390

Example 2:
If you do not surrender your Contract at the end of the applicable time period and elected an optional benefit rider with the highest charge, you would pay the following expenses for each $1,000 invested:

    THE GCG TRUST              1 YEAR     3 YEARS     5 YEARS     10 YEARS
    Liquid Asset                 $33        $100        $169        $356
    Limited Maturity Bond        $33        $100        $170        $357
    Global Fixed Income          $46        $139        $232        $469
    Total Return                 $40        $121        $203        $417
    Fully Managed                $40        $121        $204        $418
    Equity Income                $40        $121        $204        $418
    Investors                    $40        $122        $205        $421
    Large Cap Value              $40        $122        $205        $421
    Rising Dividends             $40        $121        $204        $418
    Capital Growth               $41        $124        $208        $426
    Growth                       $41        $124        $209        $427
    Value Equity                 $40        $121        $204        $418
    Research                     $40        $120        $202        $415
    Managed Global               $43        $129        $217        $441
    All Cap                      $40        $122        $205        $421
    Capital Appreciation         $40        $121        $204        $418
    Mid-Cap Growth               $40        $120        $202        $416
    Strategic Equity             $40        $121        $204        $419
    Small Cap                    $40        $121        $204        $419
    Real Estate                  $40        $121        $204        $419
    Hard Assets                  $40        $122        $205        $420

    Developing World             $48        $145        $242        $486
    Emerging Markets             $48        $145        $242        $486

    THE PIMCO TRUST
    PIMCO High Yield Bond        $38        $114        $193        $398
    PIMCO StocksPLUS
      Growth and Income          $37        $111        $188        $390

Example 3:
If you surrender your Contract at the end of the applicable time period and did not elect any optional benefit rider, you would pay the following expenses for each $1,000 invested:

    THE GCG TRUST              1 YEAR     3 YEARS     5 YEARS     10 YEARS
    Liquid Asset                 $94        $135        $168        $274
    Limited Maturity Bond        $94        $135        $169        $275
    Global Fixed Income         $104        $165        $217        $369
    Total Return                 $98        $146        $187        $311
    Fully Managed                $98        $147        $187        $312
    Equity Income                $98        $147        $187        $312
    Investors                    $99        $147        $189        $315
    Large Cap Value              $99        $147        $189        $315
    Rising Dividends             $98        $147        $187        $312
    Capital Growth               $99        $149        $192        $321
    Growth                       $99        $150        $193        $322
    Value Equity                 $98        $147        $187        $312
    Research                     $98        $145        $185        $308
    Managed Global              $101        $155        $201        $338
    All Cap                      $99        $147        $189        $315
    Capital Appreciation         $98        $147        $187        $312
    Mid-Cap Growth               $98        $146        $186        $309
    Strategic Equity             $98        $147        $188        $313
    Small Cap                    $98        $147        $188        $313
    Real Estate                  $98        $147        $188        $313
    Hard Assets                  $98        $147        $188        $314
    Developing World            $107        $171        $228        $390
    Emerging Markets            $107        $171        $228        $390

    THE PIMCO TRUST
    PIMCO High Yield Bond        $96        $140        $176        $290
    PIMCO StocksPLUS
      Growth and Income          $95        $137        $171        $280

Example 4:
If you do not surrender your Contract at the end of the applicable time period and did not elect any optional benefit rider, you would pay the following expenses for each $1,000 invested:

    THE GCG TRUST              1 YEAR     3 YEARS     5 YEARS     10 YEARS
    Liquid Asset                 $24         $75        $128        $274
    Limited Maturity Bond        $24         $75        $129        $275
    Global Fixed Income          $34        $105        $177        $369
    Total Return                 $28         $86        $147        $311
    Fully Managed                $28         $87        $147        $312
    Equity Income                $28         $87        $147        $312
    Investors                    $29         $87        $149        $315
    Large Cap Value              $29         $87        $149        $315
    Rising Dividends             $28         $87        $147        $312
    Capital Growth               $29         $89        $152        $321
    Growth                       $29         $90        $153        $322
    Value Equity                 $28         $87        $147        $312
    Research                     $28         $85        $145        $308
    Managed Global               $31         $95        $161        $338
    All Cap                      $29         $87        $149        $315
    Capital Appreciation         $28         $87        $147        $312
    Mid-Cap Growth               $28         $86        $146        $309
    Strategic Equity             $28         $87        $148        $313
    Small Cap                    $28         $87        $148        $313
    Real Estate                  $28         $87        $148        $313
    Hard Assets                  $28         $87        $148        $314

    Developing World             $37        $111        $188        $390
    Emerging Markets             $37        $111        $188        $390

    THE PIMCO TRUST
    PIMCO High Yield Bond        $26         $80        $136        $290
    PIMCO StocksPLUS
      Growth and Income          $25         $77        $131        $280


THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

                         PERFORMANCE INFORMATION

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account B has its own accumulation unit value.
The accumulation units are valued each business day that the New York
Stock
Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects certain charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     (1)We take the net asset value of the subaccount at the end of each business day.
     (2)We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.
     (3)We divide (2) by the net asset value of the subaccount at the end of the preceding business day.
     (4)We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.

CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Golden American Separate Account B offered in this prospectus and (ii) the total investment value history of each such subaccount are presented in Appendix A - Condensed Financial Information.


FINANCIAL STATEMENTS
The audited financial statements of Separate Account B for the years ended December 31, 1998 and 1997 are included in the Statement of Additional Information. The unaudited condensed consolidated financial statements of Golden American for the nine months ended September 30, 1999 and the audited consolidated financial statements of Golden American for the years ended December 31, 1998, 1997 and 1996 are included in this prospectus.

PERFORMANCE INFORMATION
From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long Separate Account B has been investing in the portfolio. We may show other total returns for periods less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account B, assuming an investment at the beginning of the period, when the Separate Account first invested in the portfolio, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and current contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges, but will not reflect the surrender charge. Quotations of average annual return for the Managed Global subaccount take into account the period before September
3, 1996, during which it was maintained as a subaccount of Golden
American Separate Account D. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the Separate Account began investing in the portfolios.

Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period; assuming no surrender and the selection of the Max 7 Enhanced Death Benefit and the MGIB optional benefit rider.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and (iii) the Consumer Price Index (measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.


                 GOLDEN AMERICAN LIFE INSURANCE COMPANY
Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware. Golden American's consolidated financial statements appear in this prospectus.

Equitable of Iowa is the holding company for Golden American, Directed Services, Inc., the investment manager of the GCG Trust and the distributor of the Contracts, and other interests. Equitable of Iowa and another ING affiliate own ING Investment Management, LLC, a portfolio manager of the GCG Trust. ING also owns Baring International
Investment Limited, another portfolio manager of the GCG Trust.

Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.


                               THE TRUSTS
The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by Golden American and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with Golden American. Pending SEC approval, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The address of the GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The PIMCO Trust is also a mutual fund whose shares are available to separate accounts of insurance companies, including Golden American, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The address of the PIMCO Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of the GCG Trust and the PIMCO Trust, Directed Services, Inc., Pacific
Investment Management Company and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND COMPLETE INFORMATION ABOUT THE GCG TRUST AND THE PIMCO TRUST IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.


                   GOLDEN AMERICAN SEPARATE ACCOUNT B
Golden American Separate Account B ("Account B") was established as a separate account of the Company on July 14, 1988. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940. Account B is a separate investment account used for our variable annuity contracts. We own all the assets in Account B but such assets are kept separate from our other accounts.

Account B is divided into subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of The GCG Trust and the PIMCO Trust. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Account B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Account B. If the assets in Account B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.

We currently offer other variable annuity contracts that invest in Account B but are not discussed in this prospectus. Account B may also invest in other investment portfolios which are not available under your Contract.


                        THE INVESTMENT PORTFOLIOS
During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO THE INVESTMENT PORTFOLIOS, AND YOU MAY LOSE YOUR PRINCIPAL.

INVESTMENT OBJECTIVES
The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS IN THE PROSPECTUSES FOR THE GCG TRUST AND THE PIMCO TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

INVESTMENT PORTFOLIO              INVESTMENT OBJECTIVE
 ------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset         Seeks high level of current income
                     consistent with the preservation of capital
                     and liquidity.
                     Invests primarily in obligations of the U.S.
                     Government and its agencies and instrumentali-
                     ties, bank obligations, commercial paper and
                     short-term corporate debt securities.  All
                     securities will mature in less than one year.
                     ----------------------------------------------------

Limited Maturity     Seeks highest current income consistent with
 Bond                low risk to principal and liquidity.
                     Also seeks to enhance its total return through
                     capital appreciation when market factors, such
                     as falling interest rates and rising bond
                     prices, indicate that capital appreciation may
                     be available without significant risk to
                     principal.
                     Invests primarily in diversified limited
                     maturity debt securities with average maturity
                     dates of five years or shorter and in no cases
                     more than seven years.
                     ----------------------------------------------------

Global Fixed Income  Seeks high total return.
                     Invests primarily in high-grade fixed income
                     securities, both foreign and domestic.
                     ----------------------------------------------------

Total Return         Seeks above-average income (compared to a
                     portfolio entirely invested in equity
                     securities) consistent with the prudent
                     employment of capital.
                     Invests primarily in a combination of equity
                     and fixed income securities.
                     ----------------------------------------------------

Fully Managed        Seeks, over the long term, a high total
                     investment return consistent with the
                     preservation of capital and with prudent
                     investment risk.
                     Invests primarily in the common stocks of
                     established companies believed by the
                     portfolio manager to have above-average
                     potential for capital growth.
                     ----------------------------------------------------

Equity Income        Seeks substantial dividend income as well as
                     long-term growth of capital.
                     Invests primarily in common stocks of well-
                     established companies paying above-average
                     dividends.
                     ----------------------------------------------------

Investors            Seeks long-term growth of capital.  Current
                     income is a secondary objective.
                     Invests primarily in equity securities of
                     U.S. Companies and to a lesser degree, debt
                     securities.
                     ----------------------------------------------------

Large Cap Value      Seeks long-term growth of capital and income.
                     Invests primarily in equity and equity-related
                     securities of companies with market
                     capitalization greater than $1 billion.
                     ----------------------------------------------------

Rising Dividends     Seeks capital appreciation.  A secondary
                     objective is dividend income.
                     Invests in equity securities that meet the
                     following quality criteria: regular dividend
                     increases; 35% of earnings reinvested
                     annually; and a credit rating of "A" to
                     "AAA".
                     ----------------------------------------------------

Capital Growth       Seeks long-term total return.
                     Invests primarily in common stocks of companies
                     where the potential for change (earnings
                     acceleration) is significant.
                     ----------------------------------------------------

Growth               Seeks capital appreciation.
                     Invests primarily in common stocks of growth
                     companies that have favorable relationships
                     between price/earnings ratios and growth rates
                     in sectors offering the potential for above-
                     average returns.
                     ----------------------------------------------------

Value Equity         Seeks capital appreciation.  Dividend income
                     is a secondary objective.
                     Invests primarily in common stocks of domestic
                     and foreign issuers which meet quantitative
                     standards relating to financial soundness and
                     high intrinsic value relative to price.
                     ----------------------------------------------------

Research             Seeks long-term growth of capital and future
                     income.
                     Invests primarily in common stocks or
                     securities convertible into common stocks of
                     companies believed to have better than
                     average prospects for long-term growth.
                     ----------------------------------------------------

Managed Global       Seeks capital appreciation.  Current income
                     is only an incidental consideration.
                     Invests primarily in common stocks traded in
                     securities markets throughout the world.
                     ----------------------------------------------------

All Cap              Seeks capital appreciation through investment
                     in securities which the portfolio manager
                     believes have above-average capital
                     appreciation potential.
                     Invests primarily in equity securities of U.S. companies of any size.
                     ----------------------------------------------------

Capital Appreciation Seeks long-term capital growth.
                     Invests primarily in equity securities believed
                     by the portfolio manager to be undervalued.
                     ----------------------------------------------------

Mid-Cap Growth       Seeks long-term growth of capital.
                     Invests primarily in equity sercurities of companies
                     with medium market capitalization which the
                     portfolio manager believes have above-average growth
                     potential.
                     ----------------------------------------------------

Strategic Equity     Seeks capital appreciation.
                     Invests primarily in common stocks of medium-
                     and small-sized companies.
                     ----------------------------------------------------

Small Cap            Seeks long-term capital appreciation.
                     Invests primarily in equity securities of
                     companies that have a total market
                     capitalization within the range of companies
                     in the Russell 2000 Growth Index or the
                     Standard & Poor's Small-Cap 600 Index.
                     ----------------------------------------------------

Real Estate          Seeks capital appreciation.  Current income is
                     a secondary objective.
                     Invests primarily in publicly-traded real
                     estate equity securities.
                     ----------------------------------------------------

Hard Assets          Seeks long-term capital appreciation.
                     Invests primarily in hard asset securities.
                     Hard asset companies produce a commodity which
                     the portfolio manager is able to price on a
                     daily or weekly  basis.
                     ----------------------------------------------------

Developing World     Seeks capital appreciation.
                     Invests primarily in equity securities of
                     companies in developing or emerging countries.
                     ----------------------------------------------------

Emerging Markets     Seeks long-term capital appreciation.
                     Invests primarily in equity securities of
                     companies in at least six different emerging
                     market countries.
                     ----------------------------------------------------

THE PIMCO TRUST
PIMCO High Yield     Seeks to maximize total return, consistent with
 Bond                preservation of capital and prudent investment
                     management.
                     Invests in at least 65% of its assets in a
                     diversified portfolio of junk bonds rated at
                     least B by Moody's Investor Services, Inc. or
                     Standard & Poor's or, if unrated, determined by
                     the portfolio manager to be of comparable
                     quality.
                     ----------------------------------------------------

PIMCO StocksPLUS     Seeks to achieve a total return which exceeds
 Growth and Income   the total return performance of the S&P 500.
                     Invests primarily in common stocks, options,
                     futures, options on futures and swaps.
                     ----------------------------------------------------

INVESTMENT MANAGEMENT FEES
Directed Services, Inc. serves as the overall manager of the GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed
Services provides or procures, at its own expense, the services necessary for the operation of the portfolios. Directed Services (and not the GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

Pacific Investment Management Company ("PIMCO") serves as investment advisor to the PIMCO Trust. The PIMCO Trust pays PIMCO a monthly advisory fee and a monthly administrative fee of 0.25% based on the average daily net assets of each of the investment portfolios for managing the assets of the portfolios and for administering the PIMCO Trust.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.


                      THE FIXED INTEREST ALLOCATION
You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. YOU BEAR THE RISK THAT YOU MAY RECEIVE LESS THAN YOUR PRINCIPAL IF WE APPLY A MARKET VALUE ADJUSTMENT.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customer, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest
Allocations, see "Transfers Among Your Investments - Dollar Cost
Averaging."

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors.
We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Account B. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program,, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer is subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

Please be aware that the benefit we pay under certain optional benefit riders will be adjusted by any transfers you make to and from the Fixed Interest Allocations during specified periods while the rider is in effect. See "Optional Riders."

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment and, in some cases, a surrender charge. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

Please be aware that the benefit we pay any certain optional riders will be reduced on a pro rata basis by any withdrawals you make from the Fixed Interest Allocation during the period while the rider is in effect. See "Optional Riders."


MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                    (   1+I   )N/365
                    (---------)         -1
                    (1+J+.0025)

Where,

    o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

    o   "J" is equal to the following:

        (1) If calculated for a Fixed Interest Allocation of 1 year or more, then "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year except in Pennsylvania) in the guaranteed interest period;

        (2) If calculated for a Fixed Interest Allocation of 6 months, then "J" is the lesser of the Index Rate for a new Fixed Interest Allocation with (i) a 6 month guaranteed interest period, or (ii) a 1 year guaranteed interest period, at the time of calculation; and

    o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.


                          THE ANNUITY CONTRACT
The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of the GCG Trust and the PIMCO Trust through Account B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.

CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the Trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.

  JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner and the death benefit is paid upon the death of the first of the joint owners to die. Joint owners may only select the Standard Death Benefit option. Upon adding an additional owner to a contract which was issued with an Enhanced Death Benefit option, generally, your death benefit will be changed automatically to a Standard Death Benefit and your mortality and expense risk charges will be lowered correspondingly to that which is charged under the Standard Death Benefit Option. Also note that if any owner's age is 86 or greater, even the standard death benefit guarantee will also be lost. Note that returning a Contract to single owner status will not restore any Enhanced
Death Benefit. Unless otherwise specified, the term "age" when used for joint owners shall mean the age of the oldest owner.

ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.

  CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit, the guaranteed death benefit and/or the death benefit applied to the contract. The new owner's age, as of the date of the change, will be used as the basis for determining which option to use. The new owner's death will determine when a death benefit is payable.

If the new owner's age is less than 80, the death benefit option in effect prior to the change in owner will remain in effect. If the new owner's age is greater than 79, but less than or equal to 85, and if the contract was issued with an enhanced death benefit, the death benefit will become the Standard Death Benefit. If the new owner's age is greater than 85, the death benefit will be the cash surrender value. Once a death benefit has been changed due to a change in owner, a subsequent change to a younger owner will not restore any enhanced death benefits.

PURCHASE AND AVAILABILITY OF THE CONTRACT
We will issue a Contract only if both the annuitant and the contract owner are not older than age 85.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of at least $500 or more ($250 for qualified Contracts) at any time after the free look period before you turn age 85. Under certain circumstances, we may waive the minimum premium payment requirement. We may change the minimum initial or additional premium requirements for certain group or sponsored arrangements. An initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

CREDITING OF PREMIUM PAYMENTS
We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if all information necessary is received.
In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed. For initial premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccount and/or Fixed Interest Allocation specified by you within 2 business days. We will make inquiry to discover any missing information related to subsequent payments. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Account B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

     (1) If either your state or broker-dealer do not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

     (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you.
          We may require additional information before complying with your request (e.g., signature guarantee).

In some states, we may require that an initial premium designated for a subaccount of Account B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

  CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocation is the sum of premium payments allocated to the Fixed Interest Allocation under the Contract, plus contract value transferred to the Fixed Interest Allocation, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees (including, in some cases, fees for optional benefit riders), and premium taxes.

  CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation may be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1)We take the contract value in the subaccount at the end of the preceding business day.

     (2)We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)We add (1) and (2).

     (4)We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5)We subtract from (4) any withdrawals and any related charges, and then subtract any contract fees (including any rider charges) and premium taxes.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we deduct any surrender charge, any charge for premium taxes, the annual contract and administrative fee (unless waived), any optional benefit riders charge, and any other charges incurred but not yet deducted. Finally, we adjust for any Market Value Adjustment.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.

ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.

We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute a portfolio subject to those instructions, we will execute your instructions using the substitute portfolio, unless you request otherwise.

We also reserve the right to: (i) deregister Account B under the 1940 Act; (ii) operate Account B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Account B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Account B; and (v) combine Account B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OPTIONAL RIDERS
Subject to state availability, you may elect one of three optional benefit riders discussed below. You may not add more than one of these three riders to your Contract. There are separate charges for each rider. Once elected, the riders generally may not be cancelled. This means once you add the rider, you may not remove it, and charges will be assessed regardless of the performance of your Contract. Please see "Charges and Fees - Optional Rider Charges" for information on rider charges.

THE OPTIONAL RIDERS MAY NOT BE AVAILABLE FOR ALL INVESTORS. THEY SHOULD BE ANALYZED THOROUGHLY AND UNDERSTOOD COMPLETELY BEFORE BEING ELECTED. THE OPTIONAL RIDERS DO NOT GUARANTEE ANY RETURN OF PRINCIPAL OR PREMIUM PAYMENTS AND DO NOT GUARANTEE PERFORMANCE OF ANY SPECIFIC INVESTMENT PORTFOLIO UNDER THE CONTRACT. YOU SHOULD CONSULT A QUALIFIED FINANCIAL ADVISER IN EVALUATING THE RIDERS.

THE OPTIONAL RIDERS MAY NOT BE APPROVED IN ALL STATES. CHECK WITH OUR CUSTOMER SERVICE CENTER FOR AVAILABILITY IN YOUR STATE. THE TELEPHONE NUMBER IS (800)366-0066.

RIDER DATE
We use the term rider date in the discussion of the optional benefit riders below. The rider date is the date an optional benefit rider becomes effective. The rider date is also the contract date if the rider was purchased at the time the Contract is issued.

SPECIAL FUNDS
We use the term Special Funds in the discussion of the Minimum Guaranteed Accumulation Benefit rider (with the 20-year waiting period) and the Minimum Guaranteed Income Benefit rider. The Special Funds refer to the Liquid Asset subaccount, Limited Maturity Bond subaccount and the Fixed Interest Allocations. The Company may designate new and/or existing subaccounts as a Special Fund with 30 days notice at any time, including during the life of a rider.

NO CANCELLATION
Once you purchase a rider, the rider may not be cancelled, unless you cancel the Contract during the Contract's free look period, surrender, annuitize or otherwise terminate the Contract which automatically cancels any attached rider. Once the Contract continues beyond the free look period, you may not at any time cancel the rider, except with respect to a one-time right to cancel the twenty-year option of the Minimum Guaranteed Accumulation Benefit rider under specified conditions. The Company may, at its discretion, cancel and/or replace a rider at your request in order to renew or reset a rider.

TERMINATION
The optional riders are "living benefits". This means that the guaranteed benefits offered by the riders are intended to be available to you while you are living and while your Contract is in the accumulation phase. The optional riders automatically terminate (and all benefits under the rider will cease) if you annuitize, surrender or otherwise terminate your Contract or die (first owner to die if there are multiple contract owners, or at death of annuitant if contract owner is not a natural person), unless your spouse beneficiary elects to continue the Contract, during the accumulation phase. The optional rider will also terminate if there is a change in contract ownership (other than a spousal beneficiary continuation on your death). Other circumstances which may cause a particular optional rider to terminate automatically one discussed below with the applicable rider.

MINIMUM GUARANTEED ACCUMULATION BENEFIT (MGAB) RIDER
The MGAB rider is an optional benefit which provides you with an MGAB benefit intended to guarantee a minimum contract value at the end of a specified waiting period. The MGAB is a one-time adjustment to your contract value in the event your contract value on the MGAB Benefit Date is less than the MGAB Base. The MGAB rider may offer you protection in the event your contract value loses value during the MGAB waiting period. For a discussion of the charges we deduct under the MGAB rider, see "Optional Rider Charges."

The MGAB rider offers a ten-year option and a twenty-year option, of which you may purchase only one.  The ten-year option has a waiting period of ten years and guarantees that your contract value at the end of ten years will at least equal your initial premium payment, reduced pro rata for withdrawals. Transfers made within 3 years prior to the MGAB Benefit
Date will also reduce the benefit pro rata. The twenty-year option has a waiting period of twenty years and guarantees that your contract value at the end of twenty years will at least equal two times your initial premium payment, reduced pro rata for withdrawals and reduced for transfers made within
3 years prior to the MGAB Benefit Date.   On the MGAB Benefit
Date, which is the next business day after the applicable waiting period, we calculate your Minimum Guaranteed Accumulation Benefit.

  CALCULATING THE MGAB.  We calculate your MGAB as follows:

    1. WE FIRST DETERMINE YOUR MGAB BASE. The MGAB Base is only a calculation used to determine the MGAB. It does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested.
It is also not used in determining the amount of your annuity income, cash surrender value and death benefits.

       If you purchased the MGAB rider on the contract date, and

            (i) elected the ten-year option, your MGAB Base is equal to your initial premium plus any additional premium added to your Contract during the 2-year period after your rider date, reduced pro rata for any withdrawals and reduced for any transfers made within 3 years; or

            (ii) elected the twenty-year option, except for the Special Funds which require special calculations, your MGAB Base is equal to your initial premium, plus any additional premium added to your Contract during the 2-year period after your contract date, accumulated at the MGAB Base Rate reduced pro rata for any withdrawals and reduced pro rata for any transfers made within 3 years, for all allocations other than allocations to the Special Funds . The MGAB Base Rate for all allocations other than allocations to the Special Funds is the annual effective rate of 3.5265%. Accumulation of eligible additional premiums starts on the date the premium was received.

       ONLY PREMIUMS ADDED TO YOUR CONTRACT DURING THE 2-YEAR PERIOD AFTER YOUR RIDER DATE ARE INCLUDED IN THE MGAB BASE BUT ANY ADDITIONAL PREMIUM PAYMENTS YOU ADDED TO YOUR CONTRACT AFTER THE SECOND
       RIDER ANNIVERSARY ARE NOT INCLUDED IN THE MGAB BASE. Thus, the MGAB rider may not be appropriate for you if you plan to add substantial premium payments after your second rider anniversary.

       If you purchased the MGAB rider after the contract date, your MGAB Base is equal to your contract value on the rider date, plus premiums added during the 2-year period after your rider date. Withdrawals taken while MGAB rider is in effect, as well as, and transfers made within 3 years prior to the MGAB Benefit Date will reduce the value of your MGAB Base pro rata. This means that the MGAB (and the MGAB Charges Base) will be reduced by the same percent as the percent of contract value that was withdrawn (or transferred). We will look to your contract value immediately before the withdrawal or transfer when we determine this percent.

       For any Special Fund under the twenty-year option, if the actual interest credited to and/or the investment earnings of the contract value allocated to the Special Fund over the calculation period is less than the amount calculated under the formula above, that lesser amount becomes the increase in your MGAB Base for the Special Fund for that period. THE MGAB BASE RATE FOR EACH SPECIAL FUND MAY BE POSITIVE OR NEGATIVE. Thus, investing in the Special Funds may limit the MGAB benefit.

       Under the 20-year option, adding the rider after the contract date, payment of premiums after the rider date, and or investments in the Special Funds may prevent the MGAB Base from doubling over the waiting period.

         2. WE THEN SUBTRACT YOUR CONTRACT VALUE ON THE MGAB BENEFIT DATE FROM YOUR MGAB BASE. The contract value that we subtract includes both the contract value in the subaccounts in which you are invested and the contract value in your Fixed Interest Allocations, if any.

         3. ANY POSITIVE DIFFERENCE IS YOUR MGAB. If there is a MGAB, we will automatically credit it to the subaccounts in which you are invested pro rata based on the proportions of your then contract value in the subaccounts on that date, unless you have previously given us other allocation instructions. If you do not have an investment in any subaccount on the MGAB Benefit Date, we will allocate the MGAB to the Liquid Asset subaccount on your behalf. After the crediting of the MGAB, the amount of your annuity income, cash surrender value and death benefits will reflect the crediting of the MGAB to your contract value to the extent the contract value is used to determine such value.

  WITHDRAWALS AND TRANSFERS. We will reduce your MGAB Base and the MGAB Charge Base pro rata to the percentage of contract value of any withdrawals you make after the rider date but prior to the MGAB Benefit
Date. Any transfers you make within three years prior to the MGAB Benefit Date will reduce the MGAB Base and the MGAB Charge Base pro rata to the percentage of contract value transferred. Transfers you make before this date will have no immediate impact on the MGAB Base. Any transfers to and from the subaccounts and Special Funds in which you are invested will cause your MGAB Base to be reallocated pro rata based on the percentage of contract value. Transfers to one or more Special Funds could reduce your MGAB benefit.

  PURCHASE. To purchase the MGAB rider, you must be age 80 or younger on the rider date if you choose the ten-year option and age 65 or younger on the rider date if you choose the twenty-year option. The waiting period must end at or before your annuity start date. The MGAB rider may be purchased (i) on the contract date, and (ii) within 30 days following the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later.

  THE MGAB BENEFIT DATE. If you purchased the MGAB rider on the contract date or added the MGAB rider within 30 days following the contract date, the MGAB Benefit Date is your 10th contract anniversary for the ten-year option or 20th contract anniversary for the twenty-year option. If you added the MGAB rider during the 30-day period preceding your first contract anniversary after the date of this prospectus, your MGAB Benefit Date will be the first contract anniversary occurring after 10 years (for the ten-year option) or 20 years (for the twenty-year option) after the rider date. The MGAB rider is not available if the MGAB Benefit Date would fall beyond the latest annuity start date.

  CANCELLATION. If you elected the twenty-year option, you have a one-time right to cancel the MGAB rider on your first contract anniversary that is at least 10 years after the rider date. If you purchased the MGAB rider during the 30-day period following the contract date, your one-time right to cancel the rider occurs on the tenth anniversary of your contract date. To cancel, you need to send written notice to our Customer Service Center at least 30 days before such anniversary date. If the MGAB rider is terminated before the MGAB Benefit Date, you will not be credited with the MGAB and we will assess the pro rata portion of the MGAB rider charge for the current quarter.

  NOTIFICATION. Any crediting of the MGAB will be reported in your first quarterly statement following the MGAB Benefit Date.

MINIMUM GUARANTEED INCOME BENEFIT (MGIB) RIDER
The MGIB rider is an optional benefit which guarantees that minimum amount of annuity income will be available to you if you annuitize on the MGIB Benefit Date, regardless of fluctuating market conditions.
The amount of the Minimum Guaranteed Income Benefit will depend on the amount of premiums you pay during the five contract years after you purchase the rider, the amount of contract value you allocate or transfer to the Special Funds, the MGIB Rate (7% for all portfolios except the Special Funds), the adjustment for Special Fund transfers, and the dollar amount of any withdrawals you take while the rider is in effect. For a discussion of the charges we deduct under the MGIB rider, see "Optional Rider
Charges. "Ordinarily, the amount of income that will be available to you on the annuity start date is based on your contract value, the annuity option you selected and the guaranteed or the then current income factors in effect on the date you annuitize. If you purchase the MGIB rider, the minimum amount of income that will be available to you upon annuitization on the MGIB Benefit Date is the greatest of:

       (i) your annuity income based on your contract value adjusted for any Market Value Adjustment on the MGIB Benefit Date applied to the guaranteed income factors specified in your Contract for the annuity option you selected;

       (ii) your annuity income based on your contract value adjusted for any Market Value Adjustment on the MGIB Benefit Date applied to the then current income factors in effect for the annuity option you selected; and

       (iii) the MGIB annuity income based on your MGIB Base on the MGIB Benefit Date applied to the MGIB income factors specified in your rider for the MGIB annuity option you selected. Prior to applying the MGIB income factors, we will adjust the MGIB Base for any surrender charges, premium tax recovery and Market Value Adjustments that would otherwise apply at annuitization.

Prior to your latest annuity start date, you may choose to exercise your right to receive payments under the MGIB rider on the MGIB Benefit Date. Payments under the rider begin on the MGIB Benefit Date. We require a 10-year waiting period before you can annuitize under the MGIB rider benefit. The MGIB must be exercised in the 30-day period prior to the end of the waiting period or any subsequent contract anniversary. At your request, the Company may in its discretion extend the latest contract annuity start date without extending the MGIB Benefit Date.

  DETERMINING THE MGIB ANNUITY INCOME. On the MGIB Benefit Date, we calculate your MGIB annuity income as follows:

    1. WE FIRST DETERMINE YOUR MGIB BASE. The MGIB Base is only a calculation used to determine the MGIB. The MGIB does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It is also not used in determining the amount of your cash surrender value and death benefits. Any reset of contract value under provisions of the Contract or other riders will not increase the MGIB Base or MGIB Base Maximum.

            (i) If you purchased the MGIB rider on the contract date, except for the Special Funds which require special calculations, the MGIB Base is equal to your initial premium, plus any additional premiums added to your Contract during the 5-year period after your contract date, accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds). Premiums paid after the 5th contract anniversary are excluded from the MGIB Base.

            (ii) If you purchased the MGIB rider after the contract date, except for the Special Funds which require special calculations, your MGIB Base is equal to your contract value on the rider date plus any additional premiums added to your Contract during the 5-year period after your rider date, accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds), reduced pro rata by all withdrawals taken while the MGIB rider is in effect. Such additional premium payments added more than 5 years before the earliest MGIB Benefit Date are included in the MGIB Base. Premiums paid after the 5th rider anniversary are excluded from the MGIB Base.

            (iii)For any Special Fund, if the actual earnings and/or the interest credited to the contract
                 value allocated to the Special Fund over the calculation period is less than the amount determined under the formula above, that lesser amount becomes the change in your MGIB
                 Base for the Special Fund. THE MGIB BASE RATE FOR EACH SPECIAL FUND MAY BE POSITIVE OR NEGATIVE. Thus, investing in the Special Funds may significantly limit the MGIB benefit.

            Of course, regardless of when purchased or how you invest, withdrawals will reduce the value of your MGIB Base pro rata to the percentage of the contract value withdrawn.

            We offer a 7% MGIB Base Rate, except for the Special Funds. The Company may at its discretion discontinue offering this rate. The MGIB Base Rate is an annual effective rate.

            The MGIB Base is subject to the MGIB Base Maximum. The MGIB Base Maximum is the amount calculated above until the earlier of: (i) the date the oldest contract owner reaches age 80, or (ii) the date the MGIB Base reaches two times the MGIB Eligible Premiums, adjusted for any withdrawals. MGIB Eligible Premiums is the total of premiums paid during the first 5 years after the rider date.

    2. THEN WE DETERMINE THE MGIB ANNUITY INCOME BY MULTIPLYING YOUR MGIB BASE (ADJUSTED FOR ANY MARKET VALUE ADJUSTMENT, SURRENDER CHARGE AND PREMIUM TAXES) BY THE INCOME FACTOR, AND THEN DIVIDE BY $1,000.

       Two MGIB Income Options are available under the MGIB Rider:

            (i) Income for Life (Single Life or Joint with 100% Survivor) and 10-30 Year Certain;

            (ii)  Income for a 20-30 Year Period Certain; or

            (iii) Any other income plan offered by the Company in connection with the MGIB rider on the MGIB Benefit Date.

On the MGIB Benefit Date, we would apply the MGIB Base using the Table of Income Factors specified in the MGIB rider for the Income Option you selected. The guaranteed factors contained in the MGIB rider generally provide lower payout per $1,000 of value applied than the guaranteed factors found in your Contract.

Then we compare the MGIB annuity income under the rider guarantee for the option selected with the annuity income under your Contract guarantee for the same option. The greater amount of income will be available to you on the MGIB Benefit Date.

  WITHDRAWALS AND TRANSFERS. We will reduce the MGIB Base and the MGIB Base Maximum pro rata to the percentage of contract value of any withdrawals you make. Any transfers to and from the subaccounts and Special Funds in which you are invested will cause your MGIB Base to be reallocated pro rata based on the percentage of contract value you transfer. This could reduce the MGIB benefit.

  PURCHASE. To purchase the MGIB rider, you must be age 79 or younger on the rider date and the ten-year waiting period must end at or prior to the latest annuity start date. The MGIB rider must be purchased (i) on the contract date, or (ii) within thirty days after the contract date. For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later. There is a ten year waiting period before you can annuitize under the MGIB rider.

   THE MGIB BENEFIT DATE. If you purchased the MGIB rider on the contract date or added the MGIB rider within 30 days following the contract date, the MGIB Benefit Date is the contract anniversary on or after the tenth contract anniversary when you decide to exercise your right to annuitize under the MGIB rider. If you added the MGIB rider during the 30-day period preceding your first contract anniversary after the date of this prospectus, your MGIB Benefit Date is any contract anniversary on or after the tenth contract anniversary from the rider date when you decide to exercise your right to annuitize under the MGIB rider.

  NO CHANGE OF ANNUITANT. Once the MGIB rider is purchased, the annuitant may not be changed except for the following exception. If an annuitant who is not a contract owner dies prior to annuitization, a new annuitant may be named in accordance with the provisions of your Contract. The MGIB Base is unaffected and continues to accumulate.

  NOTIFICATION. On or about 30 days prior to the MGIB Benefit Date, we will provide you with notification which will include an estimate of the amount of MGIB annuity benefit available if you choose to exercise. The actual amount of the MGIB annuity benefit will be determined as of the MGIB Benefit Date.

THE MGIB RIDER DOES NOT RESTRICT OR LIMITS YOUR RIGHT TO ANNUITIZE THE CONTRACT AT ANY TIME PERMITTED UNDER THE CONTRACT. THE MGIB RIDER DOES NOT RESTRICT YOUR RIGHT TO ANNUITIZE THE CONTRACT USING CONTRACT VALUES THAT MAY BE HIGHER THAN THE MGIB ANNUITY BENEFIT.

THE BENEFITS ASSOCIATED WITH THE MGIB RIDER ARE AVAILABLE ONLY IF YOU ANNUITIZE YOUR CONTRACT UNDER THE RIDER AND IN ACCORDANCE WITH THE
PROVISIONS SET FORTH ABOVE.   ANNUITIZING USING THE MGIB MAY RESULT IN
THE MORE FAVORABLE STREAM OF INCOME PAYMENTS UNDER YOUR CONTRACT. BECAUSE THE MGIB RIDER IS BASED ON CONSERVATIVE ACTUARIAL FACTORS, THE LEVEL OF LIFETIME INCOME THAT IT GUARANTEES MAY BE LESS THAN THE LEVEL THAT MIGHT BE PROVIDED BY THE APPLICATION OF YOUR CONTRACT VALUE TO THE CONTRACT'S APPLICABLE ANNUITY FACTORS. YOU SHOULD CONSIDER ALL OF YOUR OPTIONS AT THE TIME YOU BEGIN THE INCOME PHASE OF YOUR CONTRACT.

MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB) RIDER
The MGWB rider is an optional benefit which guarantees that if your contract value is reduced to zero you will receive periodic payments equal to all premium payments paid during the first two contract years (Eligible Payment Amount) adjusted for any prior withdrawals.
To maintain this guarantee, withdrawals in any contract year may not exceed 7% of your Eligible Payment Amount. If your contract value is redeemed to zero, your periodic payments will be 7% of your Eligible Payment Amount every year. Payments continue until your MGWB Withdrawal Account is reduced to zero. For a discussion of the charges, we deduct under the MGWB rider, see "Optional Rider Charges." Each payment you receive under the MGWB rider will be taxed as a withdrawal and may be subject to a penalty tax.
See "Withdrawals" and "Federal Tax Considerations" for more information.
Your original Eligible Payment Amount depends on when you purchase the MGWB rider and is:

       (i) if you purchased the MGWB rider on the contract date, your premium payments received during the first two contract years; or

       (ii) if you purchased the MGWB rider after the contract date, your contract value on the rider date, including any subsequent premium payments received during the two-year period commencing on the rider date.

  THE MGWB WITHDRAWAL ACCOUNT. The MGWB Withdrawal Account is only a calculation which represents the remaining amount available for periodic payments under the MGWB rider. It does not represent a contract value, nor does it guarantee performance of the subaccounts in which you are invested. It will not affect your annuitization, surrender and death benefits. The MGWB Withdrawal Account is equal to the Eligible Payment Amount adjusted for any withdrawals. Withdrawals of up to 7% per year of the Eligible Payment Amount. Such withdrawals will reduce the value of your MGWB Withdrawal Account by the dollar amount of the withdrawal. Any withdrawals greater than 7% per year of the Eligible Payment Amount will cause a reduction in both the MGWB Withdrawal Account and the Eligible Payment Amount by the proportion that the withdrawal bears to the Contract Value at the time of the withdrawal. The MGWB Withdrawal Account is also reduced by the amount of any periodic payments paid under the MGWB rider once your contract value is zero.

  GUARANTEED WITHDRAWAL STATUS. You may continue to make withdrawals in any amount permitted under your Contract so long as your contract value is greater than zero. See "Withdrawals." Making any withdrawals in any year greater than 7% per year of the Eligible Payment Amount in any year will reduce the Eligible Payment Amount for future withdrawals and payments under the MGWB rider by the proportion that the withdrawal bears to the contract value at the time of the withdrawal. The MGWB rider, will remain in force, and you may continue to make withdrawals so long as:

       (i)  your contract value is greater than zero;
       (ii) your MGWB Withdrawal Account is greater than zero;
       (iii)your latest allowable annuity start date has not been reached;
       (iv) you have not elected to annuitize your Contract; and
       (v) you have not died (unless your spouse has elected to continue the contract), changed the ownership of the Contract or surrendered the Contract.

The standard Contract provision limiting withdrawals to no more than 90% of the cash surrender value is not applicable under the MGWB rider.

  WITHDRAWAL ADJUSTMENTS. We will reduce the MGWB Withdrawal Account by the dollar amount of any withdrawal taken up to 7% per year of the Eligible Payment Amount. Any withdrawal taken in excess of 7% per year of the Eligible Payment Amount will reduce both the MGWB Withdrawal Account and the Eligible
Payment Amount, pro rata in proportion to the percentage of contract value withdrawn. If a withdrawal reduces the MGWB Withdrawal Account to zero, the MGWB rider terminates and no further benefits are payable under the rider.

  AUTOMATIC PERIODIC BENEFIT STATUS. Under the MGWB rider, in the event your contract value is reduced to zero and if the following conditions exist, your Contract is given what we refer to as Automatic Periodic Benefit Status:

       (i)  your MGWB Withdrawal Account is greater than zero;
       (ii) your latest allowable annuity start date has not been reached;
       (iii)you have not elected to annuitize your Contract; and
       (iv) you have not died, changed the ownership of the Contract or surrendered the Contract.

Once your Contract is given Automatic Periodic Benefit Status, we will pay you MGWB periodic payments; beginning on the next contract anniversary equal to the lesser of the remaining MGWB Withdrawal Account or 7% annually of your Eligible Payment Amount until the earliest of (i) your contract's annuity start date, (ii) the death of the owner; or (iii) until your MGWB Withdrawal Account is exhausted. We will reduce the MGWB
Withdrawal Account by the amount of each payment. Once your Contract is given Automatic Periodic Benefit Status, we will not accept any additional premium payments in your Contract, and the Contract will not provide any benefits except those provided by the MGWB rider. Any other rider terminates. Your Contract will remain in Automatic Periodic Benefit Status until the earliest of (i) payment of all MGWB periodic payments, and (ii) payment of the Commuted Value (defined below), or (iii) the owner's death has occurred.

On the contract's latest annuity start date, in lieu of making the remaining MGWB periodic payments, we will pay you the Commuted Value of your MGWB periodic payments remaining. We may, at our option, extend your annuity start date in order to continue the MGWB periodic payments. The Commuted Value is the present value of any then remaining MGWB periodic payments at the current interest rate plus 0.50%. The current interest rate will be determined by the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for periods applicable to the remaining payments. Once the last MGWB periodic payment is made or we pay you the Commuted Value, your Contract and the MGWB rider terminate.

  DEATH BENEFIT DURING AUTOMATIC PERIODIC BENEFIT STATUS. If you have never withdrawn more than 7% per year of the Eligible Payment Amount and you elected the 7% Solution Enhanced Death Benefit in your Contract (or you have elected the Combination Death Benefit resulting in the 7% Solution Enhanced Death Benefit as the actual death benefit, the death benefit otherwise payable under the terms of your Contract will remain in force during any Automatic Periodic Benefit
Status. In determining the amount of the death benefit during the Automatic Periodic Benefit Status, we deem your contract value to be zero and treat the MGWB periodic payments as withdrawals. In all cases, the death benefit payable during Automatic Periodic Benefit Status is your MGWB Withdrawal Account which equals the sum of the remaining MGWB periodic payments. If you elected the Combination Enhanced Death Benefit, then the 7% Solution and the Annual Ratchet components shall each be calculated as if each were the elected death benefit option.

  PURCHASE. To purchase the MGWB rider, your must be age 80 or younger on the rider date. The MGWB rider must be purchased (i) on the contract date, or (ii) within 30 days after the contract date For contracts issued more than 30 days before the date this rider first became available in your state, the Company may in its discretion allow purchase of this rider during the 30-day period preceding the first contract anniversary after the date of this prospectus, or the date of state approval, whichever is later.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same portfolios of the Trusts. These contracts have different charges that could effect their performance, and may offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Death Benefit Choices," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.


                               WITHDRAWALS
Any time during the accumulation phase and before the death of the annuitant, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract. If any single withdrawal or the sum of withdrawals exceeds the Free Withdrawal Amount, you will incur a surrender charge. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of the withdrawal less any withdrawals during that contract year.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not effect the withdrawal amount you receive.

Please be aware that the benefit we pay under certain optional benefit riders will be reduced by any withdrawals you take while the rider is in effect. See "Optional Riders."

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $1,000. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may choose to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or
(2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it is at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or
(2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

                                  MAXIMUM PERCENTAGE
                    FREQUENCY     OF CONTRACT VALUE
                    Monthly              1.25%
                    Quarterly            3.75%
                    Annually            15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage and are willing to incur associated surrender charges, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular fixed dollar systematic withdrawal program.

If your withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

  FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any surrender charges or Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to a maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a surrender charge on the withdrawal date if the withdrawal exceeds the maximum limit as calculated on the withdrawal date. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply the surrender charge and any Market Value adjustment directly to your contract value (rather than to the withdrawal) so that the amount of each systematic withdrawal remains fixed.

  Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the maximum. Such withdrawals are subject to surrender charges and Market Value Adjustments when they exceed the applicable free withdrawal amount.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence.
You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.

You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value.

You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.

An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

                    TRANSFERS AMONG YOUR INVESTMENTS

You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgement or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed
Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program. Transfers between Special Funds and other investment portfolios will result in a transfer of the Guaranteed Death Benefit in proportion to the contract value transferred. In cases where more than one Guaranteed Death Benefit exists because of such transfers, each death benefit will be combined to calculate the total death benefit.

Please be aware that the benefit we pay under an optional benefit rider may be effected by certain transfers you make while the rider is in effect. Transfers may also affect your optional rider base. See "Optional Riders."

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Account B and the Company will not be liable for following instructions communicated by telephone or over the internet that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone or internet.

DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with either a 6-month or a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you. We also may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively for use with the dollar cost averaging program. The DCA Fixed Interest Allocations require a minimum premium payment of $1,200 directed into a DCA Fixed Interest Allocation.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

Unless you have a DCA Fixed Interest Allocation, you elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. If your source account is a 6-month Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 6. You may change the transfer amount once each contract year. If you have a DCA Fixed Interest Allocation, there is no minimum or maximum transfer amount; we will transfer all your money allocated to that source account into the subaccount(s) in equal payments over the selected 6-month or 1-year period. The last payment will include earnings accrued over the course of the selected period. If you make an additional premium into a Fixed Interest Allocation subject to dollar cost averaging, the amount of your transfers under the dollar cost averaging program remains the same, unless you instruct us to increase the transfer amount.

Transfers from a Fixed Interest Allocation or a DCA Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment. However, if you terminate the dollar cost averaging program for a DCA Fixed Interest Allocation and there is money remaining in the DCA Fixed Interest Allocation, we will transfer the remaining money to the Liquid Asset subaccount. Such transfer will trigger a Market Value Adjustment if the transfer is made more than 30 days before the maturity date of the DCA Fixed Interest Allocation.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation or DCA Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program, stop offering DCA Fixed Interest Allocations or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Account B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.


                          DEATH BENEFIT CHOICES

DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either the annuitant (when a contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of the benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment.

You may choose from the following 4 death benefit choices: (1) the Standard Death Benefit Option; (2) the 7% Solution Enhanced Death Benefit Option; (3) the Annual Ratchet Enhanced Death Benefit Option; and (4) the Max 7 Enhanced Death Benefit Option. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the enhanced death benefit. The MGWB rider may affect the death benefit. See "Minimum Guaranteed Withdrawal Benefit (MGWB) Rider-Death Benefits during Automatic Periodic Benefit Status."

  STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you elect one of the enhanced death benefits. The Standard Death Benefit under the Contract is the greatest of (i) your contract value; (ii) total premium payments reduced by a pro rata adjustment for any withdrawal; and (iii) the cash surrender value.

  ENHANCED DEATH BENEFITS. If the 7% Solution Enhanced Death Benefit, the Annual Ratchet Enhanced Death Benefit or the Max 7 Enhanced Death
Benefit is elected, the death benefit under the Contract is the greatest of (i) the contract value prior to death; (ii) total premium payments reduced by a pro rata adjustments for any withdrawal; (iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.

The Max 7 Enhanced Death Benefit is the greater of (1) the 7% Solution Enhanced Death Benefit or (2) the Annual Ratchet Enhanced Death
Benefit. Under this benefit option, the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit are calculated in the same manner as if each were the elected benefit.

              HOW THE ENHANCED DEATH BENEFIT IS CALCULATED
         7% SOLUTION                            ANNUAL RATCHET
   On each business day that            On each contract anniversary
   occurs on or before the              that occurs on or before the
   contract owner turns 80, we          contract owner turns age 80,
   credit interest at the 7%            we compare the prior enhanced
   annual effective rate* to the        death benefit to the contract
   enhanced death benefit from the      value and select the larger
   preceding day (which would be        amount as the new enhanced
   the initial premium if the           death benefit.
   preceding day is the contract
   date), then we add additional        On all other days, the
   premiums paid since the              enhanced death benefit is the
   preceding day, then we adjust        amount determined below.  We
   for any withdrawals made             first take the enhanced death
   (including any Market Value          benefit from the preceding day
   Adjustment applied to such           (which would be the initial
   withdrawals and any associated       premium if the valuation date
   surrender charges**) since the       is the contract date) and then
   preceding day.  At age 80 or at      we add additional premiums
   the time the maximum death           paid since the preceding day,
   benefit is reached, the              then we reduce the Enhanced
   accumulation rate used will          Death Benefit pro rata for
   change.                              any contract value withdrawn.
   The maximum enhanced death           That amount becomes the new
   benefit is 3 times all premium       enhanced death benefit.
   payments, as reduced by
   adjustments for withdrawals.***



   *The actual interest rate used for calculating the 7% Solution
      Enhanced Death Benefit for the Liquid Asset and Limited Maturity Bond investment portfolios and the Fixed Account, will be the lesser of (1) 7% and (2) the interest rate, positive or negative, providing a yield on the Guaranteed Death Benefit equal to the net return for the current valuation period on the contract value allocated to Special Funds. We may, with 30 days notice to you, designate any fund as a Special Fund on existing contracts with respect to new premiums added to such fund and also with respect to new transfers to such funds. Thus, selecting these investments may limit the enhanced death benefit pro rata.
   **Each premium payment reduced by adjustments for any withdrawals and any associated surrender charges incurred will continue to grow at the 7% annual effective rate until maximum is reached.
   ***Each withdrawal reduces the enhanced death benefit and the maximum enhanced death benefit as follows: If total withdrawals in a contract year do not exceed 7% of cumulative premiums and did not exceed 7% of cumulative premiums in any prior contract year, such withdrawals will reduce the enhanced death benefit and the maximum enhanced death benefit by the amount of the withdrawal (and any associated surrender charge) including any Market Value Adjustment. Once withdrawals in any contract year exceed 7% of cumulative premiums, withdrawals will reduce the enhanced death benefit and the maximum enhanced death benefit in proportion to the reduction in contract value pro rata.

      Pro rata withdrawal adjustment on all Death Benefit options is calculated by (i) dividing the contract value withdrawn by the contract value immediately prior to the withdrawal, and then
      (ii) multiplying the result by the amount of the applicable Death Benefit immediately prior to the withdrawal.

The Enhanced Death Benefits are available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is less than 80 years old at the time of purchase. Enhanced Death Benefits are not available where a Contract is owned by joint owners.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

CONTINUATION AFTER DEATH-SPOUSE

If at the Owner's death, the surviving spouse of the deceased Owner is the beneficiary and such surviving spouse elects to continue the contract as his or her own the following will apply:

If the guaranteed death benefit as of the date we receive due proof of death, minus the contract value also on that date, is greater than zero, we will add such difference to the contract value. Such addition will be allocated to the variable subaccounts in proportion to the contract value in the subaccounts. If there is no contract value in any subaccount, the addition will be allocated to the Liquid Assets subaccount, or its successor.

The death benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.

At subsequent surrender, any surrender charge applicable to premiums paid prior to the date we receive due proof of death of the Owner will be waived. Any premiums paid later will be subject to any applicable surrender charge.

This addition to contract value is available only to the spouse of the owner as of the date of death of the owner if such spouse under the provisions if this contract elects to continue the contract as his or her own.

CONTINUATION AFTER DEATH-NON SPOUSE

If the beneficiary or surviving joint owner is not the spouse of the owner, the contract may continue in force subject to normal distribution rules.


                            CHARGES AND FEES
We deduct the charges described below to cover our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a charge will not always correspond to the actual costs associated. For example, the surrender charge collected may not fully cover all of the distribution expenses incurred by us with the service or benefits provided. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of contracts.

CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

  SURRENDER CHARGE.  We will deduct a contingent deferred sales charge
(a "surrender charge") if you surrender your Contract or if you take a withdrawal in excess of the Free Withdrawal Amount during the 7-year period from the date we receive and accept a premium payment. The surrender charge is based on a percentage of each premium payment withdrawn. This charge is intended to cover sales expenses that we have incurred. We may in the future reduce or waive the surrender charge in certain situations and will never charge more than the maximum surrender charges. The percentage of premium payments deducted at the time of surrender or excess withdrawal depends on the number of complete years that have elapsed since that premium payment was made. We determine the surrender charge as a percentage of each premium payment withdrawn as follows:

  COMPLETE YEARS ELAPSED     0    1    2    3    4    5    6   7+
     SINCE PREMIUM PAYMENT

  SURRENDER CHARGE           7%   7%   6%   5%   4%   3%   1%   0%

  WAIVER OF SURRENDER CHARGE FOR EXTENDED MEDICAL CARE. We will waive the surrender charge in most states in the following events: (i) you begin receiving qualified extended medical care on or after the first contract anniversary for at least 45 days during a 60-day period and your request for the surrender or withdrawal, together with all required documentation is received at our Customer Service Center during the term of your care or within 90 days after the last day of your care; or (ii) you are first diagnosed by a qualifying medical professional, on or after the first contract anniversary, as having a qualifying terminal illness. We have the right to require an examination by a physician of our choice. If we require such an examination, we will pay for it. You are required to send us satisfactory written proof of illness. See your Contract for more information. The waiver of surrender charge may not be available in all states.

  FREE WITHDRAWAL AMOUNT. The Free Withdrawal Amount in any contract year is 15% of your contract value on the date of withdrawal less any withdrawals during that contract year.

  SURRENDER CHARGE FOR EXCESS WITHDRAWALS. We will deduct a surrender charge for excess withdrawals. We consider a withdrawal to be an "excess withdrawal" when the amount you withdraw in any contract year exceeds the Free Withdrawal Amount. Where you are receiving systematic withdrawals, any combination of regular withdrawals taken and any systematic withdrawals expected to be received in a contract year will be included in determining the amount of the excess withdrawal. Such a withdrawal will be considered a partial surrender of the Contract and we will impose a surrender charge and any associated premium tax. We will deduct such charges from the contract value in proportion to the contract value in each subaccount or Fixed Interest Allocation from which the excess withdrawal was taken. In instances where the excess withdrawal equals the entire contract value in such subaccounts or Fixed Interest Allocations, we will deduct charges proportionately from all other subaccounts and Fixed Interest Allocations in which you are invested.
Any withdrawal from a Fixed Interest Allocation more than 30 days before its maturity date will trigger a Market Value Adjustment.

For the purpose of calculating the surrender charge for an excess withdrawal: a) we treat premiums as being withdrawn on a first-in, first-out basis; and b) amounts withdrawn which are not considered an excess withdrawal are not considered a withdrawal of any premium payments. We have included an example of how this works in Appendix C. Although we treat premium payments as being withdrawn before earnings for purpose of calculating the surrender charge for excess withdrawals, the federal tax law treats earnings as withdrawn first.

  PREMIUM TAXES. We may make a charge for state and local premium taxes depending on your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value (or from the MGIB Base, if exercised) on the annuity start date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract, when you take an excess withdrawal or on the annuity start date.

  ADMINISTRATIVE CHARGE. We deduct an annual administrative charge on each Contract anniversary, or if you surrender your Contract prior to a Contract anniversary, at the time we determine the cash surrender value payable to you. The amount deducted is $40 per Contract. This charge is waived if you have a contract value of $100,000 or more at the end of a contract year or the sum of the premiums paid equals or exceeds $100,000. We deduct the charge proportionately from all subaccounts in which you are invested. If there is no contract value in these subaccounts, we will deduct the charge from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until the charge has been paid.

  TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, automatic rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.

CHARGES DEDUCTED FROM THE SUBACCOUNTS
  MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense risk charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the charge, on an annual basis, is equal to 1.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .003169% for each day since the previous business day. If you have elected an enhanced death benefit, the charge, on an annual basis, is equal to 1.30% for the Annual Ratchet Enhanced Death Benefit, 1.50% for the 7% Solution Enhanced Death Benefit or 1.60% for the Max 7 Enhanced Death Benefit, of the assets you have in each subaccount. The charge is deducted each business day at the rate of .003585%, .004141%, or .004419%, respectively, for each day since the previous business day.

  ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. This charge is deducted daily from your assets in each subaccount.

OPTIONAL RIDER CHARGES
Subject to state availability, you may purchase one of three optional benefit riders that you may elect at issue. So long as the rider is in effect, we will deduct a separate quarterly charge for each optional benefit rider through a pro rata reduction of the contract value of the subaccounts in which you are invested. If there is insufficient contract value in the subaccount, we will deduct the charges from your Fixed Interest Allocations nearest their maturity date. We deduct each rider charge on each quarterly contract anniversary in arrears, meaning the first charge will be deducted on the first quarterly anniversary following the rider date. For a description of the riders and the defined terms used in connection with the riders, see "The Annuity Contract - Optional Riders."

     MINIMUM GUARANTEED ACCUMULATION BENEFIT (MGAB). The quarterly charge for the MGAB rider is as follows:

       Waiting Period     Quarterly Charge
       --------------     ----------------
       10 Year............0.125% of the MGAB Charge Base (0.50% annually)
       20 Year............0.125% of the MGAB Charge Base (0.50% annually)

The MGAB Charge Base is the total of (i) the MGAB Base on the rider date and
(ii) premiums during the 2-year period commencing on the rider date, reduced pro rata for withdrawals and reduced for transfers made within the last
3 years prior to the MGAB Benefit Date. We will deduct charges only during your ten-year or twenty-year waiting period, as applicable. If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and MGAB Charge Base immediately prior to the surrender or annuitization.

     MINIMUM GUARANTEED INCOME BENEFIT (MGIB). The quarterly charge for the MGIB rider is as follows:

       MGIB Base Rate     Quarterly Charge
       --------------     ----------------
       0% ................0.05% of the MGIB Base* (0.20% annually)
       3%.................0.08% of the MGIB Base  (0.32% annually)
       5%.................0.10% of the MGIB Base  (0.40% annually)
       6%.................0.15% of the MGIB Base  (0.60% annually)
       7%.................0.125% of the MGIB Base  (0.50% annually)

The MGIB Base is the total of premiums during the 5-year period after the rider date, reduced pro rata for all withdrawls taken while the MGIB rider is in effect, and accumulated at the MGIB Base Rate (7% for all portfolios except the Special Funds). If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and your MGIB Base immediately prior to the surrender or annuitization.

     MINIMUM GUARANTEED WITHDRAWAL BENEFIT (MGWB). The quarterly charge for the MGWB rider is 0.125% (0.50% annually) of the original MGWB Eligible Premium Amount. The original MGWB Eligible Payment Amount is equal to all premiums paid during the first two contract years following the rider date.
When we calculate the MGWB rider charge, we do not reduce the Eligible Payment Amount by the amount of any withdrawals taken while the MGWB rider is in effect. We will deduct charges only during the period before your Contract's Automatic Periodic Benefit Status. If you surrender or annuitize your Contract, we will deduct a pro rata portion of the charge for the current quarter based on the current quarterly charge rate and your original MGWB Eligible Payment Amount immediately prior to the surrender or annuitization.

TRUST EXPENSES
There are fees and charges deducted from each investment portfolio of the Trusts. Please read the respective Trust prospectus for details.


                           THE ANNUITY OPTIONS

ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option chosen. You may change annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value adjusted for any applicable Market Value Adjustment on the annuity start date in accordance with the annuity option you chose. The MGIB annuity benefit may be available if you have purchased the MGIB rider, provided the waiting period and other specified conditions have been met.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate) under applicable law, the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1)The person named to receive payment is other than the contract owner or beneficiary;

     (2)The person named is not a natural person, such as a corporation;
          or

     (3)Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 3 years from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later. If, on the annuity start date, a surrender charge remains, the elected annuity option must include a period certain of at least 3 years.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. See "Federal Tax Considerations" and the Statement of Additional Information. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2 or, in some cases, retire. Distributions may be made through annuitization or withdrawals. You should consult your tax adviser for tax advice.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

  OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

  OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Payment is made for the life of the annuitant in equal monthly installments and guaranteed for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

  OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments.
Monthly payment amounts are available if you ask for them.

  OPTION 4. ANNUITY PLAN. The contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comly with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and Golden American. The amounts we will pay are determined as follows:

     (1)For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and 3.50% for Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in the Contract.

     (2)For Option 3, no amounts are payable after both named persons have died.

     (3)For Option 4, the annuity option agreement will state the amount we will pay, if any.


                        OTHER CONTRACT PROVISIONS

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Coustomer Service Center of any errors or discrepancies contained in the report. We will also send you copies of any shareholder reports of the investment portfolios in which Account B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Account B may not reasonably occur or so that the Company may not reasonably determine the value of
Account B's net assets; or (4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or sex given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or sex.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but you should understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES--APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. In these states, your premiums designated for investment in the subaccounts will be allocated during the free look period to a subaccount specially designated by the Company for this purpose (currently, the Liquid Asset subaccount). We may, in our discretion, require that premiums designated for investment in the subaccounts from all other states as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request. If you keep your Contract after the free look period, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any surrender, administration, and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.

SELLING THE CONTRACT
Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Account B and other separate accounts of Golden American. We pay Directed Services for acting as principal underwriter under a distribution agreement which in turn pays the writing agent. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

Directed Services enters into sales agreements with broker-dealers to sell the Contracts through registered representatives who are licensed to sell securities and variable insurance products. These broker-dealers are registered with the SEC and are members of the National Association of Securities Dealers, Inc. Directed Services receives a maximum of 6.5% commission, and passes through 100% of the commission to the broker-dealer whose registered representative sold the Contract.

                        UNDERWRITER COMPENSATION
         ------------------------------------------------------------
         |     NAME OF     |     AMOUNT OF      |      OTHER        |
         |    PRINCIPAL    |  COMMISSION TO BE  |   COMPENSATION    |
         |   UNDERWRITER   |        PAID        | Reimbursement of  |
         |                 |  Maximum of 6.5%   |       any         |
         |     Directed    |   of any initial   | covered expenses  |
         |  Services, Inc. |   or additional    |     incurred      |
         |                 |  premium payments  |  by registered    |
         |                 |    except when     | representatives   |
         |                 |      combined      |        in         |
         |                 |  with some annual  | connection with   |
         |                 |       trail        | the distribution  |
         |                 |    commissions.    |      of the       |
         |                 |                    |    Contracts.     |
         ------------------------------------------------------------

Certain sales agreements may provide for a combination of a certain percentage of commission at the time of sale and an annual trail commission (which when combined could exceed 6.5% of total premium payments).

We do not pay any additional commissions on the sale or exercise of any of the optional benefit riders offered in this prospectus.


                            OTHER INFORMATION
VOTING RIGHTS
We will vote the shares of a Trust owned by Account B according to your instructions. However, if the Investment Company Act of 1940 or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust's meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Account B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The variable Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company, like other insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company or Account B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Secretary of Golden American. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.

EXPERTS
The audited financial statements of Golden American Life Insurance Company and Account B appearing in this prospectus or in the Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the Statement of Additional Information and in the Registration Statement and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                       FEDERAL TAX CONSIDERATIONS
The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS:  NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
  DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Account B, through the subaccounts, will satisfy these diversification requirements.

In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Account B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Account B assets supporting the Contract.

  REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
  IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
  NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any non-taxable withdrawals) during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

  WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs (including amounts paid to you under the MGWB rider), the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value (unreduced by the amount of any surrender charge) immediately before the distribution over the contract owner's investment in the Contract at that time. Credits constitute earnings (not premiums) for federal tax purposes and are not included in the owner's investment in the Contract. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.
Penalty Tax on Certain Withdrawals. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

    o   made on or after the taxpayer reaches age 59 1/2;

    o   made on or after the death of a contract owner;

    o   attributable to the taxpayer's becoming disabled; or

    o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

  ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

  TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

  TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment or exchange, should consult a tax advisor as to the tax consequences.

  WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

  MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and contributions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

  DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

  WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code or distributions in a specified annuity form. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified Contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by Golden American will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRAS
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limitations, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (social security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

ENHANCED DEATH BENEFIT
The Contract includes an Enhanced Death Benefit that in some cases may exceed the greater of the premium payments or the contract value. The Internal Revenue Service has not ruled whether an Enhanced Death Benefit could be characterized as an incidental benefit, the amount of which is limited in any Code section 401(a) pension or profit-sharing plan or Code section 403(b) tax sheltered annuity. Employers using the Contract may want to consult their tax adviser regarding such limitation. Further, the Internal Revenue Service has not addressed in a ruling of general applicability whether a death benefit provision such as the Enhanced Death Benefit provision in the Contract comports with IRA or Roth IRA qualification requirements.

OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). A tax adviser should be consulted with respect to legislative developments and their effect on the Contract.

[Shaded Section Header]
--------------------------------------------------------------------------
      MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------

SELECTED FINANCIAL DATA

The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden
American should be read in conjunction with the financial statements and notes thereto included in this prospectus.

On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable of Iowa"), according to a merger agreement among Equitable of Iowa, PFHI, and ING Groep N.V. (the "ING acquisition"). On August 13, 1996, Equitable of Iowa acquired all of the outstanding capital stock of BT Variable, Inc., then the parent of Golden American (the "Equitable acquisition"). For financial statement purposes, the ING acquisition was accounted for as a purchase effective October 25, 1997 and the Equitable acquisition was accounted for as a purchase effective August 14, 1996. As a result, the financial data presented below for periods after October 24, 1997, are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997, are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.


                                       SELECTED GAAP BASIS FINANCIAL DATA
                                              (IN THOUSANDS)
                                  Post-Merger                       |       Post-Acquisition
                        --------------------------------------------|---------------------------------
                        For the Period     For       For the Period | For the Period  For the Period
                       January 1, 1999   the Year      October 25,  |   January 1,    August 14, 1996
                           through        Ended       1997 through  |  1997 through    1996 through
                        September 30,  December 31,   December 31,  |   October 24,    December 31,
                            1999           1998           1997      |      1997            1996
                        ------------   ------------  -------------- | --------------  ---------------
                                                                    |
Annuity and Interest                                                |
  Sensitive Life                                                    |
  Product Charges.......  $   55,195    $   39,119     $    3,834   |     $18,288        $    8,768
Net Income before                                                   |
  Federal Income Tax....  $    7,269    $   10,353     $     (279)  |     $  (608)       $      570
Net Income (Loss).......  $    3,551    $    5,074     $     (425)  |     $   729        $      350
Total Assets............  $7,312,027    $4,752,533     $2,446,395   |       N/A          $1,677,899
Total Liabilities.......  $6,858,151    $4,398,639     $2,219,082   |       N/A          $1,537,415
Total Stockholder's                                                 |
  Equity................  $  453,876    $  353,894     $  227,313   |       N/A          $  140,484



                                    (IN THOUSANDS)
                                   Pre-Acquisition
                         ---------------------------------------
                          For the Period
                           January 1,         For the Years
                          1996 through      Ended December 31,
                           August 13,     ----------------------
                              1996           1995        1994
                         --------------   ----------  ----------
Annuity and Interest
  Sensitive Life
  Product Charges.......     $12,259      $  18,388   $   17,519
Net Income before
  Federal Income Tax....     $ 1,736      $    3,364  $    2,222
Net Income (Loss).......     $ 3,199      $    3,364  $    2,222
Total Assets............        N/A       $1,203,057  $1,044,760
Total Liabilities.......        N/A       $1,104,932  $  955,254
Total Stockholder's
  Equity................        N/A       $   98,125  $   89,506


BUSINESS ENVIRONMENT

The current business and regulatory environment remains challenging for the insurance industry. The variable annuity competitive environment is intense and is dominated by a number of large variable product companies with strong distribution, name recognition and wholesaling capabilities. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offer consumers many choices. However, overall demand for variable products remains strong for several reasons including: strong stock market performance over the last five years; relatively low interest rates; an aging U. S. population that is increasingly concerned about retirement and estate planning, as well as maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement as well as lower public confidence in the adequacy of those benefits.

In October of 1997, Golden American introduced three new variable annuity products (GoldenSelect Access, GoldenSelect ES II and
GoldenSelect Premium Plus) which have contributed significantly to sales.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS

The purpose of this section is to discuss and analyze Golden
American Life Insurance Company's ("Golden American") consolidated results of operations. In addition, some analysis and information regarding financial condition and liquidity and capital resources has also been provided. This analysis should be read jointly with the consolidated financial statements, related notes and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in the financial report. Golden American reports financial results on a consolidated basis. The consolidated financial statements include the accounts of Golden American and its wholly owned subsidiary, First Golden American Life Insurance Company of
New York ("First Golden," and collectively with Golden American, the "Companies").

                       RESULTS OF OPERATIONS

MERGER. On October 23, 1997, Equitable of Iowa Companies' ("Equitable") shareholders approved an Agreement and Plan of Merger ("Merger Agreement") dated July 7, 1997 among Equitable, PFHI Holdings, Inc. ("PFHI") and ING Groep N.V. ("ING"). On October 24, 1997, PFHI, a Delaware corporation, acquired all of the outstanding capital stock of Equitable according to the Merger Agreement. PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. Equitable, an Iowa corporation, in turn owned all the outstanding capital stock of Equitable Life Insurance Company of Iowa ("Equitable Life") and Golden American and their wholly owned subsidiaries. In addition, Equitable owned all the outstanding capital stock of Locust Street Securities, Inc., Equitable Investment Services, Inc. (subsequently dissolved), Directed Services, Inc. ("DSI"), Equitable of Iowa Companies Capital Trust, Equitable of Iowa Companies Capital Trust II and Equitable of Iowa Securities Network, Inc. (subsequently renamed ING Funds Distributor, Inc.). In exchange for the outstanding capital stock of Equitable, ING paid total consideration of approximately $2.1 billion in cash and stock and assumed approximately $400 million in debt. As a result of this transaction, Equitable of Iowa Companies was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or "Parent"), a Delaware corporation.

For financial statement purposes, the change in control of the Companies through the ING merger was accounted for as a purchase effective October 25, 1997. This merger resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at the merger date. As a result, the Companies' financial statements for periods after October 24, 1997 are presented on the Post-Merger new basis of accounting.

The purchase price was allocated to EIC and its subsidiaries with $227.6 million allocated to the Companies. Goodwill of $1.4 billion was established for the excess of the merger cost over the fair value of the assets and liabilities of EIC with $151.1 million attributed to the Companies. Goodwill resulting from the merger is being amortized over 40 years on a straight-line basis. The carrying value will be reviewed periodically for any indication of impairment in value.

CHANGE IN CONTROL--ACQUISITION. On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable, Inc. ("BT Variable") and its wholly owned subsidiaries, Golden American and DSI. After the acquisition, the BT Variable, Inc. name was changed to EIC Variable, Inc. On April 30, 1997, EIC Variable, Inc. was liquidated and its investments in Golden American and DSI were transferred to Equitable, while the remainder of its net assets were contributed to Golden American. On December 30, 1997, EIC Variable, Inc. was dissolved.

For financial statement purposes, the change in control of Golden American through the acquisition of BT Variable was accounted for as a purchase effective August 14, 1996. This acquisition resulted in a new basis of accounting reflecting estimated fair values of assets and liabilities at the acquisition date. As a result, the Companies' financial statements for the period August 14, 1996 through October 24, 1997 are presented on the Post-Acquisition basis of accounting and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

The purchase price was allocated to the three companies purchased
- BT Variable, DSI, and Golden American. The allocation of the purchase price to Golden American was approximately $139.9 million. Goodwill of $41.1 million was established for the excess of the acquisition cost over the fair value of the assets and liabilities and attributed to Golden American. At June 30, 1997, goodwill was increased by $1.8 million due to the adjustment of the value of a receivable existing at the acquisition date. Before the ING merger, goodwill resulting from the acquisition was being amortized over 25 years on a straight-line basis.


THE FIRST NINE MONTHS OF 1999 COMPARED TO THE SAME PERIOD OF 1998

PREMIUMS.
                                                   PERCENTAGE       DOLLAR
NINE MONTHS ENDED SEPTEMBER 30          1999         CHANGE         CHANGE        1998
                                        ----       ----------       ------        ----
                                                    (Dollars in millions)
Variable annuity premiums:
  Separate account................    $1,783.5        64.9%         $702.1     $1,081.4
  Fixed account...................       539.4        55.6           192.8        346.6
                                      --------        ----          ------     --------
Total variable annuity premiums...     2,322.9        62.7           894.9      1,428.0
Variable life premiums............        7.0        (38.9)           (4.4)        11.4
                                      --------        ----          ------     --------
Total premiums....................    $2,329.9        61.9%         $890.5     $1,439.4
                                      ========        ====          ======     ========

For the Companies' variable contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment income and product charges.

Variable annuity separate account premiums increased 64.9% during the first nine months of 1999. The fixed account portion of the Companies' variable annuity premiums increased 55.6% during the first nine months of 1999. These increases resulted from increased sales of the Premium Plus variable annuity product.

Premiums, net of reinsurance, for variable products from two significant broker/dealers each having at least ten percent of total sales for the nine months ended September 30, 1999 totaled $664.2 million, or 29% of total premiums ($142.6 million, or 10%, from the one significant broker/dealer for the nine months ended September 30,
1998).

REVENUES.
                                                   PERCENTAGE       DOLLAR
NINE MONTHS ENDED JUNE 30                1999         CHANGE         CHANGE        1998
                                        ----       ----------       ------        ----
                                                    (Dollars in millions)
Annuity and interest sensitive
  life product charges............    $  55.2        104.5%        $ 28.2       $ 27.0
Management fee revenue............        6.8        107.4            3.5          3.3
Net investment income.............       42.7         45.7           13.4         29.3
Realized gains(losses) on
  investments.....................       (2.2)      (607.5)          (2.6)         0.4
Other income......................        7.4         55.0            2.6          4.8
                                      -------       ------         ------       ------
Total premiums....................    $ 109.9         69.6%        $ 45.1       $ 64.8
                                      =======       ======         ======       ======


Total revenues increased 69.6% in the first nine months of 1999 from the same period in 1998. Annuity and interest sensitive life product charges increased 104.5% in the first nine months of 1999 due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"). The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $6.8 million and $3.3 million for the first nine months of 1999 and 1998, respectively.

Net investment income increased 45.7% in the first nine months of 1999 due to growth in invested assets from September 30, 1998. The Companies had $2.2 million of realized losses resulting from the writedown of two fixed maturities in the second quarter of 1999 and from the sale of investments in the first nine months of 1999, compared to gains of $0.4 million in the same period of 1998. Other income increased $2.6 million to $7.4 million in the first nine months of 1999 due primarily to income received due to a modified coinsurance agreement with an unaffiliated reinsurer, which was offset by a reduction in the Companies' deferred policy acquisition costs.

EXPENSES. Total insurance benefits and expenses increased $44.5 million, or 84.6%, to $97.0 million in the first nine months of 1999. Interest credited to account balances increased $61.3 million, or 95.6%, to $125.4 million in the first nine months of 1999. The extra credit bonus on the Premium Plus variable annuity product increased $49.9 million to $85.7 million at September 30, 1999 resulting in an increase in interest credited during the first nine months of 1999 compared to the same period in 1998. The bonus interest on the fixed account increased $2.6 million to $7.6 million at September 30, 1999 resulting in an increase in interest credited during the first nine months of 1999 compared to the same period in 1998. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account option within the variable products.

Commissions increased $49.6 million, or 58.4%, to $134.6 million in the first nine months of 1999. Insurance taxes, state licenses, and fees increased $0.9 million, or 32.3%, to $3.5 million in the first nine months of 1999. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses and expenses for the triennial insurance department examination of Golden American. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased $24.1 million, or 102.5%, to $47.6 million in the first nine months of 1999. Management expects general expenses to continue to increase in 1999 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI and Equitable Life, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of deferred policy acquisition costs ("DPAC"), value of purchased insurance in force ("VPIF"), and unearned revenue reserve were eliminated and an asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During the first nine months of 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of estimated gross profits. During the first nine months of 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs. Amortization of DPAC increased $15.7 million, or 390.7%, in the first nine months of 1999. This increase resulted from growth in policy acquisition costs deferred from $133.6 million at September 30, 1998 to $244.8 million at September 30, 1999, which was generated by expenses associated with the large sales volume experienced since September 30, 1998. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of September 30, 1999 is $1.1 million for the remainder of 1999, $4.3 million in 2000, $4.0 million in 2001, $3.6 million in 2002, $3.2 million in 2003, and $2.4 million in 2004. Actual amortization may vary based upon changes in assumptions and experience.

Amortization of goodwill during the first nine months of 1999 totaled $2.8 million, unchanged from the first nine months of 1998. Goodwill resulting from the merger is being amortized on a straight-line basis over 40 years.

Interest expense on the $25 million surplus note issued in December 1996 and expiring December 2026 was $1.5 million in the first nine months of 1999, unchanged from the same period of 1998. Interest expense on the $60 million surplus note issued in December 1998 and expiring December 2028 was $3.3 million in the first nine months of 1999. Golden American also paid $0.7 million in the first nine months of 1999 compared to $1.3 million in the same period of 1998 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on the reciprocal loan agreement. Interest expense on the revolving note payable with SunTrust Bank, Atlanta was $0.1 million for the first nine months of 1999. In addition, Golden American paid interest of $0.2 million during the first quarter of 1998 on the line of credit with Equitable, which was repaid with a capital contribution from the Parent and with funds borrowed from ING AIH.

INCOME. Net income for the first nine months of 1999 was $3.6 million, a decrease of $1.3 million from net income of $4.9 million in the same period of 1998.

Comprehensive loss for the first nine months of 1999 was $18,000, a decrease of $5.5 million from comprehensive income of $5.5 million in the same period of 1998.

1998 COMPARED TO 1997

The following analysis combines Post-Merger and Post-Acquisition activity for 1997.

PREMIUMS.

                          POST-MERGER         COMBINED         POST-MERGER     | POST-ACQUISITION
                                                              For the Period   |  For the Period
                          For the Year      For the Year     October 25, 1997  |  January 1, 1997
                             ended              ended            through       |      through
                       December 31, 1998  December 31, 1997  December 31, 1997 | October 24, 1997
                       -----------------  -----------------  ----------------- | ----------------
                                                    (Dollars in millions)      |
                                                                               |
Variable annuity                                                               |
  premiums:                                                                    |
  Separate account....      $1,513.3            $291.2             $111.0      |      $180.2
  Fixed account.......         588.7             318.0               60.9      |       257.1
                            --------            ------             ------      |      ------
                             2,102.0             609.2              171.9      |       437.3
Variable life                                                                  |
  premiums............          13.8              15.6                1.2      |        14.4
                            --------            ------             ------      |      ------
Total premiums........      $2,115.8            $624.8             $173.1      |      $451.7
                            ========            ======             ======      |      ======


For the Companies' variable contracts, premiums collected are not reported as revenues, but are reported as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment income and product charges.

Variable annuity separate account premiums increased 419.7% in 1998 primarily due to increased sales of the Premium Plus product introduced in October of 1997 and the increased sales levels of the Companies' other products. The fixed account portion of the Companies' variable annuity premiums increased 85.1% in 1998. Variable life premiums decreased 11.4% in 1998. Total premiums increased 238.7% in 1998.

During 1998, the Companies' sales were further diversified among broker/dealers. Premiums, net of reinsurance, for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 1998 totaled $580.7 million, or 27% of premiums ($328.2 million, or 53% from two significant broker/dealers for the year ended December 31, 1997).

REVENUES.

                           POST-MERGER         COMBINED         POST-MERGER     | POST-ACQUISITION
                                                               For the Period   |  For the Period
                           For the Year      For the Year     October 25, 1997  |  January 1, 1997
                              ended              ended            through       |      through
                        December 31, 1998  December 31, 1997  December 31, 1997 | October 24, 1997
                        -----------------  -----------------  ----------------- | ----------------
                                                     (Dollars in millions)      |
                                                                                |
Annuity and interest                                                            |
  sensitive life                                                                |
  product charges......       $39.1              $22.1              $3.8        |      $18.3
Management fee                                                                  |
  revenue..............         4.8                2.8               0.5        |        2.3
Net investment                                                                  |
  income...............        42.5               26.8               5.1        |       21.7
Realized gains (losses)                                                         |
  on investments.......        (1.5)               0.1                --        |        0.1
Other income...........         5.6                0.7               0.3        |        0.4
                              -----              -----              ----        |      -----
                              $90.5              $52.5              $9.7        |      $42.8
                              =====              =====              ====        |      =====


Total revenues increased 72.3%, or $38.0 million, to $90.5 million in 1998. Annuity and interest sensitive life product charges increased 76.8%, or $17.0 million, to $39.1 million in 1998 due to additional fees earned from the increasing block of business under management in the separate accounts and an increase in surrender charge revenues. This increase was partially offset by the elimination of the unearned revenue reserve related to in force acquired business at the merger date, which resulted in lower annuity and interest sensitive life product charges compared to Post-Acquisition levels.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $4.8 million for 1998 and $2.8 million for 1997.

Net investment income increased 58.6%, or $15.7 million, to $42.5 million in 1998 from $26.8 million in 1997 due to growth in invested assets. During 1998, the Company had net realized losses on investments of $1.5 million, which included a $1.0 million write down of two impaired bonds, compared to gains of $0.1 million in 1997. Other income increased $4.9 million to $5.6 million in 1998 due primarily to income received under a modified coinsurance agreement with an unaffiliated reinsurer as a result of increased sales.

EXPENSES.

                          POST-MERGER         COMBINED         POST-MERGER     | POST-ACQUISITION
                                                              For the Period   |  For the Period
                          For the Year      For the Year     October 25, 1997  |  January 1, 1997
                             ended              ended            through       |      through
                       December 31, 1998  December 31, 1997  December 31, 1997 | October 24, 1997
                       -----------------  -----------------  ----------------- | ----------------
                                                    (Dollars in millions)      |
                                                                               |
Insurance benefits                                                             |
  and expenses:                                                                |
Annuity and interest                                                           |
  sensitive life                                                               |
  benefits:                                                                    |
  Interest credited to                                                         |
    account balances..      $94.9               $26.7              $7.4        |      $19.3
  Benefit claims                                                               |
    incurred in excess                                                         |
    of account                                                                 |
    balances..........        2.1                 0.1                --        |        0.1
Underwriting,                                                                  |
  acquisition, and                                                             |
  insurance expense:                                                           |
  Commission..........      121.2                36.3               9.4        |       26.9
  General Expenses....       37.6                17.3               3.4        |       13.9
  Insurance taxes.....        4.1                 2.3               0.5        |        1.8
  Policy acquisition                                                           |
  costs deferred           (197.8)              (42.7)            (13.7)       |      (29.0)
  Amortization:                                                                |
    Deferred policy                                                            |
      acquisition                                                              |
      costs...........        5.1                 2.6               0.9        |        1.7
    Value of purchased                                                         |
      insurance in                                                             |
      force...........        4.7                 6.1               0.9        |        5.2
    Goodwill............      3.8                 2.0               0.6        |        1.4
                           ------               -----             -----        |      -----
                           $ 75.7               $50.7             $ 9.4        |      $41.3
                           ======               =====             =====        |      =====


Total insurance benefits and expenses increased 49.2%, or $25.0 million, in 1998 from $50.7 million in 1997. Interest credited to account balances increased 255.4%, or $68.2 million, in 1998 from $26.7 in 1997. The extra credit bonus on the Premium Plus product introduced in October of 1997 generated a $51.6 million increase in interest credited during 1998 compared to 1997. The remaining increase in interest credited related to higher account balances associated with the Companies' fixed account option within its variable products.

Commissions increased 234.2%, or $84.9 million, in 1998 from $36.3 million in 1997. Insurance taxes increased 77.0%, or $1.8 million, in 1998 from $2.3 million in 1997. Changes in commissions and insurance taxes are generally related to changes in the level of variable product sales. Insurance taxes are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses. Most costs incurred as the result of new sales including the extra credit bonus were deferred, thus having very little impact on current earnings.

General expenses increased 117.7%, or $20.3 million, in 1998 from $17.3 million in 1997. Management expects general expenses to continue to increase in 1999 as a result of the emphasis on expanding the salaried wholesaler distribution network. The Companies use a network of wholesalers to distribute products and the salaries of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from Equitable Life, an affiliate, for certain advisory, computer and other resources and services provided by Golden American.

At the merger date, the Companies' deferred policy acquisition costs ("DPAC"), previous balance of value of purchased insurance in force ("VPIF") and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1998, VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. VPIF decreased $2.6 million in the second quarter of 1998 to adjust the value of other receivables recorded at the time of merger and increased $0.2 million in the first quarter of 1998 as the result of an adjustment to the merger costs. The amortization of VPIF and DPAC increased $1.1 million, or 13.0%, in 1998. During the second quarter of 1997, VPIF was adjusted by $2.3 million to reflect narrower spreads than the gross profit model assumed.

Amortization of goodwill for the year ended December 31, 1998 totaled $3.8 million compared to $2.0 million for the year ended December 31, 1997.

Interest expense on the $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1998, unchanged from the same period of 1997. In addition, Golden American incurred interest expense of $0.2 million in 1998 compared to $0.5 million in 1997 on the line of credit with Equitable which was repaid with a capital contribution. Golden American also paid $1.8 million in 1998 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on the reciprocal loan agreement. Interest expense on the revolving note payable with SunTrust Bank, Atlanta was $0.3 million for the year ended December 31, 1998.

INCOME. Net income for 1998 was $5.1 million, an increase of $4.8 million from $0.3 million in 1997.

Comprehensive income for 1998 was $3.9 million, an increase of $1.8 million from $2.1 million in 1997.

1997 COMPARED TO 1996

The following analysis combines Post-Merger and Post-Acquisition activity for 1997 and Post-Acquisition and Pre-Acquisition activity for 1996 for comparison purposes. Such a comparison does not recognize the impact of the purchase accounting and goodwill amortization except for the periods after August 13, 1996.

PREMIUMS.


                                    POST-MERGER    |     COMBINED      | POST-ACQUISITION
                                -------------------|-------------------|-----------------
                                  For the Period   |                   |  For the Period
                                 October 25, 1997  |   For the Year    |  January 1, 1997
                                     through       |      ended        |      through
                                December 31, 1997  | December 31, 1997 | October 24, 1997
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Variable annuity                                   |                   |
  premiums:                                        |                   |
  Separate account.............       $111.0       |       $291.2      |      $180.2
  Fixed account................         60.9       |        318.0      |       257.1
                                      ------       |       ------      |      ------
                                       171.9       |        609.2      |       437.3
Variable life premiums.........          1.2       |        15.6       |        14.4
                                      ------       |       ------      |      ------
Total premiums.................       $173.1       |       $624.8      |      $451.7
                                      ======       |       ======      |      ======





                                 POST-ACQUISITION  |      COMBINED     | PRE-ACQUISITION
                                -------------------|-------------------|-----------------
                                 For the Period    |                   | For the Period
                                 August 14, 1996   |   For the Year    | January 1, 1996
                                     through       |      ended        |     through
                                 December 31, 1996 | December 31, 1996 | August 13, 1996
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Variable annuity                                   |                   |
  premiums:                                        |                   |
  Separate account.............       $ 51.0       |       $182.4      |      $131.4
  Fixed account................        118.3       |        245.3      |       127.0
                                      ------       |       ------      |      ------
                                       169.3       |        427.7      |       258.4
Variable life premiums.........          3.6       |         14.1      |        10.5
                                      ------       |       ------      |      ------
Total premiums.................       $172.9       |       $441.8      |      $268.9
                                      ======       |       ======      |      ======


Variable annuity separate account and variable life premiums increased 59.6% and 10.1%, respectively in 1997. During 1997, stock market returns, a relatively low interest rate environment and flat yield curve have made returns provided by variable annuities and mutual funds more attractive than fixed rate products such as certificates of deposits and fixed annuities. The fixed account portion of the Companies' variable annuity premiums increased 29.7% in 1997 due to the Companies' marketing emphasis on fixed rates during the second and third quarters. Premiums, net of reinsurance, for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 1997, totaled $328.2 million, or 53% of premiums ($298.0 million or 67% from two significant broker/dealers for the year ended December 31, 1996).

REVENUES.


                                    POST-MERGER    |     COMBINED      | POST-ACQUISITION
                                -------------------|-------------------|-----------------
                                  For the Period   |                   |  For the Period
                                 October 25, 1997  |   For the Year    |  January 1, 1997
                                     through       |      ended        |      through
                                December 31, 1997  | December 31, 1997 | October 24, 1997
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Annuity and interest sensitive                     |                   |
  life product charges.........        $3.8        |       $22.1       |      $18.3
Management fee revenue.........         0.5        |         2.8       |        2.3
Net investment income..........         5.1        |        26.8       |       21.7
Realized gains (losses) on                         |                   |
  investments..................          --        |         0.1       |        0.1
Other Income...................         0.3        |         0.7       |        0.4
                                       ----        |       -----       |      -----
                                       $9.7        |       $52.5       |      $42.8
                                       ====        |       =====       |      =====

                                 POST-ACQUISITION  |      COMBINED     | PRE-ACQUISITION
                                -------------------|-------------------|-----------------
                                 For the Period    |                   | For the Period
                                 August 14, 1996   |   For the Year    | January 1, 1996
                                     through       |      ended        |     through
                                 December 31, 1996 | December 31, 1996 | August 13, 1996
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Annuity and interest sensitive                     |                   |
  life product charges.........       $ 8.8        |       $21.0       |      $12.2
Management fee revenue.........         0.9        |         2.3       |        1.4
Net investment income..........         5.8        |        10.8       |        5.0
Realized gains (losses) on                         |                   |
  investments..................          --        |        (0.4)      |       (0.4)
Other income                            0.5        |         0.6       |        0.1
                                      -----        |       -----       |      -----
                                      $16.0        |       $34.3       |      $18.3
                                      =====        |       =====       |      =====


Total revenues increased 53.3%, or $18.2 million, to $52.5 million in 1997. Annuity and interest sensitive life product charges increased 5.2%, or $1.1 million in 1997 due to additional fees earned from the increasing block of business under management in the Separate Accounts and an increase in the collection of surrender charges.

Golden American provides certain managerial and supervisory services to DSI. This fee, calculated as a percentage of average assets in the variable separate accounts, was $2.8 million for 1997 and $2.3 million for 1996.

Net investment income increased 148.3%, or $16.0 million, to $26.8 million in 1997 from $10.8 million in 1996 due to growth in invested assets. During 1997, the Company had net realized gains on the disposal of investments, which were the result of voluntary sales, of $0.1 million compared to net realized losses of $0.4 million in 1996.

EXPENSES.


                                    POST-MERGER    |     COMBINED      | POST-ACQUISITION
                                -------------------|-------------------|-----------------
                                  For the Period   |                   |  For the Period
                                 October 25, 1997  |   For the Year    |  January 1, 1997
                                     through       |      ended        |      through
                                December 31, 1997  | December 31, 1997 | October 24, 1997
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Insurance benefits and                             |                   |
  expenses:                                        |                   |
  Annuity and interest                             |                   |
    sensitive life benefits:                       |                   |
  Interest credited to account                     |                   |
    balances...................       $  7.4       |       $ 26.7      |      $ 19.3
  Benefit claims incurred in                       |                   |
    excess of account balances.           --       |          0.1      |         0.1
Underwriting, acquisition and                      |                   |
  insurance expenses:                              |                   |
  Commissions..................          9.4       |         36.3      |        26.9
  General expenses.............          3.4       |         17.3      |        13.9
  Insurance taxes..............          0.5       |          2.3      |         1.8
  Policy acquisition costs                         |                   |
    deferred...................        (13.7)      |        (42.7)     |       (29.0)
Amortization:                                      |                   |
  Deferred policy acquisition                      |                   |
    costs......................          0.9       |          2.6      |         1.7
  Present value of in force                        |                   |
    acquired...................          0.9       |          6.1      |         5.2
  Goodwill.....................          0.6       |          2.0      |         1.4
                                      ------       |       ------      |      ------
                                      $  9.4       |       $ 50.7      |      $ 41.3
                                      ======       |       ======      |      ======




                                 POST-ACQUISITION  |      COMBINED     | PRE-ACQUISITION
                                -------------------|-------------------|-----------------
                                 For the Period    |                   | For the Period
                                 August 14, 1996   |   For the Year    | January 1, 1996
                                     through       |      ended        |     through
                                 December 31, 1996 | December 31, 1996 | August 13, 1996
                                -------------------|-------------------|-----------------
                                                   (Dollars in millions)
                                                   |                   |
Insurance benefits and                             |                   |
    expenses:                                      |                   |
  Annuity and interest sensitive                   |                   |
    life benefits:                                 |                   |
    Interest credited to account                   |                   |
      balances..................      $  5.7       |       $ 10.1      |      $  4.4
    Benefit claims incurred in                     |                   |
      excess of account                            |                   |
      balances..................         1.3       |          2.2      |         0.9
  Underwriting, acquisition and                    |                   |
    insurance expenses:                            |                   |
    Commissions.................         9.9       |         26.5      |        16.6
    General expenses............         5.9       |         15.3      |         9.4
    Insurance taxes.............         0.7       |          1.9      |         1.2
    Policy acquisition costs....                   |                   |
      deferred                         (11.7)      |        (31.0)     |       (19.3)
  Amortization:                                    |                   |
    Deferred policy acquisition                    |                   |
      costs.....................         0.2       |          2.6      |         2.4
    Present value of in force                      |                   |
      acquired..................         2.7       |          3.7      |         1.0
    Goodwill....................         0.6       |          0.6      |          --
                                      ------       |       ------      |      ------
                                      $ 15.3       |       $ 31.9      |      $ 16.6
                                      ======       |       ======      |      ======


Total insurance benefits and expenses increased 59.3%, or $18.8 million, in 1997 from $31.9 million in 1996. Interest credited to account balances increased 164.4%, or $16.6 million, in 1997 as a result of higher account balances associated with the Company's fixed account option within its variable products.

Commissions increased 37.3%, or $9.8 million, in 1997 from $26.5 million in 1996. Insurance taxes increased 23.3%, or $0.4 million, in 1997 from $1.9 million in 1996. Increases and decreases in commissions and insurance taxes are generally related to changes in the level of variable product sales.

Insurance taxes are also impacted by several other factors which include an increase in FICA taxes primarily due to bonuses and an increase in state licenses and fees. Most costs incurred as the result of new sales were deferred, thus having very little impact on earnings.

General expenses increased 12.6%, or $2.0 million, in 1997 from $15.3 million in 1996 due in part to certain expenses associated with the merger occurring on October 24, 1997. In addition, the Company uses a network of wholesalers to distribute its products and the salaries of these wholesalers are included in general expenses. The portion of these salaries and related expenses which vary with sales production levels are deferred, thus having little impact on earnings. This increase in general expenses was partially offset by reimbursements received from Equitable Life, an affiliate, for certain advisory, computer and other resources and services provided by Golden American.

During the second quarter of 1997, present value of in force acquired ("PVIF") was unlocked by $2.3 million to reflect narrower current spreads than the gross profit model assumed. The Company's deferred policy acquisition costs ("DPAC"), previous balance of PVIF and unearned revenue reserve, as of the merger date, were eliminated and an asset of $44.3 million representing PVIF was established for all policies in force at the merger date. The amortization of PVIF and DPAC increased $2.4 million, or 37.1%, in 1997. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization for the next five years, relating to the PVIF as of December 31, 1997, is $6.2 million in 1998, $6.0 million in 1999, $5.6 million in 2000, $5.0 million in 2001 and $4.2 million in 2002.

Amortization of goodwill for the year ended December 31, 1997 totaled $2.0 million compared to $0.6 million for the year ended December 31, 1996.

Interest expense on the $25 million surplus note issued December 1996 was $2.0 million for the year ended December 31, 1997. Interest on any line of credit borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. During 1997, the Company paid $0.6 million to Equitable for interest on the line of credit.

INCOME. Net income on a combined basis for 1997 was $0.3 million, a decrease of $3.2 million, or 91.4%, from 1996.

                          FINANCIAL CONDITION
RATINGS. During 1998, the Companies' ratings were upgraded by Standard & Poor's Rating Services ("Standard & Poor's") from AA to AA+. During the first quarter of 1999, the Companies' ratings were upgraded by Duff & Phelps Credit Rating Company from AA+ to AAA.

INVESTMENTS. The financial statement carrying value and amortized cost basis of the Companies' total investment portfolio grew 8.7% and 10.5%, respectively, during the first nine months of 1999. All of the Companies' investments, other than mortgage loans on real estate, are carried at fair value in the Companies' financial statements. As such, growth in the carrying value of the Companies' investment portfolio included changes in unrealized appreciation and depreciation of fixed maturities as well as growth in the cost basis of these securities. Growth in the cost basis of the Companies' investment portfolio resulted from the investment of premiums from the sale of the Companies' fixed account options. The Companies manage the growth of insurance operations in order to maintain adequate capital ratios. To support the fixed account options of the Companies' variable insurance products, cash flow was invested primarily in fixed maturities and short-term investments.

At September 30, 1999 and December 31, 1998, the Companies had no investments in default. At September 30, 1999 and December 31, 1998, the Companies' investment portfolio had a yield of 6.6% and 6.4%, respectively.

The Companies estimate the total investment portfolio, excluding policy loans, had a fair value approximately equal to 98.0% of amortized cost value at September 30, 1999 (100.2% at December
31, 1998).

Fixed Maturities: At September 30, 1999, the Companies had fixed maturities with an amortized cost of $815.0 million and an estimated fair value of $798.7 million. At December 31, 1998, the Companies had fixed maturities with an amortized cost of $739.8 million and an estimated fair value of $742.0 million.

The Companies classify 100% of securities as available for sale. At September 30, 1999, net unrealized depreciation on fixed maturities of $16.3 million was comprised of gross appreciation of $0.8 million and gross depreciation of $17.1 million. Net unrealized holding losses on these securities, net of adjustments to VPIF, DPAC, and deferred income taxes of $4.0 million, was included in stockholder's equity at September 30, 1999. At December 31, 1998 net unrealized appreciation of fixed maturities of $2.2 million was comprised of gross appreciation of $6.7 million and gross depreciation of $4.5 million. Net unrealized holding gains on these securities, net of adjustments to VPIF, DPAC, and deferred income taxes of $1.0 million was included in stockholder's equity at December 31, 1998.

The individual securities in the Companies' fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U.S. government, its agencies, and corporations, that are rated at least A- by Standard & Poor's ($528.0 million or 64.8% at September 30, 1999 and $477.4 million or 64.5% at December 31, 1998), that are rated BBB+ to BBB- by Standard & Poor's ($138.0 million or 16.9% at September 30, 1999 and $124.0 million or 16.8% at December 31, 1998) and below investment grade securities which are securities issued by corporations that are rated BB+ to CCC-by Standard & Poor's ($72.3 million or 8.9% at September 30, 1999 and $51.6 million or 7.0% at December 31, 1998). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1, 2, 3 or 4 ($76.7 million or 9.4% at September 30, 1999 and $86.8 million or 11.7% at December 31,
1998). The Companies' fixed maturity investment portfolio had a combined yield at amortized cost of 6.6% at September 30, 1999 and 6.5% at December 31, 1998.

Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

At September 30, 1999, the amortized cost value of the Companies' total investment in below investment grade securities, excluding mortgage-backed securities, was $73.7 million, or 7.4%, of the Companies' investment portfolio ($52.7 million, or 5.9%, at December 31, 1998). The Companies intend to purchase additional below investment grade securities but do not expect the percentage of the portfolio invested in such securities to exceed 10% of the investment portfolio. At September 30, 1999, the yield at amortized cost on the Companies' below investment grade portfolio was 7.8% compared to 6.6% for the Companies' investment grade corporate bond portfolio. AAt December 31, 1998, the yield at amortized cost on the Companies' below investment grade portfolio was 7.9% compared to 6.4% for the Companies' investment grade corporate bond portfolio. The Companies estimate the fair value of the below investment grade portfolio was $70.5 million, or 95.6% of amortized cost value, at September 30, 1999 ($51.7 million, or 98.1% of amortized cost value, at December 31, 1998).

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are investment grade issuers. The Companies attempt to reduce the overall risk in the below investment grade portfolio, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Companies analyze the investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Companies' ability to realize the carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than temporary (i.e. if it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Companies' portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Companies' net income in future periods.

During the nine months ended September 30, 1999 and Ifor the year ended December 31, 1998, fixed maturities designated as available for sale with a combined amortized cost of $170.6 million and $145.3 million, respectively, were called or repaid by their issuers. In total, net pre-tax losses from sales, calls, and repayments of fixed maturities amounted to $2.2 million and $0.5 million, for the first nine months of 1999 and for the year ended December 31, 1998, respectively.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of approximately $1.0 million to reduce the carrying value of the bonds to their combined net realizable value of $2.9 million. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizeable value. As a result, at June 30, 1999 Golden American recognized a total pre-tax loss of approximately $1.6 million to further reduce the carrying value of the bonds to their combined net realizeable value of $1.1 million.

Equity Securities: At September 30, 1999 and December 31, 1998, Eequity securities represented 1.5% and 1.6%, respectively, of the Companies' investment portfolio. At September 30, 1999 and December 31, 1998, the Companies owned equity securities with a cost of $14.4 million and an estimated fair value of $13.7 million and $11.5 million, respectively. At September 30, 1999, net unrealized depreciation of equity securities of $0.7 million was comprised of gross appreciation of $0.3 million and gross depreciation of $1.0 million at December 31, 1998 net unrealized depreciation of equity securities was comprised entirely of gross depreciation of $2.9 million . Equity securities are primarily comprised of investments in shares of the mutual funds underlying the Companies' registered separate accounts.

Mortgage Loans on Real Estate: Mortgage loans on real estate represented 9.5% and 10.9% of the Companies' investment portfolio at September 30, 1999 and at December 31, 1998, respectively. Mortgages outstanding at amortized cost were $93.9 million September 30, 1999 with an estimated fair value of $91.2 million. Mortgages outstanding were $97.3 million at December 31, 1998 with an estimated fair value of $99.8 million. At September 30, 1999, the Companies' mortgage loan portfolio included 57 loans with an average size of $1.6 million and average seasoning of 0.8 years if weighted by the number of loans. At December 31, 1998, Tthe Companies' mortgage loan portfolio includeds 57 loans with an average size of $1.7 million and average seasoning of
0.9 years if weighted by the number of loans. The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location.

Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (12% in 1998 and 1997), Utah (11% in 1998, 13% in 1997) and Georgia (10% in
1998, 11% in 1997). There are no other concentrations of mortgage loans in any state exceeding ten percent at December 31, 1998 and 1997. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (36% in 1998, 43% in 1997), industrial buildings (32% in 1998, 33% in 1997) and retail facilities (20% in 1998, 15% in 1997).
As of September 30, 1999, there have been no significant changes to the concentrations of mortgage loans on real estate compared to December 31, 1998. At September 30, 1999 and December 31, 1998, the yield on the Companies' mortgage loan portfolio was 7.3%.

At September 30, 1999 and December 31, 1998, no mortgage loan on real estate was delinquent by 90 days or more. The Companies' loan investment strategy is consistent with other life insurance subsidiaries of ING in the U.S. The insurance subsidiaries of EIC have experienced a historically low default rate in their mortgage loan portfolios.

OTHER ASSETS. Accrued investment income increased $2.3 million during the first nine months of 1999 due to an increase in the overall size of the portfolio resulting from the investment of premiums allocated to the fixed account options of the Companies' variable products.

DPAC represents certain deferred costs of acquiring insurance business, principally first year commissions and interest bonuses, extra credit bonuses and other expenses related to the production of new business after the merger. The Companies' previous balances of DPAC and VPIF were eliminated as of the merger date, and an asset representing VPIF was established for all policies in force at the merger date. VPIF is amortized into income in proportion to the expected gross profits of in force acquired business in a manner similar to DPAC amortization. Any expenses which vary directly with the sales of the Companies' products are deferred and amortized. At September 30, 1999, the Companies had DPAC and VPIF balances of $439.2 million and $33.0 million ($205.0 million and $36.0 million, respectively at December 31, 1998). During the first nine months of 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs.

Property and equipment increased $5.7 million, or 77.1%, during the first nine months of 1999, due to the purchase of furniture and other equipment for Golden American's new offices in West Chester, Pennsylvania. Property and equipment increased $5.8 million during 1998, due to installation of a new policy administration system, introduction of an imaging system as well as the growth in the business.

Goodwill totaling $151.1 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established at the merger date. Accumulated amortization of goodwill as of September 30, 1999 and December 31, 1998 was $7.2 million and $4.4 million, respectively.

Other assets increased $35.8 million during the first nine months of 1999 due mainly to an increase in a receivable from the separate account. Other assets increased $5.5 million during 1998 due mainly to an increase in amounts due from an unaffiliated reinsurer under a modified coinsurance agreement.

At September 30, 1999, the Companies had $5.6 billion of separate account assets compared to $3.4 billion at December 31, 1998. The increase in separate account assets resulted from market appreciation, increased transfer activity, and sales of the Companies' variable annuity products, net of redemptions. At December 31, 1998, the Companies had $3.4 billion of separate account assets compared to $1.6 billion at December 31, 1997. The increase in separate account assets resulted from market appreciation and growth in sales of the Companies' variable annuity products, net of redemptions.

At September 30, 1999, the Companies had total assets of $7.3 billion, a 53.9% increase from December 31, 1998. At December 31, 1998, the Companies had total assets of $4.8 billion, an increase of 94.3% from December 31, 1997.

LIABILITIES. In conjunction with the volume of variable annuity sales, the Companies' total liabilities increased $2.5 billion, or 55.9%, during the first nine months of 1999 and totaled $6.9 billion at September 30, 1999. At September 30, 1999, future policy benefits for annuity and interest sensitive life products increased $128.3 million, or 14.6%, to $1.0 billion reflecting premium growth in the Companies' fixed account options of its variable products, net of transfers to the separate accounts. Market appreciation, increased transfer activity, and premiums, net of redemptions, accounted for the $2.2 billion, or 64.9%, increase in separate account liabilities to $5.6 billion at September 30, 1999.

In conjunction with the volume of variable annuity sales, the Companies' total liabilities increased $2.2 billion, or 98.2%, during 1998 and totaled $4.4 billion at December 31, 1998. Future policy benefits for annuity and interest sensitive life products increased $375.8 million, or 74.4%, to $881.1 million reflecting premium growth in the Companies' fixed account option of its variable products. Market appreciation and premium growth, net of redemptions, accounted for the $1.7 billion, or 106.3%, increase in separate account liabilities to $3.4 billion at December 31, 1998.

On September 30, 1999, Golden American issued a $75 million, 7.75% surplus note to ING AIH, which matures on September 29, 2029.

On December 30, 1998, Golden American issued a $60 million, 7.25% surplus note to Equitable Life, which matures on December 29, 2028.

On December 17, 1996, Golden American issued a $25 million, 8.25% surplus note to Equitable which matures on December 17, 2026. As a result of the merger, the surplus note is now payable to EIC.

At September 30, 1999, other liabilities increased $47.5 million from $32.6 million at December 31, 1998, due primarily to increases in securities payables and remittances to be applied.

At December 31, 1998, other liabilities increased $15.3 million from $17.3 million at December 31, 1997, due primarily to increases in accounts payable, outstanding checks, guaranty fund assessment liability, and pension liability.

The effects of inflation and changing prices on the Companies' financial position are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in stockholder's equity when monetary assets exceed monetary liabilities.

STOCKHOLDER'S EQUITY. Additional paid-in capital increased $100.0 million, or 28.8%, from December 31, 1998 to $447.6 million at September 30, 1999 due to capital contributions from the Parent. Additional paid-in capital increased $122.6 million, or 54.5%, from December 31, 1997 to $347.6 million at December 31, 1998 primarily due to capital contributions from the Parent.


                    LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Companies to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Companies' principal sources of cash are variable annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions made by the Parent. Primary uses of these funds are payments of commissions and operating expenses, interest and extra premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

Net cash used in operating activities was $60.0 million in the first nine months of 1999 compared to $22.7 million in the same period of 1998. Net cash used in operating activities was $63.9 million in 1998 compared to $4.8 million in 1997. The Companies have predominantly had negative cash flows from operating activities since Golden American started issuing variable insurance products in 1989. These negative operating cash flows result primarily from the funding of commissions and other deferrable expenses related to the continued growth in the variable annuity products. The 1998 increase in net cash used in operating activities resulted principally from the introduction of Golden American's extra premium credit product in October 1997. In 1998, $54.4 million in extra premium credits was added to contract holders' account values versus $2.8 million in 1997.

Net cash used in investing activities was $111.3 million during the first nine months of 1999 as compared to $224.5 million in the same period of 1998. This decrease is primarily due to greater net purchases of fixed maturities, equity securities, and mortgage loans on real estate during the first nine months of 1998 than in the same period of 1999. Net purchases of fixed maturities reached $79.7 million during the first nine months of 1999 versus $199.0 million in the same period of 1998. Net sales of mortgage loans on real estate were $3.2 million during the first nine months of 1999 compared to net purchases of $13.2 million during the first nine months of 1998.

Net cash used in investing activities was $390.0 million during 1998 as compared to $198.5 million in 1997. This increase is primarily due to greater net purchases of fixed maturities resulting from an increase in funds available from net fixed account deposits. Net purchases of fixed maturities reached

$331.3 million in 1998 versus $135.3 million in 1997. Net purchases of mortgage loans on real estate, on the other hand, declined to $12.6 million from $51.2 at December 31, 1997in the prior year. In 1998, net purchases of short-term investments were unusually high due to the investment of the remaining proceeds of Golden American's $60.0 million surplus note issued on December 30, 1998.

Net cash provided by financing activities was $177.5 million during the first nine months of 1999 compared to $245.1 million during the same period of 1998. In the first nine months of 1999, net cash provided by financing activities was positively impacted by net fixed account deposits of $441.7 million compared to $300.0 million in the same period of 1998. This increase was offset by net reallocations to the Companies' separate accounts, which increased to $439.2 million from $163.5 million during the prior year, and by a decrease in net borrowings of $54.8 million in the first nine months of 1999 compared to the first nine months of 1998. In the first nine months of 1999, another important source of cash provided by financing activities was $100.0 million in capital contributions from the Parent compared to $53.8 million in the first nine months of 1998. In addition, another source of cash provided by financing activities during the third quarter of 1999 was $75.0 million in proceeds from a surplus note with ING AIH.

Net cash provided by financing activities was $439.5 million during 1998 as compared to $218.6 million during the prior year. In 1998, net cash provided by financing activities was positively impacted by net fixed account deposits of $520.8 million compared to $303.6 million in 1997. This increase was partially offset by net reallocations to the Companies' separate accounts, which increased to $239.7 million from $110.1 million during the prior year. In 1998, other important sources of cash provided by financing activities were $98.4 million of capital contributions from the Parent and $60.0 million of proceeds from the issuance of a surplus note on December 30, 1998. The Companies have used part of the proceeds of the surplus note to repay outstanding short-term debt.

The Companies' liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. Golden American maintains a $65.0 million reciprocal loan agreement with ING AIH, which expires on December 31, 2007. In addition, the Companies have an $85.0 million revolving note facility with SunTrust Bank, Atlanta, which expires on July 31, 2000. Management believes that these sources of liquidity are adequate to meet the Companies' short-term cash obligations.

Based on current trends, the Companies expect to continue to use net cash in operating activities, given the continued growth of the variable annuity products. It is anticipated that a continuation of capital contributions from the Parent and the issuance of additional surplus notes will cover these net cash outflows. ING is committed to the sustained growth of Golden American. During 1999, ING will maintain Golden American's statutory capital and surplus at the end of each quarter at a level such that: 1) the ratio of Total Adjusted Capital divided by Company Action Level Risk Based Capital exceeds 300%; 2) the ratio of Total Adjusted Capital (excluding surplus notes) divided by Company Action Level Risk Based Capital exceeds 200%; and
3) Golden American's statutory capital and surplus exceeds the "Amounts Accrued for Expense Allowances Recognized in Reserves" as disclosed on page 3, Line 13A of Golden American's Statutory Statement.

During the first quarter of 1999, Golden American's operations were moved to a new site in West Chester, Pennsylvania. During the third quarter of 1999, Golden American occupied an additional 20,000 square feet and currently occupies 85,000 square feet of leased space, its affiliate occupies 20,000 square feet, and it has made commitments for an additional 20,000 square feet to be occupied by itself or its affiliates during the fourth quarter of 1999. Previously, Golden American's home office operations were housed in leased locations in Wilmington, Delaware and various locations in Pennsylvania, which were leased on a short-term basis for use in the transition to the new office building. Golden American's New York subsidiary is housed in leased space in New York, New York. The Companies intend to spend approximately $1.0 million on capital needs during the remainder of 1999.

The ability of Golden American to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual
                                    55
limit. During 1999, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing. The management of First Golden does not anticipate paying any dividends to Golden American during 1999.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure and other factors. The Companies have complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate the Companies have total adjusted capital well above all required capital levels.

Reinsurance: At September 30, 1999 and at December 31, 1998, Golden American had reinsurance treaties with four unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

                  MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Companies' operations, including investment decisions, product development and crediting rates determination. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables include contractholder behavior and the variable separate accounts' performance.

Contractholders bear the majority of the investment risks related to the variable products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contractholders, not by the Companies (subject to, among other things, certain minimum guarantees). The Companies' products also provide certain minimum death benefits that depend on the performance of the variable separate accounts. Currently the majority of death benefit risks are reinsured, which protects the Companies from adverse mortality experience and prolonged capital market decline.

A surrender, partial withdrawal, transfer or annuitization made prior to the end of a guarantee period from the fixed account may be subject to a market value adjustment. As the majority of the liabilities in the fixed account are subject to market value adjustment, the Companies do not face a material amount of market risk volatility. The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Companies to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks as well as other risks. The Companies' asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is no material solvency risk to the Companies. With respect to a 10% drop in equity values from year-end 1998 levels, variable separate account funds, which represent 85% of the in force as of September 30, 1999, pass the risk in underlying fund performance to the contract holder (except for certain minimum guarantees that are mostly reinsured). With respect to interest rate movements up or down 100 basis points from year-end 1998 levels, the remaining 15% of the in force as of September 30, 1999 are fixed account funds and almost all of these have market value adjustments which provide significant protection against changes in interest rates.


     CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the Companies or any of their officers, directors or employees is qualified by the fact that actual results of the Companies may differ materially from such statement, among other risks and uncertainties inherent in the Companies' business, due to the following important factors:

 1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Companies to sell their products, the market value and liquidity of the Companies' investments and the lapse rate of the Companies' policies, notwithstanding product design features intended to enhance persistency of the Companies' products.

 2. Changes in the federal income tax laws and regulations which may affect the tax status of the Companies'products.

 3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Companies' products.

 4. Increasing competition in the sale of the Companies' products.

 5. Other factors that could affect the performance of the Companies, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design and sales volume by significant sellers of the Companies' variable products.

 6. To the extent third parties are unable to transact business in the Year 2000 and thereafter, the Companies' operations could be adversely affected.


                         OTHER INFORMATION

SEGMENT INFORMATION. During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of annuity and life insurance products. Golden American and its affiliate DSI are party to in excess of 140 sales agreements with broker-dealers, three of whom, Locust Street Securities, Inc., Vestax Securities Corporation, and Multi-Financial Securities Corporation, are affiliates of Golden American. As of September 30, 1999, two broker-dealers produce 10% or more of Golden American's product sales.

REINSURANCE. Golden American reinsures its mortality risk associated with the Contract's guaranteed death benefit with one or more appropriately licensed insurance companies. Golden American also, effective June 1, 1994, entered into a reinsurance agreement on a modified coinsurance basis with an affiliate of a broker-dealer which distributes Golden American's products with respect to 25% of the business produced by that broker-dealer.

RESERVES. In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding Contracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, make adequate provision according to presently accepted actuarial standards of practice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION. Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are approximately 2,350 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

SERVICE AGREEMENTS.  Beginning in 1994 and continuing until August
13, 1996, Bankers Trust (Delaware), a subsidiary of Bankers Trust
New York Corporation, and Golden American became parties to a service agreement pursuant to which Bankers Trust (Delaware) agreed to provide certain accounting, actuarial, tax, underwriting, sales, management and other services to Golden American. Expenses incurred by Bankers Trust (Delaware)in relation to this service agreement were reimbursed by Golden American on an allocated cost basis. Charges billed to Golden American by Bankers Trust (Delaware) pursuant to the service agreement for 1996 through its termination as of August 13, 1996 were $0.5 million.

Pursuant to a service agreement between Golden American and Equitable Life, Equitable Life provides certain administrative, financial and other services to Golden American. Equitable Life billed Golden

American and its subsidiary First Golden American Life Insurance Company of New York ("First Golden"), $0.9 million, $1.1 million, and $29,000 for the first nine months of 1999 and the years ended December 31, 1998 and 1997, respectively, under this service agreement.

Golden American provides to DSI certain of its personnel to perform management, administrative and clerical services and the use of certain facilities. Golden American charges DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. In the opinion of management, this method of cost allocation is reasonable. In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for managerial and supervisory services provided by Golden American. This fee, calculated as a percentage of average assets in the variable separate accounts, was $6.8 million, $4.8 million, $2.8 million and $2.3 million for the first nine months of 1999, and the years of 1998, 1997 and 1996, respectively.

Since January 1, 1998, Golden American and First Golden have had an asset management agreement with ING Investment Management LLC ("ING
IM"), an affiliate, in which ING IM provides asset management and accounting services for a fee, payable quarterly. For the first nine months of 1999 and for the year ended December 31, 1998, Golden
American and First Golden incurred fees of $1.6 million and $1.5 million, respectively, under this agreement. Prior to 1998, Golden American and First Golden had a service agreement with Equitable Investment Services, Inc. ("EISI"), an affiliate, in which EISI provided investment management services. Golden American and First Golden paid fees of $1.0 million for 1997 and $72,000 for the period from August 14, 1996 through December 31, 1996, respectively.

Since 1997, Golden American has provided certain advisory, computer and other resources and services to Equitable Life. Revenues for these services totaled $0.9 million for the first nine months of 1999, $5.8 million for 1998 and $4.3 million for 1997.

The Companies provide resources and services to DSI. Revenues for these services totaled $0.8 million for the first nine months of 1999.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services totaled $0.4 million for the first nine months of 1999 and $2.1 million for 1998.

DISTRIBUTION AGREEMENT. Under a distribution agreement, DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American which as of September 30, 1999 and December 31, 1998, are sold primarily through two broker/dealer institutions. For the nine months ended September 30, 1999 and the years 1998, 1997 and 1996, commissions paid by Golden American to DSI (including commissions paid by First Golden) aggregated $130.4 million, $117.5 million, $36.4 million and $27.1 million, respectively.

EMPLOYEES. Golden American, as a result of its Service Agreement with Bankers Trust (Delaware) and EIC Variable, had very few direct employees. Instead, various management services were provided by Bankers Trust (Delaware), EIC Variable and Bankers Trust New York Corporation, as described above under "Service Agreement." The cost of these services were allocated to Golden American. Since August 14, 1996, Golden American has hired individuals to perform various management services and has looked to Equitable of Iowa and its affiliates for certain other management services.

Certain officers of Golden American are also officers of DSI, and their salaries are allocated among both companies. Certain officers of Golden American are also officers of other Equitable of Iowa subsidiaries. See "Directors and Executive Officers."

PROPERTIES. Golden American's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, where all of
Golden American's records are maintained. This office space is leased.

STATE REGULATION. Golden American is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance
Department each year covering Golden American's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. Golden American's books and accounts are subject to review by the Insurance Department at all times. A full examination of Golden American's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, Golden American is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Golden American is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon Golden American. For additional information about the Risk-Based Capital adequacy monitoring system and Golden American, see "Management's Discussion and Analysis Results of Operations"

In addition, many states regulate affiliated groups of insurers, such as Golden American, and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies which have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength. For information regarding Golden American's estimated liability for future guaranty fund assessments, see Note 11 of Notes to Financial Statements.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of Golden American are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND OFFICERS

NAME (AGE)                    POSITION(S) WITH THE COMPANY
----------                    ----------------------------
Barnett Chernow (50)          President and Director
Myles R. Tashman (57)         Director, Executive Vice President,
                              General Counsel and Secretary
Michael W. Cunningham (50)    Director
Mark A. Tullis (44)           Director
Phillip R. Lowery (46)        Director
James R. McInnis (51)         Executive Vice President and
                              Chief Marketing Officer
Stephen J. Preston (42)       Executive Vice President and Chief
                              Actuary
E. Robert Koster (41)         Senior Vice President and Chief Financial
                              Officer
Patricia M. Corbett (34)      Treasurer and Assistant V.P.
David L. Jacobson (50)        Senior Vice President and Assistant
                              Secretary
William L. Lowe (35)          Senior Vice President, Sales and Marketing
Ronald R. Blasdell (46)       Senior Vice President, Project Implementation
Steven G. Mandel (40)         Senior Vice President and
                              Chief Information Officer
Gary F. Haynes (54)           Senior Vice President, Operations

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. The principal positions of Golden American's directors and senior executive officers for the past five years are listed below:

Mr. Barnett Chernow became President and Director of Golden American and President of First Golden in April 1998. From 1993 to 1998, Mr. Chernow served as Executive Vice President of Golden American. He was elected to serve as Executive Vice President and Director of First Golden in September 1996.

Mr. Myles R. Tashman joined Golden American in August 1994 as Senior Vice President and was named Executive Vice President, General Counsel and Secretary effective January 1, 1996. He was elected to serve as a Director of Golden American in January 1998. He also serves as a Director, Executive Vice President, General Counsel and Secretary of First Golden.

Mr. Michael W. Cunningham became a Director of Golden American and First Golden in April 1999. Also, he has served as a Director of Life of Georgia and Security Life of Denver since 1995.
Currently, he serves as Executive Vice President and Chief
Financial Officer of ING North America Insurance Corporation, and has worked for them since 1991.

Mr. Mark A. Tullis became a Director of Golden American in January 2000. He has served as Executive Vice President, Strategy and
Operations for ING Americas Region since September 1999.

Mr. Phillip R. Lowery became a Director of Golden American in
April 1999.  He has served as Executive Vice President and Chief
Actuary for ING Americas Region since 1990.

Mr. James R. McInnis joined Golden American in December, 1997 as
Executive Vice President. From 1982 through November 1997, he held several positions with the Endeavor Group and was President upon his departure.

Mr. E. Robert Koster was elected Senior Vice President and Chief
Financial Officer of Golden American in September 1998.  From
August, 1984 to September, 1998 he has held various positions with ING companies in The Netherlands.

Ms. Patricia M. Corbett was elected Treasurer of Golden American in December 1998. She joined Equitable Life Insurance Company of Iowa in 1987 and is currently Treasurer and Assistant Vice President of Equitable Life and USG Annuity & Life Company.

Mr. David L. Jacobson joined Golden American in November 1993 as
Senior Vice President and Assistant Secretary.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He became an
Executive Vice President and Chief Actuary in June 1998.

Mr. William L. Lowe joined Equitable Life as Vice President, Sales & Marketing in January 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August 1997. He was also President of Equitable of Iowa Securities Network, Inc. until October 1998.

Mr. Steven G. Mandel joined Golden American in October 1988 and became Senior Vice President and Chief Information Officer in
June 1998.

Mr. Ronald R. Blasdell joined Golden American in February 1994 and became Senior Vice President, Project Implementation in June 1998.

Mr. Gary Haynes joined Golden American in April 1999 and became
Senior Vice President, Operations in April 1999.


COMPENSATION TABLES AND OTHER INFORMATION

The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal year ended December 31, 1998. Certain executive officers of Golden American are also officers of DSI. The salaries of such individuals are allocated between Golden American and DSI. Executive officers of Golden American are also officers of DSI. The salaries of such individuals are allocated between Golden American and DSI pursuant to an arrangement among these companies. Throughout 1995 and until August 13, 1996, Terry L. Kendall served as a Managing Director at Bankers Trust New York Corporation. Compensation amounts for Terry L. Kendall which are reflected throughout these tables prior to August 14, 1996 were not charged to Golden American, but were instead absorbed by Bankers Trust New York Corporation.

EXECUTIVE COMPENSATION TABLE

The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officers and the five other most highly compensated executive officers for the fiscal year ended December 31, 1998. As of the date of this prospectus 1999 data was not yet available.

                                                            LONG-TERM            ALL OTHER
                              ANNUAL COMPENSATION         COMPENSATION         COMPENSATION
                              -------------------   ------------------------   ------------
                                                     RESTRICTED   SECURITIES
NAME AND                                            STOCK AWARDS  UNDERLYING
PRINCIPAL POSITION   YEAR     SALARY     BONUS(1)    OPTIONS(2)   OPTIONS(3)
------------------   ----     ------     --------   ------------  ----------
Barnett Chernow,     1998    $284,171    $105,375                   8,000
 President           1997    $234,167    $ 31,859     $277,576      4,000
                     1996    $207,526    $150,000                               $ 7,755(4)

James R. McInnis,    1998    $250,004    $626,245                   2,000
 Executive Vice
 President

Keith Glover,        1998    $250,000    $145,120                  3,900
 Executive Vice
 President

Myles R. Tashman,    1998    $189,337    $ 54,425                  3,500
 Executive Vice      1997    $181,417    $ 25,000     $165,512     5,000
 President,          1996    $176,138    $ 90,000                              $  5,127(4)
 General Counsel
 and Secretary

Stephen J. Preston,  1998    $173,870    $ 32,152                 3,500
 Executive Vice      1997    $160,758    $ 16,470
 President           1996    $156,937    $ 58,326
 and Chief Actuary

Paul R. Schlaack,    1998    $406,730    $210,600
 Former Chairman     1997    $351,000    $249,185    $1,274,518     19,000       $15,000
 and Vice President  1996    $327,875    $249,185    $  245,875     19,000       $15,000

Terry L. Kendall,    1998    $145,237    $181,417
 Former President    1997    $362,833    $ 80,365    $  644,844     16,000
 and CEO             1996    $288,298    $400,000                                $11,535(4)


 (1) The amount shown relates to bonuses paid in 1998, 1997 and 1996.
 (2) Restricted stock awards granted to executive officers vested on October 24, 1997 with the change in control of Equitable of Iowa.
 (3) Awards comprised of qualified and non-qualified stock options. All options were granted with an exercise price equal to the then fair market value of the underlying stock. All options vested with the change in control of Equitable of Iowa and were cashed out for the difference between $68.00 and the exercise price.
 (4) In 1996, Contributions were made by the Company on behalf of the employee to PartnerShare, the deferred compensation plan sponsored by Bankers Trust New York Corporation and its affiliates for the benefit of all Bankers Trust employees, in February of 1996 to employees on record as of December 31, 1996, after an employee completed one year of service with the company. This contribution could be in the form of deferred compensation and/or a cash payment. In 1996, Mr. Kendall received $9,000 of deferred compensation and $2,535 of cash payment from the plan; Mr. Chernow received $6,000 of deferred compensation and $1,755 of cash payment from the plan; Mr. Tashman received $4,000 of deferred compensation and $1,127 of cash payment from the plan.

OPTION GRANTS IN LAST FISCAL YEAR (1998)

                                                                                   POTENTIAL
                                                                       REALIZABLE VALUE AT
                                                                         ASSUMED ANNUAL
                              % OF TOTAL                                RATES OF STOCK
                  NUMBER OF     OPTIONS                                PRICE APPRECIATION
                  SECURITIES  GRANTED TO                                   FOR OPTION
                  UNDERLYING  EMPLOYEES      EXERCISE                       TERM (3)
                   OPTIONS    IN FISCAL       OR BASE   EXPIRATION     ------------------
NAME              GRANTED(1)    YEAR         PRICE (2)     DATE           5%        10%
----              ----------    -----        ---------     ----           --        ---
Barnett Chernow     8,000       11.99         $60.518    5/26/2003     $164,016  $362,433
James R. McInnis    2,000        3.00         $60.518    5/26/2003     $ 41,004  $ 90,608
Keith Glover        3,900        5.85         $60.518    5/26/2003     $ 79,958  $176,686
Myles R. Tashman    3,500        5.25         $60.518    5/26/2003     $ 71,758  $158,564
Stephen J. Preston  3,500        5.25         $60.518    5/26/2003     $ 71,758  $158,564


 (1) Stock appreciation rights granted on May 26, 1998 to the officers of Golden American have a three-year vesting period and an expiration date as shown.
 (2) The base price was equal to the fair market value of ING's stock on on the date of grant.
 (3) Total dollar gains based on indicated rates of appreciation of share price over a the five year term of the rights.

Directors of Golden American receive no additional compensation for serving as a director.

[Shaded Section Header]
--------------------------------------------------------------------------
  UNAUDITED FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------
For the Nine Months Ended September 30, 1999

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                       (Dollars in thousands, except per share data)

                                            September 30, 1999  December 31, 1998
                                            ------------------  -----------------
ASSETS
Investments:
 Fixed maturities, available for sale, at
  fair value (cost:  1999 -- $815,027;
  1998 -- $739,772)                           $  798,708          $  741,985
 Equity securities, at fair value (cost:          13,679              11,514
  1999 -- $14,437; 1998 -- $14,437)
 Mortgage loans on real estate                    93,884              97,322
 Policy loans                                     13,454              11,772
 Short-term investments                           66,519              41,152
                                              ----------          ----------
Total investments                                986,244             903,745

Cash and cash equivalents                         12,908               6,679
Due from affiliates                                1,460               2,983
Accrued investment income                         11,896               9,645
Deferred policy acquisition costs                439,176             204,979
Value of purchased insurance in force             32,984              35,977
Current income taxes recoverable                     204                 628
Deferred income tax asset                         29,690              31,477
Property and equipment, less allowances
 for depreciation of $2,807 in 1999
 and $801 in 1998                                 13,017               7,348
Goodwill, less accumulated amortization
 of $7,242 in 1999 and $4,408 in 1998            143,886             146,719
Other assets                                      42,072               6,239
Separate account assets                        5,598,490           3,396,114
                                              ----------          ----------
Total assets                                  $7,312,027          $4,752,533
                                              ==========          ==========


LIABILITIES  AND  STOCKHOLDER'S  EQUITY
Policy liabilities and accruals:
 Future policy benefits:
  Annuity and interest sensitive life
    products                                  $1,009,382            $881,112
  Unearned revenue reserve                         5,855               3,840
 Other policy claims and benefits                     15                  --
                                              ----------          ----------
                                               1,015,252             884,952

Surplus notes                                    160,000              85,000
Due to affiliates                                  4,328                  --
Other liabilities                                 80,081              32,573
Separate account liabilities                   5,598,490           3,396,114
                                              ----------          ----------
                                               6,858,151           4,398,639

Commitments and contingencies

Stockholder's equity:
 Common stock, par value $10 per share,
  authorized, issued,                              2,500               2,500
  and outstanding  250,000 shares
 Additional paid-in capital                      447,640             347,640
 Accumulated other comprehensive loss             (4,464)               (895)
 Retained earnings                                 8,200               4,649
                                              ----------          ----------
Total stockholder's equity                       453,876             353,894
                                              ----------          ----------
Total liabilities and stockholder's
 equity                                       $7,312,027          $4,752,533
                                              ==========          ==========


                                  See accompanying notes.


                                          67

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                               (Dollars in thousands)


                                                For the Nine       For the Nine
                                                Months ended       Months ended
                                             September 30, 1999  September 30, 1998
                                             ------------------  ------------------
Revenues:
 Annuity and interest sensitive
  life product charges                           $  55,195           $ 26,984
 Management fee revenue                              6,755              3,257
 Net investment income                              42,671             29,296
 Realized gains (losses) on
  investments                                       (2,215)               436
 Other income                                        7,448              4,805
                                                 ---------           --------
                                                   109,854             64,778
Insurance benefits and expenses:
 Annuity and interest sensitive
  life benefits:
  Interest credited to account                     125,404             64,110
   balances
  Benefit claims incurred in                         3,452                862
   excess of account balances
 Underwriting, acquisition, and
  insurance expenses:
  Commissions                                      134,585             84,958
  General expenses                                  47,551             23,480
  Insurance taxes, state                             3,545              2,680
   licenses, and fees
  Policy acquisition costs                        (244,840)          (133,616)
   deferred
  Amortization:
   Deferred policy acquisition                      19,699              4,014
    costs
   Value of purchased insurance                      4,803              3,252
    in force
   Goodwill                                          2,834              2,834
                                                 ---------           --------
                                                    97,033             52,574
 Interest expense                                    5,552              3,033
                                                 ---------           --------
                                                   102,585             55,607
                                                 ---------           --------
 Income before income taxes                          7,269              9,171

 Income taxes                                        3,718              4,294
                                                 ---------           --------
 Net income                                      $   3,551           $  4,877
                                                 =========           ========


                                 See accompanying notes.


                                          68

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                               (Dollars in thousands)


                                                For the Nine       For the Nine
                                                Months ended       Months ended
                                             September 30, 1999  September 30, 1998
                                             ------------------  ------------------
NET CASH USED IN OPERATING ACTIVITIES            $ (60,026)          $ (22,666)

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
 Fixed maturities -- available for sale             170,548              92,707
 Mortgage loans on real estate                        4,241               3,145
 Short-term investments  -- net                          --               2,575
                                                 ----------          ----------

                                                    174,789              98,427

Acquisition of investments:
 Fixed maturities -- available for sale            (250,277)           (291,687)
 Equity securities                                       --             (10,000)
 Mortgage loans on real estate                       (1,034)            (16,390)
 Policy loans -- net                                 (1,682)             (1,385)
 Short term investments -- net                      (25,367)                 --
                                                 ----------          ----------
                                                   (278,360)           (319,462)
Net purchase of property and equipment               (7,700)             (3,470)
                                                 ----------          ----------
Net cash used in investing activities              (111,271)           (224,505)

FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement             488,950             242,847
 borrowings
Repayment of reciprocal loan agreement             (488,950)           (202,847)
 borrowings
Proceeds from revolving note payable                131,595              20,082
Repayment of revolving note payable                (131,595)                 --
Proceeds from surplus note                           75,000                  --
Repayment of line of credit borrowings                   --              (5,309)
Receipts from annuity and interest
 sensitive life policies credited
 to account balances                                540,464             350,385
Return of account balances on annuity
 and interest sensitive life policies               (98,715)            (50,370)
Net reallocations to Separate Accounts             (439,223)           (163,455)
Contributions from parent                           100,000              53,750
                                                 ----------          ----------
Net cash provided by financing                      177,526             245,083
 activities
                                                 ----------          ----------

Increase (decrease) in cash and cash
 equivalents                                          6,229             (2,088)

Cash and cash equivalents at beginning
 of period                                            6,679             21,039
                                                 ----------          ----------
Cash and cash equivalents at end of
 period                                          $   12,908          $   18,951
                                                 ==========          ==========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
Cash paid during the period for:
 Interest                                        $    5,078          $   3,493
 Taxes                                                   10                 80
Non-cash financing activities:
 Non-cash adjustment to additional paid
  in capital for adjusted merger costs                   --                143
 Non-cash contribution of capital from
  parent to repay line of credit
  borrowings                                             --             18,750


                                  See accompanying notes.


                                           69

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                September 30, 1999


1.  BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. All adjustments were of a normal recurring nature, unless otherwise noted in Management's Discussion and Analysis and the Notes to Financial Statements. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. These financial statements should be read in conjunction with the financial statements and related notes included in the Golden American Life Insurance Company's annual report on Form 10-K for the year ended December 31, 1998.

CONSOLIDATION
The condensed consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and with Golden American, collectively, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"). On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger dated July 7, 1997 among Equitable, PFHI, and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc., a Delaware corporation.

FAIR VALUES
Estimated fair values of publicly traded fixed maturities for 1999 are as reported by an independent pricing service.

STATUTORY
Net loss for Golden American as determined in accordance with statutory accounting practices was $75,508,000 and $32,198,000 for the nine months ended September 30, 1999 and 1998, respectively. Total statutory capital and surplus was $285,674,000 at September 30, 1999 and $183,045,000 at
December 31, 1998.

RECLASSIFICATIONS
Certain amounts in the September 30, 1998 and December 31, 1998 financial statements have been reclassified to conform to the September 30, 1999 financial statement presentation.

2.  COMPREHENSIVE INCOME

As of January 1, 1998, the Companies adopted the Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement had no impact on the Companies' net income or stockholder's equity. SFAS No. 130 requires unrealized gains or losses on the

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                September 30, 1999


2.  COMPREHENSIVE INCOME (continued)

Companies' available for sale securities (net of adjustments for value of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC"), and deferred income taxes) to be included in other comprehensive income.

During the third quarter and first nine months of 1999, other comprehensive income (loss) for the Companies amounted to $2,059,000 and $(18,000), respectively ($2,426,000 and $5,478,000, respectively, for the same periods of 1998). Included in these amounts are other comprehensive income (loss) for First Golden of $(14,000) and $(258,000) for the third quarter and first nine months of 1999, respectively ($601,000 and $1,174,000, respectively, for the same periods of 1998). Other comprehensive income (loss) excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts totaled $(460,000) and $(2,512,000) during the third quarter and first nine months of 1999, respectively ($263,000 and $388,000, respectively, for the same periods of 1998). Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments for VPIF and DPAC totaling $(38,000) and $297,000 for the third quarter and first nine months of 1999, respectively ($40,000 and $48,000, respectively, for the same periods of 1998).

3.  INVESTMENTS

INVESTMENT VALUATION ANALYSIS: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of $973,000 to reduce the carrying value of the bonds to their combined net realizable value of $2,919,000. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to further reduce the carrying value of the bonds to their combined net realizable value of $1,137,000.

4.  RELATED PARTY TRANSACTIONS

OPERATING AGREEMENTS: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. The Companies paid commissions and expenses to DSI totaling $50,131,000 in the third quarter and $130,419,000 for the first nine months of 1999 ($32,104,000 and $82,548,000, respectively, for the same periods of 1998).

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the third quarter and first nine months of 1999, the fee was $2,659,000 and $6,755,000, respectively ($1,234,000 and $3,257,000, respectively, for the same periods of 1998).

The Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the third quarter and first nine months of 1999, the Companies incurred fees of $523,000 and

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                September 30, 1999

4.  RELATED PARTY TRANSACTIONS (continued)

$1,637,000, respectively, under this agreement ($341,000 and $1,013,000, respectively, for the same periods of 1998).

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. As Golden American's risk based capital level was above required amounts, no annual fee was payable at June 30, 1999 or 1998.

Golden American provides certain advisory, computer and other resources and services to Equitable Life. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $237,000 in the third quarter of 1999 and $898,000 for the first nine months of 1999 ($1,524,000 and $5,091,000, respectively, for the same periods of 1998).

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $50,000 in the third quarter of 1999 and $855,000 for the first nine months of 1999 ($261,000 and $575,000, respectively, for the same periods of 1998).

The Companies provide resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $276,000 in the third quarter of 1999 and $759,000 for the first nine months of 1999 ($19,000 and $57,000, respectively, for the same periods of 1998).

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $159,000 in the third quarter of 1999 and $376,000 for the first nine months of 1999.

For the third quarter of 1999, the Companies received 7.8% of total premiums (9.7% in the same period of 1998), net of reinsurance, for variable products sold through four affiliates, Locust Street Securities, Inc. ("LSSI"), Vestax Securities Corporation ("Vestax"), DSI, and Multi-Financial Securities Corporation ("Multi-Financial") of $46,600,000, $12,900,000, $0, and $11,000,000, respectively ($34,600,000, $14,200,000,
$1,800,000, and $4,100,000, respectively, for the same period of 1998). For the first nine months of 1999, the Companies received 9.5% of total premiums (10.0% in the same period of 1998), net of reinsurance, from LSSI, Vestax, DSI, and Multi-Financial of $121,900,000, $72,000,000, $2,300,000, and $24,400,000, respectively ($92,700,000, $30,000,000,
$10,700,000, and $10,000,000, respectively, for the same period of 1998).

RECIPROCAL LOAN AGREEMENT: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain approval from the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                September 30, 1999

4.  RELATED PARTY TRANSACTIONS (continued)

$397,000 in the third quarter of 1999 and $633,000 for the first nine months of 1999 ($505,000 and $1,269,000, respectively, for the same periods of 1998). At September 30, 1999, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

LINE OF CREDIT: Golden American maintained a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective December 1, 1996 and expired December 31, 1997, Golden American could borrow up to $25,000,000. Interest on any borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. Under this agreement, Golden American incurred interest expense of $211,000 for the first quarter of 1998. The outstanding balance was paid by a capital contribution from the Parent and with funds borrowed from ING AIH.

SURPLUS NOTES: On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred no interest expense in the third quarter of 1999.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $1,088,000 in the third quarter of 1999 and $3,263,000 for the first nine months of 1999.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $516,000 in the third quarter of 1999 and $1,547,000 for the first nine months of 1999, unchanged from the same periods of 1998. As a result of the merger, the surplus note is now payable to EIC.

STOCKHOLDER'S EQUITY: During the third quarter of 1999 and the first nine months of 1999, Golden American received capital contributions from its Parent of $20,000,000 and $100,000,000, respectively ($0 and $72,500,000, respectively, for the same periods of 1998).

5.  COMMITMENTS AND CONTINGENCIES

REINSURANCE: At September 30, 1999, Golden American had reinsurance treaties with four unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements. At September 30, 1999 and 1998, the Companies had a net receivable of $14,041,000 and $6,539,000, respectively, for reserve credits, reinsurance claims, or other receivables from these reinsurers comprised of $2,268,000 and $257,000, respectively, for claims recoverable from reinsurers, $918,000 and $451,000, respectively, for a payable for reinsurance premiums and $12,691,000 and $6,733,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $2,638,000 in the third quarter of 1999 and $6,656,000 for the first nine months of 1999 compared to $1,293,000 and $3,259,000, respectively, for the same periods in 1998. Also included in the accompanying financial statements are net policy benefits of

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                September 30, 1999

5.  COMMITMENTS AND CONTINGENCIES (continued)

$2,569,000 in the third quarter of 1999 and $4,008,000 for the first nine months of 1999 compared to $1,272,000 and $2,096,000, respectively, for the same periods in 1998.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty.

GUARANTY FUND ASSESSMENTS: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $208,000 and $598,000 in the third quarter and first nine months of 1998, respectively. At September 30, 1999, the Companies have an undiscounted reserve of $2,444,000 to cover estimated future assessments (net of related anticipated premium tax credits) and have established an asset totaling $586,000 for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.


LITIGATION: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

VULNERABILITY FROM CONCENTRATIONS: The Companies have various concentrations in the investment portfolio. The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact on the Companies' financial condition. Two broker/dealers, each having at least ten percent of total sales, generated 29% of the Companies' sales during the first nine months of 1999 (10% by one broker/dealer in the same period of 1998). The Premium Plus variable annuity product generated 78% of the Companies' sales during the first nine months of 1999 (59% in the same period of 1998).

REVOLVING NOTE PAYABLE: To enhance short-term liquidity, the Companies established a revolving note payable effective July 27, 1998 and expiring July 31, 1999 with SunTrust Bank, Atlanta (the "Bank"). The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. As of July 31, 1999, the SunTrust Bank, Atlanta revolving note facility was extended to July 31, 2000. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.25% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the quarter and nine months ended September 30, 1999, the Companies paid interest expense of $55,000 and $109,000, respectively ($6,000 for the same periods of 1998). At September 30, 1999, the Companies did not have any borrowings under this agreement.

[Shaded Section Header]
--------------------------------------------------------------------------
      FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Golden American Life Insurance Company

We have audited the accompanying consolidated balance sheets of Golden American Life Insurance Company as of December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the year ended December 31, 1998 and for the periods from October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997, August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996. These financials are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden American Life Insurance Company at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the year ended December 31, 1998 and for the periods from October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997, August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996 in conformity with generally accepted accounting principles.


                                             /s/Ernst & Young LLP




Des Moines, Iowa
February 12, 1999

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEETS
                    (Dollars in thousands, except per share data)


                                                  POST-MERGER
                                     ------------------------------------
                                     December 31, 1998  December 31, 1997
                                     -----------------  -----------------
ASSETS
Investments:
  Fixed maturities, available for
    sale, at fair value (cost:
    1998 - $739,772; 1997 -
    $413,288)......................     $  741,985        $  414,401
  Equity securities, at fair value
    (cost: 1998 - $14,437; 1997 -
    $4,437)........................         11,514             3,904
  Mortgage loans on real estate....         97,322            85,093
  Policy loans.....................         11,772             8,832
  Short-term investments...........         41,152            14,460
                                        ----------        ----------
Total investments..................        903,745           526,690
Cash and cash equivalents..........          6,679            21,039
Due from affiliates................          2,983               827
Accrued investment income..........          9,645             6,423
Deferred policy acquisition costs..        204,979            12,752
Value of purchased insurance in
  force............................         35,977            43,174
Current income taxes recoverable...            628               272
Deferred income tax asset..........         31,477            36,230
Property and equipment, less
  allowances for depreciation
  of $801 in 1998 and $97 in 1997..          7,348             1,567
Goodwill, less accumulated
  amortization of $4,408 in 1998
  and $630 in 1997.................        146,719           150,497
Other assets.......................          6,239               755
Separate account assets............      3,396,114         1,646,169
                                        ----------        ----------
Total assets.......................     $4,752,533        $2,446,395
                                        ==========        ==========


                      See accompanying notes.

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
                    CONSOLIDATED BALANCE SHEETS (CONTINUED)
                (Dollars in thousands, except per share data)

                                                  POST-MERGER
                                     ------------------------------------
                                     December 31, 1998  December 31, 1997
                                     -----------------  -----------------
LIABILITIES AND STOCKHOLDER'S EQUITY
Policy liabilities and accruals:
 Future policy benefits:
 Annuity and interest sensitive life
   products.........................     $  881,112        $  505,304
 Unearned revenue reserve...........          3,840             1,189
 Other policy claims and benefits...             --                10
                                         ----------        ----------
                                            884,952           506,503

Line of credit with affiliate.......             --            24,059
Surplus notes.......................         85,000            25,000
Due to affiliates...................             --                80
Other liabilities...................         32,573            17,271
Separate account liabilities........      3,396,114         1,646,169
                                         ----------        ----------
                                          4,398,639         2,219,082

Commitments and contingencies

Stockholder's equity:
 Common stock, par value $10 per share,
   authorized,issued and outstanding
   250,000 shares...................          2,500            2,500
 Additional paid-in capital.........        347,640          224,997
 Accumulated other comprehensive
   income (loss)....................           (895)             241
 Retained earnings (deficit)........          4,649             (425)
                                         ----------       ----------
Total stockholder's equity..........        353,894          227,313
                                         ----------       ----------
Total liabilities and stockholder's
  equity............................     $4,752,533       $2,446,395
                                         ==========       ==========


                      See accompanying notes.

                   GOLDEN AMERICAN LIFE INSURANCE COMPANY
               CONSOLIDATED STATEMENTS OF OPERATIONS
                      (Dollars in thousands)


                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |                                     |
REVENUES:                                                          |                                     |
 Annuity and interest sensitive                                    |                                     |
  life product charges........    $  39,119           $  3,834     |     $ 18,288           $ 8,768      |     $12,259
 Management fee revenue.......        4,771                508     |        2,262               877      |       1,390
 Net investment income........       42,485              5,127     |       21,656             5,795      |       4,990
 Realized gains (losses) on                                        |                                     |
  investments.................       (1,491)                15     |          151                42      |        (420)
 Other income.................        5,569                236     |          426               486      |          70
                                  ---------           --------     |     --------           -------      |     -------
                                     90,453              9,720     |       42,783            15,968      |      18,289
                                                                   |                                     |
                                                                   |                                     |
INSURANCE BENEFITS AND EXPENSES:                                   |                                     |
 Annuity and interest sensitive                                     |                                     |
 life benefits:                                                    |                                     |
 Interest credited to account                                      |                                     |
  balances.....................      94,845              7,413     |       19,276             5,741      |       4,355
 Benefit claims incurred in                                        |                                     |
  excess of account balances...       2,123                 --     |          125             1,262      |         915
 Underwriting, acquisition                                         |                                     |
  and insurance expenses:                                          |                                     |
  Commissions..................     121,171              9,437     |       26,818             9,866      |      16,549
  General expenses.............      37,577              3,350     |       13,907             5,906      |       9,422
  Insurance taxes..............       4,140                450     |        1,889               672      |       1,225
  Policy acquisition costs                                         |                                     |
    deferred...................    (197,796)           (13,678)    |      (29,003)          (11,712)     |     (19,300)
  Amortization:                                                    |                                     |
   Deferred policy acquisition                                     |                                     |
     costs.....................       5,148                892     |        1,674               244      |       2,436
   Value of purchased insurance                                    |                                     |
     in force..................       4,724                948     |        5,225             2,745      |         951
   Goodwill....................       3,778                630     |        1,398               589      |          --
                                  ---------          ---------     |     --------            ------      |     -------
                                     75,710              9,442     |       41,309            15,313      |      16,553
                                                                   |                                     |
Interest expense...............       4,390                557     |        2,082                85      |          --
                                  ---------          ---------     |     --------            ------      |     -------
                                     80,100              9,999     |       43,391            15,398      |      16,553
                                  ---------          ---------     |     --------            ------      |     -------
Income (loss) before income                                        |                                     |
  taxes........................      10,353               (279)    |         (608)              570      |       1,736
                                                                   |                                     |
Income taxes...................       5,279                146     |       (1,337)              220      |      (1,463)
                                  ---------          ---------     |     --------            ------      |     -------
Net income (loss)..............   $   5,074          $    (425)    |     $    729           $   350      |    $  3,199
                                  =========          =========     |     ========           =======      |    ========


                      See accompanying notes.

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
    CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                      (Dollars in thousands)


                                                                       Accumulated
                                             Redeemable   Additional      Other       Retained          Total
                                   Common    Preferred      Paid-in   Comprehensive   Earnings      Stockholder's
                                   Stock       Stock        Capital   Income (Loss)   (Deficit)        Equity
                                   ------------------------------------------------------------------------------
                                                                   PRE-ACQUISITION
                                   ------------------------------------------------------------------------------
Balance at January 1, 1996........ $2,500     $50,000     $  45,030     $   658         $  (63)      $  98,125
 Comprehensive income:
  Net income......................     --          --            --          --          3,199           3,199
  Change in net unrealized
   investment gains  (losses).....     --          --            --      (1,175)            --          (1,175)
                                                                                                     ---------
 Comprehensive income.............                                                                       2,024
 Preferred stock dividends........     --          --            --          --           (719)           (719)
                                    ------    -------      --------     -------         ------       ---------
Balance at August 13, 1996........ $2,500     $50,000     $  45,030    $   (517)        $2,417       $  99,430
                                   ======     =======      ========    ========         ======       =========

                                   ------------------------------------------------------------------------------
                                                                  POST-ACQUISITION
                                   ------------------------------------------------------------------------------
Balance at August 14, 1996........ $2,500     $50,000     $  87,372          --             --        $139,872
 Comprehensive income:
  Net income......................     --          --            --          --         $  350             350
  Change in net unrealized
   investment gains (losses)......     --          --            --     $   262             --             262
                                                                                                      --------
 Comprehensive income.............                                          612
 Contribution of preferred stock
  to additional paid-in capital...     --     (50,000)       50,000          --             --              --
                                    ------    -------      --------     -------         ------        --------
Balance at December 31, 1996......   2,500         --       137,372         262            350         140,484
 Comprehensive income:
  Net income......................      --         --            --          --            729             729
  Change in net unrealized
   investment gains (losses)......      --         --            --       1,543             --           1,543
                                                                                                      --------
 Comprehensive income.............                                        2,272
 Contribution of capital..........      --         --         1,121          --             --           1,121
                                    ------    -------      --------     -------         ------        --------
Balance at October 24, 1997         $2,500         --      $138,493      $1,805         $1,079        $143,877
                                    ======    =======      ========      ======         ======        ========


                                   ------------------------------------------------------------------------------
                                                                     POST-MERGER
                                   ------------------------------------------------------------------------------
Balance at October 25, 1997.......  $2,500         --      $224,997          --             --      $227,497
 Comprehensive loss:
   Net loss.......................      --         --            --          --         $ (425)         (425)
  Change in net unrealized
   investment gains (losses)......      --         --            --     $   241             --           241
                                                                                                    --------
 Comprehensive loss...............                                                                      (184)
                                    ------    -------      --------     -------         ------      --------
Balance at December 31, 1997......   2,500         --       224,997         241           (425)      227,313
 Comprehensive income:
  Net income......................      --         --            --          --          5,074         5,074
  Change in net unrealized
   investment gains (losses)......      --         --            --      (1,136)            --        (1,136)
                                                                                                    --------
 Comprehensive income.............                                                                     3,938
 Contribution of capital..........      --         --       122,500          --             --       122,500
 Other............................      --         --           143          --             --           143
                                    ------    -------      --------     -------         ------      --------
Balance at December 31, 1998......  $2,500         --      $347,640     $  (895)        $4,649      $353,894
                                    ======    =======      ========     =======         ======      ========

                      See accompanying notes.

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
               CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Dollars in thousands)



                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |                                     |
OPERATING ACTIVITIES                                               |                                     |
Net income (loss)............     $   5,074           $   (425)    |     $    729           $    350     |     $   3,199
Adjustments to reconcile net                                       |                                     |
 income (loss) to net cash                                         |                                     |
 provided by (used in)                                             |                                     |
 operations:                                                       |                                     |
 Adjustments related to annuity                                    |                                     |
  and interest sensitive life                                      |                                     |
  products:                                                        |                                     |
  Interest credited and other                                      |                                     |
   charges on interest                                             |                                     |
   sensitive products........         94,690             7,361     |       19,177              5,106     |         4,472
  Change in unearned                                               |                                     |
   revenues..................          2,651             1,189     |        3,292              2,063     |         2,084
 Decrease (increase) in                                            |                                     |
  accrued investment income..         (3,222)            1,205     |       (3,489)              (877)    |        (2,494)
 Policy acquisition costs                                          |                                     |
  deferred...................       (197,796)          (13,678)    |      (29,003)           (11,712)    |       (19,300)
 Amortization of deferred                                          |                                     |
  policy acquisition costs...          5,148               892     |        1,674                244     |         2,436
 Amortization of value of                                          |                                     |
  purchased insurance in                                           |                                     |
  force......................          4,724               948     |        5,225              2,745     |           951
 Change in other assets,                                           |                                     |
  other liabilities and                                            |                                     |
  accrued income taxes.......          9,891             4,205     |       (8,944)               (96)    |         4,672
 Provision for depreciation                                        |                                     |
  and amortization...........          8,147             1,299     |        3,203              1,242     |           703
 Provision for deferred                                            |                                     |
  income taxes...............          5,279               146     |          316                220     |        (1,463)
 Realized (gains) losses on                                        |                                     |
  investments................          1,491               (15)    |         (151)               (42)    |           420
                                   ---------          --------     |      --------           --------    |     ---------
Net cash provided by (used                                         |                                     |
 in)operating activities.....        (63,923)            3,127     |       (7,971)              (757)    |        (4,320)
                                                                   |                                     |
INVESTING ACTIVITIES                                               |                                     |
Sale, maturity or repayment                                        |                                     |
 of investments:                                                    |                                     |
 Fixed maturities - available                                      |                                     |
  for sale                           145,253             9,871     |       39,622             47,453     |        55,091
 Mortgage loans on real                                            |                                     |
  estate.....................          3,791             1,644     |        5,828                 40     |            --
 Short-term investments-net..             --                --     |       11,415              2,629     |           354
                                   ---------          --------     |     --------           --------     |     ---------
                                     149,044            11,515     |       56,865             50,122     |        55,445
Acquisition of investments:                                        |                                     |
 Fixed maturities - available                                      |                                     |
  for sale...................       (476,523)          (29,596)    |     (155,173)          (147,170)    |      (184,589)
 Equity securities...........        (10,000)               (1)    |       (4,865)                (5)    |            --
 Mortgage loans on real                                            |                                     |
  estate.....................        (16,390)          (14,209)    |      (44,481)           (31,499)    |            --
 Policy loans - net..........         (2,940)             (328)    |       (3,870)              (637)    |        (1,977)
 Short-term investments-net..        (26,692)          (13,244)    |           --                 --     |            --
                                   ---------          --------     |     --------           --------     |     ---------
                                    (532,545)          (57,378)    |     (208,389)          (179,311)    |      (186,566)
Purchase of property and                                           |                                     |
 equipment...................         (6,485)             (252)    |         (875)              (137)    |            --
                                   ---------          --------     |     --------           --------     |     ---------
Net cash used in investing                                         |                                     |
 activities..................       (389,986)          (46,115)    |     (152,399)          (129,326)    |      (131,121)


                      See accompanying notes.

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
         CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                      (Dollars in thousands)



                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |                                     |
FINANCING ACTIVITIES                                               |                                     |
Proceeds from issuance of                                          |                                     |
 surplus note................     $  60,000                --      |           --           $ 25,000     |            --
Proceeds from reciprocal loan                                      |                                     |
 agreement borrowings........       500,722                --      |           --                 --     |            --
Repayment of reciprocal loan                                       |                                     |
 agreement borrowings........      (500,722)               --      |           --                 --     |            --
Proceeds from revolving                                            |                                     |
 note payable................       108,495                --      |           --                 --     |            --
Repayment of revolving note                                        |                                     |
 payable.....................      (108,495)               --      |           --                 --     |            --
Proceeds from line of credit                                       |                                     |
 borrowings..................            --           $10,119      |    $  97,124                 --     |            --
Repayment of line of credit                                        |                                     |
borrowings...................            --            (2,207)     |      (80,977)                --     |            --
Receipts from annuity and                                          |                                     |
 interest sensitive life                                           |                                     |
 policies credited to                                              |                                     |
 account balances............       593,428            62,306      |      261,549            116,819     |      $149,750
Return of account balances                                         |                                     |
 on annuity and interest                                           |                                     |
 sensitive life policies.....       (72,649)           (6,350)     |      (13,931)            (3,315)    |        (2,695)
Net reallocations to Separate                                      |                                     |
 Accounts                          (239,671)          (17,017)     |      (93,069)           (10,237)    |        (8,286)
Contributions of capital by                                        |                                     |
 parent......................        98,441                --      |        1,011                 --     |            --
Dividends paid on preferred                                        |                                     |
 stock.......................            --                --      |           --                 --     |          (719)
Net cash provided by                                               |                                     |
 financing activities........       439,549            46,851      |      171,707            128,267     |       138,050
                                                                   |                                     |
Increase (decrease) in cash                                        |                                     |
 and cash equivalents........       (14,360)            3,863      |       11,337             (1,816)    |         2,609
Cash and cash equivalents at                                       |                                     |
 beginning of period.........        21,039            17,176      |        5,839              7,655     |         5,046
Cash and cash equivalents at                                       |                                     |
 end of period...............     $   6,679           $21,039      |    $  17,176           $  5,839     |      $  7,655
                                                                   |                                     |
SUPPLEMENTAL DISCLOSURE                                            |                                     |
  OF CASH FLOW INFORMATION                                         |                                     |
Cash paid during the period                                        |                                     |
 for:                                                              |                                     |
 Interest....................     $   4,305           $   295      |    $   1,912                 --     |            --
 Income taxes................            99                --      |          283                 --     |            --
Non-cash financing activities:                                     |                                     |
 Non-cash adjustment to                                            |                                     |
  additional paid-in capital                                       |                                     |
  for adjusted merger costs..           143                --      |           --                 --     |            --
Contribution of property and                                       |                                     |
  equipment from EIC Variable,                                     |                                     |
  Inc. net of $353 of                                              |                                     |
  accumulated depreciation...            --                --      |          110                 --     |            --
Contribution of capital from                                       |                                     |
  parent to repay line of                                          |                                     |
  credit borrowings..........        24,059                --      |           --                 --     |            --


                     See accompanying notes.

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         December 31, 1998


1.   SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New
York ("First Golden," and with Golden American, collectively, the
"Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION

Golden American, a wholly owned subsidiary of Equitable of Iowa Companies, Inc., offers variable insurance products and is licensed as a life insurance company in the District of Columbia and all states except New York. On January 2, 1997 and December 23, 1997, First Golden became licensed to sell insurance products in New York and Delaware, respectively. The Companies' products are marketed by broker/dealers, financial institutions and insurance agents. The Companies' primary customers are consumers and corporations.

On October 24, 1997, PFHI Holding, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger ("Merger Agreement") dated July 7, 1997 among Equitable, PFHI and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation. See Note 6 for additional information regarding the merger.

On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable, Inc. (subsequently known as EIC Variable, Inc.) and its wholly owned subsidiaries, Golden American and Directed Services, Inc. ("DSI") from Whitewood Properties Corporation ("Whitewood"). See Note 7 for additional information regarding the acquisition.

For financial statement purposes, the ING merger was accounted for as a purchase effective October 25, 1997 and the change in control of Golden American through the acquisition of BT Variable, Inc. was accounted for as a purchase effective August 14, 1996. The merger and acquisition resulted in new bases of accounting reflecting estimated fair values of assets and liabilities at their respective dates. As a result, the Companies' financial statements for the periods after October 24, 1997 are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997 are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

INVESTMENTS

Fixed Maturities: The Companies account for their investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires fixed maturities to be designated as either "available for sale," "held for investment" or "trading." Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity, after adjustment for related changes in value

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


1.   SIGNIFICANT ACCOUNTING POLICIES (continued)


of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC") and deferred income taxes. At December 31, 1998 and 1997, all of the Companies' fixed maturities are designated as available for sale, although the Companies are not precluded from designating fixed maturities as held for investment or trading at some future date.

Securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations. Premiums and discounts are amortized/accrued utilizing a method which results in a constant yield over the securities' expected lives. Amortization/accrual of premiums and discounts on mortgage and other asset-backed securities incorporates a prepayment assumption to estimate the securities' expected lives.

Equity Securities: Equity securities are reported at estimated fair value if readily marketable. The change in unrealized appreciation and depreciation of marketable equity securities (net of related deferred income taxes, if any) is included directly in stockholder's equity. Equity securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which then becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations.

Mortgage Loans: Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of impaired loans is reduced by the establishment of a valuation allowance which is adjusted at each reporting date for significant changes in the calculated value of the loan. Changes in this valuation allowance are charged or credited to income.

Other Investments: Policy loans are reported at unpaid principal.
Short-term investments are reported at cost, adjusted for amortization of premiums and accrual of discounts.

Realized Gains and Losses: Realized gains and losses are determined on the basis of specific identification and average cost methods for manager initiated and issuer initiated disposals, respectively.

Fair Values: Estimated fair values, as reported herein, of conventional mortgage-backed securities not actively traded in a liquid market and publicly traded fixed maturities are estimated using a third party pricing system. This pricing system uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Fair values of private placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Estimated fair values of equity securities which consist of the Companies' investment in its registered separate accounts are based upon the quoted fair value of the securities comprising the individual portfolios underlying the separate accounts.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

CASH AND CASH EQUIVALENTS

For purposes of the accompanying Statements of Cash Flows, the Companies consider all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED POLICY ACQUISITION COSTS

Certain costs of acquiring new insurance business, principally first year commissions and interest bonuses, extra credit bonuses and other expenses related to the production of new business, have been deferred. Acquisition costs for variable annuity and variable life products are being amortized generally in proportion to the present value (using the assumed crediting rate) of expected future gross profits. This amortization is adjusted retrospectively when the Companies revise their estimate of current or future gross profits to be realized from a group of products. DPAC is adjusted to reflect the pro forma impact of unrealized gains and losses on fixed maturities the Companies have designated as "available for sale" under SFAS No. 115.

VALUE OF PURCHASED INSURANCE IN FORCE

As a result of the merger and the acquisition, a portion of the purchase price related to each transaction was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Amortization of VPIF is charged to expense in proportion to expected gross profits of the underlying business. This amortization is adjusted retrospectively when the Companies revise the estimate of current or future gross profits to be realized from the insurance contracts acquired. VPIF is adjusted to reflect the pro forma impact of unrealized gains and losses on available for sale fixed maturities. See Notes 6 and 7 for additional information on VPIF resulting from the merger and acquisition.

PROPERTY AND EQUIPMENT

Property and equipment primarily represent leasehold improvements, office furniture, certain other equipment and capitalized computer software and are not considered to be significant to the Companies' overall operations. Property and equipment are reported at cost less allowances for depreciation. Depreciation expense is computed primarily on the basis of the straight-line method over the estimated useful lives of the assets.

GOODWILL

Goodwill was established as a result of the merger and is being amortized over 40 years on a straight-line basis. Goodwill established as a result of the acquisition was being amortized over 25 years on a straight-line basis. See Notes 6 and 7 for additional information on the merger and acquisition.

FUTURE POLICY BENEFITS

Future policy benefits for divisions with fixed interest guarantees of the variable products are established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accumulated interest, less mortality and administration charges. Interest credited to these policies ranged from 3.00% to 10.00% during 1998, 3.30% to 8.25% during 1997 and 4.00% to 7.25% during 1996. The unearned revenue reserve represents unearned distribution fees. These distribution fees have been deferred and are amortized over the life of the contracts in proportion to expected gross profits.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

SEPARATE ACCOUNTS

Assets and liabilities of the separate accounts reported in the accompanying Balance Sheets represent funds separately administered principally for variable annuity and variable life contracts. Contractholders, rather than the Companies, bear the investment risk for the variable products. At the direction of the contractholders, the separate accounts invest the premiums from the sale of variable products in shares of specified mutual funds. The assets and liabilities of the separate accounts are clearly identified and segregated from other assets and liabilities of the Companies. The portion of the separate account assets equal to the reserves and other liabilities of variable annuity and variable life contracts cannot be charged with liabilities arising out of any other business the Companies may conduct.

Variable separate account assets are carried at fair value of the underlying investments and generally represent contractholder investment values maintained in the accounts. Variable separate account liabilities represent account balances for the variable annuity and variable life contracts invested in the separate accounts; the fair value of these liabilities is equal to their carrying amount. Net investment income and realized and unrealized capital gains and losses related to separate account assets are not reflected in the accompanying Statements of Operations.

Product charges recorded by the Companies from variable products consist of charges applicable to each contract for mortality and expense risk, cost of insurance, contract administration and surrender charges. In addition, some variable annuity and all variable life contracts provide for a distribution fee collected for a limited number of years after each premium deposit. Revenue recognition of collected distribution fees is amortized over the life of the contract in proportion to its expected gross profits. The balance of unrecognized revenue related to the distribution fees is reported as an unearned revenue reserve.

DEFERRED INCOME TAXES

Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro forma impact of unrealized gains and losses on equity securities and fixed maturities the Companies have designated as available for sale under SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Companies' Statements of Operations are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

DIVIDEND RESTRICTIONS
Golden American's ability to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 1999, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder unless a notice of its intent to declare a dividend and the amount of the dividend has been filed at least thirty days in advance of the proposed declaration. If the Superintendent finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing.
                                    85

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


1.   SIGNIFICANT ACCOUNTING POLICIES (continued)

SEGMENT REPORTING

As of December 31, 1998, the Companies adopted the SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 superseded SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS No. 131 establishes standards for the way public business enterprises report information about operating segments in annual financial statements and requires enterprises to report selected information about operating segments in interim financial reports. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers.

The Companies manage their business as one segment, the sale of variable products designed to meet customer needs for tax-advantaged methods of saving for retirement and protection from unexpected death. Variable products are sold to consumers and corporations throughout the United States. The adoption of SFAS No. 131 did not affect the results of operations or financial position of the Companies.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management is required to utilize historical experience and assumptions about future events and circumstances in order to develop estimates of material reported amounts and disclosures. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates and assumptions are (1) estimates of fair values of investments in securities and other financial instruments, as well as fair values of policyholder liabilities, (2) policyholder liabilities, (3) deferred policy acquisition costs and value of purchased insurance in force, (4) fair values of assets and liabilities recorded as a result of merger and acquisition transactions, (5) asset valuation allowances, (6) guaranty fund assessment accruals, (7) deferred tax benefits (liabilities) and (8) estimates for commitments and contingencies including legal matters, if a liability is anticipated and can be reasonably estimated. Estimates and assumptions regarding all of the proceeding are inherently subject to change and are reassessed periodically. Changes in estimates and assumptions could materially impact the financial statements.

RECLASSIFICATIONS

Certain amounts in the financial statements for the periods ended within the years ended December 31, 1997 and 1996 have been reclassified to conform to the December 31, 1998 financial statement presentation.

2.   BASIS OF FINANCIAL REPORTING

The financial statements of the Companies differ from related statutory-basis financial statements principally as follows: (1) acquisition costs of acquiring new business are deferred and amortized over the life of the policies rather than charged to operations as incurred; (2) an asset representing the present value of future cash flows from insurance contracts acquired was established as a result of the merger/acquisition and is amortized and charged to expense; (3) future policy benefit reserves for divisions with fixed interest guarantees of the variable products are based on full account values, rather than the greater of cash surrender value or amounts derived from discounting methodologies utilizing statutory interest rates; (4) reserves are reported before reduction for reserve credits related to

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


2.   BASIS OF FINANCIAL REPORTING (continued)

reinsurance ceded and a receivable is established, net of an allowance for uncollectible amounts, for these credits rather than presented net of these credits; (5) fixed maturity investments are designated as "available for sale" and valued at fair value with unrealized appreciation/depreciation, net of adjustments to value of purchased insurance in force, deferred policy acquisition costs and deferred income taxes (if applicable), credited/charged directly to stockholder's equity rather than valued at amortized cost; (6) the carrying value of fixed maturities is reduced to fair value by a charge to realized losses in the Statements of Operations when declines in carrying value are judged to be other than temporary, rather than through the establishment of a formula-determined statutory investment reserve (carried as a liability), changes in which are charged directly to surplus; (7) deferred income taxes are provided for the difference between the financial statement and income tax bases of assets and liabilities; (8) net realized gains or losses attributed to changes in the level of interest rates in the market are recognized when the sale is completed rather than deferred and amortized over the remaining life of the fixed maturity security; (9) a liability is established for anticipated guaranty fund assessments, net of related anticipated premium tax credits, rather than capitalized when assessed and amortized in accordance with procedures permitted by insurance regulatory authorities; (10) revenues for variable products consist of policy charges applicable to each contract for the cost of insurance, policy administration charges, amortization of policy initiation fees and surrender charges assessed rather than premiums received; (11) the financial statements of Golden American's wholly owned subsidiary are consolidated rather than recorded at the equity in net assets;
(12) surplus notes are reported as liabilities rather than as surplus; and (13) assets and liabilities are restated to fair values when a change in ownership occurs, with provisions for goodwill and other intangible assets, rather than continuing to be presented at historical cost.

The net loss for Golden American as determined in accordance with statutory accounting practices was $68,002,000 in 1998, $428,000 in 1997 and $9,188,000 in 1996. Total statutory capital and surplus was $183,045,000 at December 31, 1998 and $76,914,000 at
December 31, 1997.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998

3.   INVESTMENT OPERATIONS

INVESTMENT RESULTS

Major categories of net investment income are summarized below:



                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |       (Dollars in thousands)        |
                                                                   |                                     |
Fixed maturities.............     $35,224             $4,443       |     $18,488            $5,083       |     $4,507
Equity securities............          --                  3       |          --               103       |         --
Mortgage loans on                                                  |                                     |
 real estate.................       6,616                879       |       3,070               203       |         --
Policy loans.................         619                 59       |         482                78       |         73
Short-term                                                         |                                     |
 investments.................       1,311                129       |         443               441       |        341
Other, net...................         246               (154)      |          24                 2       |         22
Funds held in                                                      |                                     |
 escrow......................          --                 --       |          --                --       |        145
                                  -------             ------       |     -------            ------       |     ------
Gross investment                                                   |                                     |
 income......................      44,016              5,359       |      22,507             5,910       |      5,088
Less investment                                                    |                                     |
 expenses....................      (1,531)              (232)      |        (851)             (115)      |        (98)
                                  -------             ------       |     -------            ------       |     ------
Net investment                                                     |                                     |
 income......................     $42,485             $5,127       |     $21,656            $5,795       |     $4,990
                                  =======             ======       |     =======            ======       |     ======


Realized gains (losses) on investments are as follows:



                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |        (Dollars in thousands)       |
                                                                   |                                     |
Fixed maturities:                                                  |                                     |
 available for sale..........     $(1,428)            $25          |     $151               $42          |     $(420)
Mortgage loans...............         (63)            (10)         |       --                --          |        --
                                  -------             ---          |     ----               ---          |     -----
Realized gains (losses)                                            |                                     |
 on investments..............     $(1,491)            $15          |     $151               $42          |     $(420)
                                  =======             ===          |     ====               ===          |     =====

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


3.   INVESTMENT OPERATIONS (continued)

The change in unrealized appreciation (depreciation) of securities at fair value is as follows:


                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |       (Dollars in thousands)        |
                                                                   |                                     |
Fixed maturities:                                                  |                                     |
 Available for sale..........     $1,100              $(3,494)     |     $4,197             $2,497       |      $(3,045)
 Held for investment.........         --                   --      |         --                 --       |          (90)
Equity securities............     (2,390)                 (68)     |       (462)                (4)      |           (2)
                                  ------              -------      |     ------             ------       |      -------
Unrealized appreciation                                            |                                     |
 (depreciation) of                                                 |                                     |
 securities..................    $(1,290)             $(3,562)     |     $3,735             $2,493       |      $(3,137)
                                 =======              =======      |     ======             ======       |      =======


At December 31, 1998 and December 31, 1997, amortized cost, gross unrealized gains and losses and estimated fair values of fixed maturities, all of which are designated as available for sale, are as follows:

                                                               POST-MERGER
                                       ---------------------------------------------------------
                                                         Gross            Gross        Estimated
                                       Amortized       Unrealized      Unrealized        Fair
                                          Cost           Gains            Losses         Value
                                       ---------       ----------      ----------      ---------
                                                          (Dollars in thousands)
DECEMBER 31, 1998
U.S. government and governmental
 agencies and authorities............. $ 13,568          $  182          $   (8)       $ 13,742
Foreign governments...................    2,028               8              --           2,036
Public utilities......................   67,710             546            (447)         67,809
Corporate securities..................  365,569           4,578          (2,658)        367,489
Other asset-backed securities.........   99,877             281          (1,046)         99,112
Mortgage-backed securities............  191,020           1,147            (370)        191,797
                                       --------          ------         -------        --------
Total................................. $739,772          $6,742         $(4,529)       $741,985
                                       ========          ======         =======        ========

DECEMBER 31, 1997
U.S. government and governmental
  agencies and authorities............ $  5,705          $    5         $    (1)       $  5,709
Foreign governments...................    2,062              --              (9)          2,053
Public utilities......................   26,983              55              (4)         27,034
Corporate securities..................  259,798           1,105            (242)        260,661
Other asset-backed securities.........    3,155              32              --           3,187
Mortgage-backed securities............  115,585             202             (30)        115,757
                                       --------          ------         -------        --------
Total................................. $413,288          $1,399         $  (286)       $414,401
                                       ========          ======         =======        ========


                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


3.   INVESTMENT OPERATIONS (continued)

At December 31, 1998, net unrealized investment gains on fixed maturities designated as available for sale totaled $2,213,000. Appreciation of $1,005,000 was included in stockholder's equity at December 31, 1998 (net of an adjustment of $203,000 to VPIF, an adjustment of $455,000 to DPAC and deferred income taxes of $550,000). Short-term investments with maturities of 30 days or less have been excluded from the above schedules. Amortized cost approximates fair value for these securities.

Amortized cost and estimated fair value of fixed maturities designated as available for sale, by contractual maturity, at December 31, 1998 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                   POST-MERGER
                                           ---------------------------
                                           Amortized        Estimated
December 31, 1998                             Cost          Fair Value
----------------------------------------------------------------------
                                              (Dollars in thousands)
Due within one year......................  $ 50,208          $ 50,361
Due after one year through five years....   310,291           311,943
Due after five years through ten years...    78,264            78,541
Due after ten years......................    10,112            10,231
                                            448,875           451,076
Other asset-backed securities............    99,877            99,112
Mortgage-backed securities...............   191,020           191,797
                                           --------          --------
Total....................................  $739,772          $741,985
                                           ========          ========


An analysis of sales, maturities and principal repayments of the Companies' fixed maturities portfolio is as follows:



                                                        Gross       Gross      Proceeds
                                          Amortized    Realized    Realized      from
                                             Cost       Gains       Losses       Sale
                                          ---------    --------    --------    --------
                                                      (Dollars in thousands)
POST-MERGER
For the year ended December 31, 1998:
Scheduled principal repayments,
 calls and tenders......................  $102,504       $ 60      $    (3)    $102,561
Sales...................................    43,204        518       (1,030)      42,692
                                          --------       ----      -------     --------
Total...................................  $145,708       $578      $(1,033)    $145,253
                                          ========       ====      =======     ========

For the period October 25, 1997 through
 December 31, 1997:
Scheduled principal repayments,
 calls and tenders.....................   $  6,708      $  2            --     $  6,710
Sales..................................      3,138        23            --        3,161
                                          --------      ----       -------     --------
Total..................................   $  9,846      $ 25            --     $  9,871
                                          ========      ====       =======     ========


                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


3.   INVESTMENT OPERATIONS (continued)



                                                        Gross       Gross      Proceeds
                                          Amortized    Realized    Realized      from
                                             Cost       Gains       Losses       Sale
                                          ---------    --------    --------    --------
                                                      (Dollars in thousands)
POST- ACQUISITION
For the period January 1, 1997 through
 October 24, 1997:
Scheduled principal repayments,
 calls and tenders.....................    $25,419         --         --       $25,419
Sales..................................     14,052       $153       $ (2)       14,203
                                           -------       ----       ----       -------
Total..................................    $39,471       $153       $ (2)      $39,622
                                           =======       ====       ====       =======
For the period August 14, 1996 through
 December 31, 1996:
Scheduled principal repayments,
 calls and tenders....................     $ 1,612         --         --       $ 1,612
Sales.................................      45,799       $115       $(73)       45,841
                                           -------       ----       ----       -------
Total.................................     $47,411       $115       $(73)      $47,453
                                           =======       ====       ====       =======

PRE-ACQUISITION
For the period January 1, 1996 through
 August 13, 1996:
Scheduled principal repayments,
 calls and tenders....................     $ 1,801         --         --       $ 1,801
Sales.................................      53,710       $152      $(572)       53,290
                                           -------       ----      -----       -------
Total.................................     $55,511       $152      $(572)      $55,091
                                           =======       ====      =====       =======


Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary. During the year ended December 31, 1998, Golden American recognized a loss on two fixed maturity investments of $973,000. During 1997 and 1996, no investments were identified as having an other than temporary impairment.

Investments on Deposit: At December 31, 1998 and 1997, affidavits of deposits covering bonds with a par value of $6,470,000 and $6,605,000, respectively, were on deposit with regulatory authorities pursuant to certain statutory requirements.

Investment Diversifications: The Companies' investment policies related to the investment portfolio require diversification by asset type, company and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regulatory authorities. The following percentages relate to holdings at December 31, 1998 and December 31, 1997. Fixed maturities included investments in basic industrials (26% in 1998, 30% in 1997), conventional mortgage-backed securities (25% in 1998, 13% in 1997), financial companies (19% in 1998, 24% in 1997), other asset-backed securities (11% in 1998) and various government bonds and government or agency mortgage-backed securities (5% in 1998, 17% in 1997). Mortgage loans on real estate have been analyzed

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


3.   INVESTMENT OPERATIONS (continued)


by geographical location with concentrations by state identified as California (12% in 1998 and 1997), Utah (11% in 1998, 13% in 1997)
and Georgia (10% in 1998, 11% in 1997). There are no other concentrations of mortgage loans in any state exceeding ten percent at December 31, 1998 and 1997. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (36% in 1998, 43% in 1997), industrial buildings (32% in 1998, 33% in 1997) and retail facilities (20% in 1998, 15% in 1997). Equity securities are not significant to the Companies' overall investment portfolio.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 1998.

4.   COMPREHENSIVE INCOME

As of January 1, 1998, the Companies adopted the SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this statement had no impact on the Companies' net income or stockholder's equity. SFAS No. 130 requires unrealized gains or losses on the Companies' available for sale securities (net of VPIF, DPAC and deferred income taxes) to be included in other comprehensive income. Prior to the adoption of SFAS No. 130, unrealized gains (losses) were reported separately in stockholder's equity. Prior year financial statements have been reclassified to conform to the requirements of SFAS No. 130.

Total comprehensive income (loss) for the Companies includes $1,015,000 for the year ended December 31, 1998 for First Golden ($159,000, $536,000 and $(57,000), respectively, for the periods
October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997 and December 17, 1996 through December 31, 1996). Other comprehensive income excludes net investment gains (losses) included in net income which merely represent transfers from unrealized to realized gains and losses. These amounts total $(2,133,000) in 1998. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments to VPIF and DPAC totaling $705,000 in 1998.

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments, including both assets and liabilities recognized and not recognized in a company's balance sheet, unless specifically exempted. SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," requires additional disclosures about derivative financial instruments. Most of the Companies' investments, investment contracts and debt fall within the standards' definition of a financial instrument. Fair values for the Companies' insurance contracts other than investment contracts are not required to be disclosed. In cases where quoted market prices are not available, estimated fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accounting, actuarial and regulatory bodies are continuing to study the methodologies to be used in developing fair value information, particularly as it relates to such things as liabilities for insurance contracts. Accordingly, care should be exercised in deriving conclusions about the Companies' business or financial condition based on the information presented herein.

The Companies closely monitor the composition and yield of
invested assets, the duration and interest credited on insurance liabilities and resulting interest spreads and timing of cash flows. These amounts
                                    92

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


5.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

are taken into consideration in the Companies' overall management of interest rate risk, which attempts to minimize exposure to changing interest rates through the matching of investment cash flows with amounts expected to be due under insurance contracts. These assumptions may not result in values consistent with those obtained through an actuarial appraisal of the Companies' business or values that might arise in a negotiated transaction.

The following compares carrying values as shown for financial reporting purposes with estimated fair values:

                                                   POST-MERGER
                                 -----------------------------------------------
                                    December 31, 1998       December 31, 1997
                                 ----------------------  -----------------------
                                              Estimated              Estimated
                                   Carrying     Fair      Carrying     Fair
                                    Value       Value      Value       Value
                                 -----------  ---------  ----------  -----------
                                             (Dollars in thousands)
ASSETS
Fixed maturities, available
 for sale......................  $  741,985  $  741,985  $  414,401   $  414,401
Equity securities..............      11,514      11,514       3,904        3,904
Mortgage loans on real estate..      97,322      99,762      85,093       86,348
Policy loans...................      11,772      11,772       8,832        8,832
Short-term investments.........      41,152      41,152      14,460       14,460
Cash and cash equivalents......       6,679       6,679      21,039       21,039
Separate account assets........  $3,396,114  $3,396,114  $1,646,169   $1,646,169

LIABILITIES
Annuity products...............     869,009     827,597     493,181      469,714
Surplus notes..................      85,000      90,654      25,000       28,837
Line of credit with affiliate..          --          --      24,059       24,059
Separate account liabilities...   3,396,114   3,396,114   1,646,169    1,646,169




The following methods and assumptions were used by the Companies in estimating fair values.

Fixed Maturities: Estimated fair values of conventional mortgage-backed securities not actively traded in a liquid market and publicly traded securities are estimated using a third party pricing system. This pricing system uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities.

Equity Securities: Estimated fair values of equity securities, which consist of the Companies' investment in the portfolios underlying its separate accounts, are based upon the quoted fair value of individual securities comprising the individual portfolios. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable returns and quality.

Mortgage Loans on Real Estate: Fair values are estimated by discounting expected cash flows, using interest rates currently offered for similar loans.

Policy Loans: Carrying values approximate the estimated fair value for policy loans.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


5.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

Short-Term Investments and Cash and Cash Equivalents: Carrying values reported in the Companies' historical cost basis balance sheet approximate estimated fair value for these instruments due to their short-term nature.

Separate Account Assets: Separate account assets are reported at the quoted fair values of the individual securities in the separate accounts.

Annuity Products: Estimated fair values of the Companies' liabilities for future policy benefits for the divisions of the variable annuity products with fixed interest guarantees and for supplemental contracts without life contingencies are stated at cash surrender value, the cost the Companies would incur to extinguish the liability.

Surplus Notes: Estimated fair value of the Companies' surplus notes were based upon discounted future cash flows using a discount rate approximating the Companies' return on invested assets.

Line Of Credit With Affiliate: Carrying value reported in the
Companies' historical cost basis balance sheet approximates estimated fair value for this instrument.

Separate Account Liabilities: Separate account liabilities are reported at full account value in the Companies' historical cost balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

6.   MERGER

Transaction: On October 23, 1997, Equitable's shareholders approved the Merger Agreement dated July 7, 1997 among Equitable, PFHI and ING. On October 24, 1997, PFHI, a Delaware corporation, acquired all of the outstanding capital stock of Equitable according to the Merger Agreement. PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. Equitable, an Iowa corporation, in turn, owned all the outstanding capital stock of Equitable Life Insurance Company of Iowa ("Equitable Life") and Golden American and their wholly owned subsidiaries. In addition, Equitable owned all the outstanding capital stock of Locust Street Securities, Inc. ("LSSI"), Equitable Investment Services, Inc. (subsequently dissolved), DSI, Equitable of Iowa Companies Capital Trust, Equitable of Iowa Companies Capital Trust II and Equitable of Iowa Securities Network, Inc. (subsequently renamed ING Funds Distributor, Inc.). In exchange for the outstanding capital stock of Equitable, ING paid total consideration of approximately $2.1 billion in cash and stock and assumed approximately $400 million in debt. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation. All costs of the merger, including expenses to terminate certain benefit plans, were paid by the Parent.

Accounting Treatment: The merger was accounted for as a purchase resulting in a new basis of accounting, reflecting estimated fair values for assets and liabilities at October 24, 1997. The purchase price was allocated to EIC and its subsidiaries with $227,497,000 allocated to the Companies. Goodwill was established for the excess of the merger cost over the fair value of the net assets and attributed to EIC and its subsidiaries including Golden American and First Golden. The amount of goodwill allocated to the Companies relating to the merger was $151,127,000 at the merger date and is being amortized over 40 years on a straight-line basis. The carrying value of goodwill will be reviewed periodically for any indication of impairment in value. The Companies' DPAC, previous balance of VPIF and unearned revenue reserve, as of the merger date, were eliminated and a new asset of $44,297,000 representing VPIF was established for all policies in force at the merger date.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


6.   Merger (continued)

Value of Purchased Insurance In Force: As part of the merger, a portion of the acquisition cost was allocated to the right to receive future cash flows from insurance contracts existing with the Companies at the merger date. This allocated cost represents VPIF reflecting the value of those purchased policies calculated by discounting the actuarially determined expected future cash flow at the discount rate determined by ING.

An analysis of the VPIF asset is as follows:


                                                POST-MERGER
                                   -------------------------------------
                                                        For the period
                                      For the year     October 25, 1997
                                         ended              through
                                   December 31, 1998   December 31, 1997
                                   -----------------   -----------------
                                           (Dollars in thousands)

Beginning balance.................      $43,174              $44,297
                                        --------             --------
Imputed interest..................        2,802                1,004
Amortization......................       (7,753)              (1,952)
Changes in assumptions of
 timing of gross profits..........          227                   --
                                        --------             --------
Net amortization..................       (4,724)                (948)
Adjustment for unrealized gains
 on available for sale
 securities.......................          (28)                (175)
Adjustment for other receivables
 and merger costs.................       (2,445)                  --
                                        --------             --------
Ending balance....................      $35,977              $43,174
                                        =======              =======
Interest is imputed on the unamortized balance of VPIF at a rate of 7.38% for the year ended December 31, 1998 and 7.03% for the period October 25, 1997 through December 31, 1997. The amortization of VPIF, net of imputed interest, is charged to expense. VPIF decreased $2,664,000 in the second quarter of 1998 to adjust the value of other receivables at merger date and increased $219,000 in the first quarter of 1998 as a result of an adjustment to the merger costs. VPIF is adjusted for the unrealized gains (losses) on available for sale securities; such changes are included directly in stockholder's equity. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1998 is $4,300,000 in 1999, $4,000,000 in 2000, $3,900,000 in 2001,
$3,700,000 in 2002 and $3,300,000 in 2003. Actual amortization may vary based upon changes in assumptions and experience.

7.   ACQUISITION

Transaction: On August 13, 1996, Equitable acquired all of the outstanding capital stock of BT Variable from Whitewood, a wholly owned subsidiary of Bankers Trust Company ("Bankers Trust"), according to the terms of the Purchase Agreement dated May 3, 1996 between Equitable and Whitewood. In exchange for the outstanding capital stock of BT Variable, Equitable paid the sum of $93,000,000 in cash to Whitewood in accordance with the terms of the Purchase Agreement. Equitable also paid the sum of $51,000,000 in cash to Bankers Trust to retire certain debt owed by BT
Variable to Bankers Trust pursuant to a revolving credit arrangement. After the acquisition, the BT Variable, Inc. name was changed to EIC Variable, Inc. On April 30, 1997, EIC Variable, Inc. was liquidated and its investments in

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


7.   Acquisition (continued)

Golden American and DSI were transferred to Equitable, while the remainder of its net assets were contributed to Golden American.
On December 30, 1997, EIC Variable, Inc. was dissolved.

Accounting Treatment: The acquisition was accounted for as a purchase resulting in a new basis of accounting, which reflected estimated fair values for assets and liabilities at August 13, 1996. The purchase price was allocated to the three companies purchased - BT Variable, DSI and Golden American. The allocation of the purchase price to Golden American was approximately $139,872,000. Goodwill was established for the excess of the purchase price over the fair value of the net assets acquired and attributed to Golden American. The amount of goodwill relating to the acquisition was $41,113,000 and was amortized over 25 years on a straight-line basis until the October 24, 1997 merger with ING. Golden American's DPAC, previous balance of VPIF and unearned revenue reserve, as of the acquisition date, were eliminated and an asset of $85,796,000 representing VPIF was established for all policies in force at the acquisition date.

Value of Purchased Insurance In Force: As part of the acquisition, a portion of the acquisition cost was allocated to the right to receive future cash flows from the insurance contracts existing with Golden American at the date of acquisition. This allocated cost represents VPIF reflecting the value of those purchased policies calculated by discounting the actuarially determined expected future cash flows at the discount rate determined by Equitable.

An analysis of the VPIF asset is as follows:



                                           POST-ACQUISITION           | PRE-ACQUISITION
                                  ------------------------------------|----------------
                                  For the period     For the period   | For the period
                                  January 1, 1997    August 14,1996   | January 1, 1996
                                      through           through       |     through
                                  October 24, 1997  December 31, 1996 | August 13, 1996
                                  ----------------  ----------------- | ---------------
                                                (Dollars in thousands)
                                                                      |
Beginning balance................      $83,051           $85,796      |      $6,057
                                       -------           -------      |      ------
Imputed interest.................        5,138             2,465      |         273
Amortization.....................      (12,656)           (5,210)     |      (1,224)
Changes in assumption of                                              |      ------
 timing of gross profits.........        2,293                --      |          --
                                       -------           -------      |
Net amortization.................       (5,225)           (2,745)     |        (951)
Adjustment for unrealized gains                                       |
 (losses) on available for sale                                       |
 securities......................         (373)               --      |          11
                                       -------           -------      |      ------
Ending balance                         $77,453           $83,051      |      $5,117
                                       =======           =======      |      ======

Pre-Acquisition VPIF represents the remaining value assigned to in force contracts when Bankers Trust purchased Golden American from Mutual Benefit Life Insurance Company in Rehabilitation ("Mutual
Benefit") on September 30, 1992.

Interest was imputed on the unamortized balance of VPIF at rates of 7.70% to 7.80% for the period August 14, 1996 through October 24, 1997. The amortization of VPIF net of imputed interest was charged to expense. VPIF was also adjusted for the unrealized gains (losses) on available for sale securities; such changes were included directly in stockholder's equity.


8.   INCOME TAXES

Golden American files a consolidated federal income tax return.
Under the Internal Revenue Code, a newly acquired insurance company cannot file as part of its parent's consolidated tax return for 5 years.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


8.   INCOME TAXES(continued)

At December 31, 1998, the Companies have net operating loss
("NOL") carryforwards for federal income tax purposes of approximately $50,917,000. Approximately $5,094,000, $3,354,000
and $42,469,000 of these NOL carryforwards are available to offset future taxable income of the Companies through the years 2011, 2012 and 2013, respectively.

INCOME TAX EXPENSE

Income tax expense (benefit) included in the consolidated financial statements is as follows:



                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |        (Dollars in thousands)       |
                                                                   |                                     |
Current.....................          --                --         |     $    12              --         |          --
Deferred....................      $5,279              $146         |     (1,349)            $220         |     $(1,463)
                                  ------              ----         |                                     |
                                  $5,279              $146         |     $(1,337)           $220         |     $(1,463)
                                  ======              ====         |     =======            ====         |     =======


The effective tax rate on income (loss) before income taxes is different from the prevailing federal income tax rate. A reconciliation of this difference is as follows:

                                           POST-MERGER             |          POST-ACQUISITION           | PRE-ACQUISITION
                              ------------------------------------ | ----------------------------------- | ---------------
                                                  For the period   | For the period     For the period   | For the period
                                 For the year     October 25,1997  | January 1,1997     August 14, 1996  | January 1, 1996
                                     ended            through      |     through            through      |     through
                              December 31, 1998  December 31, 1997 | October 24, 1997  December 31, 1996 | August 13, 1996
                              -----------------  ----------------- | ----------------  ----------------- | ---------------
                                                                   |        (Dollars in thousands)       |
                                                                   |                                     |
                                                                   |                                     |
Income (loss) before                                               |                                     |
 income taxes..............       $10,353             $(279)       |     $ ( 608)           $570         |     $1,736
                                  =======             =====        |     =======            ====         |     ======
Income tax (benefit) at                                            |                                     |
 federal statutory rate....       $ 3,624             $ (98)       |     $  (213)           $200         |     $  607
Tax effect (decrease) of:                                          |                                     |
 Realization of NOL                                                |                                     |
   carryforwards...........            --                --        |         --               --         |     (1,214)
 Goodwill amortization.....         1,322               220        |         --               --         |         --
 Compensatory stock                                                |                                     |
  option and restricted                                            |                                     |
  stock expense............            --                --        |     (1,011)              --         |         --
 Meals and                                                         |                                     |
  entertainment............           157                23        |         53               20         |         --
 Other items...............           176                 1        |       (166)              --         |         --
Change in valuation                                                |                                     |
 allowance.................            --                --        |         --               --         |       (856)
                                  =------             -----        |    -------             ----         |    -------
Income tax expense                                                 |                                     |
 (benefit).................       $ 5,279             $ 146        |    $(1,337)            $220         |    $(1,463)
                                  =======             =====        |    =======             ====         |    =======

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


8.   INCOME TAXES (continued)

DEFERRED INCOME TAXES

The tax effect of temporary differences giving rise to the Companies' deferred income tax assets and liabilities at December
31, 1998 and 1997 is as follows:


                                                  POST-MERGER
                                       ------------------------------------
                                       December 31, 1998  December 31, 1997
                                       -----------------  -----------------
                                              (Dollars in thousands)
Deferred tax assets:
 Net unrealized depreciation of
  securities at fair value..........     $    691                    --
 Future policy benefits.............       66,273               $27,399
 Deferred policy acquisition costs..           --                 4,558
 Goodwill...........................       16,323                17,620
 Net operating loss carryforwards...       17,821                 3,044
 Other..............................        1,272                 1,548
                                         --------               -------
                                          102,380                54,169


Deferred tax liabilities:
 Net unrealized appreciation of
  securities at fair value..........             --               (130)
 Fixed maturity securities..........         (1,034)            (1,665)
 Deferred policy acquisition costs..        (55,520)                --
 Mortgage loans on real estate......           (845)              (845)
 Value of purchased insurance in
  force.............................        (12,592)           (15,172)
 Other..............................           (912)              (127)
                                           --------           --------
                                            (70,903)           (17,939)
                                           --------           --------
Deferred income tax asset...........       $ 31,477           $ 36,230
                                           ========           ========

The Companies are required to establish a "valuation allowance" for any portion of the deferred tax assets management believes will not be realized. In the opinion of management, it is more likely than not the Companies will realize the benefit of the deferred tax assets; therefore, no such valuation allowance has been established.

9.   RETIREMENT PLANS

Defined Benefit Plans: In 1998 and 1997, the Companies were allocated their share of the pension liability associated with their employees. The Companies' employees are covered by the employee retirement plan of an affiliate, Equitable Life. Further, Equitable Life sponsors a defined contribution plan that is qualified under Internal Revenue Code Section 401(k). The following tables summarize the benefit obligations and the funded status for pension benefits over the two-year period ended December 31, 1998:

                       GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


9.   RETIREMENT PLANS (continued)


                                               1998           1997
                                             --------        ------
                                             (Dollars in thousands)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at January 1............   $  956          $192
Service cost...............................    1,138           682
Interest cost..............................       97            25
Actuarial loss.............................    2,266            57
Benefit payments...........................      (3)           --
                                              ------          ----
Benefit obligation at December 31..........   $4,454          $956
                                              ======          ====

                                               1998           1997
                                             --------        ------
                                             (Dollars in thousands)
FUNDED STATUS
Funded status at December 31...............  $(4,454)        $(956)
Unrecognized net loss......................    2,266            --
                                             -------         -----
Net amount recognized......................  $(2,188)        $(956)
                                             =======         =====

During 1998 and 1997, the Companies' plan assets were held by Equitable Life, an affiliate.

The weighted-average assumptions used in the measurement of the Companies' benefit obligation are as follows:

                                                1998          1997
                                               ------        ------
DECEMBER 31
Discount rate................................   6.75%         7.25%
Expected return on plan assets...............   9.50          9.00
Rate of compensation increase................   4.00          5.00


The following table provides the net periodic benefit cost for the fiscal years 1998 and 1997:

                                        POST-MERGER               | POST-ACQUISITION
                             ------------------------------------ | ----------------
                                                For the period    |  For the period
                                For the year     October 25,1997  |  January 1,1997
                                   ended             through      |      through
                             December 31, 1998  December 31, 1997 | October 24, 1997
                             -----------------  ----------------- | ----------------
                                                  (Dollars in thousands)
                                                                  |
Service cost................      $1,138               $114       |        $568
Interest cost...............          97                 10       |          15
Amortization of net loss....          --                 --       |           1
                                  ------               ----       |        ----
Net periodic benefit cost...      $1,235               $124       |        $584
                                  ======               ====       |        ====

There were no gains or losses resulting from curtailments or settlements during 1998 or 1997.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


9.   RETIREMENT PLANS (continued)

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $4,454,000, $3,142,000 and $0, respectively, as of December 31, 1998 and $956,000, $579,000 and $0, respectively, as of December 31, 1997.

10.  RELATED PARTY TRANSACTIONS

Operating Agreements: DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. For the year ended December 31, 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, the Companies paid commissions to DSI totaling $117,470,000, $9,931,000 and $26,419,000, respectively ($9,995,000 for the period August 14, 1996 through December 31, 1996 and $17,070,000 for the period January 1, 1996 through August 13, 1996).

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the year ended December 31, 1998 and for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, the fee was $4,771,000, $508,000 and $2,262,000, respectively. For the periods August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996 the fee was $877,000 and $1,390,000, respectively.

Effective January 1, 1998, the Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the year ended December 31, 1998, the Companies incurred fees of $1,504,000 under this agreement.

Prior to 1998, the Companies had a service agreement with Equitable Investment Services, Inc. ("EISI"), an affiliate, in which EISI provided investment management services. Payments for these services totaled $200,000, $768,000 and $72,000 for the periods October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997 and August 14, 1996 through December 31, 1996, respectively.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. As Golden American's risk based capital level was above required amounts, no annual fee was payable in 1998 or in 1997.

Golden American provides certain advisory, computer and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $5,833,000 for the year ended December 31, 1998 ($1,338,000 and $2,992,000 for the periods October 25,

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998

10.  RELATED PARTY TRANSACTIONS (continued)

1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively). No services were provided by Golden American in 1996.

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $1,058,000 for the year ended December 31, 1998 ($13,000 and $16,000 for the periods October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively).

First Golden provides resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $75,000 in 1998.

For the year ended December 31, 1998, the Companies had premiums, net of reinsurance, for variable products from four affiliates, Locust Street Securities, Inc., Vestax Securities Corporation, DSI and Multi-Financial Securities Corporation of $122,900,000, $44,900,000, $13,600,000 and $13,400,000, respectively. The
Companies had premiums, net reinsurance, for variable products from three affiliates, Locust Street Securities, Inc., Vestax Securities Corporation and DSI of $9,300,000, $1,900,000 and $2,100,000 respectively, for the period October 25, 1997 through December 31, 1997 ($16,900,000, $1,200,000 and $400,000 for the
period January 1, 1997 through October 24, 1997, respectively).

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval of the State of Delaware Department of Insurance. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $1,765,000 in 1998. At December 31, 1998, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

Line of Credit: Golden American maintained a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement which became effective December 1, 1996 and expired December 31, 1997, Golden American could borrow up to $25,000,000. Interest on any borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. Under this agreement, Golden American incurred interest expense of $211,000 for the year ended December 31, 1998 ($213,000 for the period October 25, 1997 through December 31, 1997, $362,000 for the period January 1, 1997 through October 24, 1997 and $85,000 for the period August 14, 1996 through December 31, 1996). The outstanding balance was paid by a capital contribution.

Surplus Notes: On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. The note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred no interest in 1998.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


10.  RELATED PARTY TRANSACTIONS (continued)
On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. The note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $2,063,000 in 1998 ($344,000 and $1,720,000 for the periods
October 25, 1997 through December 31, 1997 and January 1, 1997 through October 24, 1997, respectively). On December 17, 1996, Golden American contributed the $25,000,000 to First Golden acquiring 200,000 shares of common stock (100% of outstanding stock) of First Golden.

Stockholder's Equity:  On September 23, 1996, EIC Variable, Inc.
contributed $50,000,000 of Preferred Stock to the Companies' additional paid-in capital. During 1998, Golden American received
$122,500,000 of capital contributions from its Parent.

11.  COMMITMENTS AND CONTINGENCIES

Contingent Liability: In a transaction that closed on September 30, 1992, Bankers Trust acquired from Mutual Benefit, in accordance with the terms of an Exchange Agreement, all of the issued and outstanding capital stock of Golden American and DSI and certain related assets for consideration with an aggregate value of $13,200,000 and contributed them to BT Variable. The transaction involved settlement of pre-existing claims of Bankers Trust against Mutual Benefit. The ultimate value of these claims has not yet been determined by the Superior Court of New Jersey and, prior to August 13, 1996, was contingently supported by a $5,000,000 note payable from Golden American and a $6,000,000 letter of credit from Bankers Trust. Bankers Trust estimated the contingent liability due from Golden American amounted to $439,000 at August 13, 1996. At August 13, 1996, the balance of the escrow account established to fund the contingent liability was $4,293,000.

On August 13, 1996, Bankers Trust made a cash payment to Golden American in an amount equal to the balance of the escrow account less the $439,000 contingent liability discussed above. In exchange, Golden American irrevocably assigned to Bankers Trust all of Golden American's rights to receive any amounts to be disbursed from the escrow account in accordance with the terms of the Exchange Agreement. Bankers Trust also irrevocably agreed to make all payments becoming due under the Golden American note and to indemnify Golden American for any liability arising from the note.

Reinsurance: At December 31, 1998, the Companies had reinsurance treaties with four unaffiliated reinsurers and one affiliated reinsurer covering a significant portion of the mortality risks under variable contracts. The Companies remain liable to the extent reinsurers do not meet their obligations under the reinsurance agreements. Reinsurance ceded in force for life mortality risks were $111,552,000 and $96,686,000 at December 31, 1998 and 1997, respectively. At December 31, 1998, the Companies have a net receivable of $7,470,000 for reserve credits, reinsurance claims or other receivables from these reinsurers comprised of $439,000 for claims recoverable from reinsurers, $543,000 for a payable for reinsurance premiums and $7,574,000 for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements are net considerations to reinsurers of $4,797,000, $326,000, $1,871,000, $875,000 and
$600,000 and net policy benefits recoveries of $2,170,000, $461,000, $1,021,000, $654,000 and $1,267,000 for the year ended
December 31, 1998 and for the periods October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997, August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996, respectively.

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998


11.  COMMITMENTS AND CONTINGENCIES (continued)

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty which increased income by $1,022,000, $265,000, $335,000, $10,000 and $56,000 for the year ended December 31, 1998 and for the periods October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997, August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996, respectively.

Guaranty Fund Assessments: Assessments are levied against the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for premium tax offset. The Companies have established an undiscounted reserve to cover such assessments and regularly reviews information regarding known failures and revises its estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $1,123,000 for the year ended December 31, 1998, $141,000 for the period October 25, 1997 through December 31, 1997, $446,000 for the period January 1, 1997 through October 24, 1997, $291,000 for the period August 14, 1996 through December 31, 1996 and $480,000 for the period January 1, 1996 through August 13, 1996. At December 31, 1998, the Companies have an undiscounted reserve of $2,446,000 to cover estimated future assessments (net of related anticipated premium tax credits) and has established an asset totaling $586,000 for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments, based upon previous premiums, and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. The Companies currently believe no pending or threatened lawsuits exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in its investment portfolio (see Note 3 for further information). The Companies' asset growth, net investment income and cash flow are primarily generated from the sale of variable products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns which may result in higher lapse experience than assumed could cause a severe impact to the Companies' financial condition. Two broker/dealers generated 27% of the Companies' sales (53% by two broker/dealers during 1997).

Leases: The Companies lease their home office space, certain other equipment and capitalized computer software under operating leases which expire through 2018. During the year ended December 31, 1998 and for the periods October 25, 1997 through December 31, 1997, January 1, 1997 through October 24, 1997, August 14, 1996 through December 31, 1996 and January 1, 1996 through August 13, 1996, rent expense totaled $1,241,000, $39,000, $331,000, $147,000 and $247,000, respectively. At December 31, 1998, minimum rental payments due under all non-cancelable operating leases with initial terms of one

                        GOLDEN AMERICAN LIFE INSURANCE COMPANY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                              December 31, 1998

11.  COMMITMENTS AND CONTINGENCIES (continued)

year or more are: 1999 - $1,528,000; 2000 - $1,429,000; 2001 - $1,240,000;
2002 - $1,007,000; 2003 - $991,000 and 2004 and thereafter - $5,363,000.

Revolving Note Payable: To enhance short-term liquidity, the Companies have established a revolving note payable effective July 27, 1998 and expiring July 31, 1999 with SunTrust Bank, Atlanta (the "Bank"). The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.25% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the year ended December 31, 1998, the Companies incurred interest expense of $352,000. At December 31, 1998, the Companies did not have any borrowings under this agreement.

                   STATEMENT OF ADDITIONAL INFORMATION


TABLE OF CONTENTS

      ITEM                                                PAGE
      Introduction                                           1
      Description of Golden American Life Insurance Company  1
      Safekeeping of Assets                                  1
      The Administrator                                      1
      Independent Auditors                                   1
      Distribution of Contracts                              2
      Performance Information                                2
      IRA Withdrawal Option                                  6
      Other Information                                      6
      Financial Statements of Separate Account B             6
      Appendix  Description of Bond Ratings                A-1




PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL
INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. SEND THE FORM TO OUR CUSTOMER
SERVICE CENTER; THE ADDRESS SHOWN ON THE PROSPECTUS COVER.
_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT B.

Please Print or Type:

               __________________________________________________
               NAME

               __________________________________________________
               SOCIAL SECURITY NUMBER

               __________________________________________________
               STREET ADDRESS

               __________________________________________________
               CITY, STATE, ZIP

106297 DVA Plus (02/01/00)

                  This page intentionally left blank.

                              APPENDIX A
                    CONDENSED FINANCIAL INFORMATION

Except for the Investors, Large Cap Value and All Cap subaccounts which did not commenced operations as of December 31, 1998, the following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and (3) the total accumulation unit value, for each subaccount of Golden American Separate Account B available under the Contract for the indicated periods. The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table. The Managed Global subaccount commenced operations initially as a subaccount of another separate account, the Managed Global Account of Separate Account D of Golden American; however, at the time of conversion the value of an accumulation unit did not change.

LIQUID ASSET
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $14.54              489,531          $7,118       |
| 1997       14.02              227,427           3,188       |
| 1996       13.51               76,505           1,033       |
| 1995       13.03               37,887             494       |
| 10/2/95    12.89                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $14.33              334,799          $4,796       |
        | 1997       13.83              116,454           1,611       |
        | 1996       13.35               84,960           1,134       |
        | 1995       12.89               62,084             801       |
        | 10/2/95    12.76                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $14.11            2,069,093         $29,200       |
                | 1997       13.65            1,070,045          14,601       |
                | 1996       13.19              383,231           5,054       |
                | 1995       12.76               93,239           1,190       |
                | 10/2/95    12.63                   --              --       |
                |-------------------------------------------------------------|


LIMITED MATURITY BOND
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $17.02              263,074          $4,478       |
| 1997       16.13              139,323           2,247       |
| 1996       15.31               83,927           1,285       |
| 1995       14.86               26,976             401       |
| 10/2/95    14.49                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $16.77              143,896          $2,413       |
        | 1997       15.91               78,553           1,250       |
        | 1996       15.13               46,293             701       |
        | 1995       14.71               11,834             174       |
        | 10/2/95    14.35                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $16.52              762,668         $12,599       |
                | 1997       15.70              452,478           7,105       |
                | 1996       14.95              349,417           5,224       |
                | 1995       14.56              136,553           1,988       |
                | 10/2/95    14.20                   --             --        |
                |-------------------------------------------------------------|


GLOBAL FIXED INCOME
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $13.17                6,337             $83       |
| 5/1/98     12.17                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $13.09                6,154             $81       |
        | 5/1/98     12.11                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $13.00               38,751            $504       |
                | 5/1/98     12.04                   --              --       |
                |-------------------------------------------------------------|


                                     A1

TOTAL RETURN
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $17.83              676,433         $10,989       |
| 1997       16.18              224,763           3,636       |
| 1/20/97    13.76                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $17.72              422,146          $7,479       |
        | 1997       16.10              140,222           2,258       |
        | 1/20/97    13.76                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $17.60            2,547,293         $44,830       |
                | 1997       16.02              720,866          11,548       |
                | 1/20/97    13.76                   --              --       |
                |-------------------------------------------------------------|

FULLY MANAGED
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $20.84              544,623         $11,351       |
| 1997       19.93              418,686           8,345       |
| 1996       17.50              203,891           3,568       |
| 1995       15.23               49,153             748       |
| 10/2/95    14.77                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $20.53              441,532          $9,066       |
        | 1997       19.66              341,016           6,706       |
        | 1996       17.29              173,475           2,999       |
        | 1995       15.07               13,988             211       |
        | 10/2/95    14.62                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $20.23            2,262,811         $45,711       |
                | 1997       19.40            1,737,950          33,720       |
                | 1996       17.08              952,517          16,273       |
                | 1995       14.91              184,364           2,750       |
                | 10/2/95    14.47                   --              --       |
                |-------------------------------------------------------------|

EQUITY INCOME
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $22.27              395,764          $8,812       |
| 1997       20.83              328,740           6,847       |
| 1996       17.96              289,954           5,207       |
| 1995       16.72              104,463           1,747       |
| 10/2/95    16.10                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $21.94              299,456          $6,569       |
        | 1997       20.55              223,101           4,585       |
        | 1996       17.75              150,732           2,675       |
        | 1995       16.55               21,073             348       |
        | 10/2/95    15.94                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $21.61            1,762,451         $38,088       |
                | 1997       20.28            1,472,723          29,860       |
                | 1996       17.54            1,117,238          19,593       |
                | 1995       16.38              370,515           6,068       |
                | 10/2/95    15.78                   --              --       |
                |-------------------------------------------------------------|

RISING DIVIDENDS
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $22.79            1,199,087         $27,323       |
| 1997       20.22              795,203          16,079       |
| 1996       15.77              297,973           4,699       |
| 1995       13.24               22,934             304       |
| 10/2/95    12.16                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $22.61            1,050,285         $23,747       |
        | 1997       20.09              739,017          14,847       |
        | 1996       15.69              355,191           5,575       |
        | 1995       13.19               36,100             476       |
        | 10/2/95    12.12                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $22.43            5,893,538        $132,211       |
                | 1997       19.96            3,670,022          73,267       |
                | 1996       15.62            1,663,079          25,976       |
                | 1995       13.15              300,820           3,956       |
                | 10/2/95    12.09                   --              --       |
                |-------------------------------------------------------------|


                                     A2

CAPITAL GROWTH
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $17.08              537,480          $9,180       |
| 1997       15.45              325,440           5,027       |
| 1996       12.50               50,199             627       |
| 9/3/96     10.94                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $17.01              444,973          $7,569       |
        | 1997       15.41              226,587           3,491       |
        | 1996       12.49               38,037             475       |
        | 9/3/96     10.94                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $16.94            2,202,441         $37,304       |
                | 1997       15.36            1,127,105          17,318       |
                | 1996       12.47              173,758           2,167       |
                | 9/3/96     10.94                   --              --       |
                |-------------------------------------------------------------|


GROWTH
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $16.36              362,210          $5,926       |
| 1997       13.06              161,235           2,106       |
| 1/20/97    11.99                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $16.29              284,480          $4,636       |
        | 1997       13.03              132,596           1,728       |
        | 1/20/97    11.99                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998     $16.22             1,635,638         $26,538       |
                | 1997      12.99               718,807           9,340       |
                | 1/20/97   11.99                    --              --       |
                |-------------------------------------------------------------|


VALUE EQUITY
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $18.41              454,942          $8,377       |
| 1997       18.36              372,681           6,843       |
| 1996       14.61              181,354           2,649       |
| 1995       13.37               34,272             458       |
| 10/2/95    12.43                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $18.31              500,101          $9,155       |
        | 1997       18.28              410,757           7,509       |
        | 1996       14.57              249,994           3,642       |
        | 1995       13.36               23,394             313       |
        | 10/2/95    12.41                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $18.20            2,253,141         $41,004       |
                | 1997       18.20            1,749,956          31,853       |
                | 1996       14.53            1,052,064          15,282       |
                | 1995       13.34              179,453           2,394       |
                | 10/2/95    12.40                   --              --       |
                |-------------------------------------------------------------|

RESEARCH
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $23.03              437,189         $10,068       |
| 1997       18.95              223,067           4,227       |
| 1/20/97    16.43                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $22.89              335,512          $7,680       |
        | 1997       18.87              142,676           2,692       |
        | 1/20/97    16.43                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $22.73            2,179,744         $49,533       |
                | 1997       18.77              786,122          14,752       |
                | 1/20/97    16.43                   --              --       |
                |-------------------------------------------------------------|


                                     A3

MANAGED GLOBAL
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $15.02              649,216          $9,753       |
| 1997       11.76              525,356           6,180       |
| 1996       10.62              226,224           2,402       |
| 1995        9.58               26,722             256       |
| 10/2/95     9.32                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $14.88              512,728          $7,631       |
        | 1997       11.67              438,611           5,120       |
        | 1996       10.55              231,774           2,446       |
        | 1995        9.53               27,492             262       |
        | 10/2/95     9.28                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $14.75            3,338,928         $49,237       |
                | 1997       11.58            2,719,073          31,494       |
                | 1996       10.49            1,375,023          14,422       |
                | 1995        9.49              208,957           1,983       |
                | 10/2/95     9.24                   --              --       |
                |-------------------------------------------------------------|

CAPITAL APPRECIATION
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $24.75              413,115         $10,233       |
| 1997       22.24              353,774           7,868       |
| 1996       17.46              162,558           2,839       |
| 1995       14.71               24,117             355       |
| 10/2/95    14.31                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $24.50              370,619          $9,080       |
        | 1997       22.05              286,892           6,326       |
        | 1996       17.34              174,592           3,028       |
        | 1995       14.63               16,369             239       |
        | 10/2/95    14.23                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $24.26            2,345,157         $56,884       |
                | 1997       21.87            1,751,491          38,297       |
                | 1996       17.22            1,106,359          19,054       |
                | 1995       14.55              326,610           4,752       |
                | 10/2/95    14.16                   --              --       |
                |-------------------------------------------------------------|

MID-CAP GROWTH
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $22.60              173,070          $3,912       |
| 1997       18.64               85,870           1,600       |
| 1996       15.77               29,878             471       |
| 9/3/96     14.64                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $22.43              183,243          $4,109       |
        | 1997       18.52              112,382           2,081       |
        | 1996       15.70               28,223             443       |
        | 9/3/96     14.64                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $22.31              992,373         $22,143       |
                | 1997       18.45              503,083           9,284       |
                | 1996       15.66               56,163             880       |
                | 9/3/96     14.64                   --              --       |
                |-------------------------------------------------------------|

STRATEGIC EQUITY
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $14.30              508,588          $7,272       |
| 1997       14.36              406,747           5,840       |
| 1996       11.81              370,536           4,374       |
| 1995       10.01               76,095             762       |
| 10/2/95    10.00                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $14.23              589,815          $8,393       |
        | 1997       14.31              534,105           7,643       |
        | 1996       11.78              231,567           2,729       |
        | 1995       10.01               47,478             475       |
        | 10/2/95    10.00                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $14.16            1,566,193         $22,178       |
                | 1997       14.26            1,345,085          19,186       |
                | 1996       11.76              968,694          11,396       |
                | 1995       10.01              152,633           1,528       |
                | 10/2/95    10.00                   --               --      |
                |-------------------------------------------------------------|

SMALL CAP
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $15.44              446,934          $6,900       |
| 1997       12.92              401,090           5,183       |
| 1996       11.86              198,338           2,352       |
| 1/2/96     10.00                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $15.37              525,379          $8,074       |
        | 1997       12.88              445,138           5,735       |
        | 1996       11.84              227,347           2,692       |
        | 1/2/96     10.00                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $15.30            2,474,802         $37,859       |
                | 1997       12.84            2,029,658          26,068       |
                | 1996       11.82            1,316,663          15,569       |
                | 1/2/96     10.00                   --              --       |
                |-------------------------------------------------------------|

REAL ESTATE
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $22.07              170,494          $3,763       |
| 1997       25.82              173,241           4,473       |
| 1996       21.30               54,229           1,155       |
| 1995       15.94                2,716              43       |
| 10/2/95    15.06                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $21.74              125,630          $2,731       |
        | 1997       25.48              113,110           2,882       |
        | 1996       21.04               42,710             899       |
        | 1995       15.78                2,910              46       |
        | 10/2/95    14.91                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $21.42              797,901         $17,090       |
                | 1997       25.14              888,507          22,334       |
                | 1996       20.79              384,928           8,004       |
                | 1995       15.61               61,143             955       |
                | 10/2/95    14.76                   --              --       |
                |-------------------------------------------------------------|







                                     A4

HARD ASSETS
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $14.50              146,678          $2,126       |
| 1997       20.85              154,417           3,219       |
| 1996       19.89               94,213           1,873       |
| 1995       15.11               24,828             375       |
| 10/2/95    14.86                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $14.28               74,676          $1,067       |
        | 1997       20.57               81,681           1,680       |
        | 1996       19.65               43,232             850       |
        | 1995       14.96                2,847              42       |
        | 10/2/95    14.71                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $14.07              574,275          $8,080       |
                | 1997       20.29              632,371          12,834       |
                | 1996       19.42              341,711           6,635       |
                | 1995       14.80               26,605             394       |
                | 10/2/95    14.57                   --              --       |
                |-------------------------------------------------------------|




                                     A5

DEVELOPING WORLD
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $ 7.29                  617              $5       |
| 5/1/98     10.42                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $ 7.28               12,180             $89       |
        | 5/1/98     10.42                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $ 7.27               49,393            $359       |
                | 5/1/98     10.42                   --              --       |
                |-------------------------------------------------------------|


EMERGING MARKETS
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998       $6.56              266,800          $1,751       |
| 1997        8.75              249,197           2,182       |
| 1996        9.78               97,857             957       |
| 1995        9.23               15,670             145       |
| 10/2/95     9.50                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998       $6.51              249,607          $1,625       |
        | 1997        8.70              215,512           1,875       |
        | 1996        9.74              102,267             995       |
        | 1995        9.20               12,465             115       |
        | 10/2/95     9.47                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998       $6.46            1,170,656          $7,563       |
                | 1997        8.64            1,131,253           9,779       |
                | 1996        9.69              679,247           6,581       |
                | 1995        9.17              160,820           1,475       |
                | 10/2/95     9.44                   --              --       |
                |-------------------------------------------------------------|


PIMCO HIGH YIELD BOND
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $10.09              213,774          $2,157       |
| 5/1/98     10.00                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $10.08              118,295          $1,192       |
        | 5/1/98     10.00                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $10.07              630,858          $6,353       |
                | 5/1/98     10.00                   --              --       |
                |-------------------------------------------------------------|


PIMCO STOCKSPLUS GROWTH AND INCOME
[3-up table with shaded headers]
|-------------------------------------------------------------|
|                     STANDARD DEATH BENEFIT                  |
|-------------------------------------------------------------|
|                             TOTAL # OF                      |
|                            ACCUMULATION                     |
|            AUV AT            UNITS AT          TOTAL        |
|          YEAR END (AND     YEAR END (AND       AUV AT       |
|         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
|         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
|-------------------------------------------------------------|
| 1998      $11.12              112,706          $1,253       |
| 5/1/98     10.00                   --              --       |
|-------------------------------------------------------------|

        |-------------------------------------------------------------|
        |                  ANNUAL RATCHET DEATH BENEFIT               |
        |-------------------------------------------------------------|
        |                             TOTAL # OF                      |
        |                            ACCUMULATION                     |
        |            AUV AT            UNITS AT          TOTAL        |
        |          YEAR END (AND     YEAR END (AND       AUV AT       |
        |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
        |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
        |-------------------------------------------------------------|
        | 1998      $11.11               53,016            $192       |
        | 5/1/98     10.00                   --              --       |
        |-------------------------------------------------------------|

                |-------------------------------------------------------------|
                |               7% SOLUTION ENHANCED DEATH BENEFIT            |
                |-------------------------------------------------------------|
                |                             TOTAL # OF                      |
                |                            ACCUMULATION                     |
                |            AUV AT            UNITS AT          TOTAL        |
                |          YEAR END (AND     YEAR END (AND       AUV AT       |
                |         AT BEGINNING OF   AT BEGINNING OF     YEAR END      |
                |         FOLLOWING YEAR)   FOLLOWING YEAR)   (IN THOUSANDS)  |
                |-------------------------------------------------------------|
                | 1998      $11.10              474,542          $5,268       |
                | 5/1/98     10.00                   --              --       |
                |-------------------------------------------------------------|


                                     A6

                                 APPENDIX B

                  MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

   Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested
3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

   1. The contract value of the Fixed Interest Allocation on the date of surrender is $124,230
      ( $100,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0825 ) ^  2,555 / 365  - 1 ) = $9,700

   Therefore, the amount paid to you on full surrender ignoring any surrender charge is $114,530 ( $124,230 - $9,700 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

   Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested
3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

   1. The contract value of the Fixed Interest Allocation on the date of surrender is $124,230
      ( $100,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0625 ) ^  2,555 / 365  - 1 ) = $6,270

   Therefore, the amount paid to you on full surrender ignoring any surrender charge is $130,500 ( $124,230 + $6,270 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

   Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $114,530 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%;
and that no prior transfers or withdrawals affecting this Fixed
Interest Allocation have been made.

                                  B1

   First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

   1. The contract value of the Fixed Interest Allocation on the date of withdrawal is $248,459
      ( $200,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Amount that must be withdrawn =
      ( $114,530 / ( 1.07 / 1.0825 ) ^  2,555 / 365  - 1 ) = $124,230

   Then calculate the Market Value Adjustment on that amount

   4. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0825 ) ^  2,555 / 365  - 1 ) = $9,700

   Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $114,530 as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

   Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $130,530 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

   First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

   1. The contract value of Fixed Interest Allocation on the date of surrender is $248,459 ( $200,000 X 1.075 ^ 3 )
   2. N = 2,555 ( 365 X 7 )
   3. Amount that must be withdrawn =
      ( $130,500 / ( 1.07 / 1.0625 ) ^  2,555 / 365 ) = $124,230

   Then calculate the Market Value Adjustment on that amount

   4. Market Value Adjustment =  $124,230 X
      (( 1.07 / 1.0625 ) ^  2,555 / 365  - 1 ) = $6,270

   Therefore, the amount of the withdrawal paid to you ignoring any surrender charge is $130,500, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Interest Allocation of $124,230.

                                  B2

                               APPENDIX C

             SURRENDER CHARGE FOR EXCESS WITHDRAWALS EXAMPLE

The following assumes you made an initial premium payment of $25,000 and additional premium payments of $25,000 in each of the second and third contract years, for total premium payments under the Contract of $75,000. It also assumes a withdrawal at the beginning of the fifth contract year of 30% of the contract value of $90,000.

In this example, $13,500 (15% of $90,000) is the maximum free withdrawal amount that you may withdraw during the contract year without a surrender charge. The total withdrawal would be $27,000 ($90,000 x .30). Therefore, $13,500 ($27,000 - $13,500) is considered an excess withdrawal and would be subject to a 4% surrender charge of $540 ($13,500 x .04). This example does not take into account any Market Value Adjustment or deduction of any premium taxes.


                                  C1

                         ING VARIABLE ANNUITIES


                 GOLDEN AMERICAN LIFE INSURANCE COMPANY
 Golden American Life Insurance Company is a stock company domiciled in
                                Delaware


106297 DVA PLUS 02/01/00

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the indemnification of directors and officers of the Registrant are applicable:

     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
     INCORPORATORS

     Delaware General Corporation Law, Title 8, Section 145 provides that corporations incorporated in Delaware may indemnify their officers, directors, employees or agents for threatened, pending or past legal action by reason of the fact he/she is or was a director, officer, employee or agent. Such indemnification is provided for under the Company's By-Laws under Article VI. Indemnification includes all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Prepayment of expenses is permitted, however, reimbursement is required if it is ultimately determined that indemnification should not have been given.

     DIRECTORS' AND OFFICERS' INSURANCE

     The directors, officers, and employees of the registrant, in addition to the indemnifications described above, are indemnified through the blanket liability insurance policy of ING America Insurance Holdings, an affiliate of the Registrant, for liabilities not covered through the indemnification provided under the By-Laws.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON
     INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS.

     1     Underwriting Agreement Between Golden American Life
           Insurance Company and Directed Services, Inc. (3)

     3(a)(i) Restated Certificate of Incorporation of Golden American Life Insurance Company. (5)

     3(a)(ii) Certificate of Amendment of the Restated Articles of
              Incorporation of Golden American Life Insurance Company. (5)

     3(b)  By-Laws of Golden American Life Insurance Company. (5)

     3(c)  Resolution of Board of Directors for Powers of Attorney. (5)

     4(a)  Individual Deferred Combination Variable and Fixed
           Annuity Contract. (5)

     4(b)  Group Deferred Combination Variable
           and Fixed Annuity Contract. (5)

     4(c)  Individual Deferred Variable Annuity Contract. (5)

     4(d)  External Exchange Program Endorsement. (1)

     4(e)  DVA Update Program Schedule Page. (1)

     4(f)  Individual Retirement Annuity Rider Page. (1)

     4(g)  Individual Deferred Combination Variable and Fixed
           Annuity Application. (6)

     4(h)  Group Deferred Combination Variable and Fixed
           Annuity Enrollment Form. (6)

     4(i)  Individual Deferred Variable Annuity Application. (6)

     4(j)  ROTH Individual Retirement Annuity Rider. (3)

     4(k)  Minimum Guaranteed Accumulation Benefit Rider. (6)

     4(l)  Minimum Guaranteed Income Benefit Rider. (6)

     4(m)  Minimum Guaranteed Withdrawal Benefit Rider. (6)

     4(n)  Death Benefit Endorsement No.1 (7% Solution Enhanced). (6)

     4(o)  Death Benefit Endorsement No.2 (Ratchet Enhanced). (6)

     4(p)  Death Benefit Endorsement No.3 (Standard). (6)

     4(q)  Death Benefit Endorsement No.4 (Max 7 Enhanced). (6)

     5     Opinion and Consent of Myles R. Tashman

     10(a) Participation Agreement between Golden American and PIMCO Variable Insurance Trust. (5)

     10(b) Administrative Services Agreement between Golden American and Equitable Life Insurance Company of Iowa. (4)

     10(c) Service Agreement between Golden American and Directed
           Services, Inc. (4)

     10(d) Asset Management Agreement between Golden American and
           ING Investment Management LLC. (5)

     10(e) Reciprocal Loan Agreement between Golden American and
           ING America Insurance Holdings, Inc. (5)

     10(f) Revolving Note Payable between Golden American and
           SunTrust Bank. (5)

     10(g) Surplus Note between Golden American and First Columbine
           Life Insurance Company.

     10(h) Surplus Note between Golden American and Equitable
           Life Insurance Company of Iowa.

     23(a) Consent of Sutherland Asbill & Brennan LLP.

     23(b) Consent of Independent Auditors.

     23(c) Consent of Myles R. Tashman, incorporated in Item 5 of this
           Part II, together with the Opinion of Myles R. Tashman.

     24    Powers of Attorney.

     27    Financial Data Schedule.
_______________

(1) Incorporated herein by reference to Post-Effective Amendment No. 3 to a registration statement for Golden American Life Insurance Company filed with the Securities and Exchange Commission on September 7, 1995 File No. 33-87272.

(2) Incorporated herein by reference to Post-Effective Amendment No. 4 to a registration statement for Golden American Life Insurance Company filed with the Securities and Exchange Commission on May 1, 1996
     File No. 33-87272.

(3) Incorporated herein by reference to Post-Effective Amendment No. 9 to a registration statement for Golden American Life Insurance Company filed with the Securities and Exchange Commission on February 17, 1998 File No. 33-87272.

(4) Incorporated herein by reference to the initial filing of this Registration Statement filed with the Securities and Exchange Commission on April 29, 1998.

(5) Incorporated herein by reference to Amendment No. 3 to a registration statement for Golden American Life Insurance Company filed with the Securities and Exchange Commission on April 23, 1999 File
     No. 333-51353.

(6) Incorporated herein by reference to Amendment No. 4 to a registration statement for Golden American Life Insurance Company filed with the Securities and Exchange Commission on December 3, 1999 File
     No. 333-51353.

(b)  FINANCIAL STATEMENT SCHEDULE.

     (1) All financial statements are included in the Prospectus or Statement of Additional Information as indicated therein
     (2) Schedules I, III, IV follow. All other schedules to the consolidated financial statements required by Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the consolidated financial statements or notes thereto.



                                 SCHEDULE I
                          SUMMARY OF INVESTMENTS
                  OTHER THAN INVESTMENTS IN RELATED PARTIES
                           (Dollars in thousands)


                                                                        Balance
                                                                          Sheet
December 31, 1998                            Cost 1         Value        Amount
_______________________________________________________________________________
TYPE OF INVESTMENT
Fixed maturities, available for sale:
 Bonds:
  United States government and govern-
   mental agencies and authorities         $13,568       $13,742       $13,742
  Foreign governments                        2,028         2,036         2,036
  Public utilities                          67,710        67,809        67,809
  Corporate securities                     365,569       367,489       367,489
  Other asset-backed securities             99,877        99,112        99,112
  Mortgage-backed securities               191,020       191,797       191,797
                                        ___________   ___________   ___________
  Total fixed maturities, available
   for sale                                739,772       741,985       741,985

Equity securities:
 Common stocks:  industrial, miscel-
  laneous and all other                     14,437        11,514        11,514

Mortgage loans on real estate               97,322                      97,322
Policy loans                                11,772                      11,772
Short-term investments                      41,152                      41,152
                                        ___________                 ___________
Total investments                         $904,455                    $903,745
                                        ===========                 ===========

Note 1: Cost is defined as original cost for common stocks, amortized cost for bonds and short-term investments, and unpaid principal for policy loans and mortgage loans on real estate, adjusted for amortization of premiums and accrual of discounts.


                                SCHEDULE III
                     SUPPLEMENTARY INSURANCE INFORMATION
                          (Dollars in thousands)

          Column             Column      Column     Column    Column    Column
            A                  B           C          D          E         F
________________________________________________________________________________
                                            Future
                                            Policy               Other
                                  De-    Benefits,              Policy
                               ferred      Losses,              Claims    Insur-
                               Policy       Claims      Un-        and      ance
                               Acqui-          and   earned      Bene-  Premiums
                               sition         Loss  Revenue       fits       and
Segment                         Costs     Expenses  Reserve    Payable   Charges
________________________________________________________________________________
                                         POST-MERGER
________________________________________________________________________________
Year ended December 31, 1998:

Life insurance              $204,979     $881,112   $3,840         --   $39,119

Period October 25, 1997
 through December 31, 1997:

Life insurance                12,752      505,304    1,189        $10     3,834

                                      POST-ACQUISITION
________________________________________________________________________________
Period January 1, 1997
 through October 24, 1997:

Life insurance                   N/A          N/A      N/A        N/A    18,288

Period August 14, 1996
 through December 31, 1996:

Life insurance                11,468      285,287    2,063         --     8,768

                                      PRE-ACQUISITION
________________________________________________________________________________
Period January 1, 1996
 through August 13, 1996:

Life insurance                   N/A          N/A      N/A        N/A    12,259


                                  SCHEDULE III
                  SUPPLEMENTARY INSURANCE INFORMATION - CONTINUED
                             (Dollars in thousands)

          Column             Column      Column     Column    Column    Column
            A                  G           H          I          J         K
________________________________________________________________________________

                                                     Amorti-
                                          Benefits    zation
                                           Claims,        of
                                            Losses  Deferred
                                  Net          and    Policy     Other
                              Invest-      Settle-    Acqui-    Opera-
                                 ment         ment    sition      ting  Premiums
Segment                        Income     Expenses     Costs Expenses*   Written
________________________________________________________________________________
                                         POST-MERGER
________________________________________________________________________________
Year ended December 31, 1998:

Life insurance               $42,485      $96,968   $5,148   ($26,406)        --

Period October 25, 1997
 through December 31, 1997:

Life insurance                 5,127        7,413      892      1,137         --

                                      POST-ACQUISITION
________________________________________________________________________________
Period January 1, 1997
 through October 24, 1997:

Life insurance                21,656       19,401    1,674     20,234         --

Period August 14, 1996
 through December 31, 1996:

Life insurance                 5,795        7,003      244      8,066         --

                                      PRE-ACQUISITION
________________________________________________________________________________
Period January 1, 1996
 through August 13, 1996:

Life insurance                 4,990        5,270    2,436      8,847         --

*This includes policy acquisition costs deferred for first year commissions and interest bonuses, extra credit bonuses and other expenses related to the production of new business. The cost related to first year interest bonuses and the extra credit bonus are included in benefits claims, losses and settlement expenses.



                                 SCHEDULE IV
                                 REINSURANCE

Column A                Column B       Column C  Column D     Column E Column F
_______________________________________________________________________________
                                                                        Percen-
                                                  Assumed               tage of
                                       Ceded to      from                Amount
                           Gross          Other     Other          Net  Assumed
                          Amount      Companies Companies       Amount   to Net
_______________________________________________________________________________
 At December 31, 1998:
 Life insurance in
  force            $181,456,000   $111,552,000        --  $69,904,000       --
                   ============= ============== ========= ============ ========

 At December 31, 1997:
 Life insurance in
  force            $149,842,000    $96,686,000        --  $53,156,000       --
                   ============= ============== ========= ============ ========
 At December 31, 1996:
 Life insurance in
  force             $86,192,000    $58,368,000        --  $27,824,000       --
                   ============= ============== ========= ============ ========

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          SIGNATURES

As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has caused this Registration Statement to be signed on its behalf in the City of West Chester, and Commonwealth of Pennsylvania, on the 27th day of January, 2000.

                                     GOLDEN AMERICAN LIFE
                                     INSURANCE COMPANY
                                     (Registrant)


                                By:
                                     ------------------------
                                     Barnett Chernow*
                                     President

Attest: /s/Marilyn Talman
        ----------------------
        Marilyn Talman
        Vice President, Associate General Counsel
        and Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 27, 2000.

Signature                          Title

                              President and Director
--------------------          of Depositor
Barnett Chernow*


                              Senior Vice President,
--------------------          and Chief Financial Officer
E. Robert Koster*


                DIRECTORS OF DEPOSITOR


----------------------
Myles R. Tashman*



----------------------
Michael W. Cunningham*



----------------------
Phillip R. Lowery*



----------------------
Mark A. Tillus*


       By: /s/ Marilyn Talman     Attorney-in-Fact
           -----------------------
           Marilyn Talman
_______________________
*Executed by Marilyn Talman on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

ITEM      EXHIBIT                                                PAGE #
5         Opinion and Consent of Myles R. Tashman                EX-5

10(g)     Surplus Note between Golden American and First         EX-10.G
           Columbine Life Insurance Company

10(h)     Surplus Note between Golden American and Equitable     EX-10.H
           Life Insurance Company of Iowa

23(a)     Consent of Sutherland Asbill & Brennan LLP             EX-23.A

23(b)     Consent of Ernst & Young LLP, Independent Auditors.    EX-23.B

24        Powers of Attorney.                                    EX-24

27        Financial Data Schedule.                               EX-27